    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1998


                                                      REGISTRATION NO. 333-35759

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                          BMJ MEDICAL MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                 DELAWARE                                      8099                                     65-0676079
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            ------------------------

                     4800 NORTH FEDERAL HIGHWAY, SUITE 101E
                           BOCA RATON, FLORIDA 33431
                                 (561) 391-1311
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              NARESH NAGPAL, M.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     4800 NORTH FEDERAL HIGHWAY, SUITE 101E
                           BOCA RATON, FLORIDA 33431
                                 (561) 391-1311

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------
                                With copies to:

                    LAWRENCE G. GRAEV, ESQ.                                           ROBERT ROSENMAN, ESQ.
               O'SULLIVAN GRAEV & KARABELL, LLP                                      CRAVATH, SWAINE & MOORE
                     30 ROCKEFELLER PLAZA                                               825 EIGHTH AVENUE
                   NEW YORK, NEW YORK 10112                                         NEW YORK, NEW YORK 10019
                        (212) 408-2400                                                   (212) 474-1000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                4,000,000 SHARES

                                    [LOGO]

                                  COMMON STOCK


     All of the 4,000,000 shares of Common Stock offered hereby are being sold by the Company. Prior to this offering, there has been no public market for the Common Stock of the Company. See 'Underwriting' for a discussion of the factors considered in determining the initial public offering price. The Company's two venture capital investors are each expected to purchase 285,000 shares in the Offering, and the Company's President and Chief Executive Officer is expected to purchase 28,000 shares in the Offering, in each case at the Price to Public set forth below. See 'Principal Stockholders' and 'Underwriting.' The Common Stock has been approved for quotation on the Nasdaq National Market ('Nasdaq') under the symbol BONS, subject to official notice of issuance.


                               ------------------

            THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE 'RISK FACTORS' COMMENCING ON PAGE 6.

                               ------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                             PRICE TO           UNDERWRITING          PROCEEDS TO
                                                              PUBLIC             DISCOUNT(1)          COMPANY(2)
Per Share.............................................         $7.00                $.49                 $6.51
Total (3).............................................      $28,000,000          $1,960,000           $26,040,000



(1) Does not include a $100,000 non-accountable expense allowance to be received by the Underwriters. See 'Underwriting' for indemnification arrangements with the several Underwriters.


(2) Before deducting expenses payable by the Company estimated at $1.7 million.



(3) The Company has granted to the Underwriters a 30-day option to purchase up to 600,000 additional shares of Common Stock solely to cover over-allotments, if any. If all such shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company will be $32,200,000, $2,254,000 and $29,946,000, respectively. See 'Underwriting.'


                               ----------------------


     The shares of Common Stock are offered by the several Underwriters subject to prior sale, receipt and acceptance by them and subject to the right of the Underwriters to reject any order in whole or in part and certain other conditions. It is expected that certificates for such shares will be available for delivery on or about February 9, 1998, at the office of the agent of Hambrecht & Quist LLC in New York, New York.


HAMBRECHT &QUIST

                   RAYMOND JAMES & ASSOCIATES, INC.

                                                    VOLPE BROWN WHELAN & COMPANY


February 4, 1998

                             ADDITIONAL INFORMATION

     A Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the 'Securities Act'), including amendments thereto, relating to the Common Stock offered hereby has been filed by the Company with the Securities and Exchange Commission (the 'Commission'). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement and exhibits and schedules filed as a part thereof. A copy of the Registration Statement may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Commission maintains a WorldWide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http: //www.sec.gov. Copies of such material also can be obtained from the Company upon request.

     Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     As a result of the Offering, the Company will become subject to the information and periodic reporting requirements of the Securities Exchange Act, as amended, and, in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities, regional offices and Web site referred to above.

                            ------------------------

     Forward-Looking Statements. Certain statements contained in this Prospectus, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company and other statements contained herein regarding matters that are not historical facts are 'forward-looking' statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the potential inability to affiliate with physician practices, the potential termination of contractual relationships, the potential inability of the Company to establish ancillary service facilities, fluctuations in the volume of procedures performed by the practices' physicians, changes in the reimbursement rates for those services, uncertainty about the ability to collect the appropriate fees for services provided or ordered by the practices' physicians, as well as other risks detailed in 'Risk Factors,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business.'

                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING.'

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements including the notes thereto appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading 'Risk Factors.' As used herein, the term the 'Company' refers to BMJ Medical Management, Inc., a Delaware corporation; the term 'Existing Practices' collectively refers to the 25 Practices that have affiliated with the Company via management services agreements as of the date of this Prospectus; and the term 'Practices' includes the Existing Practices and other practices with which the Company may affiliate in the future. Unless otherwise indicated, all information in this Prospectus (i) gives effect to a 5-for-7 reverse stock split of the Company's Common Stock to be effected immediately prior to the consummation of the Offering and (ii) assumes no exercise of the Underwriters' over-allotment option.


                                  THE COMPANY

     The Company is principally a physician practice management company (a 'PPM') that provides management services to physician practices that focus on musculoskeletal care, which involves the medical and surgical treatment of conditions relating to bones, muscles, joints and related connective tissues. The broad spectrum of musculoskeletal care offered by the physician practices ranges from acute procedures, such as spine or other complex surgeries, to the treatment of chronic conditions, such as arthritis and back pain. The management services provided by the Company include physician practice and network development, marketing, payor contracting and financial, administrative and clinical information management. In addition, the Company, through its wholly owned subsidiary, Orthopaedic Management Network, Inc. ('OMNI'), operates an Independent Physician Association (the 'IPA') that negotiates and administers payor contracts for the delivery of health care services by physicians and physician practices that focus on musculoskeletal care on behalf of a specified patient population. Since its formation in January 1996, the Company has affiliated (the 'Affiliation Transactions') with 25 Existing Practices comprising 117 doctors practicing in Arizona, California, Florida, Pennsylvania, New Jersey and Texas by entering into management services agreements (the 'Management Services Agreements') and operates an IPA with 42 physicians in Arizona.

     The market for musculoskeletal care in the United States is significant and growing. According to the American Academy of Orthopaedic Surgeons (the 'AAOS'), total direct costs associated with the delivery of musculoskeletal care exceeded $60 billion in 1988 and increased to approximately $72 billion in 1992. The increase in expenditures can be attributed to various factors, including improvements in medical technology, more active lifestyles which have resulted in the growth of sports medicine and the overall aging of the population. In 1992, the 65-and-over age group represented approximately 12% of the U.S. population, but accounted for more than half of all musculoskeletal care expenditures. Historically, surgical and non-surgical orthopaedic specialists have maintained separate practices; recently, however, musculoskeletal physicians have begun to follow the consolidation trend seen elsewhere in the health care industry.

     The Company's goal is to develop the leading musculoskeletal network in each of its markets by aligning the Company's interests with those of the Practices' physicians. The Company has divided the United States into three geographic regions, and selects specific markets based primarily on population size, which must be large enough to support a viable musculoskeletal physician network. The Company's strategy consists of (i) expanding into targeted new markets by affiliating with leading musculoskeletal practices; (ii) continuing to develop its existing markets by strengthening and expanding the Practices in order to achieve significant local market presence; (iii) introducing ancillary services to expand the breadth of care directly offered by the Practices' physicians; and (iv) developing and implementing a disease management information system to foster curative and palliative regimens, improve provider and patient access to resources and technology and deliver cost-effective, quality care.

     Under the Management Services Agreements, the Company provides management, administrative and development services to the Existing Practices, while the Existing Practices retain, among other things, sole responsibility for all aspects of the practice of medicine. The Company's revenues under the Management Services Agreements are typically based on a specified percentage of Practice revenues, generally 10% to 15%, rather than on a percentage of net operating income. In addition, the Company typically assumes the Practices' clinic overhead expenses and charges them back to the Practices at actual cost, and receives two-thirds of savings realized through the Company's purchasing power. Pursuant to the Management Services Agreements, the Company collects revenues on behalf of the Practices, pays clinic overhead expenses and pays physician draws to the Practices. See 'Business--BMJ Operations.' The Company seeks to develop and maintain long-term relationships with the Practices by providing physician performance incentives through equity ownership in the Company, ensuring physician clinical autonomy and participation in Practice governance and delivering national support services on a regional basis. The Company believes that its affiliation model, versus other existing models, provides less financial risk to the Company while enhancing its relationships with the Practices' physicians.

     In addition to a Management Services Agreement, the Company typically enters into an asset purchase agreement (the 'Asset Purchase Agreement'), a restricted stock agreement (the 'Restricted Stock Agreement') and a stockholder noncompetition agreement (the 'Stockholder Noncompetition Agreement') with a Practice that affiliates with the Company. Under the Asset Purchase Agreement, the Company purchases from the Practice substantially all of those assets used or generated by the Practice in the operation of the Practice. The Restricted Stock Agreement governs the Common Stock issued by the Company to the physician owners of the Practice as partial consideration for affiliating with the Company. Under the Stockholder Noncompetition Agreement, the Practice's physicians agree not to compete with or disclose confidential information about the Company. See 'Business--Contractual Agreements with Practices.' The Company will use approximately $9.4 million of the proceeds of this offering (the 'Offering') to repay outstanding notes issued to four Practices in Affiliation Transactions. See 'The Company--Affiliation Transactions' and 'Use of Proceeds.'

                                  THE OFFERING


Common Stock offered by the Company............................  4,000,000 shares

Common Stock to be outstanding after the Offering..............  16,163,133 shares(1)

Use of proceeds................................................  Repayment of debt. See 'Use of Proceeds.'

Proposed Nasdaq National Market symbol.........................  BONS


------------------
(1) Excludes 1,135,046 shares of Common Stock issuable upon exercise of outstanding options to purchase Common Stock with a weighted average exercise price of $1.48 per share and 301,189 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock with a weighted average exercise price of $4.62 per share. See 'Management' and 'Certain Transactions.'

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


                                                                                                                 PRO FORMA
                                                                                                                     AS
                                                                                                               ADJUSTED(2)(3)
                                                                 PRO FORMA           NINE MONTHS ENDED         NINE MONTHS
                                              YEAR ENDED     AS ADJUSTED(1)(2)         SEPTEMBER 30,               ENDED
                                             DECEMBER 31,       YEAR ENDED        ------------------------     SEPTEMBER 30,
                                                 1996        DECEMBER 31, 1996       1996          1997             1997
                                             ------------    -----------------    ----------    ----------    ----------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
  Practice revenues, net..................     $  6,029           $94,145          $     674     $  38,325        $ 77,226
  Less: amounts retained by physician
    groups................................       (2,912)          (33,392)              (336)      (17,878)        (31,676)
                                             ------------         -------         ----------    ----------         -------
  Management fee revenue..................        3,117            60,753                338        20,447          45,550
  Costs and expenses:

    Medical support services..............        2,844            50,571                343        17,934          36,219
    General and administrative............        1,299             1,299                675         5,962           5,962
    Depreciation and amortization.........          737            14,491                 83         4,489          11,226(4)
    Interest expense (income), net........          (21)              954                 (6)          922             716
                                             ------------         -------         ----------    ----------         -------
      Total costs and expenses............        4,859            67,315              1,095        29,307          54,123
                                             ------------         -------         ----------    ----------         -------
  Loss before income taxes................       (1,742)           (6,562)              (757)       (8,860)         (8,573)
  Income taxes............................           --                --                 --            --              --
                                             ------------         -------         ----------    ----------         -------
  Net loss................................     $ (1,742)          $(6,562)         $    (757)    $  (8,860)       $ (8,573)(4)
                                             ------------         -------         ----------    ----------         -------
                                             ------------         -------         ----------    ----------         -------
  Net loss per common share:
    Primary...............................     $  (0.39)          $ (0.37)         $   (0.19)    $   (1.52)       $  (0.48)(4)
    Diluted...............................     $  (0.39)          $ (0.36)         $   (0.19)    $   (1.52)       $  (0.47)(4)
  Weighted average number of common shares
    outstanding:
    Primary...............................        4,438            17,693              3,984         5,832          17,693
    Diluted...............................        4,438            18,090              3,984         5,832          18,090



                                                                                        SEPTEMBER 30, 1997
                                                                         ------------------------------------------------
                                                                                                           PRO FORMA
                                                                         ACTUAL      PRO FORMA(5)      AS ADJUSTED(5)(6)
                                                                         -------    ---------------    ------------------
                                                                              (IN THOUSANDS, EXCEPT OPERATING DATA)
BALANCE SHEET DATA:
  Cash and cash equivalents...........................................   $ 2,404        $ 3,363             $  3,403
  Working capital.....................................................    10,578             37               15,060
  Total assets........................................................    61,367         85,904               85,944
  Long-term debt and capital lease obligation, less current portion...    16,480         18,491                9,874
  Total stockholders' equity..........................................    33,694         40,089               63,729


                                                                                                 SEPTEMBER 30, 1997
                                                                               DECEMBER 31,    ----------------------
                                                                                   1996        ACTUAL    PRO FORMA(5)
                                                                               ------------    ------    ------------
OTHER OPERATING DATA:
  Number of Practices.......................................................            3         22           25
  Number of physicians......................................................           34        106          117


------------------
     The unaudited pro forma financial information presented does not purport to
(i) represent what the results of operations or financial condition of the Company would actually have been if the transactions reflected therein had in fact occurred on the assumed dates or (ii) project the future results of operations or financial condition of the Company.

(1) Gives effect to the Affiliation Transactions as if they had occurred on January 1, 1996. See 'The Company,' 'Pro Forma Financial Information' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

(2) Gives effect to the Offering as if it had occurred at January 1, 1996 and the receipt and application of the estimated net proceeds therefrom. See 'Use of Proceeds' and 'Capitalization.'

(3) Gives effect to the Affiliation Transactions completed in 1997 (the '1997 Affiliation Transactions') as if they had occurred on January 1, 1997. See 'The Company,' 'Pro Forma Financial Information' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

(4) Does not reflect adjustments to the amortization of the Management Services Agreements to give effect to revised estimated useful lives ranging from 7 to 25 years resulting from amendments to the Restricted Stock Agreements that the Company will enter into with the Practices in 1998 to eliminate the four year vesting provisions contained therein. The aggregate effect of these adjustments, if they had occurred on January 1, 1997, would have been to decrease amortization expense by $8.1 million, resulting in a reduction of the net loss from $8.6 million (or $0.48 per share) to $436,000 (or $0.02 per share) for the nine months ended September 30, 1997.

(5) Gives effect to the 1997 Affiliation Transactions completed after September 30, 1997 as if such transactions had occurred on September 30, 1997. See 'The Company,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Pro Forma Financial Information' and 'Capitalization.'

(6) Gives effect to the completion of this Offering and the receipt and application of the estimated net proceeds therefrom as if such transactions had occurred on September 30, 1997. See 'Use of Proceeds' and
    'Capitalization.'

                                  RISK FACTORS

     An investment in the Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing the securities offered hereby. This Prospectus contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth below and under 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business,' as well as in the Prospectus generally. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and the matters set forth in this Prospectus generally.

     Lack of Significant Combined Operating History. The Company was incorporated in January 1996 and, prior to its affiliation with the first Existing Practice in July 1996, had no history of operations or earnings. Before affiliating with the Company, the Existing Practices operated as independent entities, and there can be no assurance that the Company will be able to integrate and manage profitably the assets and personnel of the Existing Practices or of any other Practices. In addition, there can be no assurance that the Company's affiliation with any Practice will not result in a loss of patients or other unanticipated adverse consequences, any of these events could have a material adverse effect on the Company. Prior to the Company's acquisition of the IPA in October 1997, the Company had no history of operating an IPA. There can be no assurance that the Company will be able to successfully and profitably manage payor contracting on behalf of the IPA. Additionally, there can be no assurance that the Company's affiliation with the IPA will not result in the termination of the agreements pursuant to which the physicians affiliated with the IPA provide services to enrollees of health care plans and other specified patient populations (the 'IPA Provider Agreements') or other unanticipated adverse consequences, any of which could have a material adverse effect on the Company. The Company's strategy is predicated on its ability to achieve significant consolidation of Practices and to sustain and enhance the profitability of such Practices. There can be no assurance that the Company's personnel, systems and infrastructure will be sufficient to achieve effective and profitable management of the Practices under the Management Services Agreements or to implement effectively the Company's strategies. See 'Business--Strategy' and 'Management.'

     Dependence on the Practices and Physicians. The Company's revenues are dependent on its affiliation through Management Services Agreements with the Practices and on the success of the Practices, including the IPA. There can be no assurance that the Practices will maintain successful operations, that they will not terminate their Management Services Agreements or that key physicians in a particular Practice will continue to affiliate with such Practice. On a pro forma basis for the year ended December 31, 1996 and the nine months ended September 30, 1997, the Company received approximately 19% and 21%, respectively, of its total revenue from management fees paid by the Southern California Orthopedic Institute Medical Group ('SCOI'). The termination of the SCOI Management Services Agreement would have a material adverse effect on the Company. For a further description of the Management Services Agreements, including a description of their termination provisions and noncompetition arrangements with the Practices' physicians, see 'Business--Contractual Agreements with the Practices.' For a discussion of circumstances under which a Management Services Agreement may be rendered unenforceable, see '--Government Regulation.'

     Some of the Existing Practices derive a significant portion of their revenue from a limited number of physicians. The physicians are employees of the Practices, not of the Company, and there can be no assurance that the Company or the Existing Practices will maintain cooperative relationships with key members of any such Practice. In addition, key members of a Practice could retire, become disabled or otherwise become unable or unwilling to continue generating revenues at the current level or practicing medicine with such Practice. The loss by a Practice of one or more key members would have a material adverse effect on the revenue of such Practice and on the Company. The Company has the right under the Management Services Agreements to obtain and maintain life insurance in the amount of $500,000 on the life of each licensed physician employed by each Practice for the benefit of the Company. Nonetheless, the loss of revenue by any Practice as a result of a physician's death could have a material adverse effect on the Company. Additionally, although the Company has entered into noncompetition agreements with each Practice and its respective physicians, there can be no assurance as to the enforceability of such noncompetition agreements.

     Rescission Rights. The Company has entered into a Management Services Agreement with South Texas Spinal Clinic, P.A. ('STSC') which permits STSC and the individual physicians to rescind the Affiliation Transaction on November 1, 2003. In addition, the Management Services Agreements for seven other Existing Practices comprising 29 physicians contain provisions that permit such Existing Practices to rescind their Affiliation Transactions on their respective seventh anniversaries.

     Risk of Termination. The Management Services Agreement may be terminated by either party if the other party (a) files a petition in bankruptcy or other similar events occur, or (b) defaults in any material respect in the performance of any duty or obligation under the Management Services Agreement, which default is not cured within a specified period after receipt of notice thereof or (c) any of the representations and warranties made by such party in the Management Services Agreement is materially untrue or misleading and such party fails to correct such matter after receipt of written notice thereof. The Company also has the right to terminate the Management Services Agreement in the event that the Practice is excluded from participation in the Medicaid or Medicare program for any reason. Either party may also terminate the Management Services Agreement if such party determines that the structure of the Management Services Agreement violates any state or federal laws or regulations existing at such time and that an amendment to the Management Services Agreement will be unable to correct such defect.

     Risks Related to New Affiliations and Expansion. The Company is exposed to significant growth-related risks because an essential element of its strategy is to affiliate with and/or to merge affiliated musculoskeletal practices and to expand the business of such practices. The Company's strategy also involves assisting the Practices in recruiting physicians, expansion and development of the IPA and, to the extent permitted by applicable law, contracting with or establishing ancillary musculoskeletal facilities (the 'Ancillary Service Facilities'), such as ambulatory surgery, physical therapy and magnetic resonance imaging ('MRI') centers and mobile units, and contracting with associated providers. Identifying appropriate physician group practices, individual physicians and ancillary providers and facilities, and proposing, negotiating and implementing economically attractive affiliations with such practices, physicians and providers, as well as merging such practices, can be a lengthy, complex and costly process. The failure of the Company to affiliate with additional musculoskeletal practices or merge practices would have a material adverse effect on the Company's ability to execute its expansion strategy. Moreover, future affiliations or mergers, if any, may not contribute to the Company's profitability or otherwise facilitate the successful implementation of the Company's overall strategy. See 'Business--Strategy.'

     The Company's expansion is also dependent upon factors such as the ability of the Company and the Practices to (i) adapt the Company's arrangements with the Practices to comply with current and future legal requirements, including state prohibitions on fee-splitting and corporate practice of medicine, state and federal limitations on physicians ordering ancillary services from, or referring patients to, facilities with which such physicians have a financial relationship, state and federal anti-kickback provisions and state regulation of the business of insurance; (ii) obtain regulatory approval and certificates of need, where necessary; and (iii) comply with licensing requirements applicable to physicians and to facilities operated, and services offered, by physicians. No assurance can be given that the application of current laws or changes in legal requirements would not have a material adverse effect on the Company. Moreover, the Company and the Practices may not be able to obtain and maintain all necessary regulatory approvals or comply with all applicable laws, regulations and licensing requirements. See '--Government Regulation' and 'Business--Government Regulation and Supervision.'

     Since its inception, the Company's business has grown rapidly. Continued rapid growth through affiliation and expansion could impair the Company's ability to efficiently provide its management services to the Practices, to adequately manage and supervise its employees and to effectively operate the IPA. There can be no assurance that the Company will be able to expand its infrastructure and management to achieve planned growth. In addition, the Company may be unable to retain personnel or acquire other resources necessary to service growth adequately. Moreover, the Company is still in the process of integrating the Practices that have affiliated with the Company to date and no assurance can be given that the Company will be successful in integrating all of such Practices or any Practices that affiliate with the Company in the future.

     Risks Associated with Ancillary Service Facilities. To date, the Company has opened only one Ancillary Service Facility (a mobile MRI unit in San Antonio, Texas). The Company is unable to predict whether it will be able to obtain the critical mass in any other particular market needed to establish additional Ancillary Service Facilities and, if so, whether the Company and/or the Practices will be able to consistently minimize costs and maintain a sufficient volume of patient visits to the Ancillary Service Facilities for such facilities to be profitable. Moreover, such facilities must be structured and operated to comply with various federal and state laws. Future judicial or regulatory interpretation could adversely affect such operations. See '--Government Regulation.'

     Dependence on Information Systems. No assurance can be given that the Company will be able to enhance existing and/or implement new information systems that can be integrated with the Practices' existing operational, financial and clinical information gathering systems. In addition to their integral role in helping the Practices realize operating efficiencies, such new systems are critical to developing and implementing a disease management information database. See 'Business--Strategy.' To develop its network, the Company must continue to invest in and administer sophisticated management information systems. The Company may experience unanticipated delays, complications and expenses in implementing, integrating and operating such systems. Furthermore, such systems may require modifications, improvements or replacements as the Company expands and as new technologies become available. Such modifications, improvements or replacements may require substantial expenditures and may require interruptions in operations during periods of implementation. Moreover, implementation of such systems is subject to the availability of information technology and skilled personnel to assist the Company in creating and implementing the system. The failure to successfully implement and maintain operational, financial and clinical information systems would have a material adverse effect on the Company. See 'Business--BMJ Operations.'

     Reductions in Third Party Reimbursements. The health care industry is experiencing a trend toward cost containment as third party payors, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, seek to impose lower reimbursement and utilization rates and to negotiate reduced capitated payment schedules with service providers. Further reductions in payments to health care providers or other changes in reimbursement for health care services could have a material adverse effect on the Practices and/or the IPA and, as a result, on the Company. These reductions could result from changes in current reimbursement rates or from a shift in clinical protocols to non-surgical solutions for orthopaedic conditions. The Company may not be able to successfully offset any or all of the payment reductions that may occur.


     The federal government has implemented, through the Medicare program, a resource-based relative value scale ('RBRVS') payment methodology for heath care provider services. RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated health care providers the same amount for the same services. The RBRVS is subject to annual increases or decreases at the discretion of Congress or the federal Health Care Financing Administration ('HCFA'). To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically provided by the Existing Practices. Furthermore, HCFA is required by law to recalibrate the practice expense component of the RBRVS over the next four years in a way that will have positive effects on payments to primary care providers but will decrease payments for most services provided by specialists, including many services provided by the Existing Practices. For the nine months ended September 30, 1997, the net practice revenue from Medicare constituted approximately 14% of the aggregate net practice revenue of the Existing Practices. RBRVS types of payment systems have also been adopted by certain private third party payors and may become a predominant payment methodology. Wider implementation of such programs would reduce payments from private third party payors, and could indirectly reduce revenue to the Company.


     Rates paid by private third party payors are based on established health care provider and hospital charges and are generally higher than Medicare payment rates. A change in the patient mix of any of the Practices that results in a decrease in patients covered by private insurance could have a material adverse effect on the Practices and, as a result, on the Company. See 'Business--Payor Mix of Existing Practices.'

     Government Regulation. Existing and future federal and state regulation of health care, including the relationships among health care providers such as physicians and other clinicians, could have a material adverse effect on the Company's financial condition and results of operations. While the Company believes that its operations are conducted in material compliance with applicable laws, it has not received or applied for a legal opinion from counsel or from any federal or state judicial or regulatory authority to this effect, and many aspects of the Company's business operations have not been the subject of state or federal regulatory interpretation. The laws applicable to the Company are subject to evolving interpretations, and therefore there can be no assurance that a review of the Company's or the Practices' operations by federal or state judicial or regulatory authorities would not result in a determination that the Company, or one of the Practices has violated one or more provisions of federal or state law. Any such determination could have a material adverse effect on the Company.

     Expansion of the operations of the Company to certain jurisdictions may require modification of the Company's form of relationship with the Practices, which could have a material adverse effect on the Company. Furthermore, the Company's ability to expand into, or to continue to operate within, certain jurisdictions may depend on the Company's ability to modify its or the Practices' operational structure to conform to such jurisdictions' regulatory framework or to obtain necessary approvals, licenses and/or permits. Any limitation on the Company's ability to expand could have a material adverse effect on the Company. See 'Business--Government Regulation and Supervision.'

     Physician Self-Referral Laws. The federal Self-Referral Law (also known as the 'Stark Law') imposes restrictions on physicians' referrals for designated health services reimbursable by Medicare to entities with which any such physician (or an immediate family member of such physician) has a financial relationship, whether through an ownership, debt or compensation arrangement. In addition, a state cannot receive federal financial participation payment under the Medicaid program for designated health services furnished to an individual on the basis of a physician referral that would result in a denial of payments under the Medicare program if Medicare covered the services to the same extent and under the same terms and conditions as under the state Medicaid plan. Many states, including several of the states in which the Company conducts business, also have adopted self-referral laws. Unlike the Stark Law, however, many state self-referral laws are not limited to Medicare or Medicaid reimbursed services. In addition, state self-referral laws may apply to all health care services, not just certain designated health services, and state self-referral laws may apply only to ownership relationships and not to compensation relationships. State workers' compensation laws also may contain self-referral prohibitions. Unless a statutory or regulatory exception applies, if a physician has a financial relationship in or with the Company, then that physician is prohibited from referring patients for the furnishing of designated health services as defined by federal law or other health care services within the scope of applicable state law directly by any Ancillary Service Facilities owned (or possibly managed) by the Company. Likewise, unless a statutory or regulatory exception applies, if a physician has a financial relationship in or with a Practice, then that physician is prohibited from referring patients for the furnishing of designated health services as defined by federal law or other health care services within the scope of applicable state law directly by the Practice or by any Ancillary Service Facilities owned by the Practice. In addition, neither the Company nor the physician is authorized to bill for services furnished to such physician's patients by the Company or at Ancillary Service Facilities owned (or possibly managed) by the Company where there is no exception available for the physician's financial relationship with the Company. Likewise, neither the Practice nor the physician is authorized to bill for services furnished to such physician's patients by a Practice or at Ancillary Service Facilities owned by the Practice where there is no exception available for the physician's financial relationship with the Practice. The Stark Law and related state laws also impose reporting and attestation requirements. Violations of these laws may result in substantial civil penalties and exclusion from participation in Medicare and Medicaid programs. State laws also may require a physician to disclose to patients the nature of the physician's financial relationship with the Company and any Ancillary Service Facilities prior to recommending the Company and any Ancillary Service Facilities to that patient.

     On January 9, 1998, HCFA published proposed regulations under the Stark Law, which contain certain interpretations and clarifications relevant to the Practices' operations in accordance with the Stark Law. Although the proposed regulations do not yet have the effect of law, they provide guidance as to HCFA's interpretation of the Stark Law. Therefore, the Company will be reviewing the new guidance provided by the proposed regulations with the Practices to determine if any changes in the Practices' operations may be appropriate. The Company cannot assure that the Practices will implement such changes, if appropriate, or will implement them correctly, or that the proposed regulations will not be interpreted to prohibit relationships that the Company and the Practices believe comply with the Stark Law, or that the final regulations or future regulations, statutory amendments, or interpretations thereof, will not further modify requirements for compliance with the Stark Law.

     Fraud and Abuse. The anti-kickback provisions of the Social Security Act, as well as anti-kickback laws adopted by many states, including the states in which the Company conducts business, prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration in return for, or as an inducement for, certain referrals of patients for items or services covered by health benefits programs. State laws governing workers' compensation may also contain anti-kickback prohibitions. In addition, federal law and some state laws impose significant penalties for false or improper billings. These anti-kickback and false claims laws are commonly referred to as the fraud and abuse laws. Violations of any of these laws may result in substantial civil or criminal penalties, and, in the case of violations of federal laws, exclusion from participation in the Medicare and Medicaid programs. Such exclusion and penalties, if applied to the Company, its Ancillary Service Facilities or the Practices, would have a material adverse effect on the Company. Further, the application of these laws is subject to modification by statutory amendment or promulgation of regulations and any such change could have a material adverse effect on the Company. See 'Business--Government Regulation and Supervision.'

     State Regulation of the Practices. The laws of many states, including one or more of the states in which the Company conducts business: (i) prohibit business corporations, such as the Company, from practicing medicine or exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements involving the division of professional fees earned by physicians (commonly referred to as 'fee-splitting'); (ii) require entities seeking to provide certain ancillary services (including ambulatory surgery) to be licensed and/or to have obtained a certificate of need related to the service; and (iii) require licensure or certification of, and regulate provider networks that agree to provide or arrange for the provision of certain health services to members of health care plans. These laws and their interpretations vary from state to state and are enforced by both the courts and regulatory authorities, each of which has broad discretion. In particular, with regard to the corporate practice of medicine, Texas and California have taken the position that control by a management company over certain business aspects of a medical practice is effectively the prohibited practice of medicine by the management company. In addition, recent developments in Florida's fee-splitting law may have changed how management arrangements may be structured there. The State of Florida Board of Medicine has ruled that a management services fee based on a percentage of revenues violates Florida's prohibition on fee splitting by licensed professionals. The Company has included such percentage fees in all of its Management Services Agreements with physicians in Florida. Thus, no assurance can be given that the Company's Management Services Agreements based on such percentage fees will be enforceable. To avoid this risk, the Company will seek to restructure such agreements in Florida to comply with the order, but such modifications, or the failure to obtain agreement on such modifications, could have a material adverse effect on the Company's business, financial condition and results of operations. Violations of state laws regulating the Practices could result in censure or loss of license for the physician, civil or criminal penalties, or other sanctions. The licensure or certificate of need laws of applicable states could also preclude the Company from expanding its operated or managed services to include certain ancillary services, which could have a material adverse effect on the Company. In addition, a determination in any state that the Company is engaged in the corporate practice of medicine, any unlawful fee-splitting arrangement, or other practices in violation of these state laws could render any Management Services Agreement or IPA Provider Agreement between the Company and a Practice located in such state unenforceable or subject to modification, which could have a material adverse effect on the Company. There can be no assurance that regulatory authorities or other parties will not assert that the Company or a Practice is engaged in the business of insurance or the corporate practice of medicine in such states or that the management and administrative fees paid to the Company by the Practices constitute unlawful fee-splitting or the corporate practice of medicine. If such a claim were asserted successfully, the Company could be subject to civil and criminal penalties and the Company or the Practices could be required to restructure their contractual arrangements. Such results or the inability of the Company or the Practices to restructure their relationships to comply with such prohibitions could have a material adverse effect on the Company's financial condition and results of operations. See 'Business--Government Regulation and Supervision--State Law.'

     In Texas, it is unlawful to provide 'staff leasing services' without a license issued by the State. The Company has learned that the provision of non-physician personnel to STSC in connection with the Management Services Agreement between the Company and STSC is deemed staff leasing services subject to licensure under Texas law (the 'Staff Leasing Law'). The Company filed an application on October 14, 1997 for such license, but there can be no guaranty that the State of Texas will approve the Company's application. Failure to obtain a license to provide staff leasing services may result in civil or criminal penalties, may prevent the Company from providing personnel to STSC and may, therefore, have a material adverse effect on the Company. The Company was notified on December 2, 1997 that a fine of $20,000 has been recommended to be assessed against it as a result of its operations in violation of the Staff Leasing Law between April 1, 1997 and November 30, 1997. The Company is currently negotiating with the Texas regulators to decrease the fine. See 'Business--Government Regulation and Supervision--State Law--Texas Staff Leasing Law.'

     Antitrust Issues. Because the Practices remain separate legal entities, they may be deemed competitors subject to a range of antitrust laws that prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and division of market. The Company intends to comply with such state and federal laws as may affect its development of integrated health care delivery networks, but there can be no assurance that a review of the Company's business by courts or regulatory authorities would not result in a determination that could adversely affect the operation of the Company and the Practices.

     Numerous Reform Initiatives. In addition to extensive existing government health care regulation, there are numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for, and availability of, health care services. These initiatives include reductions in Medicare and Medicaid payments, trends in adopting managed care for Medicare, Medicaid and workers' compensation patients, regulation of entities that provide managed care, expansion of malpractice liability to entities that provide managed care, and additional prohibitions related to financial relationships between health care providers that are in a position to generate business for each other. Certain of these health care proposals, if adopted, could have a material adverse effect on the Company.

     In the recently enacted Balanced Budget Act of 1997 (the '1997 Budget Bill') and Health Insurance Portability and Accountability Act of 1996 ('HIPAA'), Congress has responded to perceived fraud and abuse in the Medicare and Medicaid programs. This legislation has fortified the government's enforcement authority with increased resources and greater civil and criminal penalties for offenses. It is anticipated that there will be further restrictive legislative and regulatory measures to reduce fraud, waste and abuse in the Medicare and Medicaid programs. There can be no assurance that any such legislation will not have a material adverse impact on the Company. See '--Reliance on Affiliation and Expansion,' '--Reductions in Third Party Reimbursements' and 'Business--Government Regulation and Supervision.'

     Changes in Workers' Compensation Market. Legislative reforms in some states permit employers to designate health plans such as HMOs to cover workers' compensation claimants. Because many health plans have the capacity to manage health care for workers' compensation claimants, such legislation may intensify competition in the market served by the Company. Within the past few years, several states have experienced decreases in the number of workers' compensation claims and the average cost per claim, both of which have been reflected in workers' compensation insurance premium rate reductions in those states. The Company believes that declines in workers' compensation costs in these states are due principally to intensified efforts by payors to manage and control claim costs, improved risk management by employers and legislative reforms. In Florida (a state in which the Company does business), all workers' compensation services must be provided under a managed care arrangement approved by Florida's Agency for Health Care Administration. If declines in workers' compensation costs occur in many states and persist over the long-term, they may have an adverse impact on the Company's business and results of operations. A number of states, including California and Pennsylvania (states in which the Company does business), have regulations such as anti-kickback and self-referral laws that are specific to the workers' compensation program. See 'Business--Payor Contracting--Workers' Compensation' and 'Business--Government Regulation and Supervision.'

     Potential Risks of Managed Care Contracts. As more patients enter into health care coverage arrangements with managed care payors, no assurance can be given that the Company will be able to negotiate contracts on behalf of the Practices with health maintenance organizations ('HMOs'), employer groups and other private third party payors. The inability of the Company to enter into such arrangements on behalf of the Practices, or unfavorable terms that may be contained in such arrangements, could have a material adverse effect on the Company.

     The Company may seek to negotiate with third party payors on behalf of the Practices and other physicians or group practices willing to permit the Company to negotiate on their behalf. The Company anticipates that, in the future, the payor contracts entered into on behalf of the Practices and any related network physicians may include contracts based on capitated fee arrangements. Under some of these types of contracts, a health care provider agrees either to accept a predetermined dollar amount per member per month in exchange for undertaking to provide all covered services to patients or to provide treatment on an episode of care basis. Such health care providers bear the risk, generally subject to certain loss limits, that the aggregate costs of providing medical services will not exceed the predetermined amounts. Some agreements may also contain 'shared risk' provisions under which the Practices may earn additional compensation based on utilization control of institutional, ancillary and other services to patients, and the Practices may be required to bear a portion of any loss in connection with such 'shared risk' provisions. If patients or enrollees covered by such contracts require more frequent or, in certain instances, more extensive care than anticipated, there could be a material adverse effect on a Practice and, therefore, on the Company. Revenue negotiated under risk-sharing or capitated contracts could be insufficient to cover the costs of the health care services provided. Any such reduction or elimination of earnings to the Practices under such fee arrangements could have a material adverse effect on the Company.

     No assurance can be given that the Company, the Practices or the IPA will be able to establish or maintain satisfactory relationships with managed care and other third party payors, many of which already have existing provider structures in place and may not be able or willing to change their provider networks. In addition, any significant loss of revenue by the Practices as a result of the termination of third party payor contracts or otherwise would have a material adverse effect on the Company. See 'Business--Government Regulation and Supervision.'

     Need for Additional Funds. The Company's expansion and affiliation strategy will require substantial capital, and no assurance can be given that the Company will be able to raise additional funds through debt financing or the issuance of equity or debt securities. Sufficient funds may not be available on terms acceptable to the Company, if at all. If equity securities are issued, either to raise funds or in connection with future affiliations, dilution to the Company's stockholders may result, and if additional funds are raised through the incurrence of debt, the Company may become subject to restrictions on its operation and finances. Such restrictions may have a material adverse effect on, among other things, the Company's ability to pursue its affiliation and expansion strategy. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.'

     Risks Related to Intangible Assets. The Company has a significant amount of intangible assets. As a result of the Affiliation Transactions, intangible assets (net of accumulated amortization) of approximately $32.5 million have been recorded on the Company's balance sheet as of September 30, 1997. Affiliations that result in the recognition of intangible assets will cause amortization expense to increase further. Although the Company's net unamortized balance of intangible assets acquired and anticipated to be acquired was not considered to be impaired as of September 30, 1997, any future determination that a significant impairment has occurred would require the write-off of the impaired portion of unamortized intangible assets, which could have a material adverse effect on the Company's results of operations. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'


     Risks Related to the IPA Provider Agreements. There can be no assurance that the IPA will maintain successful operations, that agreements between the IPA and payors ('IPA Payor Agreements') will not be terminated, that the IPA will successfully enter into additional IPA Payor Agreements or that the IPA Provider Agreements will not be terminated. Each IPA Provider Agreement now in effect permits the physician member to terminate the agreement without cause upon 90 days' written notice to the IPA. Because the IPA contracts with payors to arrange for specialty provider services sufficient to furnish care as needed to a specified patient population, termination of IPA Provider Agreements could jeopardize the IPA's ability to satisfy its obligations under IPA Payor Agreements, and may result in termination of those agreements. Any termination of IPA Provider Agreements or IPA Payor Agreements could have a material adverse effect on the Company.

     Intense Competition. Competition for affiliation with additional musculoskeletal physician practices is intense and may limit the availability of suitable practices with which the Company may be able to affiliate. Several companies with established operating histories and greater resources than the Company, including multi-specialty companies, companies that specialize in orthopedics, some hospitals, IPAs, clinics and HMOs, are pursuing activities similar to those of the Company. The Company may not be able to compete effectively with such competitors, additional competitors could enter the market and such competition could make it more difficult and costly to affiliate with, and provide management services to, musculoskeletal physician practices on terms beneficial to the Company. The Company also believes that changes in governmental and private reimbursement policies, among other factors, have resulted in increased competition among providers of medical services. The Practices face competition from several sources, including sole practitioners, single and multi-specialty groups, hospitals and managed care organizations. The Company's strategy includes the development of Ancillary Service Facilities. Pursuit of this strategy will subject the Company to competition with other providers of such facilities, some of which will have greater financial resources and experience than the Company. There can be no assurance that the Company or the Practices will be able to compete effectively in the markets they serve. See 'Business--Competition.'

     Dependence on Key Personnel. The Company is dependent upon the ability and experience of its executive officers and key personnel, including Dr. Naresh Nagpal, the Company's President and Chief Executive Officer, for the management of the Company and the implementation of its business strategy. The Company currently has an employment contract with Dr. Nagpal. Because of the difficulty in finding an adequate replacement for Dr. Nagpal, the loss of his services, regardless of whether he may choose to compete with the Company, or the Company's inability in the future to attract and retain management and other key personnel could have a material adverse effect on the Company. See 'Management--Employment Agreement.'

     Exposure to Professional Liability.  Due to the nature of its business, the

Company from time to time may become a defendant in medical malpractice lawsuits, and may become subject to the attendant risk of substantial damage awards. Direct claims, suits or complaints could be asserted against the Company relating to services delivered by the Practices (including claims with regard to services rendered by the Existing Practices prior to the Affiliation Transactions). While the Company has attempted to address these risks by maintaining malpractice and other types of insurance, with coverage limits of $1,000,000 per individual claim and $3,000,000 in the aggregate, on behalf of itself and the Existing Practices, there can be no assurance that any claim asserted against the Company, any of the Existing Practices, or any other Practice will be covered by, or will not exceed the coverage limits of, applicable insurance. However, the Company may not be able to maintain insurance in the future at a cost that is acceptable to the Company, or at all. A successful malpractice claim against any of the Practices, even if covered by insurance, or any claim made against the Company that is not fully covered by insurance, could have a material adverse effect on the Company. See 'Business--Corporate Liability and Insurance.'


     No Prior Market; Possible Volatility of Stock Price. Prior to this Offering, there has been no public market for the Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or continue after the Offering. The initial public offering price has been determined by negotiations among the Company and Hambrecht & Quist LLC, Raymond James & Associates, Inc. and Volpe Brown Whelan & Company, LLC and may not be indicative of the market price for the Common Stock after the Offering. See 'Underwriting' for factors considered in determining the initial public offering price. From time to time after the Offering, there may be significant volatility in the market price of the Common Stock. Deviations in results of operations from estimates of securities analysts, changes in general conditions in the economy or the health care industry or other developments affecting the Company or its competitors could cause the market price of the Common Stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies. Concern about the potential effects of health care reform measures has contributed to the volatility of stock prices of companies in health care and related industries and may similarly affect the price of the Common Stock following the Offering. Any such fluctuations that occur following completion of the Offering may adversely affect the market price of the Common Stock.


     Shares Eligible for Future Sale. The market price of the Common Stock of the Company could be materially adversely affected by the sale of substantial amounts of the Common Stock in the public market following the Offering. After giving effect to the shares of Common Stock offered hereby, the Company will have outstanding 16,163,133 shares of Common Stock. Of these shares, all of the shares of Common Stock sold in the Offering will be freely tradeable without restriction under the Securities Act, except for any shares purchased by 'affiliates,' as that term is defined under the Securities Act, of the Company. The remaining 12,163,133 shares are 'restricted securities' within the meaning of Rule 144 promulgated under the Securities Act. Of such shares, 4,834,074 became eligible for sale under Rule 144 in December 1997 and the remaining

7,329,059 shares will be eligible for sale under Rule 144 at various times in 1998, subject to the lock-up arrangements described in the following paragraph. See 'Shares Eligible for Future Sale.'

     The Company and the officers, directors and certain other stockholders of the Company, who own in the aggregate approximately 85% of the outstanding shares of Common Stock immediately prior to the Offering, have agreed that they will not, without the prior written consent of Hambrecht & Quist LLC, issue, sell, offer, contract to sell, make any short sale, pledge, issue or sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock, or securities exchangeable for or convertible into or exercisable for any rights to purchase or acquire any shares of Common Stock during the 180-day period following the date of this Prospectus, except that such stockholders may transfer securities pursuant to bona fide gifts, provided such shares are subject to the 180-day lock-up agreement, and the Company may issue, and grant options to purchase, shares of Common Stock under its current stock option plan and may issue shares of Common Stock in connection with affiliation transactions.


     Certain holders of shares of Common Stock outstanding on the date of this Prospectus have certain registration rights with respect to such shares and additional shares that may be issued to such persons upon exercise of options and warrants (subject to certain limitations on the number of shares such holders are entitled to have registered under any registration statement), although all such holders have agreed to refrain from selling their shares during the lock-up period. In addition, the Company intends to register approximately 2,000,000 shares of Common Stock reserved for issuance under the BMJ Medical Management, Inc. 1996 Stock Option Plan (the 'Option Plan') as soon as practicable after completion of the Offering. See 'Management' and 'Underwriting.'

     Control by Existing Stockholders. Following the completion of the Offering, the officers and directors of the Company and the physician owners of the Existing Practices will beneficially own approximately 81% of the outstanding shares of Common Stock. Following the Offering, such persons may effectively be able to control the affairs of the Company, including the ability to delay or prevent a change of control of the Company. See 'Principal Stockholders.'

     Potential Anti-Takeover Effects of Charter and By-laws Provisions; Possible Issuances of Preferred Stock. Certain provisions of the Amended and Restated Certificate of Incorporation (the 'Certificate of Incorporation') and by-laws (the 'By-laws') of the Company that will become operative upon the closing of this Offering may be deemed to have anti-takeover effects and may delay, deter or prevent a change in control of the Company that a stockholder might consider in his/her best interest. These provisions (i) classify the Company's Board of Directors into three classes, each of which will serve for different three-year periods; (ii) provide that only the Board of Directors or certain members thereof or officers of the Company may call special meetings of the stockholders; and (iii) authorize the issuance of 'blank check' preferred stock having such designations, rights and preferences as may be determined from time to time by the Board of Directors. See 'Description of Capital Stock.'


     Immediate and Substantial Dilution. Purchasers of the Common Stock in this Offering will incur immediate and substantial dilution in the net tangible book value per share of Common Stock of $3.25 per share. See 'Dilution.'

                                  THE COMPANY

GENERAL

     The Company was founded by Dr. Nagpal in January 1996. Since its inception, the Company has expanded its network through Affiliation Transactions and through the addition of physicians to its Existing Practices to reach a total of 25 Existing Practices comprising 117 physicians in six states as of the date of this Prospectus.

     In July 1996, the Company affiliated with its first Practice, Lehigh Valley Bone, Muscle and Joint Group, LLC ('LVBMJ'), comprising five physicians. In November 1996, the Company affiliated with STSC and SCOI, resulting in the addition of a total of 29 physicians located in Texas and California. The Company affiliated with Lauderdale Orthopaedic Surgeons ('LOS') and Tri-City Orthopedic Surgery Medical Group, Inc. ('Tri-City') in April 1997, Fishman & Stashak, M.D.'s, P.A. (d/b/a Gold Coast Orthopaedics) ('Gold Coast') in June 1997 and Sun Valley Orthopaedic Surgeons ('Sun Valley') in July 1997, resulting in the addition of a total of 23 physicians. In September 1997, the Company affiliated with Broward Institute of Orthopaedic Specialties, P.A. ('BIOS') and Orthopaedic Surgery Associates, P.A. ('OSA'), resulting in the addition of a total of 15 physicians. In addition to the foregoing Affiliation Transactions, the Company has affiliated with 17 other Practices comprising 45 additional physicians. In order to finance the Affiliation Transactions and provide for its working capital needs, the Company has raised approximately $51.0 million through a series of preferred stock and debt financings. See 'Risk Factors--Lack of Significant Combined Operating History' and 'Certain Transactions.'

     The Company was incorporated under the laws of Delaware in January 1996. The Company's principal executive offices are located at 4800 North Federal Highway, Suite 101E, Boca Raton, Florida 33431 and its telephone number is (561) 391-1311.

AFFILIATION TRANSACTIONS

     The Company has divided the United States into the eastern, central and western regions. Set forth below is a description of the Affiliation Transactions that the Company has entered into in each region as of the date of this Prospectus.

  Eastern Region

     Effective July 1, 1996, the Company entered into a Management Services Agreement with LVBMJ in Bethlehem, Pennsylvania. Under the terms of the initial Management Services Agreement between LVBMJ and the Company, the Company received a fee equal to 50% of the net collected revenues of LVBMJ and became responsible for all the clinic overhead expenses (medical support services). Effective July 1, 1997, the Company and LVBMJ entered into an amended and restated Management Services Agreement, (the 'LVBMJ Management Services Agreement'). Under the terms of the LVBMJ Management Services Agreement, the Company is entitled to receive a fee equal to 10% of net collections received for professional services by the Practice during the period in question net of refunds paid during such period ('Collections'), plus reimbursement of clinic overhead expenses and 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. As consideration to LVBMJ for entering into the LVBMJ Management Services Agreement, the Company issued an aggregate of 370,023 shares of Common Stock and options to purchase an aggregate of 21,429 shares of Common Stock and additional consideration of $320,000 to the physician owners of LVBMJ. The Company may be required to issue more shares of Common Stock to the Practice in 1998 based on the Practice's actual Collections for a specified twelve month period.


     Effective April 1, 1997, the Company entered into a Management Services Agreement (the 'LOS Management Services Agreement') with LOS located in Ft. Lauderdale, Florida. As consideration to LOS for entering into the agreement, the Company issued an aggregate of 329,259 shares of its Common Stock and paid additional consideration of $512,514 to the LOS physicians. The Company may be required to issue more shares of Common Stock to the Practice in 1998 based on the Practice's actual Collections for a specified twelve month period. Under the terms of the LOS Management Services Agreement, the Company is entitled to receive a fee equal to (i) the aggregate of (A) 20% of net operating income (as defined in the LOS Management Services Agreement) of the Practice plus reimbursement of clinical overhead expenses, plus (B) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. Notwithstanding the foregoing, during the first seven years of the term of the LOS Management Services Agreement, the Company is entitled to receive a guaranteed minimum annual management fee of $400,000. The Company also purchased certain assets from LOS, including the assumption of two leases, for an aggregate purchase price of $2,250,000 (subject to adjustment based upon the Company's actual collection of the purchased accounts receivable).

     Effective June 1, 1997, the Company entered into a Management Services Agreement (the 'Gold Coast Management Services Agreement') with Gold Coast located in West Palm Beach, Florida, pursuant to which the Company issued

179,010 shares of Common Stock and paid no additional consideration to the physician owners of Gold Coast. The Company may be required to issue more shares of Common Stock to the Practice in 1998 based on the Practice's actual Collections for a specified twelve month period. Under the terms of the Gold Coast Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 15% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. Notwithstanding the foregoing, during the first six years of the term of the Gold Coast Management Services Agreement, the Company is entitled to receive a guaranteed minimum annual management fee of $500,000. In connection with the Gold Coast Affiliation Transaction, the Company also entered into an Asset Purchase Agreement, effective as of June 1, 1997, pursuant to which the Company purchased certain assets (including accounts receivable) from Gold Coast for an aggregate purchase price of $2,976,577.

     Effective August 1, 1997, the Company entered into a Management Services Agreement (the 'BOS Management Services Agreement') with Broward Orthopedic Specialists, Inc. ('BOS') located in Ft. Lauderdale, Florida, pursuant to which the Company issued 446,977 shares of Common Stock and paid no additional consideration to the physician owners of BOS. The Company may be required to issue more shares of Common Stock to the Practice in 1998 based on the Practice's actual Collections for a specified twelve month period. Under the terms of the BOS Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 15% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. Notwithstanding the foregoing, during the first four years of the term of the BOS Management Services Agreement, the Company is entitled to receive a guaranteed minimum annual management fee of $810,000. In connection with the BOS Affiliation Transaction, the Company also entered into Asset Purchase Agreements, effective as of August 1, 1997, pursuant to which the Company purchased certain assets (including accounts receivable) from BOS, Matthews, Scott and Seavey for an aggregate purchase price of $4,222,498.

     Effective August 1, 1997, the Company entered into a Management Services Agreement (the 'PM&R Management Services Agreement') with Physical Medicine and Rehabilitation Associates, Inc. ('PM&R'), located in Delray Beach, Florida, pursuant to which the Company issued 90,659 shares of Common Stock and paid no additional consideration to the physician owners of PM&R. Under the terms of the PM&R Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 10% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. Notwithstanding the foregoing, during the first five years of the term of the PM&R Management Services Agreement, the Company is entitled to receive a guaranteed minimum annual management fee of $136,000. In connection with the PM&R Affiliation Transaction, the Company also entered into an Asset Purchase Agreement, effective as of August 1, 1997, pursuant to which the Company purchased certain assets (including accounts receivable) from PM&R for an aggregate purchase price of $830,700.

     In October 1997, the Company entered into a Management Services Agreement (the 'OSA Management Services Agreement') with OSA located in Boca Raton,

Florida, pursuant to which the Company issued 44,364 shares of Common Stock and paid no additional consideration to the physician owners of OSA. The Company may be required to issue more shares of Common Stock to OSA in 1998 and 1999 based on the Practice's actual Collections. Under the terms of the OSA Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 12.5% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. Notwithstanding the foregoing, during the first four years of the term of the OSA Management Services Agreement, the Company is entitled to receive a guaranteed minimum annual management fee of $799,000. In connection with the OSA Affiliation Transaction, the Company also entered into an Asset Purchase Agreement, effective as of September 1, 1997, pursuant to which the Company purchased certain assets

(including accounts receivable) from OSA for an aggregate purchase price of $6,773,951 and issued 177,455 shares of Common Stock to the physician owners of OSA.


     In October 1997, the Company entered into a Management Services Agreement (the 'BIOS Management Services Agreement') with BIOS located in Hollywood, Florida. As consideration to BIOS for entering into the agreement, the Company issued an aggregate of 182,312 shares of its Common Stock and paid additional consideration of $24,000 to the BIOS physicians. The Company may be required to issue more shares of Common Stock to BIOS in 1998 based on BIOS's actual Collections for a twelve month period. Under the terms of the BIOS Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 15% of net operating income (as defined in the BIOS Management Services Agreement) of the Practice plus reimbursement of clinical overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. The Company also purchased certain assets from BIOS for an aggregate purchase price of $2,761,563.


     In October 1997, the Company entered into a Management Services Agreement (the 'LOAS Management Services Agreement') with Lighthouse Orthopaedic Associates, P.A. ('LOAS') located in Lighthouse Point, Florida. As consideration to LOAS for entering into the agreement, the Company issued an aggregate of 37,837 shares of its Common Stock and paid no additional consideration to the LOAS physicians. The Company may be required to issue more shares of Common Stock to the Practice in 1998 based on the Practice's actual Collections for a twelve month period. Under the terms of the LOAS Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 12.5% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. Notwithstanding the foregoing, during the first four years of the term of the LOAS Management Services Agreement, the Company is entitled to receive a guaranteed minimum annual management fee of $535,000. In connection with the LOAS Affiliation Transaction, the Company also entered into Asset Purchase Agreements, effective as of September 1, 1997, pursuant to which the

Company purchased certain assets (including accounts receivable) from each of LOAS, certain affiliates of LOAS and each of the physicians of LOAS, for an aggregate purchase price of $3,899,930 and issued an aggregate of 156,383 shares of Common Stock to the physician owners of LOAS.

     In October 1997, the Company acquired all of the issued and outstanding shares of common stock of Valley Sports Surgeons, Inc., a physician practice management company located in Allentown, Pennsylvania ('VSI'), in exchange for an aggregate of 359,464 shares of Common Stock. Pursuant to the terms of a Management Services Agreement (the 'Valley Management Services Agreement'), VSI currently manages Valley Sports & Arthritis Surgeons, P.C., an orthopedic medical practice also located in Allentown, Pennsylvania ('VSAS'). Under the terms of the Valley Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 10% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. Prior to the acquisition of the capital stock of VSI, the Company purchased substantially all of the assets of VSAS used in connection with its medical practice, including certain accounts receivable, for an aggregate purchase price of $897,727.

     Effective November 1, 1997, the Company entered into a Management Services Agreement (the 'New Jersey Management Services Agreement') with New Jersey Orthopedic Associates, P.A., a New Jersey professional association ('NJOA'), located in Freehold, New Jersey, pursuant to which the Company issued 67,859 shares of Common Stock and paid additional consideration of $411,680 to the physician owners of NJOA. Under the terms of the New Jersey Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of
(i) 10% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. In connection with the NJOA Affiliation Transaction, the Company entered into an Asset Purchase Agreement, effective November 1, 1997, pursuant to which the Company purchased certain assets from Orthopedic Associates of New Jersey, an affiliate of NJOA, for a purchase price of $75,000. Additionally, NJOA and the Company entered into a Stockholders Noncompetition Agreement and the Company paid consideration of $954,194 to the physician owners of NJOA.

  Other Eastern Region Affiliations

     Effective July 1, 1997, the Company entered into a Management Services Agreement with Kramer & Maehrer, LLC, located in Bethlehem, Pennsylvania. In order to enhance the Company's presence in the Ft. Lauderdale market, the Company entered into Management Services Agreements with Jeffrey Beitler, M.D., P.A., located in Aventura, Florida, and Michael Abrahams, M.D., P.A., located in Plantation, Florida, effective as of September 1, 1997 and August 1, 1997, respectively. Under the terms of these Management Services Agreements, the Company is entitled to receive a fee equal to the aggregate of (i) 10% (15% in the case of Dr. Abrahams) of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power.

  Central Region

     The Company's initial Affiliation Transaction in the central region was with STSC. The Company entered into a Management Services Agreement with STSC, located in San Antonio, Texas, effective as of November 1, 1996, pursuant to which the Company issued 768,929 shares of Common Stock and deferred consideration of $915,835. Pursuant to the STSC Management Services Agreement, the Company is entitled to receive a management fee equal to an aggregate of (i) 11-1/2% of Collections of the Practice (less certain lease payments) plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. The Company also entered into an asset purchase agreement with STSC, pursuant to which the Company agreed to purchase certain assets (including accounts receivable) and assume certain liabilities for a purchase price of (i) $1,703,826 (subject to adjustment based upon the Company's actual collection of the purchased accounts receivable), plus (ii) a future payment of $446,327.

  Other Central Region Affiliations

     Effective July 1, 1997, the Company entered into a Management Services Agreement with Eradio Arrendondo, M.D., P.A., located in San Antonio, Texas.

  Western Region

     Effective November 1, 1996, the Company entered into a Management Services Agreement (the 'SCOI Management Services Agreement') with SCOI, located in Van Nuys, California, and, in connection therewith, the Company issued 2,857,140 shares of Common Stock to the physician owners and certain key employees of SCOI. Under the SCOI Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 10% of the Collections of the Practice (if certain conditions are met) less certain equipment lease payments plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. Simultaneously with the execution and delivery of the SCOI Management Services Agreement and pursuant to an Asset Purchase Agreement, the Company acquired certain assets (including the outstanding accounts receivable), and assumed certain liabilities, of SCOI for an aggregate purchase price of $5,930,897 (which included $4,448,000 of value of accounts receivable purchased).

     In a subsequent transaction with the Center for Orthopedic Surgery, Inc. ('COSI'), an outpatient surgery center in Van Nuys, California owned by the SCOI physicians, the Company issued 392,857 shares of Common Stock to the physician owners of COSI as consideration for the execution of the Management Services Agreement entered into between COSI and the Company (the 'COSI Management Services Agreement').

     The number of shares issued to the physicians in connection with each of the SCOI and COSI Affiliation Transactions was subject to recalculation as of November 1, 1997. As a result of such recalculation provisions, the Company expects to issue approximately 887,000 additional shares of Common Stock to the SCOI physicians.


     To expand its network in the western region, effective April 1, 1997, the Company entered into a Management Services Agreement (the 'Tri-City Management Services Agreement') with Tri-City, located in Oceanside, California, pursuant to which the Company issued 287,659 shares of Common Stock and paid $202,900 to the physician owners of Tri-City. Under the terms of the Tri-City Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 10% of Collections of the Practice (less certain lease payments) plus reimbursement of clinic overhead expenses, plus
(ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. In connection with the Tri-City Affiliation Transaction, the Company also entered into three Asset Purchase Agreements with Tri-City or affiliates thereof, all effective as of April 1, 1997, pursuant to which the Company purchased certain assets (including accounts receivable) from such parties for an aggregate purchase price of $745,300 ($519,000 of which is subject to adjustment, based upon the Company's actual collection of the purchased accounts receivable).

     Effective July 1, 1997, the Company entered into a Management Services Agreement (the 'Sun Valley Management Services Agreement') with Sun Valley Orthopaedic Surgeons, an Arizona general partnership ('Sun Valley'), located in Sun City, Arizona, pursuant to which the Company issued 112,719 shares of Common Stock and paid no additional consideration to the physician owners of Sun Valley. The Sun Valley Management Services Agreement requires the Company to pay additional cash consideration to the physician owners of Sun Valley if the current market value of the Company's Common Stock is not at least equal to a specified price on the first anniversary of such agreement. Under the terms of the Sun Valley Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 10% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. In connection with the Sun Valley Affiliation Transaction, the Company also entered into an Asset Purchase Agreement, effective as of July 1, 1997, pursuant to which the Company purchased certain assets (including accounts receivable) from Sun Valley for an aggregate purchase price of $355,750.

     Effective July 1, 1997, the Company entered into a Management Services Agreement (the 'Stockdale Management Services Agreement') with Stockdale Podiatry Group, Inc. ('Stockdale'), located in Bakersfield, California, pursuant to which the Company issued 88,846 shares of Common Stock and paid additional consideration of $300,435 to the physician owners of Stockdale. Under the terms of the Stockdale Management Services Agreement, the Company is entitled to receive a fee equal to the aggregate of (i) 10% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power. In connection with the Stockdale Affiliation Transaction, the Company also entered into an Asset Purchase Agreement, effective as of August 1, 1997, pursuant to which the Company purchased certain assets (including accounts receivable) from Stockdale for an aggregate purchase price of $516,065.


  Other Western Region Affiliations

     Effective June 1, 1997 in order to enhance the Company's presence in the Los Angeles market area, the Company entered into separate Management Services Agreements with H. Leon Brooks, M.D. and Clive Segil, M.D., both located in Los Angeles, California. In addition, effective July 1, 1997, in order to establish a presence in the Lake Tahoe area, the Company entered into separate Management Services Agreements with R.C. Watson, M.D., Inc., Swanson Orthopedic Medical Corporation and Lake Tahoe Sports Medicine Center, all located in South Lake Tahoe, California. In addition, effective July 1, 1997, the Company entered into a Management Services Agreement with Robert O. Wilson, M.D. located in Sun City, Arizona. Effective August 1, 1997 the Company entered into a Management Services Agreement with John Zimmerman, M.D. located in Bakersfield, California. Under the terms of each of these Management Services Agreements, the Company is entitled to receive a fee equal to the aggregate of (ii) 10% of the Collections of the Practice plus reimbursement of clinic overhead expenses, plus (ii) 66-2/3% of the cost savings the Company is able to achieve through its purchasing power.

     In October 1997, the Company acquired its IPA, Orthopaedic Management Network, Inc., an Arizona corporation, in exchange for $63,000 in cash, the assumption of $809,332 in accounts payable and accrued liabilities and the issuance of 40,740 shares of Common Stock.

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 4,000,000 shares of Common Stock offered hereby are estimated to be $24.3 million ($28.3 million if the Underwriters' over-allotment option is exercised in full), after deducting estimated underwriting discounts and expenses of the Offering. The Company intends to use the net proceeds to repay certain outstanding indebtedness.



     The indebtedness being repaid consists of (i) approximately $6.4 million (the 'HCFP Debt') outstanding under several loan and security agreements (collectively, the 'HCFP Loan Agreements') between the Company and HCFP Funding, Inc. ('HCFP Funding'), an affiliate of Health Care Financial Partners; (ii) approximately $6.0 million of subordinated debt (the 'Comdisco Loan') outstanding under a Subordinated Loan and Security Agreement (the 'Comdisco Loan Agreement') between the Company and Comdisco, Inc. ('Comdisco'); (iii) approximately $1.5 million of subordinated debt (the 'Cedar Loan') outstanding under a Subordinated Loan and Security Agreement (the 'Cedar Loan Agreement') between the Company and Cedar Equities, LLC ('Cedar'); (iv) approximately $9.4 million of notes and obligations payable to physician groups issued in connection with Affiliation Transactions (the 'Physician Notes'); and (v) approximately $1.0 million of debt owed to Dr. Nagpal (the 'Nagpal Debt'). See 'Certain Transactions.'



     The HCFP Debt was incurred for working capital purposes and to finance Affiliation Transactions, bears interest at rates ranging from 10 1/4% to 12% per annum and matures from 1998 to 2000. The indebtedness under the Comdisco Loan and the Cedar Loan was incurred to finance Affiliation Transactions, bears interest at 14% per annum and matures on December 1 and December 31, 2000. The Physician Notes were issued in connection with Affiliation Transactions, bear interest at rates ranging from 6% to 11% and mature between March 1998 and October 1998. The Nagpal Debt was also incurred to finance Affiliation Transactions, bears interest at 14% per annum and is payable on demand.


     Pending use of the remaining net proceeds for general corporate purposes, the Company intends to invest such net proceeds in short-term, investment grade, interest-bearing securities. The Company continues to review and evaluate additional Practices for purposes of future Affiliation Transactions, but as of the date of this Prospectus has not entered into agreements with any such Practices.

                                DIVIDEND POLICY

     The Company has never paid or declared dividends on the Common Stock and does not anticipate paying any dividends on the Common Stock in the foreseeable future. Under the terms of the HCFP Loan Agreements and the Debenture Purchase Agreement (as defined) the Company is prohibited from declaring or paying any cash dividend or making any distribution on any class of stock, except pursuant to an employee repurchase plan or with the consent of its lenders. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources' and 'Certain Transactions.'

                                 CAPITALIZATION


     The following table sets forth (i) the actual capitalization of the Company at September 30, 1997, (ii) the pro forma capitalization of the Company at September 30, 1997 after giving effect to the Affiliation Transactions and 887,000 shares of Common Stock issuable to the SCOI physicians relating to the recalculation provisions contained in the SCOI and COSI Management Services Agreements and (iii) the pro forma capitalization as adjusted to give effect to the sale of the 4,000,000 shares of Common Stock offered hereby (after deducting estimated underwriting discounts and expenses of the Offering), the application of the net proceeds therefrom and the automatic conversion of all outstanding shares of preferred stock into shares of Common Stock. See 'Use of Proceeds' and 'Description of Capital Stock.' The table should be read in conjunction with the Pro Forma Financial Information and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the historical financial statements of the Company and the Existing Practices appearing elsewhere in this Prospectus.



                                                                                        SEPTEMBER 30, 1997
                                                                               ------------------------------------
                                                                                                         PRO FORMA
                                                                                ACTUAL     PRO FORMA    AS ADJUSTED
                                                                               --------    ---------    -----------
                                                                                          (IN THOUSANDS)
Short-term debt, including current portion of long-term debt and capital
  lease obligation..........................................................   $  3,102    $ 19,213      $   4,309
                                                                               --------    ---------    -----------
                                                                               --------    ---------    -----------

Long-term debt and capital lease obligation, less current portion...........   $ 16,480    $ 18,491      $   9,874
Stockholders' equity:

  Convertible preferred stock, $0.01 par value--9,233,049 shares authorized,
     4,184,740 shares issued and outstanding; 4,184,740 shares authorized, issued and outstanding pro forma; and no shares issued and outstanding
     pro forma as adjusted..................................................         42          42             --

  Common stock, $0.001 par value--25,000,000 shares authorized; 7,177,481 shares issued and outstanding; 9,174,033 shares issued and outstanding pro forma; and 16,163,133 shares issued and outstanding pro forma as
     adjusted(1)............................................................          7           9             16(2)

  Additional paid-in capital................................................     45,953      65,792         90,167

  Deferred compensation.....................................................     (1,706)     (1,706)        (1,706)

  Accumulated deficit.......................................................    (10,602)    (24,048)       (24,748)
                                                                               --------    ---------    -----------

     Total stockholders' equity.............................................     33,694      40,089         63,729
                                                                               --------    ---------    -----------

          Total capitalization..............................................   $ 50,174    $ 58,580      $  73,603
                                                                               --------    ---------    -----------
                                                                               --------    ---------    -----------


------------------
(1) Excludes 1,135,046 shares issuable upon exercise of outstanding options with a weighted average exercise price of $1.48 per share and 301,189 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock with a weighted average exercise price of $4.62 per share. See 'Management' and 'Certain Transactions.'


(2) Includes 2,989,100 shares of Common Stock issuable upon conversion of the Preferred Stock upon consummation of the Offering.

                                    DILUTION


     As of September 30, 1997, the pro forma net tangible book value of the Company was approximately $36,957,000 or approximately $3.04 per share. Pro forma 'net tangible book value per share' represents the amount of the Company's total pro forma tangible assets less the Company's total pro forma liabilities divided by the number of shares of Common Stock outstanding, after giving effect to the conversion of all outstanding shares of Preferred Stock (including accrued dividends) into shares of Common Stock and the issuance of 887,000 shares of Common Stock to the SCOI physicians relating to the recalculation provisions contained in the SCOI and COSI Management Services Agreements. After giving effect to the sale of 4,000,000 shares of Common Stock offered by the Company hereby after deducting estimated underwriting discounts and expenses of the Offering, the pro forma net tangible book value of the Company at September 30, 1997 would have been approximately $60,597,000 or approximately $3.75 per share of Common Stock, representing an immediate increase in pro forma net tangible book value of $.71 per share to existing stockholders and an immediate, substantial dilution of $3.25 per share to persons purchasing shares of Common

Stock offered hereby. The following table illustrates this dilution:



Assumed initial public offering price per share.......................................            $ 7.00
  Pro forma net tangible book value per share at September 30, 1997...................   $3.04
  Increase attributable to price paid by new investors per share......................     .71
                                                                                         -----
Pro forma net tangible book value per share after the Offering........................              3.75
                                                                                                  ------
Dilution per share to new investors...................................................            $ 3.25
                                                                                                  ------
                                                                                                  ------



     The following table sets forth, as of September 30, 1997, the pro forma number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share by existing stockholders and purchasers of shares of Common Stock offered hereby, after giving effect to (i) the sale of 4,000,000 shares of Common Stock offered hereby before deducting estimated underwriting discounts and expenses of the Offering, (ii) the conversion of all outstanding shares of Preferred Stock of the Company into shares of Common Stock and (iii) the issuance of 887,000 shares of Common Stock to the SCOI physicians relating to the recalculation provisions contained in the SCOI and COSI Management Services Agreements.



                                                SHARES PURCHASED         TOTAL CONSIDERATION       AVERAGE
                                              ---------------------    -----------------------    PRICE PER
                                                NUMBER      PERCENT       AMOUNT       PERCENT      SHARE
                                              ----------    -------    ------------    -------    ---------
Existing stockholders......................   12,163,133      75.3%    $ 62,964,000      69.2%     $  5.18
New investors..............................    4,000,000      24.7       28,000,000      30.8      $  7.00
                                              ----------    -------    ------------    -------
       Total...............................   16,163,133     100.0%    $ 90,964,000     100.0%
                                              ----------    -------    ------------    -------
                                              ----------    -------    ------------    -------


     The foregoing computations do not include the effect of the issuance of 1,135,046 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $1.48 per share and 301,189 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $4.62 per share. To the extent such options and warrants are exercised, there will be further dilution to the new investors. See

'Management' and 'Certain Transactions.'

                        PRO FORMA FINANCIAL INFORMATION


     The pro forma statement of operations for the nine months ended September 30, 1997 gives effect to (i) the 1997 Affiliation Transactions and (ii) receipt and application of the estimated net proceeds from this Offering, as if each of such transactions had occurred on January 1, 1996. The pro forma statement of operations for the year ended December 31, 1996 gives effect to (i) the Affiliation Transactions and (ii) the receipt and application of the estimated net proceeds from this Offering, as if each of such transactions had occurred on January 1, 1996. The pro forma balance sheet as of September 30, 1997 gives effect to (i) the 1997 Affiliation Transactions occurring after September 30, 1997, (ii) the receipt and application of the estimated net proceeds from this Offering and (iii) the conversion of all outstanding Preferred Stock and other outstanding equity securities into Common Stock concurrently with the Offering as if all of such transactions had occurred on September 30, 1997. The pro forma financial information is based on the financial statements of the Company, after giving effect to the assumptions and adjustments in the accompanying notes to the pro forma financial information. Although such information is based on preliminary allocations of the consideration paid in connection with the 1997 Affiliation Transactions, the Company does not expect that the final allocations will be materially different from such preliminary allocations.


     The pro forma financial information has been prepared by management based on the historical financial statements of the Company and the Existing Practices at and for the year ended December 31, 1996 and the nine months ended September 30, 1997, adjusted where necessary to reflect the Affiliation Transactions as if the related Management Service Agreements had been in effect during the entire periods presented. The pro forma financial information is presented for illustrative purposes and does not purport to represent what the results of operations or financial condition of the Company for the periods or at the dates presented would have been if such transactions had been consummated as of such dates and is not indicative of the results that may be obtained in the future.

                          BMJ MEDICAL MANAGEMENT, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                       1997 AFFILIATIONS (a)
                                               ---------------------------------------------------------------------
                                     THE                            GOLD     SUN                           OTHER        PRO FORMA
                                  COMPANY(b)   TRI-CITY    LOS     COAST    VALLEY    BIOS      OSA     AFFILIATIONS   ADJUSTMENTS
                                  ----------   --------   ------   ------   ------   -------   ------   ------------   -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Practice revenues, net...........  $ 38,325     $1,240    $1,600   $1,609   $1,358   $ 5,333   $5,245     $ 22,516       $    --
Less: amounts retained by                                                                                                 (6,513)(c)
 physician groups................   (17,878)      (702)     (813)  (1,005)    (782)   (2,874)  (2,846)     (11,594)         (305)(d)
                                  ----------   --------   ------   ------   ------   -------   ------       ------     -----------

Management fee revenue...........    20,447        538       787      604      576     2,459    2,399       10,922        (6,818)

Costs and expenses:
 Medical support services........    17,934        538       787      604      576     2,459    2,399       10,922            --
 General and administrative
   (e)...........................     5,962         --        --       --       --        --       --           --            --
 Depreciation and amortization...     4,489         --        --       --       --        --       --           --         6,737(f)
 Interest expense (income),
   net...........................       922         --        --       --       --        --       --           --         2,630(h)
                                  ----------   --------   ------   ------   ------   -------   ------       ------     -----------

   Total costs and expenses......    29,307        538       787      604      576     2,459    2,399       10,922         9,367
                                  ----------   --------   ------   ------   ------   -------   ------       ------     -----------

Loss before income taxes.........    (8,860)        --        --       --       --        --       --           --        (2,549)
                                  ----------   --------   ------   ------   ------   -------   ------       ------     -----------

Income taxes.....................        --         --        --       --       --        --       --           --            --
                                  ----------   --------   ------   ------   ------   -------   ------       ------     -----------

Net loss.........................  $ (8,860)    $   --    $   --   $   --   $   --   $    --   $   --     $     --       $(2,549)
                                  ----------   --------   ------   ------   ------   -------   ------       ------     -----------
                                  ----------   --------   ------   ------   ------   -------   ------       ------     -----------

Net loss per common share:
 Primary.........................  $  (1.52)
 Diluted.........................  $  (1.52)

Weighted average number of
  common shares outstanding:
 Primary.........................     5,832
 Diluted.........................     5,832


                                                OFFERING      PRO FORMA
                                   PRO FORMA   ADJUSTMENTS   AS ADJUSTED
                                   ---------   -----------   -----------
Practice revenues, net...........  $ 77,226      $    --      $  77,226
Less: amounts retained by
 physician groups................   (31,676)          --        (31,676)
                                   ---------   -----------   -----------

Management fee revenue...........    45,550           --         45,550

Costs and expenses:
 Medical support services........    36,219           --         36,219
 General and administrative

   (e)...........................     5,962           --          5,962
 Depreciation and amortization...    11,226           --         11,226(g)
 Interest expense (income),
   net...........................     3,552       (2,836)(i)        716
                                   ---------   -----------   -----------

   Total costs and expenses......    56,959       (2,836)        54,123
                                   ---------   -----------   -----------

Loss before income taxes.........   (11,409)       2,836         (8,573)
                                   ---------   -----------   -----------

Income taxes.....................        --           --             --
                                   ---------   -----------   -----------

Net loss.........................  $(11,409)     $ 2,836      $  (8,573)(g)
                                   ---------   -----------   -----------
                                   ---------   -----------   -----------

Net loss per common share:
 Primary.........................                             $   (0.48)(g)
 Diluted.........................                             $   (0.47)(g)

Weighted average number of common
 outstanding:
 Primary.........................                                17,693(j)
 Diluted.........................                                18,090(j)

                          BMJ MEDICAL MANAGEMENT, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                          1997 AFFILIATIONS (a)
                                             1996 AFFILIATIONS (a)      ----------------------------------------------------------
                                 THE       --------------------------                         GOLD       SUN
                              COMPANY(b)   LVBMJ     SCOI      STSC     TRI-CITY     LOS      COAST    VALLEY     BIOS       OSA
                              ----------   ------   -------   -------   --------   -------   -------   -------   -------   -------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Practice revenues, net......   $  6,029    $1,540   $17,907   $ 6,027   $  3,478   $ 6,365   $ 3,434   $ 2,468   $ 7,615   $ 8,470
Less: amounts retained by
 physician groups...........     (2,912)     (716)   (9,141)   (4,399)    (1,658)   (4,055)   (2,050)   (1,384)   (2,353)   (2,656)
                              ----------   ------   -------   -------   --------   -------   -------   -------   -------   -------

Management fee revenue......      3,117       824     8,766     1,628      1,820     2,310     1,384     1,084     5,262     5,814


Costs and expenses:
 Medical support services...      2,844      824      8,766     1,628      1,820     2,310     1,384     1,084     5,262     5,814
 General and administrative
   (e)......................      1,299       --         --        --         --        --        --        --        --        --
 Depreciation and
   amortization.............        737       --         --        --         --        --        --        --        --        --
 Interest expense (income),
   net......................        (21)      --         --        --         --        --        --        --        --        --
                              ----------   ------   -------   -------   --------   -------   -------   -------   -------   -------

   Total costs and
    expenses................      4,859      824      8,766     1,628      1,820     2,310     1,384     1,084     5,262     5,814
                              ----------   ------   -------   -------   --------   -------   -------   -------   -------   -------

Loss before income taxes....     (1,742)      --         --        --         --        --        --        --        --        --
Income taxes................         --       --         --        --         --        --        --        --        --        --
                              ----------   ------   -------   -------   --------   -------   -------   -------   -------   -------

Net loss....................   $ (1,742)   $  --    $    --   $    --   $     --   $    --   $    --   $    --   $    --   $    --
                              ----------   ------   -------   -------   --------   -------   -------   -------   -------   -------
                              ----------   ------   -------   -------   --------   -------   -------   -------   -------   -------

Net loss per common share:
 Primary....................   $  (0.39)
 Diluted....................   $  (0.39)

Weighted average number of common
 shares outstanding:
 Primary....................      4,438
 Diluted....................      4,438


                                 OTHER        PRO FORMA                   OFFERING      PRO FORMA
                              AFFILIATIONS   ADJUSTMENTS    PRO FORMA    ADJUSTMENTS   AS ADJUSTED
                              ------------   -----------   -----------   -----------   -----------
Practice revenues, net......    $ 30,812      $      --     $  94,145      $    --      $  94,145
Less: amounts retained by                         8,372(c)
 physician groups...........     (11,977)         1,537(d)    (33,392)          --        (33,392)
                                  ------     -----------   -----------   -----------   -----------

Management fee revenue......      18,835          9,909        60,753           --         60,753

Costs and expenses:
 Medical support services...      18,835             --        50,571           --         50,571
 General and administrative
   (e)......................          --             --         1,299           --          1,299
 Depreciation and
   amortization.............          --         13,754(f)     14,491           --         14,491(g)
 Interest expense (income),
   net......................          --          4,297(h)      4,276       (3,322)           954
                                  ------     -----------   -----------   -----------   -----------


   Total costs and
    expenses................      18,835         18,051        70,637       (3,322)        67,315
                                  ------     -----------   -----------   -----------   -----------

Loss before income taxes....          --         (8,142)       (9,884)       3,522         (6,562)
Income taxes................          --             --            --           --             --
                                  ------     -----------   -----------   -----------   -----------

Net loss....................    $     --      $  (8,142)    $  (9,884)     $ 3,522      $  (6,562)(g)
                                  ------     -----------   -----------   -----------   -----------
                                  ------     -----------   -----------   -----------   -----------

Net loss per common share:
 Primary....................                                                            $   (0.37)(g)
 Diluted....................                                                            $   (0.36)(g)

Weighted average number of
 common shares outstanding:
 Primary....................                                                                17,693(j)
 Diluted....................                                                                18,090(j)

NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

     Practice revenue represents the revenue of the Existing Practices and the COSI ambulatory surgery center reported at the estimated realizable amounts from patients, third party payors and others for services rendered, net of contractual and other adjustments. Management fee revenue represents practice revenue less amounts retained by the Existing Practices (consisting of amounts retained by physician groups, principally compensation and fees paid to physicians). Under each Management Services Agreement, the Company assumes responsibility for the management of the non-medical operations of the Practice, employs substantially all of the non-professional personnel utilized by the Practice and may provide the Practice with the facilities and equipment used in its medical practice.

     The Emerging Issues Task Force of the Financial Accounting Standards Board recently reached a consensus concerning certain matters relating to the PPM industry with respect to consolidation of professional corporation revenues and the accounting for business combinations. As an interim step before the consensus, theCommission allowed PPMs to display the revenues and expenses of managed physician practices in the statement of operations (the 'alternative display' method) if the terms of the management agreement provided the PPM with a 'net profits or equivalent interest'. It is the Company's understanding that the Commission will not object to the continued use of the 'alternative display' method in PPM financial statements for periods ending before December 15, 1998. Thereafter, the alternative display method will no longer be accepted. Consequently, for years ended after December 31, 1997, the Company will no longer present physician groups' revenue less amounts retained by the physician groups as management fee revenue in its statements of operations. The Company is currently evaluating the impact that this consensus may have on its affiliation strategy. The Company does not expect this consensus to have an impact on the allocation of consideration to affiliations or the amortization life assigned to intangible assets.

     The Company's operating expenses consist of the expenses incurred in fulfilling its obligations under the Management Services Agreements. These expenses include medical support services (principally clinic overhead expenses that would have been incurred by the Existing Practices, including non-professional employee salaries, employee benefits, medical supplies, malpractice insurance premiums, rent and other expenses related to clinic operations) and general and administrative expenses (personnel and administrative expenses in connection with maintaining a corporate office that provides management, contracting, administrative, marketing and development services to the Existing Practices). The Practices' operating expenses prior to affiliation with the Company consist of the clinic overhead expenses, including non-professional employee salaries, employee benefits, medical supplies, malpractice insurance premiums, rent, depreciation and amortization and general and administrative expenses related to clinic operations which have been presented as medical support services.

          (a) The 1996 Affiliations column presents historical information for the portion of the year preceding the Practices' affiliation with the Company recognizing that the Practices typically distribute any net income to the physicians as compensation. In the pro forma statement of operations for the year ended December 31, 1996, the 1997 Affiliations columns present historical information of the 1997 Affiliation Transactions for the year ended December 31, 1996, recognizing that the Practices typically distribute any net income to the physicians as compensation. In the pro forma statement of operations for the nine months ended September 30, 1997, the 1997 Affiliations column presents historical information of the 1997 Affiliation Transactions for the portion of the year preceding the Practices' affiliation with the Company recognizing that the Practices typically distribute any net income to the physicians as compensation. Physician compensation is presented as amounts retained by physician groups.

     The Other Affiliations column presents the information from the following practices:

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                             PRACTICE     AMOUNTS RETAINED     MANAGEMENT    MEDICAL
                                                             REVENUES,           BY               FEE        SUPPORT
PRACTICE                                                        NET       PHYSICIAN GROUPS      REVENUE      SERVICES
----------------------------------------------------------   ---------    -----------------    ----------    --------
                                                                                  (IN THOUSANDS)

Tower Orthopedics.........................................    $   376          $   150          $    226     $    226
Clive Segil, M.D..........................................        285              100               185          185
R.C. Watson, M.D..........................................        441              169               272          272
Swanson Orthopedics.......................................        316              126               190          190
Lake Tahoe Sports.........................................        270               89               181          181
San Antonio Bone & Joint..................................        196               71               125          125
Stockdale Podiatry........................................      1,008              397               611          611
John Zimmerman, M.D.......................................        338              141               197          197
Broward Orthopedic Specialists............................      4,239            1,753             2,486        2,486
Jeffrey Beitler, M.D......................................        340              157               183          183
Michael Abrahams, M.D.....................................      1,118              486               632          632
Physical Medicine and Rehabilitation......................        835              468               367          367
Kramer & Maehrer, LLC.....................................        412              261               151          151
Lighthouse Orthopaedics...................................      5,661            3,032             2,629        2,629
Valley Sports & Arthritis Surgeons........................      3,340            1,904             1,436        1,436
New Jersey Orthopedic Associates..........................      2,110            1,224               886          886
Orthopaedic Management Network, Inc. (Omni IPA)...........      1,231            1,066               165          165
                                                             ---------        --------         ----------    --------
  Totals..................................................    $22,516          $11,594          $ 10,922     $ 10,922
                                                             ---------        --------         ----------    --------
                                                             ---------        --------         ----------    --------

                          YEAR ENDED DECEMBER 31, 1996

                                                             PRACTICE     AMOUNTS RETAINED     MANAGEMENT    MEDICAL
                                                             REVENUES,           BY               FEE        SUPPORT
PRACTICE                                                        NET       PHYSICIAN GROUPS      REVENUE      SERVICES
----------------------------------------------------------   ---------    -----------------    ----------    -------
                                                                                 (IN THOUSANDS)
Tower Orthopedics.........................................    $   536          $   214          $    322     $   322
Clive Segil, M.D..........................................        535              187               348         348
R.C. Watson, M.D..........................................        610              244               366         366
Swanson Orthopedics.......................................        550              180               370         370
Lake Tahoe Sports.........................................        618              236               382         382
San Antonio Bone & Joint..................................        464              167               297         297
Stockdale Podiatry........................................      1,856              731             1,125       1,125
John Zimmerman, M.D.......................................        676              283               393         393
Broward Orthopedic Specialists............................      6,407            2,044             4,363       4,363
Jeffrey Beitler, M.D......................................        501              138               363         363
Michael Abrahams, M.D.....................................      1,398              587               811         811
Physical Medicine and Rehabilitation......................      1,600              539             1,061       1,061
Kramer & Maehrer, LLC.....................................        749              474               275         275
Lighthouse Orthopaedics...................................      5,747            1,743             4,004       4,004
Valley Sports & Arthritis Surgeons........................      4,687            1,663             3,024       3,024
New Jersey Orthopedic Associates..........................      2,927            1,698             1,229       1,229
Orthopaedic Management Network, Inc. (Omni IPA)...........        951              849               102         102
                                                             ---------        --------         ----------    -------
  Totals..................................................    $30,812          $11,977          $ 18,835     $18,835
                                                             ---------        --------         ----------    -------

                                                             ---------        --------         ----------    -------

          (b) In the pro forma statement of operations for the year ended December 31, 1996, the Company column includes the operations of the Existing Practices that affiliated with the Company in 1996 from the date of affiliation and all actual expenses related to corporate infrastructure, which were primarily general and administrative expenses. In the pro forma statement of operations for the nine months ended September 30, 1997, the Company column includes all operations of the Existing Practices that affiliated with the Company in 1996 and the operations of the Existing Practices that affiliated with the Company in the first nine months of 1997 from the date of affiliation and all actual expenses related to corporate infrastructure, which were primarily general and administrative expenses and included $2.2 million of non-cash compensation expenses related to stock options. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

          (c) Reflects the impact of applying the provisions of the Management Services Agreements relating to the portion of the management fees payable to the Company that are based on a percentage of revenue.

                                                                                                        NINE MONTHS
                                                                                        YEAR ENDED         ENDED
                                                                                       DECEMBER 31,    SEPTEMBER 30,
PRACTICE                                                                                   1996            1997
------------------------------------------------------------------------------------   ------------    -------------
                                                                                              (IN THOUSANDS)
                                                                                       -----------------------------
LVBMJ/Orthopaedic Associates of Bethlehem...........................................      $  154          $ 1,052
Southern California Orthopedic Institute............................................         596              531
COSI................................................................................          --              286
South Texas Spinal Clinic...........................................................         633              310
Tri-City Orthopedics................................................................         348              124
Lauderdale Orthopaedic Surgeons.....................................................         637              160
Gold Cost Orthopedics...............................................................         515              241
Sun Valley Orthopaedics.............................................................         247              136
Tower Orthopedics...................................................................          53               37
Clive Segil, M.D....................................................................          53               29
R.C. Watson, M.D....................................................................          61               45
Swanson Orthopedics.................................................................          55               31
Lake Tahoe Sports...................................................................          62               27
San Antonio Bone & Joint............................................................          53               23
Stockdale Podiatry..................................................................         185              101
John Zimmerman, M.D.................................................................          68               34
Broward Orthopedic Specialists......................................................         961              636
Jeffrey Beitler, M.D................................................................          50               34

Michael Abrahams, M.D...............................................................         210              112
Physical Medicine and Rehabilitation................................................         160              125
Kramer & Maehrer, LLC...............................................................          75               41
Broward Institute of Orthopaedic Specialties........................................         609              427
Lighthouse Orthopaedics.............................................................         718              708
Orthopaedic Surgery Associates......................................................       1,059              656
Valley Sports & Arthritis Surgeons..................................................         469              334
New Jersey Orthopedic Associates....................................................         293              211
Orthopaedic Management Network, Inc. (Omni IPA).....................................          48               62
                                                                                       ------------    -------------
  Totals............................................................................      $8,372          $ 6,513
                                                                                       ------------    -------------
                                                                                       ------------    -------------

          (d) Reflects the impact of applying the provisions of the SCOI Management Services Agreement and the amended and restated LVBMJ Management Services Agreement relating to management fees payable to the Company retroactively to January 1, 1996 and 1997 whereby the base management fees are adjusted to 10% of net collected revenue.

          (e) Excludes the impact of recording noncash compensation expense of $12 million to $14 million relating to the recalculation provisions contained in the SCOI and COSI Management Services Agreements to be incurred in the fourth quarter of 1997 with respect to the 887,000 shares issuable to the SCOI physicians as a result of such provisions. No other Management Services Agreements contain or are expected to contain similar recalculation provisions. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--General and Administrative.'

          (f) Reflects increase in depreciation and amortization expense for intangible assets and furniture, fixtures and equipment based upon the Affiliation Transactions as if they had all occurred on January 1, 1996 and January 1, 1997. The intangible assets related to all the affiliations total approximately $37.2 million at September 30, 1997 and are being amortized over four years. The adjustment by Practice is as follows (see
     Note 2 to the financial statements for the allocation of consideration in the Affiliation Transactions):

                                                                                                        NINE MONTHS
                                                                                        YEAR ENDED         ENDED
                                                                                       DECEMBER 31,    SEPTEMBER 30,
PRACTICE                                                                                   1996            1997
------------------------------------------------------------------------------------   ------------    -------------
                                                                                              (IN THOUSANDS)
                                                                                       -----------------------------

LVBMJ/Orthopaedic Associates of Bethlehem...........................................     $    334         $    87
Southern California Orthopedic Institute............................................        1,541             (14)
COSI................................................................................          371              93
South Texas Spinal Clinic...........................................................          805               0
Tri-City Orthopedics................................................................          351              88
Lauderdale Orthopaedic Surgeons.....................................................          513             128
Gold Cost Orthopedics...............................................................          825             344
Sun Valley Orthopaedics.............................................................          398             199
Tower Orthopedics...................................................................          115              48
Clive Segil, M.D....................................................................          105              44
R.C. Watson, M.D....................................................................          109              55
Swanson Orthopedics.................................................................          128              64
Lake Tahoe Sports...................................................................           91              46
San Antonio Bone & Joint............................................................          107              54
Stockdale Podiatry..................................................................          265             133
John Zimmerman, M.D.................................................................           97              48
Broward Orthpedic Specialists.......................................................        1,555             907
Jeffrey Beitler, M.D................................................................           77              51
Michael Abrahams, M.D...............................................................          222             129
Physical Medicine and Rehabilitation................................................          287             167
Kramer & Maehrer, LLC...............................................................          108              54
Broward Institute of Orthopaedic Specialties........................................        1,030             773
Lighthouse Orthopaedics.............................................................        1,114             836
Orthopaedic Surgery Associates......................................................        1,740           1,305
Valley Sports & Arthritis Surgeons..................................................          807             605
New Jersey Orthopedic Associates....................................................          499             374
Orthopaedic Management Network, Inc. (Omni IPA).....................................          160             119
                                                                                       ------------    -------------
  Totals............................................................................     $ 13,754         $ 6,737
                                                                                       ------------    -------------
                                                                                       ------------    -------------


          (g) Does not reflect adjustments to the amortization of the Management Services Agreements to give effect to revised estimated useful lives ranging from 7 to 25 years resulting from amendments to the Restricted Stock Agreements that the Company will enter into with the Practices in 1998 to eliminate the four year vesting provisions contained therein. The aggregate effect of these adjustments, if they had occurred on January 1, 1996 and January 1, 1997, respectively, would have been to decrease amortization expense by $10.9 million for the twelve months ended December 31, 1996 and $8.1 million for the nine months ended September 30, 1997, resulting in a change from a net loss of $6.6 million (or $0.36 per share) to after tax net income of 2.7 million (or $0.15 per share) for the twelve months ended December 31, 1996 and a reduction of the net loss from $8.6 million ($0.48 per share) to $436,000 (or $0.02 per share) for the nine months ended September 30, 1997.


          (h) To record interest expense on debt issued in connection with the Affiliation Transactions as if such transactions had occurred on January 1, 1996 and January 1, 1997.



          (i) To eliminate interest expense assuming repayment of $24.3 million of indebtedness consisting of (A) approximately $6.4 million of HCFP Debt, including $700,000 for a success fee and payment for the exercise of a put option due at the completion of the Offering; (B) approximately $6.0 million of the Comdisco Loan; (C) approximately $1.5 million of the Cedar Loan; (D) $1.0 million of the Nagpal Debt; and (E) approximately $9.4 million of the Physician Notes with the net proceeds of the Offering, net of estimated federal and state income taxes at a rate of approximately 38%. See 'Use of Proceeds.'


          (j) The pro forma as adjusted weighted average number of common shares includes (i) all shares of Common Stock issued in the Affiliation Transactions, (ii) the shares issuable in connection with the recalculation provisions contained in the SCOI and COSI Management Services Agreements,
     (iii) the conversion of all outstanding shares of Preferred Stock and (iv) the 4,000,000 shares of Common Stock offered hereby.

                          BMJ MEDICAL MANAGEMENT, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997


                                                           AFFILIATION                                   PRO FORMA
                                                            AND OTHER                    OFFERING            AS
                                            THE COMPANY    ADJUSTMENTS     PRO FORMA    ADJUSTMENTS     ADJUSTED(a)
                                            -----------    -----------     ---------    -----------     ------------
                                                                         (IN THOUSANDS)
                 ASSETS
Current assets:
  Cash and cash equivalents..............     $ 2,404        $ 6,875 (c)    $ 3,363       $    40(a)      $  3,403
                                                              (5,916)(b)
  Accounts receivable....................      19,325          4,047 (b)     23,372            --           23,372
  Prepaid expenses and other current
    assets...............................          42            584 (b)        626            --              626
                                            -----------    -----------     ---------    -----------     ------------
    Total current assets.................      21,771          5,590         27,361            40           27,401
Furniture, fixtures and equipment, net...       3,877          1,227 (b)      5,104            --            5,104
Management Services Agreements, net......      32,485         17,720 (b)     50,205            --           50,205
Other assets.............................       3,234             --          3,234            --            3,234
                                            -----------    -----------     ---------    -----------     ------------
    Total assets.........................     $61,367        $24,537        $85,904       $    40         $ 85,944
                                            -----------    -----------     ---------    -----------     ------------
                                            -----------    -----------     ---------    -----------     ------------


  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................     $   299        $    --        $   299       $    --         $    299
  Accrued expenses.......................       2,856             20 (b)      2,876            --            2,876
  Accrued salaries and benefits..........         946             --            946            --              946
  Due to physician groups................       3,990             --          3,990           (79)(a)        3,911
  Shareholder note payable...............         894             --            894            --              894
  Current portion of long-term debt and
    capital lease obligations............       2,208          9,986 (b)     18,319       (14,904)(a)        3,415
                                                               6,125 (c)
                                            -----------    -----------     ---------    -----------     ------------
    Total current liabilities............      11,193         16,131         27,324       (14,983)          12,341
Long-term debt and capital lease
  obligation, less current portion.......      16,480            750 (c)     18,491        (8,617)(a)        9,874
                                                               1,261 (b)
Stockholders' equity.....................      33,694          6,395 (b)     40,089        23,640(a)        63,729
                                            -----------    -----------     ---------    -----------     ------------
    Total liabilities and stockholders'
      equity.............................     $61,367        $24,537        $85,904       $    40         $ 85,944
                                            -----------    -----------     ---------    -----------     ------------
                                            -----------    -----------     ---------    -----------     ------------


NOTES TO PRO FORMA BALANCE SHEET


     (a) To reflect (i) the net proceeds from the sale of shares of Common Stock in the Offering estimated to be approximately $24.3 million (after deducting underwriting discounts and estimated Offering expenses) and the use of such proceeds for the repayment of indebtedness consisting of (A) approximately $6.4 million of HCFP Debt, including $700,000 for a success fee and payment for the exercise of a put option due at the completion of the Offering; (B) approximately $6.0 million of the Comdisco Loan; (C) approximately $1.5 million of the Cedar Loan; (D) approximately $1.0 million of the Nagpal Debt; and (E) approximately $9.4 million of the Physician Notes and (ii) the conversion of the Preferred Stock and all other outstanding equity securities into Common Stock upon the closing of the Offering.


     (b) To record the historical basis of the assets acquired and liabilities assumed by the Company in the Affiliation Transactions. In connection with the Affiliation Transactions, the Company issued 1,109,970 shares of common stock, paid cash of approximately $5.9 million and issued $11.3 million of the Physician Notes. The accounts receivable were recorded at net realizable value and the furniture, fixtures and equipment was recorded at fair market value. In connection with the recording of intangible assets, primarily Management Services Agreements, the Company analyzed the nature of each Practice with which a Management Services Agreement was entered into, including the number of physicians in each Practice, number of offices and ability to recruit additional physicians, the Practice's relative market position, the length of time each Practice had been in existence and the term and enforceability of the Management Services Agreement. The Management Services Agreements are for a term of 40 years and typically cannot be terminated by the Practice without cause, consisting primarily of bankruptcy or material default. See Notes 1 and 2 to the financial statements.

     The breakdown of the Affiliation Transactions in the aggregate resulted in total consideration of $26.2 million, consisting of cash of $5.9 million, the Physician Notes in the aggregate amount of $11.3 million and Common Stock of $9.0 million. Of such total consideration, $20.4 million was allocated to Management Services Agreements, $4.0 million was allocated to accounts receivable, $.6 million was allocated to other current assets, and $1.2 million was allocated to furniture, fixtures and equipment. See Note 2 to the financial statements.

     The Company believes that there is no material value allocable to the employment and noncompete agreements entered into between the Existing Practices and the individual physicians, because the primary economic beneficiaries of these agreements are the Existing Practices, which are entities that the Company does not legally control. The Company believes that the Existing Practices are long-lived entities with an indeterminable life and that the physicians, patient demographics and various contracts will be continuously replaced. The amounts allocated to the Management Services Agreement are being amortized over four years.

     (c) To record $6.9 million raised after September 30, 1997. Of such amount, $3.4 million was provided from the Stockholder Debt, $2.5 million was provided from the additional HCFP debt and $1.0 million was provided from the additional Comdisco debt.

                         SELECTED FINANCIAL INFORMATION

     The following selected financial data with respect to the Company's statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 and the balance sheet data at December 31, 1996 and September 30, 1997 have been derived from the financial statements of the Company which have been audited by Ernst & Young LLP, independent certified public accountants. The selected financial data presented below for the nine months ended September 30, 1996 is unaudited and was prepared by management of the Company on the same basis as the audited financial statements appearing elsewhere in this Prospectus and, in the opinion of management of the Company, include all adjustments necessary to present fairly the information set forth therein. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997 or future periods. The following data should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.


                                                                                          NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                        YEAR ENDED        ------------------
                                                                     DECEMBER 31, 1996     1996       1997
                                                                     -----------------    -------    -------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
  Practice revenues, net..........................................        $ 6,029         $   674    $38,325
  Less: amounts retained by physician groups......................         (2,912)           (336)   (17,878)
                                                                         --------         -------    -------
  Management fee revenue..........................................          3,117             338     20,447
  Costs and expenses:
     Medical support services.....................................          2,844             343     17,934
     General and administrative...................................          1,299             675      5,962
     Depreciation and amortization................................            737              83      4,489
     Interest expense (income), net...............................            (21)             (6)       922
                                                                         --------         -------    -------
       Total costs and expenses...................................          4,859           1,095     29,307
  Loss before income taxes........................................         (1,742)           (757)    (8,860)
  Income taxes....................................................             --              --         --
                                                                         --------         -------    -------
  Net loss........................................................        $(1,742)        $  (757)   $(8,860)
                                                                         --------         -------    -------
                                                                         --------         -------    -------
  Net loss per common share.......................................        $ (0.39)        $ (0.19)   $ (1.52)
                                                                         --------         -------    -------
                                                                         --------         -------    -------
  Weighted average number of common shares outstanding............          4,438           3,984      5,832
                                                                         --------         -------    -------
                                                                         --------         -------    -------


                                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                                  1996            1997
                                                                              ------------    -------------
                                                                                  (IN THOUSANDS, EXCEPT
                                                                                     OPERATING DATA)
BALANCE SHEET DATA:
  Cash and cash equivalents................................................     $  1,439         $ 2,404
  Working capital..........................................................        1,819          10,578
  Total assets.............................................................       25,332          61,367
  Long-term debt and capital lease obligation, less current portion........           59          16,480
  Total stockholders' equity...............................................       19,381          33,694


OTHER OPERATING DATA:
  Number of Practices......................................................            3              22
  Number of physicians.....................................................           34             106

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this Prospectus. This Prospectus contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth below and under 'Business,' as well as in this Prospectus generally. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth under 'Risk Factors' and the matters set forth in this Prospectus generally.

OVERVIEW

     The Company is a PPM that provides management services to physician practices and the COSI ambulatory surgery center that focus on musculoskeletal care, which involves the medical and surgical treatment of conditions relating to bones, muscles, joints and related connective tissues. The broad spectrum of musculoskeletal care offered by the physician practices ranges from acute procedures, such as spine or other complex surgeries, to the treatment of chronic conditions, such as arthritis and back pain. As of the date of this Prospectus, the Company has affiliated (the 'Affiliation Transactions') with 25 Existing Practices comprising 117 physicians practicing in Arizona, California, Florida, Pennsylvania, New Jersey and Texas by entering into Management Services Agreements. The Company was incorporated in Delaware in January 1996 and affiliated with the first Existing Practice in July 1996. At December 31, 1996, the Company had entered into Management Services Agreements with three Existing Practices comprising 34 physicians at that time and 37 physicians as of the date of this Prospectus. During the first eleven months of 1997, the Company entered into additional Management Services Agreements with 22 Existing Practices, comprising 80 physicians and acquired the IPA with 42 physicians in Arizona.

     Generally, the total consideration paid to a Practice's physicians, once the Practice has agreed to affiliate with the Company, is based on a multiple of the Company's management fee plus the fair market value of the Practice's furniture, fixtures and equipment and, subject to legal limitations regarding Medicare and Medicaid receivables, the estimated net realizable value of its outstanding accounts receivable. The consideration paid by the Company consists of Common Stock, cash and the assumption of certain liabilities (principally notes payable to financial institutions secured by receivables of the Practice, which notes are repaid at the time the Affiliation Transaction is consummated). In exchange for this consideration, the Practice enters into a 40-year Management Services Agreement with the Company.

     Practice revenue represents the revenue of the Existing Practices and the COSI ambulatory surgery center reported at the estimated realizable amounts from patients, third party payors and others for services rendered, net of contractual and other adjustments. Management fee revenue represents Practice revenue less amounts retained by the Existing Practices (consisting of amounts retained by physician groups, principally compensation and fees paid to physicians and other health care providers) which are paid to the physicians pursuant to the Management Services Agreements. Under each Management Services Agreement, the Company assumes responsibility for the management of the non-medical operations of the Practice, employs substantially all of the non-professional personnel utilized by the Practice and may provide the Practice with the facilities and equipment used in its medical practice. For a more detailed discussion of the rights and obligations of the parties to the Management Services Agreements, see 'Business--Contractual Agreements With the Practices--Management Services Agreement.'

     The Company's management fee revenue consists of three components: (i) percentage of the Practices' net collected revenue (generally ranging from 10% to 15%), plus (ii) 100% of the non-physician affiliated practice expenses (generally ranging from 45% to 55% of the Practices' net collected revenue), plus (iii) 66 2/3% of the cost savings the Company is able to achieve through its purchasing power (generally related to medical malpractice insurance, property and liability insurance, group benefits and certain major medical supplies). The portion of the management fee revenue that represents a percentage of net collected revenue is dependent upon the Practices' revenue which must be billed and collected. See 'The Company--Affiliation Transactions.'

     The Company's operating expenses consist primarily of the expenses incurred in fulfilling its obligations under the Management Services Agreements. These expenses include medical support services (principally clinic overhead expenses that would have been incurred by the Existing Practices, including non-professional employee salaries, employee benefits, medical supplies, malpractice insurance premiums, building and equipment rental and other expenses related to clinic operations) and general and administrative expenses (personnel and administrative expenses in connection with maintaining a corporate office function that provides management, contracting, administrative, marketing and development services to the Existing Practices).

     As a result of the Company's rapid growth, costs and expenses exceeded management fee revenue due to the start-up nature of the Company. The level of these costs and expenses are expected to continue to increase as affiliations with additional Practices are achieved and the Company adds to its management infrastructure.

     Following the Offering, the Company intends to change its fiscal year from a calendar year to the twelve months ended March 31.

RESULTS OF OPERATIONS

     The following table sets forth the percentages of the Existing Practices' revenue represented by certain items reflected in the Company's consolidated statements of operations. As a result of the Company's limited period of existence and affiliation with the Existing Practices, the Company does not believe that comparisons between periods and percentage relationships within the periods set forth below are meaningful.

                                                                                                      NINE MONTHS
                                                                                 YEAR ENDED              ENDED
                                                                              DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                                              -----------------    ------------------
Practice revenues, net.....................................................         100.0%                100.0%
Less: amounts retained by physician groups.................................          48.3                  46.6
                                                                                   ------                ------
Management fee revenue.....................................................          51.7                  53.4
Costs and expenses:
  Medical support services.................................................          47.2                  46.8
  General and administrative...............................................          21.5                  15.6
  Depreciation and amortization............................................          12.2                  11.7
  Interest expense (income), net...........................................          (0.3)                  2.4
                                                                                   ------                ------
    Total costs and expenses...............................................          80.6                  76.5
                                                                                   ------                ------
Loss before income taxes...................................................         (28.9)                (23.1)
Income taxes...............................................................            --                    --
                                                                                   ------                ------
Net loss...................................................................         (28.9)%               (23.1)%
                                                                                   ------                ------
                                                                                   ------                ------

     Practice Revenues, Net. For the year ended December 31, 1996, net practice revenue was $6.0 million, arising from Affiliation Transactions with LVBMJ on July 1, 1996 and SCOI and STSC on November 1, 1996 ('the 1996 Affiliations'). For the nine months ended September 30, 1997, net practice revenue was $38.3 million arising from the 1996 Affiliations and affiliations with 19 additional Practices comprising 69 physicians at April 1, 1997 (LOS and Tri-City), June 1, 1997 (Gold Coast and two additional Practices in Los Angeles, CA), July 1, 1997 (Sun Valley, three Practices in Lake Tahoe, CA, two Practices in Bakersfield, CA, one Practice in Bethlehem, PA, and one in San Antonio, TX), August 1, 1997 (three additional Practices in Broward and Palm Beach counties in South Florida) and September 1, 1997 (four Practices comprised of three in South Florida and one in Allentown, PA).

     Amounts Retained by Physician Groups. Amounts retained by physician groups for the year ended December 31, 1996 was $2.9 million, consisting of compensation and fees paid to physicians and other health care providers by the Practices pursuant to Management Services Agreements entered into on July 1, 1996 and November 1, 1996. For the nine months ended September 30, 1997, amounts retained by physician groups was $17.9 million, reflecting the effect of the 1996 Affiliations and affiliations with 16 additional Practices pursuant to Management Services Agreements executed in the first nine months of 1997.

     Management Fee Revenue.  Management fee revenue for the year ended December

31, 1996 was $3.1 million as a result of the factors set forth above. For the nine months ended September 30, 1997, management fee revenue was $20.4 million as a result of the factors set forth above.

     Medical Support Services. Medical support services, principally clinic overhead expenses, was $2.8 million for the year ended December 31, 1996, resulting from the 1996 Affiliations. For the nine months ended September 30, 1997, medical support services was $17.9 million, reflecting the 1996 Affiliations, plus the effect of 16 additional Management Services Agreements executed in the first nine months of 1997.

     General and Administrative. General and administrative expenses for the year ended December 31, 1996 was $1.3 million, reflecting the expenses incurred in establishing a corporate office. These expenses consisted of labor costs, group benefits, accounting, legal, rent and other expenses, substantially all of which were incurred after July 1, 1996 (the date of the first Affiliation Transaction). For the nine months ended September 30, 1997, general and administrative expenses were $6.0 million, of which $5.3 million was incurred in the last six months of the period, reflecting the Company's increased development of corporate infrastructure to support the additional affiliations as they occur, and $2.2 million of compensation expense, substantially all of which was incurred in the last three months of the period, related to the acceleration of the vesting of stock options granted to certain employees. While the Company expects that general and administrative expenses will continue to increase as more Practices affiliate with the Company, it also expects them to continue to decline as a percentage of both practice revenue and management fee revenue. However, the Company expects to issue approximately 887,000 additional shares of Common Stock to the SCOI physicians effective as of December 31, 1997 as a result of the recalculation provisions contained in the SCOI and COSI Management Services Agreements and record non-cash compensation expense in the fourth quarter of 1997 ranging from $12 million to $14 million related to the recalculation provisions as well as approximately $2.0 million of additional compensation expense related to the accelerated stock options. See Note 2 to the financial statements.

     Depreciation and Amortization. Depreciation and amortization for the year ended December 31, 1996 was $737,000, substantially all of which was incurred after July 1, 1996. The depreciation expense relates to acquired furniture, fixtures and equipment and the amortization relates to Management Services Agreements. For the nine months ended September 30, 1997, depreciation and amortization were $414,000 and $4.2 million, respectively, reflecting the additional Affiliation Transactions entered into during the nine months. The intangible assets related to the Management Services Agreements are being amortized over four years as a result of the vesting provisions contained in the Restricted Stock Agreements. The Company expects to enter into amendments to the Restricted Stock Agreements to eliminate the vesting provisions related to the shares of the Company's Common Stock issued in connection with the Affiliation Transactions. At the time the amendments are executed, the Company expects to revise the estimated useful lives of its Restricted Stock Agreements and amortize the remaining balances of the Management Services Agreements over periods ranging from 7 to 25 years. Consequently, the amortization expense related to the 25 Existing Practices will decrease in the future; however, the Company expects that depreciation and amortization expense levels will continue to increase as additional Practices affiliate with the Company. The depreciation and amortization expense, based on amortization periods ranging from 7 to 25 years, is expected to remain relatively constant as a percentage of both practice revenue and management fee revenue. Although the Company's net unamortized balance of intangible assets acquired ($32.5 million at September 30, 1997) is not considered to be impaired, any future determination that a significant impairment has occurred would require the write-off of the impaired portion of unamortized intangible assets, which could have a material adverse effect on the Company's results of operations.

     Net interest expense. Net interest expense for the nine months ended September 30, 1997 was $922,000 compared to interest income of $21,000 for the year ended December 31, 1996. The increase in interest expense was due primarily to borrowings related to the Affiliation Transactions.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1996 and September 30, 1997, the Company had $1.8 million and $10.6 million, respectively, in working capital and $1.4 million and $2.4 million, respectively, in cash and cash equivalents. The Company's principal sources of liquidity as of December 31, 1996 and September 30, 1997 consisted of the cash and cash equivalents and net accounts receivable of $5.8 million and $19.3 million, respectively.

     The Company has financed its Affiliation Transactions, capital expenditures and working capital needs since its inception through a combination of (i) private placements of capital stock; (ii) borrowings from institutional lenders;
(iii) short-term borrowings from stockholders; and (iv) issuance of promissory notes to certain physicians.

     For the year ended December 31, 1996 and the nine months ended September 30, 1997, cash used in operations was $1.0 million and $3.2 million, respectively, resulting primarily from net operating losses adjusted for non-cash expenses.

     Cash used in investing activities for the year ended December 31, 1996 and the nine months ended September 30, 1997 was $4.6 million and $20.6 million, respectively, relating primarily to Affiliation Transactions resulting in increases in accounts receivable, intangible assets and furniture, fixtures and equipment.

     Cash provided by financing activities for the year ended December 31, 1996 and the nine months ended September 30, 1997 was $7.1 million and $24.8 million, respectively. For the year ended December 31, 1996, substantially all of the cash provided resulted from proceeds from the issuance by the Company of two series of Preferred Stock. For the nine months ended September 30, 1997, cash provided by financing activities resulted primarily from $20.2 million in net borrowings and $5.2 million in proceeds from the issuance of three series of Preferred Stock.

     Beginning in March 1997, the Company entered into the HCFP Loan Agreements with HCFP Funding, secured by the accounts receivable acquired from Existing Practices. The Company may borrow up to an aggregate of $17.0 million under HCFP Loan Agreements, subject to a borrowing base of 85% of eligible accounts receivable. Upon completion of the Offering, the Company will repay all outstanding amounts under the HCFP Loan Agreements. See 'Use of Proceeds.' Borrowings under the HCFP Loan Agreements bear interest at the prime rate plus 1.75% per annum. The HCFP Loan Agreements require the Company to maintain a prescribed level of tangible net worth, place limitations on indebtedness, liens, and investments and prohibit the payment of dividends.

     On June 30, 1997, the Company entered into an additional HCFP Loan Agreement secured by a pledge of all of the assets of the Company. The Company may borrow up to $3.3 million under such agreement for Practice affiliations. Borrowings under such agreement bear interest at the prime rate plus 3.5%. Interest only is payable through December 31, 1997, at which time the loan converts to a term loan repayable in 36 monthly installments. In addition, in connection with such agreement the Company issued warrants to HCFP to purchase 28,570 shares of the Common Stock. The warrants contain put rights which give the holder the right to receive payment, based on a minimum put price of $14 per share, for the value of such warrants at January 15, 1998.

     In August 1997 and November 1997, the Company borrowed an aggregate of $7.5 million under the Comdisco Loan Agreement and the Cedar Loan Agreement to fund Practice affiliations. The Comdisco Loan and the Cedar Loan have three year terms, bear interest at 14% per annum and are secured by a second lien on all of the Company's tangible and intangible personal property. In connection with these loans the Company issued warrants to purchase 160,000 and 40,000 shares of Series E Preferred Stock to Comdisco and Cedar, respectively.

     On September 9, 1997, the Company issued $4.0 million principal amount of its 6% convertible debentures due 2000 (the 'Debentures') to fund Practice affiliations. The Debentures are convertible into Common Stock. See 'Certain Transactions.'

     On October 14, 1997, the Company obtained short-term financing in the form of a secured term note for $2.5 million payable to HCFP Funding to fund Practice affiliations, secured by a lien on substantially all of the assets of the Company. The loan bears interest at the prime rate plus 3.5% (12% at December 31, 1997). Interest only is payable through December 31, 1997 and the entire principal sum is due and payable on January 1, 1999. In connection with this loan agreement, the Company will pay HCFP Funding a fee in the amount of $300,000 on the maturity date.

     On October 15, 1997, the Company obtained short-term bridge financing in the aggregate amount of $3.4 million from certain stockholders, including Dr. Nagpal, to fund Practice affiliations. In connection with these loans, the Company issued warrants to such stockholders to purchase an aggregate of 48,215 shares of Common Stock at an exercise price of $0.01 per share. Outstanding loans bear interest at the prime rate plus 3.5% (12% at December 31, 1997). The principal of and accrued interest on such loans are due and payable on January

1, 1999.

     During October and November 1997, in connection with several Practice affiliations, the Company issued the Physician Notes in the aggregate amount of approximately $11.3 million. These outstanding promissory notes bear interest at rates ranging from 6% to 11%. Approximately $1.9 million of the Physician Notes was repaid on January 2, 1998. The remaining Physician Notes are due and payable either on the date of the completion of the Offering or at various maturity dates ranging from March 31, 1998 to October 31, 1998.

     In December 1997, the Company entered into commitments totaling $2.4 million for construction of two ambulatory surgery centers.

     On January 2, 1998, the Company obtained short-term financing in the form of a demand note from Dr. Nagpal in the amount of $1.0 million to repay certain of the Physician Notes. In connection with this loan, the Company issued warrants to Dr. Nagpal to purchase 14,286 shares of Common Stock at an exercise price of $0.01 per share. The demand note bears interest at 8% per annum.

     The Company's affiliation and expansion programs will require substantial capital resources. In addition, the operations and expansion of the Practices, including the addition of Ancillary Service Facilities, and of the IPA will require ongoing capital expenditures. The financing of future affiliations and business expansion is anticipated to be provided by a combination of borrowings under the HCFP Loan Agreements and cash flows from operations. The Company believes that the combination of these sources will be sufficient to meet its currently anticipated operating and capital expenditure requirements and working capital needs through 1998. In order to meet its affiliation and expansion goals as well as its long-term liquidity needs, the Company expects to incur, from time to time, additional short-term and long-term indebtedness and to issue additional debt and equity securities, the availability and terms of which will depend upon market and other conditions. See 'Risk Factors--Need for Additional Funds' and '--Risks Related to Intangible Assets.'

REIMBURSEMENT RATES

     The health care industry is experiencing a trend toward cost containment as payors seek to improve lower reimbursement and utilization rates with providers. Further reductions in payments to health care providers or other changes in reimbursement for health care services could adversely affect the Practices with which the Company is affiliated and adversely affect the Company's results of operations.

                                    BUSINESS


GENERAL

     The Company is principally a PPM that provides management services to physician practices that focus on musculoskeletal care, which involves the medical and surgical treatment of conditions relating to bones, muscles, joints and related connective tissues. The broad spectrum of musculoskeletal care offered by the physician practices ranges from acute procedures, such as spine or other complex surgeries, to the treatment of chronic conditions, such as arthritis and back pain. The management services provided by the Company include physician practice and network development, marketing, payor contracting and financial, administrative and clinical information management. As of the date of this Prospectus, the Company has entered into Affiliation Transactions by entering into Management Services Agreements with 25 Practices comprising 117 physicians practicing in Arizona, California, Florida, Pennsylvania, New Jersey and Texas and owns and operates one IPA with 42 physicians in Arizona.

INDUSTRY OVERVIEW

     The market for muscoloskeletal care in the United States is significant and growing. According to the AAOS, total direct costs associated with the delivery of musculoskeletal care exceeded $60 billion in 1988 and increased to approximately $72 billion in 1992. The increase in expenditures can be attributed to various factors, including improvements in medical technology, more active lifestyles which have resulted in the growth of sports medicine and the overall aging of the population. In 1992, the 65-and-over age group represented approximately 12% of the U.S. population, but accounted for more than half of all musculoskeletal care expenditures.

     Musculoskeletal care is provided by a variety of medical and surgical specialists. Although the orthopaedic surgeon is the primary musculoskeletal provider, musculoskeletal care is also provided by physiatrists, rheumatologists, podiatrists, occupational medicine physicians, rehabilitative therapists, neurosurgeons and neurologists. In addition, there are a number of subspecialties of orthopaedics, including adult reconstructive (joint replacement) surgery, spinal care, sports medicine, foot and ankle care, hand and upper extremity care, pediatrics and trauma care. The AAOS estimates that in 1995 there were approximately 23,000 orthopaedic surgeons, as well as approximately 5,500 physiatrists, 3,500 rheumatologists, 3,000 occupational medicine physicians, 4,900 neurosurgeons and 11,400 neurologists in the United States.

     Historically, most orthopaedic procedures have been performed on an inpatient basis. Recently, however, there has been a trend towards handling these procedures on an outpatient basis. The Company believes this trend may be attributable to a number of factors: less invasive surgery with the arthroscope and new anaesthetic techniques have significantly reduced post-operation trauma; outpatient procedures are less costly and thus more desirable to both patients and payors; outpatient settings represent a 'health environment' which promotes wellness and improved patient attitudes; and outpatient settings foster preventive team situations which minimize waste and improve efficiency. For these reasons, the Company believes that the trend toward treatment in the outpatient setting will continue to increase in the foreseeable future.

     According to the AAOS, in 1996, the principal payors for musculoskeletal care were Medicare and Medicaid at 27% (combined), managed care, including discounted fee-for-service and capitation, at 26%, private pay (indemnity insurers) at 23% and workers' compensation at 17%. Reflecting the emergence of managed care, the percentage of payments by private payors declined from 39% in 1988 to 23% in 1996, while payments from managed care sources increased from 12% to 26%. This shift from private pay to managed care reimbursement has added the complexity of managing the clinical and administrative aspects of the physicians' practices and increased the emphasis on managing practices more efficiently.

     Historically, surgical and non-surgical orthopaedic specialists have maintained separate practices; recently, however, musculoskeletal physicians have begun to follow the consolidation trend seen elsewhere in the health care industry. The AAOS estimates that approximately 3% to 5% of all orthopaedic practices have affiliated with PPMs as of February 1997. Consolidated practices increasingly are utilizing a separate professional management company to handle practice management functions such as staffing, information systems, managed care contracting, leasing, purchasing and marketing, thereby enabling the physicians to focus on providing high quality medical services. Several factors have contributed to the trend toward affiliation with PPMs by musculoskeletal physicians. These factors include the increasing complexity of managing a practice due, in part, to the increase in managed care contracting, the need for cost-effective management of patient care, the economies of scale achievable in such areas as administration, purchasing and marketing, the desire to capture revenues from ancillary services and in-network referrals and the growing importance of capital resources to acquire and maintain state-of-the-art equipment, clinical facilities and management information systems.

STRATEGY

     The Company's goal is to develop the leading musculoskeletal network in each of its markets by aligning the Company's interests with those of the Practices' physicians. Key components of the Company's strategy are:

     Expand Into New Markets. The Company intends to expand into targeted new markets by establishing relationships and affiliations with the most qualified practices in such markets. The Company targets markets that have a large enough population to support a viable musculoskeletal physician network. The Company generally seeks to affiliate initially with platform practices in new markets. Platform practices generally consist of at least five physicians who have the demonstrated ability to grow in their market. Potential affiliation candidates are evaluated on a variety of factors, including, but not limited to, physician credentials and reputation, the practice's competitive market position, specialty and subspecialty mix of physicians, historical financial performance, growth potential, the local demographics potential and potential for development of Ancillary Service Facilities.

     Continue to Develop Existing Markets. The Company strengthens its market positions by (i) providing uniform financial reporting systems to the Practices;

(ii) implementing uniform practice management systems to facilitate the collection of financial and clinical data; (iii) investing in new clinical equipment such as EMGs and bone densitometers; (iv) increasing the number of physicians and diversifying the subspecialties in a Practice; (v) developing satellite offices to accommodate increased patient flow; (vi) committing capital to develop or acquire Ancillary Service Facilities; and (vii) expanding revenues through additional payor contracting and focused marketing on a regional basis. The Company believes these services will enable the physicians to devote more time to the practice of medicine and the strategic development of their practice, thereby increasing revenues and creating greater efficiencies in the operation of each Practice.

     Introduce Ancillary Service Facilities. Ancillary Service Facilities will provide such services as ambulatory surgery, physical therapy and MRI services. Once the Practices or a network in a particular market have achieved a significant local presence, the Company plans to introduce Ancillary Service Facilities by assisting the Practices in developing such facilities. The first Ancillary Service Facility was opened in late 1997 (a mobile MRI unit in San Antonio, Texas) and additional Ancillary Service Facilities are planned to be opened in 1998 in other markets. In addition, the Company currently manages one physician-owned ambulatory surgery center which was under development by the physicians prior to their involvement with the Company and for which the Company receives a 10% management fee. For a discussion of the applicability of the Stark Law to the operation of the Ancillary Service Facilities, see 'Business--Governmental Regulation and Supervision--The Stark Self-Referral Laws.'

     Develop Disease Management and Clinical Information System. Following the implementation of a uniform practice management system, the Company has a two-step strategy for creating a disease management and clinical information system. The Company is in the process of developing standard procedures for gathering clinical and financial information, such as personal patient data, physician and procedure identifier codes, payor class and amounts charged and reimbursed. The Company's goal is to establish a non-patient identifiable information database across all Practices pursuant to which efficiencies may be achieved by gathering, interpreting and sharing clinical information, standardizing referral patterns and treatment protocols within a physician network and coordinating the needs of the patient population in any geographic market. Utilization of the database is expected to result in an increased ability to control and predict the cost of care for various patient diagnoses. The Company believes that its network of musculoskeletal physicians with access to reliable clinical outcome information will make the Company more attractive to payors because the Company will be able to demonstrate cost-effective quality care.

BMJ OPERATIONS

     Existing Practices. Since commencing operations in January 1996 through the date of this Prospectus, the Company has affiliated with 25 Existing Practices, comprising 117 physicians, in Arizona, California, Florida,

Pennsylvania, New Jersey and Texas, and owns and operates one IPA, comprising 42 physicians, in Phoenix, Arizona. Approximately 83% of the physicians at the Managed Practices are orthopaedic surgeons.

     The following table sets forth certain information concerning the Existing Practices.

                                                                                              ADDITIONAL PRACTICES
                                                                                                       IN
                                                            NUMBER/SPECIALITIES                   MARKET SINCE
                                                               OF PHYSICIANS                       AFFILIATION
                                               EFFECTIVE    -------------------   NUMBER OF   ---------------------
                                               AFFILIATION    AT OCTOBER 31,      SATELLITE   NUMBER OF   NUMBER OF
REGION    PRACTICE     MARKET                     DATE             1997            OFFICES    PRACTICES   PHYSICIANS
--------  -----------  ---------------------   ----------   -------------------   ---------   ---------   ---------
Eastern   LVBMJ        Bethlehem, PA            7/1/96       6 Orthopaedics           0            3          10
                                                               1 Physiatry
                                                             1 Spine surgery

          LOS          Ft. Lauderdale, FL       4/1/97       6 Orthopaedics           2            5          23
                                                               1 Podiatry

          Gold Coast   Palm Beach               6/1/97       5 Orthopaedics           0            2          13
                       County, FL

Central   STSC         San Antonio, TX          11/1/96      6 Orthopaedics           9            1           1
                                                               1 Physiatry

Western   SCOI         Los Angeles, CA          11/1/96      20 Orthopaedics          4            7          10*
                                                               2 Physiatry

          Tri-City     Oceanside, CA            4/1/97       7 Orthopaedics           0            0           0

          Sun Valley   Sun City, AZ             7/1/97       4 Orthopaedics           0            0           0**

------------------
 * Includes three doctors and three separate practices in South Lake Tahoe, California.

** Does not include the IPA with 42 physicians in Phoenix, Arizona.

     Regional Business Model. While health care has become an increasingly significant national issue, it is still delivered on a local level. Therefore, in order to execute its growth and operating strategies, the Company has divided the United States into the eastern, central and western regions. The Company believes that its regional business model benefits both the Company and the Practices. Local management teams allow the Company to better understand the specific characteristics of a region, such as the demographics, the payor mix, the competitive landscape and the managed care environment, thus enabling the Company to be more effective in marketing to patients and negotiating with third party payors and suppliers. In addition, the regional management team is able to develop and maintain long-term relationships with both the Practices' physicians and local entities such as hospitals, managed care networks, suppliers and non-musculoskeletal physician groups. The Company believes that due to its regional business model, it is better equipped to develop relationships with such local entities than PPMs with centralized business models.

     A regional vice president is responsible for a management team that supervises the development of each market within a region. The regional management team coordinates market expansion initiatives and integration of administrative services within the region. The regional team provides management and network services related to the following: (i) integration and transition;
(ii) physician services including cost containment and operating efficiencies;
(iii) ancillary services development and management; (iv) physician recruitment and professional development; (v) workers' compensation; and (vi) payor contracting.

     Affiliation Structure. The Company believes its affiliation model aligns the interests of the Company and the Practices' physicians by (i) providing equity ownership in the Company to the physicians; (ii) assuring that the physicians and the Company share in the profits from the Ancillary Service Facilities and Practice cost savings; (iii) focusing on revenue enhancement; and
(iv) reducing the amount of time the physicians must spend on administrative matters, thereby enabling them to dedicate more of their efforts to the delivery of health care services. Additionally, each Practice retains professional autonomy and control over its medical practice through continued ownership and participation in Practice governance.

     The total consideration generally paid to a Practice's physicians, once the Practice has agreed to affiliate with the Company, is based on a multiple of the Company's management fee plus the fair market value of the

Practice's assets, including furniture, fixtures and equipment and, subject to legal limitations regarding Medicare and Medicaid receivables, the estimated net realizable value of its accounts receivable. See 'Business-- Contractual Agreements with the Practices--Asset Purchase Agreement.' The multiple of the Company's management fee is determined by reference to a number of factors, including the geographic location of the Practice, the size and specialty mix of the Practice, the Practice's competitive market position, the Practice's historical financial performance and the potential for the development of Ancillary Service Facilities. See '-- Strategy--Expand into New Markets.' The total consideration paid by the Company consists of Common Stock, cash and the assumption of certain liabilities (principally notes payable to financial institutions secured by receivables of the Practice, which notes are repaid at the time the Affiliation Transaction is consummated). In exchange for this consideration, the Practice enters into a 40-year Management Services Agreement with the Company.

     The revenue to the Company from a Practice is typically based on a specified percentage (typically 10% to 15%) of the Practice's revenues (rather than on a percentage of the net operating income of the Practice) plus reimbursement of the Practice's overhead expenses and two-thirds of the cost savings the Company is able to achieve through its purchasing power. See 'The Company--Affiliation Transactions.' In addition, the Company will be responsible for arranging the funding of Ancillary Service Facilities when appropriate and will, subject to applicable laws, share appropriately in the profits from such facilities.

     Upon affiliating with a Practice, the Company assumes the management of substantially all aspects of the Practice's operations other than the provision of medical services. Pursuant to the Management Services Agreements, the Company assists the Practices in the preparation of operating budgets and capital project analyses, the coordination of group purchases of medical supplies and insurance and the introduction of physician candidates. The Company provides the full range of administrative services required for a Practice's day-to-day non-medical operations, including management and monitoring of the Practice's billing and collection, accounting, payroll, legal services, recordkeeping, cash flow activity, physician recruiting, payor contracting and marketing. Comprehensive administrative support should facilitate more effective billing and collections, and, as the Company grows, economies of scale in effecting purchases. In addition, the Company plans to integrate the Practices' management information systems into a single system that will expand the financial and clinical reporting capabilities of each of the Practices and facilitate the analysis of data collected.

     The Company believes that through its affiliation with Practices across multiple markets it can achieve benefits in the aggregate purchasing of products and services for the Practices. The Company believes that, in particular, it can assist the Practices in reducing its purchasing expenses such as insurance, medical equipment and clinical and administrative supplies. Pursuant to the Management Services Agreements, the Company receives two-thirds of any such cost savings.

     Financial and Practice Management Systems. To date, the Company has implemented an interconnected financial accounting system in the Practices. This system allows the Company to analyze the financial aspects of the Practices from a centralized location and ensure uniformity with respect to financial classifications at the Practice level.

     The Company receives daily cash receipts related to the collection of patient accounts receivable and revenues. The Company utilizes these funds to pay the clinic overhead expenses (medical support services) as they are incurred and pays to the Practice a physician draw based upon a predetermined percentage of estimated net collected revenue. Annually, the cash actually collected and paid as physician draw, medical support services or management fee is reconciled with the Practice and any over/under payments are settled.

     The Company believes that the implementation of a uniform practice management system will enable it to monitor the operations of the Practices in a cost-effective manner, enhance utilization of the Practices, develop practice protocols and provide the Company with a competitive advantage in negotiating contracts with third party payors. The Company is currently reviewing various practice management software programs and expects to select and implement such a program within 12 to 18 months following completion of the Offering.


     The Company believes that the implementation of the practice management system, together with the integrated financial accounting system, will enable it to gather data that will be the foundation for a disease management and clinical information system. The Company intends to capture, retain and use such information in accordance with applicable legal and ethical requirements regarding the confidentiality of medical records. The Company further believes that such a system will facilitate the collection of clinical information such as type of injuries reported, patient characteristics and diagnoses of injuries, that will improve provider and patient access to resources and technology, facilitate quantitative analysis of outcome quality and cost and eventually allow for the development of curative and palliative regimens based on such information. The Company intends to obtain the informed, written consent of each patient for whom information will be included in the database.

     Staffing and Facilities. The Company employs most of the Practices' non-professional personnel. These non-professional personnel, along with additional personnel at the Company's headquarters, manage the day-to-day non-medical operations of each of the Practices, including, among other things, secretarial, bookkeeping, scheduling and other routine services. Under the Management Services Agreements, the Company must generally provide facilities and equipment to the Practices and, to this end, the Company assumes the Practice's existing leases for the facilities and equipment and purchases the assets, or a leasehold interest in the assets, utilized by the Practice.

DEVELOPMENT OF ANCILLARY SERVICE FACILITIES

     Within each market, the Company plans to establish Ancillary Service Facilities including, ambulatory surgery centers, physical therapy facilities and MRI centers and mobile units. In order to establish such facilities, the Company has designated professionals within each market to locate sites, identify acquisition opportunities and otherwise arrange for the provision of the ancillary services. Additionally, the Company's regional management teams are responsible for marketing the Ancillary Service Facilities to payors and referral sources and staffing, operating and financial management of the facilities. For risks associated with the establishment of Ancillary Service Facilities, see 'Risk Factors--Reliance on New Affiliations and Expansion.' For a discussion of the applicability of the Stark Law to the operation of the Ancillary Service Facilities, see 'Business--Governmental Regulation and Supervision--The Stark Self-Referral Laws.'

PAYOR MIX OF EXISTING PRACTICES

     The Company's Practices derive revenue from a broad mix of third party payors. This payor mix is a result of a number of underlying trends in the patient base of musculoskeletal specialists. A significant portion of reimbursement to physicians in musculoskeletal practices is derived from workers' compensation insurance programs, which generally pay higher reimbursements per procedure than health insurance payors and are generally not subject to co-payments and deductibles. The Company believes that reimbursement from workers' compensation payors will continue to represent a substantial portion of practice revenues because of broader definitions of work-related injuries, the shift of medical costs from health insurance payors to workers' compensation payors, aging of the work force, and the requirement that employers pay the total cost of medical treatment for work-related injuries.

     The following table sets forth the payor mix of the Existing Practices for the nine months ended September 30, 1997:

                                                                   NINE MONTHS ENDED
                                                                   SEPTEMBER 30, 1997
                                                                   ------------------
Workers' compensation...........................................           27%
Medicare(1).....................................................           17
Private payors and managed care(2)..............................           56

------------------
(1) Includes 2% attributable to Medicaid.
(2) Includes managed care, substantially all of which is on a fee-for-service basis.

     Workers' Compensation. Workers' compensation is a state-mandated, comprehensive insurance program that requires employers to fund medical expenses, lost wages and other costs resulting from work-related injuries and illnesses. Provider reimbursement methods vary on a state-by-state basis. A majority of states have adopted fee schedules pursuant to which all health care providers are uniformly reimbursed. The fee schedules are set by each state and generally prescribe the maximum amounts that may be reimbursed for a designated procedure. In most states without fee schedules, health care providers are reimbursed based on usual, customary and reasonable fees charged in the state in which the services are provided. In Florida (a state in which the Company does business), state law mandates that all workers' compensation services be provided under a managed care arrangement approved by Florida's Agency for Healthcare Administration.

     Medicare. The federal government has implemented, through the Medicare program, the RBRVS payment methodology for health care provider services. RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated health care providers the same amount for the same services. The RBRVS is subject to annual increases or decreases at the discretion of Congress or HCFA. To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically provided by the Existing Practices. Furthermore, it is expected that HCFA will be required by law to recalibrate the practice expense component of the RBRVS over the next four years in a way that will have positive effects on payments to primary care providers, but will decrease payments for most services provided by specialists, including many services provided by the Existing Practices.

     Managed Care Payors. An increasing portion of the net revenue of the Existing Practices is derived from managed care payors which make payments under discounted fee-for-service and capitation arrangements. Although rates paid by managed care payors are generally lower than commercial indemnity rates, managed care payors can provide access to large patient volumes. To date, the Company has not entered into any contracts on behalf of the Managed Practices with managed care payors; however, the Company intends to seek to negotiate both discounted fee-for-service and capitated contracts on behalf of the Practices. Discounted fee-for-service contracts involve negotiated rates for specified procedures and services. Under capitated arrangements, providers deliver health care services to managed care enrollees and typically bear all or a portion of the risk that the cost of such services may exceed capitated payments.

     Private Payors. Rates paid by private third party payors are based on established health care provider and hospital charges and are generally higher than Medicare payment rates. Recently, RBRVS types of payment systems have been adopted by certain private third party payors and may become a predominant payment methodology. Wider implementation of such programs would reduce payments from private third party payors, and could indirectly reduce revenue to the Company.

CONTRACTUAL AGREEMENTS WITH THE PRACTICES

     The Company has entered into Management Services Agreements and, in most cases, Asset Purchase Agreements, Restricted Stock Agreements and Stockholder Noncompetition Agreements (collectively, the 'Affiliation Agreements'), with each of the Existing Practices, and intends to enter into Affiliation Agreements with each additional Practice, to provide management, administrative and development services. The following summary of the Affiliation Agreements is intended to be a general summary of the form of the Affiliation Agreements. The actual terms of the individual Affiliation Agreements, and other service agreements into which the Company may enter in the future, may vary in certain respects from the description below as a result of negotiations with the individual Practices and the requirements of local regulations. The Management Services Agreements and certain related agreements are filed as exhibits to the registration statement of which this Prospectus forms a part. The following summary is qualified in its entirety by reference to such exhibits. For a discussion of circumstances under which a Management Services Agreement may be rendered unenforceable, see 'Risk Factors--Government Regulation.'

     Management Services Agreement. Under the Management Services Agreement, the Practices are solely responsible for all aspects of the practice of medicine and the Company has the primary responsibility for the business and administrative aspects of the Practices. Pursuant to the Management Services Agreements, the Company provides or arranges for various management, administrative and development services relating to the day-to-day non-medical operations of the Practices. Pursuant to the Management Services Agreements, the Company acts as the exclusive manager and administrator of non-medical services relating to the operation of the Practices. Subject to matters for which the

Practices maintain responsibility or which are governed by the Operations Committee (as defined herein) of the Practices, the Company (i) bills patients, insurance companies and other third party payors and collects, on behalf of the Practices, the fees for medical and other services rendered, including goods and supplies sold by the Practices; (ii) provides or arranges for, as necessary, clerical, accounting, purchasing, payroll, legal, bookkeeping and computer services, personnel, information management, preparation of certain tax returns, printing, postage and duplication services and medical transcribing services; (iii) supervises and maintains custody of substantially all files and records (medical records of the Practices remain the property of the Practices); (iv) provides facilities and equipment for the Practices; (v) prepares, in consultation with the Operations Committee and the Practices, all operating and capital expenditure budgets; (vi) orders and purchases inventory and medical supplies as reasonably requested by the Practices; (vii) implements, in consultation with the Operations Committee and the Practices, national and local public relations or advertising programs; (viii) provides financial and business assistance in the negotiation, establishment, supervision and maintenance of contracts and relationships with managed care and other similar providers and payors; (ix) recruits physician employees and other medical professionals on behalf of the Practices; and (x) ensures that all medical and technical personnel have the licenses, credentials, approvals and other certifications needed to perform their respective duties.

     Under the Management Services Agreements, the Practices retain the responsibility for, among other things, providing professional services to patients in compliance with the ethical standards, laws and regulations to which they are subject. In addition, the Practices maintain exclusive control of all aspects of the practice of medicine and the delivery of medical services.

     The revenue to the Company from a Practice is typically based on a specified percentage (typically 10-15%) of the Practice's revenues (rather than on a percentage of the net operating income of the Practice) plus reimbursement of the Practice's overhead expenses and two-thirds of cost savings that the Company is able to achieve through its purchasing power. The Management Services Agreements provide that each Practice will retain an amount equal to net collections less the management fee earned by the Company, which includes the authorized operating costs incurred. If the amount of such costs incurred and paid by the Company exceeds the amount authorized, approval to reimburse the Company for such excess must come from the Operations Committee. See 'The Company--Affiliation Transactions.' The Company is required to pay up to 5% of its annual management fee from a Practice for new fixed asset additions at such Practice. In addition, the Company will be responsible for arranging the funding of Ancillary Service Facilities when appropriate and will, subject to applicable laws, share appropriately in the profits from such facilities.

     Each Management Services Agreement has an initial term of 40 years, with automatic extensions (unless at least six months' notice is given) of additional five-year terms. The Management Services Agreement may be terminated by either party if the other party (a) files a petition in bankruptcy or other similar events occur, or (b) defaults in any material respect in the performance of any duty or obligation under the Management Services Agreement, which default is not cured within a specified period after receipt of notice thereof or (c) any of the representations and warranties made by such party in the Management Services Agreement is materially untrue or misleading and such party fails to correct such matter after receipt of written notice thereof. The Company also has the right to terminate the Management Services Agreement in the event that the Practice is excluded from participation in the Medicaid or Medicare program for any reason. Either party may also terminate the Management Services Agreement if such party determines that the structure of the Management Services Agreement violates any state or federal laws or regulations existing at such time and that an amendment to the Management Services Agreement will be unable to correct such defect.

     Upon termination of the Management Services Agreement, neither party is obligated to the other party except as set forth below. In the event of such termination, the Company is required to complete, within four months after the termination date, the annual settlement of the respective obligations of the Company and Practice for the period prior to the termination date. Furthermore, following any such termination, the Company must sell to the Practice all of the Company's interest in the assets that are located in the offices of the Practice and used in connection with the medical practice. The purchase price for all of such assets will be agreed upon by the parties; however, if an agreement is not reached, the purchase price will be determined by an independent appraisal. Under the Management Services Agreement, the Company is typically entitled to receive all of the revenues collected by the Practice during the 90-day period following termination of the agreement.

     The Company has entered into a Management Services Agreement with STSC that permits STSC and the individual physicians to rescind the Affiliation Transaction on November 1, 2003. Management Services Agreements for seven other Existing Practices comprising 29 physicians contain provisions that permit such

Existing Practices to rescind their Affiliation Transactions on their respective seventh anniversaries. See 'Risk Factors--Rescission Rights.'

     Under the Management Services Agreement, the Practice agrees generally not to, at any time prior to the second anniversary of the termination of the Management Services Agreement, compete with the Company by providing services to other medical groups similar to those provided by the Company under the Management Services Agreement or by entering into a management relationship with another provider of non-professional management services that provides such services to multiple physician groups. The Company and the Practice agree not to disclose to third parties any confidential information relating to the other party.

     Asset Purchase Agreement. Subject to the terms and conditions of an asset purchase agreement (the 'Asset Purchase Agreement'), the Company typically purchases from the Practice all of those assets used by the Practice in the operation of the medical practice, including medical equipment, furniture, trade fixtures, office equipment, supplies, and, subject to legal limitations regarding Medicare and Medicaid receivables, outstanding accounts receivable. Pursuant to an assignment and assumption agreement entered into as a condition to the Asset Purchase Agreement, the Company also acquires a leasehold interest in certain assets leased by the Practice, including offices and equipment. The Company also assumes certain liabilities related to any leased equipment and leased offices. The purchase price paid by the Company under the Asset Purchase Agreement is customarily determined by the parties after an appraisal of the assets being acquired. Under the Asset Purchase Agreement, the Practice agrees to indemnify the Company for any losses resulting from the operation of such medical practice prior to the effectiveness of the affiliation of such Practice with the Company.

     Restricted Stock Agreement. The Company issues Common Stock to the physician owners of the Practice as partial consideration for affiliating with the Company. Such Common Stock is issued pursuant to the terms and conditions set forth in a restricted stock agreement (the 'Restricted Stock Agreement'), which terms generally include annual vesting of 25% of the Common Stock each year in a four year period, a right of first refusal for the Company in the event the physician decides to sell such Common Stock and the authority of the Company's Board of Directors to prevent a physician's sale of such Common Stock to a competitor of the Company. The Restricted Stock Agreement further provides that the shares of Common Stock issued by the Company to the physicians remain issued and outstanding regardless of whether such physicians remain with the Practice, but the rights of the individual physicians to such shares (as opposed to the right of the Practice) will vest equally over four years, with the Practice retaining the right to utilize unvested shares to recruit new physicians. Upon termination of the Management Services Agreement, the Company has the right to repurchase all or any part of the Common Stock issued in the Affiliation Transaction. If the Company elects to repurchase unvested shares, the price per share is the original value of such Common Stock as set forth in the Restricted Stock Agreement. If the Company elects to purchase vested shares, the price per share is the then fair market value of the Common Stock. The Company may also issue Common Stock to employed physicians and other key personnel of the Practice pursuant to a Restricted Stock Agreement containing substantially similar terms. The Company expects to enter into amendments tothe Restricted Stock Agreements to eliminate the vesting provisions.

     Stockholder Noncompetition Agreement. Under a non-competition agreement (the 'Stockholder Non-competition Agreement'), each physician owner and employed physician of the Practice agrees not to (i) compete directly or indirectly with the Practice in the provision of medical services or with the Company in the provision of practice management services for a period of two years after termination of his affiliation with the Practice and within a 25 mile radius of any of the Practice's offices; or (ii) disclose any confidential information of the Company or the Practice. Each physician further agrees to indemnify the Company and the Practice for any damages they may suffer as a result of the physician's failure to abide by the foregoing covenants. There can be no assurance as to the enforceability of the Stockholder Noncompetition Agreements.

COMPETITION


     The Company competes with many other entities to affiliate with musculoskeletal practices. Several companies that have established operating histories and greater resources than the Company are pursuing the acquisition of the assets of both general and specialty practices and the management of such practices. Other PPMs and some hospitals, clinics, HMOs and provider networks engage in activities similar to those of the Company. There can be no assurance that the Company will be able to compete effectively with such

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

competitors, that additional competitors will not enter the market, or that such competition will not make it more difficult to affiliate with, and to enter into agreements to provide management services to, medical practices on terms beneficial to the Company.

     The Practices and the IPA will compete with local musculoskeletal care service providers as well as some managed care organizations. The Company believes that changes in governmental and private reimbursement policies and other factors have resulted in increased competition for consumers of medical services. The Company believes that the cost, accessibility and quality of services provided are the principal factors that affect competition. There can be no assurance that the Practices or the IPA will be able to compete effectively in the markets that they serve. The inability of the Practices or the IPA to compete effectively would have a material adverse effect on the Company.

     Further, the Practices and the IPA compete with other providers for musculoskeletal managed care contracts. The Company believes that trends toward managed care have resulted in increased competition for such contracts. Other practices and management service organizations may have more experience than the Practices, the IPA and the Company in obtaining such contracts. There can be no assurance that the Company and the Practices will be able to successfully obtain sufficient managed care contracts to compete effectively in the markets they serve. The inability of the Practices to compete effectively for and obtain such contracts could materially adversely affect the Company. See 'Risk Factors--Intense Competition.'

GOVERNMENT REGULATION AND SUPERVISION

     The delivery of health care services is regulated at both the federal and state level. The laws applicable to the Company are subject to evolving interpretations, and therefore there can be no assurance that a review of the Company's operations by federal or state judicial or regulatory authorities would not result in a determination that the Company, the IPA or one of the Practices has violated one or more provisions of federal or state law. Any such determination could have a material adverse effect on the Company.

  Federal Law

     Among the significant federal laws that apply to the Company's activities are those that prohibit: (a) the filing of false or improper claims with a federally funded health program; (b) unlawful inducements for the referral of business reimbursable under most federally funded health programs; (c) fraud in regard to payment or service in any health program; and (d) the billing for the provision of certain Medicare or Medicaid covered items or services where such items or services were provided based upon a referral to the providing entity by a physician who has, or whose immediate family member has, a financial relationship with that entity that does not fall within an applicable exception.

     False and Other Improper Claims. Under numerous federal laws, including the Federal False Claims Act (the 'False Claims Act'), the federal government is authorized to impose criminal, civil and administrative penalties on any health care provider that files a false claim for reimbursement from a federally funded health program (such as Medicare or Medicaid). The False Claims Act provides for a civil penalty of not less than $5,000 and not more than $10,000 per false claim and between two to three times the amount of damages depending on the facts and circumstances. The Medicare civil monetary penalty is now ten thousand dollars ($10,000) per false item or service claimed. Recently enacted federal legislation also imposes federal criminal penalties on persons who file false or fraudulent claims with private insurers. While the criminal statutes are generally reserved for instances of fraud, the civil and administrative penalty statutes are being applied by the government in an increasingly broad range of circumstances. Civil sanctions may be imposed if the claimant knew or should have known that billing was improper. The government also has taken the position that claiming reimbursement for services that are substandard is a violation of these false claims statutes if the claimant knew or should have known that the care was substandard or rendered under improper circumstances. Private persons may bring civil actions to enforce the False Claims Act. Under certain lower court decisions, claims derived from a violation of the Anti-Kickback Statute (as defined herein) or the Stark Law have been deemed to be, or may under certain circumstances be construed to be, false claims.

     The Stark Self-Referral Law. The Stark Law prohibits a physician from referring a patient for certain designated health services reimbursable by Medicare to an entity with which the physician (or the physician's immediate family member) has a financial relationship, whether through ownership, debt or compensation arrangements. In addition, a state cannot receive federal financial participation payment under the Medicaid program for designated health services furnished to an individual on the basis of a physician referral that would result in a denial of payments under the Medicare program if Medicare covered the services to the same extent and under the same terms and conditions as under the state Medicaid plan. Designated health services means clinical laboratory services, physical therapy services, occupational therapy services, radiology (including magnetic resonance imaging, computerized axial tomography scans and ultrasound services), radiation therapy services and supplies, durable medical equipment and supplies, parenteral and enteral nutrients, equipment, and supplies, prosthetics, orthotics, and prosthetic devices, home health services and supplies, outpatient prescription drugs, and inpatient and outpatient hospital services. Referrals for services other than designated health services and the furnishing of physicians' services that do not involve any designated health services are not subject to the Stark

Law. The term 'referral' under the Stark Law means more than merely recommending a vendor for designated health services to a patient; referrals are defined to include the request or establishment of a plan of care by a physician which includes the provision of designated health services. Consequently, the ordering of designated health services within a physician's medical group can constitute a referral within the meaning of the Stark Law.

     Further, unless an exception is met, both the health care entity that furnishes the services and the physician who makes the referral are prohibited from billing Medicare for services rendered to Medicare beneficiaries in violation of the Stark Law. The Stark Law is a civil statute which does not include criminal penalties. Violations of the Stark Law could result in significant civil sanctions, including denial of payment, refunds of amounts collected in violation of the statute and civil money penalties of up to fifteen thousand dollars ($15,000) for each bill or claim for a service a person knows or should know is a service for which payment may not be made. The Stark Law also includes civil money penalties of up to one hundred thousand dollars ($100,000) for each arrangement or scheme which the physician or entity knows or should know has a principal purpose of assuring referrals which, if directly made, would violate the Stark Law proscription. Both penalty provisions also provide for exclusion from the Medicare programs. The Stark Law also prohibits federal financial participation in any payment by a state for services where such payment would be prohibited by the Stark Law if rendered to a Medicare beneficiary. The Stark Law also requires each entity that receives Medicare or Medicaid payments for designated health services to report to HCFA (for Medicare) or the state Medicaid agency all financial relationships with referring physicians, with penalties of $10,000 per day for failing to report such information appropriately, and requires group practices to provide an attestation. Implementation of these reporting and attestation requirements has been deferred pending adoption of regulations related to such requirements.

     The Company currently does not directly provide any designated health services as that term currently is defined under the Stark Law; however, one or more of the Practices may provide designated health services within their offices. Because the Company provides management services and managed care contracting services to the Practices for a fee, there can be no assurance that the Company will not be deemed to be providing designated health services within each Practice. If the Company is held to be the provider of such designated health services within each Practice, the Stark Law will require that the arrangements between the Company and the physicians in each Practice that provide designated health services be structured to meet a Stark Law exception. Under this scenario, the physicians' ability to order designated health services within the Practices and the ability of the Practices to bill Medicare or Medicaid for such designated health services will be permissible only if the financial arrangements under the Management Services Agreements or IPA Provider Agreements entered into by the Company and the Practices meet certain exceptions set forth in the Stark Law. The Company believes that the financial arrangements under the Management Services Agreements or IPA Provider Agreements qualify for applicable exceptions under the Stark Law; however, there can be no assurance that a review by the courts or regulatory authorities would not result in a contrary determination. Also, to the extent that the Company in the future owns, manages or operates Ancillary Service Facilities that provide designated health services, the Stark Law may require the arrangements for the Company's acquisition of certain non-clinical assets of the Practices and its Management

Services Agreements or IPA Provider Agreements with each Practice to be structured to meet Stark Law exceptions in order for the physicians within each Practice to refer Medicare patients to the Ancillary Service Facilities for designated health services.

     It is also possible that, as a result of the Company's Management Services Agreements and IPA Provider Agreements with the Practices, the physicians in the Practices will be deemed to have indirect financial interests in Practices by virtue of the physicians' ownership interests in the Company. Under such interpretation of the Stark Law, the physicians' ability to order and bill for designated health services provided within the Practices and the ability of the Practices to bill Medicare or Medicaid for such designated health services will be permissible only if an exception under the Stark Law is applicable. The current Stark Law exception related to physicians' ownership interests in entities to which they refer patients may be relevant to the physicians' ability to make referrals for designated health services to any Ancillary Service Facilities owned or managed by the Company in the future. The Company will not be in a position to meet that exception related to investment interests until the Company's stockholders' equity exceeds $75 million.

     The Stark Law also governs the physicians' ability to refer patients for designated health services within the Practices in light of the physicians' ongoing compensation and ownership arrangements with such Practices. An exception for in-office ancillary services requires that the Practices meet certain structural and operational requirements on an ongoing basis in order to bill for in-office ancillary designated health services rendered by employed or contracted physicians.

     A key feature of the in-office ancillary services exception is the Stark Laws definition of a 'group practice.' On January 9, 1998, HCFA published proposed regulations which, among other things, focus on the definition of 'group practice.' In the proposed regulations, among other things, HCFA has provided or clarified that (i) a referral of a designated health service within the group practice is a Stark-covered referral; (ii) generally, a group practice must be a single legal entity, although professional corporations wholly-owned by a single physician may own an interest in the entity; (iii) independent contractors to the group practice are not group members, and therefore cannot provide supervision services if application of the in-office ancillary services exception is sought; (iv) the supervising group member generally must be in the office suite; (v) distribution of income and allocation of expenses within the group practice must be in accordance with methods that are determined prior to the time the group practice has earned the income or incurred the costs and must indicate that the group practice is a unified business, that is, the methods must reflect centralized decision making, pooling of expenses and revenues, and a distribution system that is not based on each satellite office operating as if it were a separate enterprise; (vi) a group member's compensation cannot be directly related to revenues generated by his or her own referrals, even if he or she personally provided or supervised the referred service (although the referring physician can share in overall profits related to such services);
(vii) the allocation of profits by sub-group is prohibited; (viii) the 'same building' in which the unrelated service and the ancillary service must be provided to comply with the requirements for application of the in-office ancillary service exception excludes trailers and multiple addresses, or buildings connected by tunnels or walkways; (ix) the group practice may have more than one centralized facility for the provision of the group practice's designated health services; (x) profits distribution within the group practice cannot be based on reduced referrals (incentive plan payments); and (xi) with regard to the requirement that a group physician provide to the group practice substantially the full range of services that he or she routinely provides, only the services provided in the discrete specialty area of services that the physician provides for the group practice need be considered, even though the physician might provide services in another area for another group practice on different days. Although the proposed regulations do not yet have the effect of law, they provide guidance as to HCFA's interpretation of the Stark Law. Therefore, the Company will be reviewing the new guidance provided by the proposed regulations with the Practices to determine if any changes in the Practices' operations may be appropriate. The Company cannot assure that the Practices will implement such changes, if appropriate, or will implement them correctly, or that the proposed regulations will not be interpreted to prohibit relationships that the Company and the Practices believe comply with the Stark Law, or that the final regulations or future regulations, statutory amendments, or interpretations thereof, will not further modify requirements for compliance with the Stark Law.

     In the recently enacted 1997 Budget Bill, Congress directed the Secretary of the U.S. Department of Health and Human Services ('HHS') effective on or about November 3, 1997, to issue advisory opinions as to whether a referral relating to designated health services (other than clinical laboratory services) is prohibited under the Stark Law. Regulations implementing the advisory opinion process were adopted on January 9, 1998. An advisory opinion issued by the Secretary will be binding as to the Secretary and the party or parties requesting the opinion. The Company has no present intention to seek an advisory opinion from HHS, HCFA or any other governmental authority regarding its current operations, arrangements with physicians or the referral activities of physicians in the Practices.

     Federal Anti-Kickback Statute. A federal law commonly known as the 'Anti-Kickback Statute' prohibits the offer, solicitation, payment or receipt of anything of value (direct or indirect, overt or covert, in cash or in kind) which is intended to induce business for which payment may be made under a federal health care program. A 'federal health care program' is any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government (e.g., Medicare, Medicaid, and CHAMPUS). Excluded from the definition of federal health care program is the Federal Employee Health Benefits Program. The type of remuneration covered by the Anti-Kickback Statute is very broad. It includes not only kickbacks, bribes and rebates, but also proscribes any such remuneration, whether made directly or indirectly, overtly or covertly, in cash or in kind. Moreover, prohibited conduct includes not only remuneration intended to induce referrals, but also remuneration intended to induce the purchasing, leasing, arranging or ordering of any goods, facilities, services, or items paid for by a federal health care program. The Anti-Kickback Statute has been interpreted broadly by a number of courts to prohibit remuneration that is offered or paid for otherwise legitimate purposes if one purpose of the payment is to induce referrals. Even bona fide investment interests in a health care provider may be questioned under the Anti-Kickback Statute if the government concludes that the opportunity to invest was offered as an inducement for referrals.

      In part to address concerns regarding the implementation of the Anti-Kickback Statute, in 1991 the federal government published regulations that provide exceptions or 'safe harbors' for certain transactions that are deemed not to violate the Anti-Kickback Statute. Among the safe harbors included in the regulations are transactions involving the sale of physician practices, management and personal services agreements and employee relationships. Congress recently added a significant new statutory exception related to 'remuneration between an organization and an individual or entity' if the organization is a Medicare risk contracting organization or if the remuneration is provided pursuant to a written agreement that places the individual or entity at substantial financial risk for the cost or utilization of services. Regulations implementing the foregoing statute have not yet been adopted, but are expected to be enacted soon. The failure of an activity to qualify under a safe harbor provision, while potentially leading to greater regulatory scrutiny, does not render the activity automatically illegal under the Anti-Kickback Statute. Conduct falling outside the safe harbors will be judged by government regulators on a case-by-case basis based on the specific facts and circumstances.

      Each offense under the Anti-Kickback Statute is classified as a felony and is punishable by a criminal fine of up to twenty-five thousand dollars ($25,000) and/or imprisonment of up to five (5) years; a civil money penalty of fifty thousand dollars ($50,000) for each violation and/or civil damages of not more than three times the total amount of remuneration offered, paid, solicited or received may be imposed without regard to whether any portion of such remuneration was for a lawful purpose. Both the offeror and the recipient of the illegal remuneration are potentially liable. In addition, violators are subject to civil exclusion from participation in the federal health care programs, regardless of whether they also have been convicted under the criminal penalty provisions or have been found liable under the civil monetary penalty provisions of the Anti-Kickback Statute. Also, there is a risk that, in a civil lawsuit to enforce a contract that contains a structure in violation of the Anti-Kickback Statute, a court might conclude that the contract is unenforceable as against public policy.

      There are several aspects of the Company's relationships with the physicians and the Practices to which the Anti-Kickback Statute may be relevant. In some instances, for example, the government may construe some of the Company's marketing and managed care contracting activities as arranging for the referral of patients to the physicians with whom the Company has a Management Services Agreement or IPA Provider Agreement. Further, any referral of patients between physicians within the Practices and between the Practices could be construed as a referral to which the Anti-Kickback Statute applies. Although neither the investments in the Company by physicians nor the Management Services Agreements or the IPA Provider Agreements between the Company and the Practices qualify for protection under the statutory exception or the safe harbor regulations described above, the Company does not believe that these activities fall within the type of activities the Anti-Kickback Statute were intended to prohibit. The Company also does not believe that referral activities within the Practices violate the Anti-Kickback Statute. A determination that the Company has violated the Anti-Kickback Statute would have a material adverse effect on the Company.

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

      As a component of the recently enacted HIPAA, Congress directed the Secretary of the U.S. Department of Health and Human Services to issue advisory opinions regarding compliance with the Anti-Kickback Statute. The advisory opinion mechanism is authorized for a trial period, beginning six months after the date of enactment, August 21, 1996. Advisory opinions are available concerning what constitutes prohibited remuneration within the meaning of the Anti-Kickback Statute, whether an arrangement satisfies the statutory exceptions to the Anti-Kickback Statute, whether an arrangement meets a safe harbor, what constitutes an illegal inducement to reduce or limit services to individuals entitled to benefits covered by the Anti-Kickback Statute, and whether an activity constitutes grounds for the imposition of a civil or criminal penalty under the applicable exclusion, civil money penalty and criminal provisions. Advisory opinions, however, will not assess fair market value for any goods, services or property or determine whether an individual is a bona fide employee within the meaning of the Internal Revenue Code. The statutory language makes clear that advisory opinions are available for both proposed and existing arrangements. The failure of a party to seek an advisory opinion, however, may not be introduced into evidence to prove that the party intended to violate the Anti-Kickback Statute. The Company has not sought, and has no present intention to seek an advisory opinion regarding any aspect of its current operations or arrangements with physicians.

     PIP Regulations. HCFA has issued final regulations (the 'PIP regulations') covering the use of physician incentive plans ('PIPs') by HMOs and other managed care contractors and subcontractors that contract to arrange for services to Medicare or Medicaid beneficiaries ('Organizations'), potentially including the Company. Any Organization that contracts with a physician group that places the individual physician members of the group at substantial financial risk for the provision of services that the group does not directly provide (e.g., a primary care group takes risk but subcontracts with a specialty group to provide certain services), must satisfy certain disclosure, survey and stop-loss requirements. Under the PIP regulations, payments of any kind, direct or indirect, to induce providers to reduce or limit covered or medically necessary services are prohibited ('Prohibited Payments'). Further, where there are no Prohibited Payments, but there is risk sharing among participating providers related to utilization of services by their patients, the regulations contain three groups of requirements: (i) requirements for physician incentive plans that place physicians at 'substantial financial risk'; (ii) disclosure requirements for all Organizations with PIPs; and (iii) requirements related to subcontracting arrangements. In the case of substantial financial risk (defined in the regulations according to several methods, but essentially risk in excess of 25% of the maximum payments anticipated under a plan with less than 25,000 covered lives), Organizations must conduct enrollee surveys and ensure that all providers have specified stop-loss protection. The violation of the requirements of the PIP regulations may result in a variety of sanctions, including suspension of enrollment of new Medicaid or Medicare members, or a civil monetary penalty of $25,000 for each determination of noncompliance. In addition, because of the increasing public concerns regarding PIPs, the PIP regulations may become the model for the industry as a whole. Although the Company currently has no contracts that require compliance with the PIP regulations, the new regulations, by limiting the amount of risk that may be imposed upon physicians in certain arrangements, could affect the ability of the Company to meaningfully reduce the costs of providing services.

     Antitrust. Because the Practices that affiliate with the Company remain separate legal entities, they may be deemed competitors subject to a range of antitrust laws that prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and divisions of markets. In particular, the antitrust laws have been interpreted by the Federal Trade Commission ('FTC') and the United States Department of Justice ('DOJ') to prohibit joint negotiation by competitors of price terms in the absence of financial risk that is shared among the competitors, other financial integration or substantial clinical integration among the competitors. The Company intends to comply with such state and federal laws as may affect its development of, and contracting for, integrated health care delivery networks (and in particular its IPA) and will utilize the DOJ and FTC approved 'messenger model'--which avoids joint price negotiations--for those agreements that do not involve sufficient financial or clinical integration. Nevertheless, there can be no assurance that a review of the Company's business by courts or regulatory authorities will not result in a determination that could adversely affect the operation of the Company and the Practices.

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

  State Law

     State Self-Referral Laws. A number of states have enacted self-referral laws that are similar in purpose to the Stark Law but which impose different restrictions on referrals than the Stark Law. These various state self-referral laws have different requirements. Some states, for example, only prohibit referrals when the physician's financial relationship with a health care provider is based upon an investment interest. Other state laws apply only to a limited number of designated health services or, alternatively, to all health care services furnished by a provider. Some states do not prohibit referrals at all, but require only that a patient be informed of the financial relationship before the referral is made.

     The following provides a brief review of the self-referral laws in each of the states in which the Company does business:

     Arizona law requires that physicians, when making referrals to an entity they own that is not part of their group practice, disclose to patients (i) that the physician has a direct financial interest in the separate diagnostic or treatment agency or non-routine goods or services that such patient is being prescribed, and (ii) that the prescribed treatment, goods or services are available on a competitive basis from other agencies.

     California's principal self-referral law applies to all payors and provides that it is unlawful to refer a person for certain defined categories of services (including laboratory, physical therapy, physical rehabilitation and diagnostic imaging) to an entity in which or with which the referring person has a financial interest (broadly defined). Several exceptions apply, including an exception for group practices and for referrals to certain publicly traded entities. Any financial interest by a physician in a health related facility providing the listed services must be disclosed to the state as a condition of licensure. The California self-referral statute also requires all physicians to make disclosure to patients in the event of any referral to a service in which the physician or his or her family has a significant beneficial interest (even if such service is not one of the covered services affected by the self-referral prohibition). In the context of a group practice, the patient disclosure requirement may be met by providing a written disclosure to each patient or posting a notice in a common area. Disclosure to the state of physician referral interests is also a condition of payment under the California Medi-Cal (Medicaid) program. California also has a separate self-referral law with respect to care that is covered under workers' compensation insurance, although the scope of the prohibition, the list of covered services, and the exceptions provided are virtually identical to those contained in the state's all-payor self-referral law summarized above.

     Florida's Patient Self-Referral Act of 1992 prohibits health care providers, including physicians, from referring a patient for the provision of designated health care services, and in some circumstances any health care services, to an entity in which the health care provider has an investment interest, unless an exception, such as for referrals within a group practice, applies.

     New Jersey statutes and regulations contain a general prohibition against self-referrals of a patient to any 'health care service' in which the practitioner or his or her immediate family has a significant beneficial interest. This self-referral prohibition is, however, subject to certain exceptions, including an exception for referrals to a referring physician's own 'medical office' for services billed directly by and in the name of the referring physician. In general, the Company is aware that significant portions of New Jersey regulations addressing the issues of self-referral, anti-kickback, fee splitting and corporate practice of medicine are currently in the process of being developed and revised by appropriate agencies for possible publication as proposed rules.

     In Pennsylvania, there is no comprehensive self-referral prohibition, although Pennsylvania does require disclosure to patients where a financial interest exists in the entity or with the person to which a referral is made. For providers treating Medicaid patients, Pennsylvania Medicaid regulations contain a limited self-referral ban, prohibiting, without exceptions, referrals to an independent laboratory, pharmacy, radiology or ancillary medical service in which the referring practitioner has an ownership interest. Finally, Pennsylvania's workers' compensation statute also prohibits the referral of workers' compensation patients from a provider to a person or an entity with which the provider has a financial relationship. The Pennsylvania's workers' compensation self-referral law applies all of the exceptions, including the group practice exception, applicable under the federal Stark Law.

     Texas law does not have a specific self-referral law.

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     Failure to comply with the foregoing laws may result in loss of licensure, which would be imposed against the physicians in the Practices, or other civil or criminal penalties, which may be imposed against the physicians in the Practices, or against the Company in its capacity as billing agent for the physicians (pursuant to the Management Services Agreements) or in the event the Company becomes or is deemed to be a provider of health care services subject to the various self-referral laws, or if the Company becomes or is deemed to be in a position to make or influence referrals to the Practices. In addition, any determination that any Management Services Agreement violates any of the foregoing laws may result in such agreement being unenforceable. Additional risks under state self-referral laws could arise, however, to the extent that the Company or the Practices undertake to own, manage or operate any Ancillary Service Facilities to which the physicians within the Practices may wish to refer patients.

     State Anti-Kickback Laws. Many states have laws that prohibit payment of kickbacks in return for the referral of patients. Some of these laws apply only to services reimbursable under state Medicaid programs. However, a number of these laws apply to all health care services in the state, regardless of the source of payment for the service. Some state laws governing workers' compensation and other insurance also include an anti-kickback prohibition.

     The following provides a brief review of the anti-kickback laws of the states in which the Company does business:

     In Arizona, the state's Professions and Occupations statute declares it unprofessional conduct for a physician to divide fees for professional services with another health care provider or health care institution. Arizona's Medicaid statute also includes a broad general anti-kickback proscription.

     California has a general, all-payor anti-kickback statute which prohibits the offer or acceptance of any compensation by a licensed provider as compensation or inducement for referring patients, clients or customers. Significantly, however, this statute also provides that payments for services other than the referral of patients based on a percentage of gross revenue (or other similar type of contractual arrangement) is not unlawful if the consideration is commensurate with the value of the services furnished. Prohibitions against receiving remuneration for patient referrals also exist elsewhere in the California statutes, including the state Medicaid statute, the workers' compensation statute, and the insurance code.

     Florida's patient brokering law prohibits any person, including health care providers, from offering or paying, soliciting or receiving, any commission, bonus, rebate, kickback, or bribe, or from engaging in any split-fee arrangement, in return for referring patients. Exceptions include payment arrangements that are not prohibited by the federal Anti-Kickback law, and financial arrangements within a group practice. Florida law contains a number of similar anti-kickback prohibitions. For example, Florida law governing medical practice provides that licensed physicians are subject to disciplinary action for these kinds of activities, and Florida's Medicaid statute prohibits similar activities, but as applied to items and services reimbursed by Medicaid.

     New Jersey's professional licensure statutes and regulations prohibit payment and the receipt of payments for referrals of patients and for recommending purchasing or prescribing any medical product or other device or appliance. In addition, under New Jersey's Medicaid statute, criminal penalties are imposed for any provider or other person who solicits, offers or receives any kickback, rebate or bribe in connection with the furnishing of Medicaid items or services. In general, the Company is aware that significant portions of New Jersey regulations addressing the issues of self-referral, anti-kickback, fee splitting, and corporate practice of medicine are currently in the process of being developed and revised by appropriate agencies for possible publication as proposed rules.

     In Pennsylvania, the criminal code provides a general anti-kickback prohibition, which defines the crime of insurance fraud to include a health care provider's giving of anything of value in consideration of a referral with respect to services subject to insurance benefits or claims. Substantially similar anti-kickback prohibitions are also contained in Pennsylvania's statute and regulations dealing with providers who participate in the Pennsylvania Medicaid program or who are paid under the state's workers' compensation program.

     Texas anti-kickback law applies to remuneration or compensation for referrals made between a licensed provider and an unlicensed person or entity, but it permits any activity that complies with the federal anti-Kickback Statute or any regulations promulgated thereunder. In addition, the medical practice standards in Texas prohibit physicians from paying any person for soliciting or securing referrals.

     Failure to comply with the foregoing laws may result in loss of licensure, which would be imposed against the physicians in the Practices, or other civil or criminal penalties, which may be imposed against the physicians in the Practices, or against the Company in its capacity as billing agent for the physicians (pursuant to the Management Services Agreements) or in the event the Company becomes or is deemed to be a provider of health care services subject to the various anti-kickback laws, or if the Company becomes or is deemed to be in a position to make or influence referrals to the Practices. In addition, any determination that any Management Services Agreement violates any of the foregoing laws may result in such Agreement being unenforceable. The laws in most states regarding kickbacks have been subjected to limited judicial and regulatory interpretation and therefore, no assurances can be given that the Company's activities will be found to be in compliance. Noncompliance with such laws could have a material adverse effect upon the Company and subject it and the Practices' physicians to penalties and sanctions.


     Fee-Splitting Laws. Many states prohibit a physician from splitting with a referral source the fees generated from physician services. Other states have a broader prohibition against any division of a physician's fees, regardless of whether the other party is a referral source. Some states have laws that specifically address payments for services rendered to physicians based on a percentage of revenues from the physician's practice.

     The following provides a brief review of the fee-splitting laws in each of the states where the Company does business:

     Arizona does not explicitly prohibit the sharing of fees between physicians and non-professionals (e.g., a management company). However, as noted above, Arizona does declare it unprofessional conduct for a physician to divide fees for professional services with another health care provider or health care institution in return for a patient referral.

     As noted above in the discussion of California's anti-kickback provisions, California explicitly permits payment for services (other than the referral of patients) based on a 'percentage of gross revenue or similar type of contractual arrangement,' provided that the consideration is commensurate with the value of the services furnished. However, even if a contractual arrangement does not involve unlawful fee splitting, the arrangement nonetheless could be deemed to constitute an arrangement involving payment for referrals under the state anti-kickback laws.

     On November 3, 1997, the State of Florida Board of Medicine ruled that percentage-based management services fees violate Florida's prohibition on fee splitting by licensed professionals. The Company has included such percentage fees in all of its Management Services Agreements with physicians in Florida. Thus, no assurance can be given that the Company's Management Services Agreements based on such percentage fees will be enforceable. To avoid this risk, the Company will seek to restructure such agreements in Florida to comply with the order, but such modifications, or the failure to obtain agreement on such modifications, could have a material adverse effect on the Company.

     New Jersey does not explicitly prohibit the sharing of fees between physicians and nonprofessionals, but such fee sharing may be a factor in the determination as to whether New Jersey's corporate practice of medicine doctrine has been violated. In general, the Company is aware that significant portions of New Jersey regulations addressing the issues of self-referral, anti-kickback, fee splitting, and corporate practice of medicine are currently in the process of being developed and revised by appropriate agencies for possible publication as proposed rules.

     Pennsylvania does not explicitly prohibit the sharing of fees between physicians and nonprofessionals, but such fee sharing may be a factor in the determination as to whether Pennsylvania's corporate practice of medicine doctrine has been violated.

     In Texas, judicial interpretation of the state's corporate practice of medicine doctrine in Texas has suggested that payments of a percentage of profits from a physician's medical practice to a management company is a factor indicative of the corporate practice of medicine.


     The Company is reimbursed by physicians in the Practices on whose behalf the Company provides management services. There can be no certainty that, if challenged, the Company and the Practices will be found to be in compliance with each state's fee-splitting (or related corporate practice) laws. Failure to comply with the foregoing laws may result in loss of licensure, which would be imposed against the physicians in the Practices, or other civil or criminal penalties, which may be imposed against the physicians in the Practices, or against the Company in its capacity as agent for the physicians (pursuant to the Management Services Agreements) or in the event the Company becomes or is deemed to be a provider of health care services subject to the various fee-splitting laws, or if the Company becomes or is deemed to be in a position to make or influence referrals to the Practices. A determination in any state that the Company is engaged in any unlawful fee-splitting arrangement could render any Management Services Agreement or IPA Provider Agreement between the Company and a Practice located in such state unenforceable or subject to modification in a manner materially adverse to the Company.

     Corporate Practice of Medicine. The laws of many states prohibit business corporations, including the Company, from employing physicians, exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements, such as fee-splitting with physicians. These laws and their interpretations vary from state to state and are enforced by both the courts and regulatory authorities, each with broad discretion. Some states interpret the 'practice of medicine' broadly to include activities of corporations such as the Company that have an indirect impact on the practice of medicine, even where the physician rendering the medical services is not an employee of the corporation and the corporation exercises no discretion with respect to the diagnosis or treatment of a particular patient.

     The following provides a brief review of the corporate practice of medicine doctrine as applied in each of the states in which the Company does business:

     Although Arizona case law dated 1967 suggests a long-standing proscription against the practice of medicine by corporate entities, there are no reported cases or Arizona Attorney General opinions of this proscription in recent years. In addition, Arizona's professional corporation statute permits up to forty-nine percent (49%) ownership of professional medical corporations by non-physicians.

     The prohibition on the corporate practice of medicine in California is reflected both in statute and in case law. In California, a management contract can be interpreted as unlawfully violating the prohibition on the corporate practice of medicine if it concedes too much power to the management company. Examples of such power would be the ability of the management company to select office sites, require payment to the management company of a substantial percentage of the practice's gross income, require adherence to design specifications for practice offices, require approval of goods and supplies used by the practice, or other matters which singly or in combination may interfere with the ability of the physician to exercise independent professional judgment. The Company also is aware that the California Medical Association has developed guidelines for physicians on the extent to which a management company can exercise decision-making over a physician practice.

     The Florida Board of Medicine has ruled that Florida law does not prohibit licensed physicians from engaging in the practice of medicine as employees of business entities, such as business corporations or limited liability companies, as long as the physicians maintain control over medical decision-making.

     New Jersey regulations specify permitted practice forms for physicians and provide examples of relationships a medical practice may enter into with non-professional entities for space, equipment and management services. These regulations require that the physicians retain control of the professional medical aspects of the practice, as well as control over fee schedules and certain other functions. In general, the Company is aware that significant portions of New Jersey regulations addressing the issues of self-referral, anti-kickback, fee splitting, and corporate practice of medicine are currently in the process of being developed and revised by appropriate agencies for possible publication as proposed rules.

     Pennsylvania's corporate practice of medicine doctrine permits only licensed professionals and entities owned solely by such professionals to practice medicine, not business corporations or similar entities. Although there are no regulations or case law regarding management services agreements with professionals, the Company believes Pennsylvania will require the professionals to maintain control of their practices.

     Texas' physician licensure statute contains a broad prohibition against the 'aiding or abetting, directly or indirectly,' of the corporate practice of medicine. Further, judicial interpretation in Texas of the state's corporate practice doctrine has suggested that payments of a percentage of profits from a physician's medical practice to a management company is a factor indicative of the corporate practice of medicine.

     The Company's practice management structure, which the Company believes is consistent with standard practices for PPMs, uses an operations committee (the 'Operations Committee') of six members, three of whom are designated by each of the Company and the Practice. Among other things, the Operations Committee approves a budget, medical group costs, costs and expenses that exceed the budget, the acquisition and replacement of equipment and the integration of new technologies. In addition, the Company's explicit approval is required for implementation or acquisition of new technologies or medical equipment if the costs of such equipment or technology exceeds 5% of the management fee. Company approval is also required for all new offices and new ancillary services. If a new medical office is not profitable, the Company may, in its sole discretion, close the new office. Finally, a change in control of the Practice requires the consent of the Company (not to be unreasonably withheld). While these provisions in the Company's Management Services Agreements are designed to give the Company control over certain business transactions by the Practices, which explicitly retain their professional independence, the Management Services Agreements give the Company either control over or require the agreement of the Company and the

Practices with respect to certain matters that might be viewed as indicia of the corporate practice of medicine. While the Company is not given any control over clinical care decisions, its control or substantial influence over other decisions may be deemed to be great enough to constitute the corporate practice of medicine.

     The Company's intent is not to exercise any responsibility on behalf of the Practices' physicians that interferes with the physicians' independent patient care and professional judgments. However, as noted, the laws and legal doctrines relating to the corporate practice of medicine have been subjected to only limited judicial and regulatory interpretation and there can be no assurance that, if challenged, the Company would be considered to be in compliance with all such laws and doctrines. A determination in any state that the Company is engaged in the corporate practice of medicine could render any Management Services Agreement or IPA Provider Agreement between the Company and a Practice located in such state unenforceable or subject to modification in a manner materially adverse to the Company.

     The Company hires certain ancillary health personnel (nurses and technicians) and leases their services back to the Practices in a manner that it believes accords with applicable Medicare billing requirements. The Company's ability to hire such ancillary personnel is subject to various state regulations. The Company believes that its structure in this area is common among PPMs. Should such state corporate practice laws be interpreted to prohibit such hiring by the Company, the Company will be required to revise its relationship with such ancillary personnel, and the relationship of the ancillary personnel to the Practice would also have to be modified. Such modification in the forgoing relationships could have a material adverse effect on the Company.

     Texas Staff Leasing Law. The Texas Staff Leasing Law requires any person offering 'staff leasing services' to obtain a license from the Texas Department of Licensing and Regulation. The Company leases certain non-physician personnel to STSC as part of the management services provided by the Company to STSC. After the Company commenced operations in Texas, the Company first learned that it may be required to obtain a license under the Staff Leasing Law. (It had not been clear from the statute that the Company would be required to obtain such a license.) Upon inquiry, regulators in Texas confirmed that the Staff Leasing Law applies to the operations of the Company, and the Company promptly filed an application to be licensed under the Staff Leasing Law on October 14, 1997. The Staff Leasing Law provides that the Attorney General may seek injunctive relief and that violation is a Class A misdemeanor. Administrative remedies for operating without a license include denial of a subsequent application for licensure and a fine of up to $50,000 per violation. The Company was notified on December 2, 1997 that a fine of $20,000 has been recommended to be assessed against it as a result of its operations in violation of the Staff Leasing Law between April 1, 1997 and November 30, 1997. The Company is currently negotiating with the Department of Licensing and Regulation to decrease the fine. See 'Risk Factors--Government Regulation--State Regulation of the Practices.'

     Licensure and Certificate of Need Laws. Certain of the ancillary services that the Company anticipates providing or managing on behalf of the Practices are now or may in the future be subject to licensure or certificate of need laws in various states. There can be no assurance that the Company or the Practices will be able to obtain such licenses or certificates of need approval to the extent required for the particular ancillary service. Failure to obtain such licenses or certificates of need could have a material adverse effect on the Company.

     Insurance Laws. Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of health care providers. While these laws do not generally apply to companies that provide management services to networks of physicians, they have been construed in some states to apply to such companies and there can be no assurance that regulatory authorities of the states in which the Company operates would not apply these laws to require licensure of the Company's operations as an insurer, as an HMO or as a provider network. The Company believes that its proposed operations are in compliance with these laws in the states in which it currently does business, but there can be no assurance that future interpretations of insurance and health care network laws by regulatory authorities in these states or in the states into which the Company may expand will not require licensure or a restructuring of some or all of the Company's operations. See 'Risk Factors--Government Regulation.'

     The National Association of Insurance Commissioners ('NAIC') in 1995 endorsed a policy proposing the state regulation of risk assumption by physicians. The policy proposes prohibiting physicians from entering into capitated payment or other risk sharing contracts except through HMOs or insurance companies. Several states have adopted regulations implementing the NAIC policy in some form. In states where such regulations have been adopted, practices are precluded from entering into capitated contracts directly with employers, individuals and benefit plans unless they qualify to do business as HMOs or insurance companies. The Existing Practices currently provide services under very few capitated payment contracts. The Company intends to limit the number of capitated payments or other risk-sharing arrangements into which it enters on its own behalf or on behalf of the Practices. The Company expects to make such arrangements only with HMOs or insurance companies. In addition, in December 1996, the NAIC issued a white paper entitled 'Regulation of Health Risk Bearing Entities,' which sets forth issues to be considered by state insurance regulators when considering new regulations, and encourages that a uniform body of regulation be adopted by the states. Certain states have enacted statutes or adopted regulations affecting risk assumption in the health care industry. In some states, including California, these statutes and regulations subject any physician or physician network engaged in risk-based contracting, even if through HMOs and insurance companies, to applicable insurance laws and regulations, which may include, among other things, laws and regulations providing for minimum capital requirements and other safety and soundness requirements. The Company believes that additional regulation at the state level will be forthcoming in response to the NAIC initiatives.

     The IPA that is owned by the Company operates as a specialty physician network in Arizona, and contracts directly or indirectly with licensed HMOs or insurance companies to arrange for the provision of specialty orthopedic physician services on behalf of enrollees of the HMOs or insurance companies. In return, the IPA accepts a fee from the relevant payor, which fee the IPA passes along to the participating physician provider, less the IPA's fee (generally 13%) to compensate the IPA for its services. The two IPA Payor Agreements currently in place with the IPA involve 'capitation' fees--a fixed per month per enrollee fee for all designated orthopedic services. Arizona law does not permit a provider network to enter into such agreement directly with enrollees, unions, employers or other patient group on behalf of their members or employees, as applicable; the direct acceptance of risk by such a network, under Arizona law, would constitute the 'business of insurance' subject to licensure and regulation by the Arizona Department of Insurance. However, where the capitation or other risk-based payment is accepted by a provider network as a 'downstream' risk from a licensed HMO or insurance company, the Arizona Department of Insurance has indicated that such risk contracting would not subject the Company to licensure or regulation by the Department. However, there can be no assurance that the laws governing the business of insurance in Arizona will not be revised or interpreted in a manner that would prohibit operation of the IPA under either the IPA Payor Agreements or the IPA Provider Agreements, and in such event, the Company would be required to modify or terminate its relationships with payors or providers in Arizona. Such modification or termination could have a material adverse effect on the Company.

FEDERAL AND STATE INITIATIVES

     Fraud and Abuse. In the recently enacted 1997 Budget Bill and HIPAA, Congress has responded to perceived fraud and abuse in the Medicare and Medicaid programs. This legislation has fortified the government's enforcement authority with increased resources and greater civil and criminal penalties for offenses. It is anticipated that there will be further restrictive legislative and regulatory measures to reduce fraud, waste and abuse in the Medicare and Medicaid programs. There can be no assurance that any such legislation will not have a material impact on the Company.

     Health Care Reform. As a result of the continued escalation of health care costs and the inability of many individuals to obtain insurance, numerous proposals have been or may be introduced in Congress and state legislatures relating to health care reform. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on the Company.

     Confidentiality of Patient Records. The confidentiality of patient records and the circumstances under which such records may be released is subject to substantial regulation under state and federal laws and regulations. To protect patient confidentiality, data entries to the Company's databases delete any patient identifiers, including name, address, hospital and physician. Further, the Company obtains the informed, written consent of the patient to use or disclose patient information where the Company believes that such consent is necessary or appropriate. The Company believes that its procedures comply with the laws and regulations regarding the collection of patient data in substantially all jurisdictions, but regulations governing patient confidentiality rights are evolving rapidly and are often difficult to apply. Additional legislation governing the dissemination of medical record information has been proposed at both the state and federal level. Furthermore, the Health Insurance Portability and Accountability Act of 1996 requires the Secretary of Health and Human Services to recommend legislation or promulgate regulations governing privacy standards for individually identifiable health information and creates a federal criminal offense for knowing disclosure or misuse of such information. These statutes and regulations may require holders of such information to implement security measures that may be of substantial cost to the Company. There can be no assurance that changes to state or federal laws would not materially restrict the ability of the Company to obtain patient information originating from records.

EMPLOYEES

     As of December 31, 1997, the Company had approximately 845 employees, of whom 26 are located at the Company's headquarters, seven are located in the regional offices and 812 are located at the Existing Practices. The Company believes that its relations with its employees are satisfactory.

PROPERTIES

     The Company has a five-year lease for its headquarters in Boca Raton, Florida, which provides for annual lease payments of approximately $63,000. In addition, in connection with the Affiliation Transactions, the Company assumed leases for the facilities utilized by the respective Existing Practices for aggregate annual lease payments of approximately $1.5 million as of September 30, 1997. For additional information, see 'Certain Transactions.'

LEGAL PROCEEDINGS

     On August 15, 1997, an action entitled John Finlay v. Bone, Muscle & Joint, Inc., was filed. In this action, which is currently pending in the United States District Court for the Southern District of Texas, plaintiff has asserted claims for breach of contract arising out of an alleged employment agreement and alleged non-qualified stock option agreement between plaintiff and the Company. Plaintiff's complaint seeks compensatory damages of approximately $135,000 pursuant to the alleged employment agreement as well as 16,071 shares of the Company's Common Stock pursuant to the alleged non-qualified stock option agreement. The Company believes that each of plaintiff's claims is without merit, and it intends to defend against the action vigorously.

     On September 3, 1997, an action entitled Robert P. Lehmann, M.D., et al. v. Bone, Muscle & Joint, Inc., et al., was filed. In this action, which is currently pending in the United States District Court for the Southern District of Texas, plaintiffs have asserted claims for breach of contract, common law fraud and promissory estoppel arising out of an alleged restricted stock purchase agreement between plaintiffs and the Company. Plaintiffs' amended complaint seeks unspecified compensatory and exemplary damages as well as specific performance for delivery of 117,860 shares of the Company's Common Stock. The Company believes that each of the plaintiffs' claims is without merit, and it intends to defend against the action vigorously.

     The Company is subject to legal proceedings in the ordinary course of its business. The Company does not believe that any such legal proceedings will have a material adverse effect on the Company, although there can be no assurance to this effect. In addition, the Company may become subject to certain pending claims as the result of successor liability in connection with the assumption of certain liabilities of the Practices; nevertheless, the Company believes that the ultimate resolution of such additional claims will not have a material adverse effect on the Company. See 'Risk Factors--Exposure to Professional Liability.'

CORPORATE LIABILITY AND INSURANCE

     The provision of medical services entails an inherent risk of professional malpractice and other similar claims. However, the Company does not influence or control the practice of medicine by physicians or have responsibility for compliance with certain regulatory and other requirements directly applicable to physicians and physician groups. As a result of the relationship between the Company and the Practices, the Company may become subject to some medical malpractice actions under various theories. There can be no assurance that claims, suits or complaints relating to services and products provided by the Practices will not be asserted against the Company in the future. The Company maintains medical professional liability insurance and general liability insurance and believes that such insurance will extend to professional liability claims that may be asserted against employees of the Company that work on-site at Practice locations. In addition, pursuant to the Management Services Agreements, the Practices are required to maintain comprehensive professional liability insurance. The availability and cost of such insurance has been affected by various factors, many of which are beyond the control of the Company and the Practices. The cost of such insurance to the Company and the Practices may have a material adverse effect on the Company. In addition, successful malpractice or other claims asserted against the Practices or the Company that exceed applicable policy limits would have a material adverse effect on the Company. See 'Risk Factors--Exposure to Professional Liability.'

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

     The following table sets forth certain information concerning the directors, executive officers and other key employees of the Company:

NAME                                                   AGE   POSITION
----------------------------------------------------   ---   ----------------------------------------------------

Naresh Nagpal, M.D. ................................   48    President, Chief Executive Officer and Director
David H. Fater......................................   50    Executive Vice President, Chief Financial Officer
                                                               and Director
David K. Ellwanger..................................   40    Senior Vice President of Operations
Sheldon Lutz........................................   54    Senior Vice President of Corporate Development
Tony Anderson.......................................   39    Treasurer
Lawrence S. Burke...................................   31    Controller
Sherry Pulliam......................................   42    Director of Financial Operations and Assistant
                                                               Treasurer
Glenn Cozen.........................................   43    Vice President of Development, Western Region
Joanna Robben.......................................   37    Vice President of Development, Central Region
Keith Bolton........................................   35    Vice President of Ancillary Services
Beth Landel.........................................   33    Vice President of Ancillary Services
Lee Bodendorfer.....................................   47    Vice President of Operations, Eastern Region
Randolph Farber.....................................   38    Vice President of Operations, Western Region
Randal J. Farwell...................................   37    Vice President of Development, Eastern Region
Brent E. Mellecker..................................   35    Vice President of Development, Central Region
Andrea Serrate......................................   43    Vice President of Operations, Southwest Region
Georges Daou(2).....................................   36    Director
Stewart G. Eidelson, M.D............................   47    Director
James M. Fox, M.D.(1)...............................   55    Director
Ann H. Lamont(1)....................................   41    Director
Donald J. Lothrop(2)................................   38    Director

------------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

     Upon consummation of the Offering, the Company's Board of Directors will be classified into three classes which consist of, as nearly as practicable, an equal number of directors. The members of each class will serve staggered three-year terms. Messrs. Eidelson and Fox will be Class I directors, Mr. Fater and Ms. Lamont will be Class II directors and Messrs. Nagpal, Daou and Lothrop will be Class III directors. Nominees for director will be divided among the three classes upon their election or appointment. The terms of Class I, Class II and Class III directors expire at the annual meeting of stockholders to be held in 1999, 2000 and 2001, respectively. See 'Description of Capital Stock--Certain Provisions of the Company's Certificate of Incorporation and By-laws-- Classified Board of Directors.'

     Naresh Nagpal, M.D. became President and Chief Executive Officer and a director in March 1996. From September 1993 to August 1996, Dr. Nagpal served on the board of directors of InPhyNet Medical Management Inc. ('IMMI'), a PPM. From September 1993 to August 1995, Dr. Nagpal was the Senior Executive Vice President and Chief Operating Officer of IMMI. From January 1985 to August 1993, Dr. Nagpal was President of Acute Care Specialists, Inc. and its related companies which are PPMs that provide services to several hospitals and physicians. Dr. Nagpal was the Chairman of the Department of Emergency Medicine at Barberton Citizens Hospital in Barberton, Ohio from January to June of 1992 and Chairman of the Department of Emergency Medicine at Audobon Regional Medical Center in Louisville, Kentucky from July to December of 1992.

     David H. Fater became Executive Vice President and Chief Financial Officer in February 1997 and a director in April 1997. From June 1995 to January 1997, Mr. Fater was the Executive Vice President and Chief Financial Officer of Community Care of America, Inc. From January 1993 to April 1995, Mr. Fater was the Executive Vice President and Chief Financial Officer of Coastal Physician Group, Inc. ('Coastal'). Prior to that, Mr. Fater was a partner at Ernst & Young, LLP.

     In connection with Mr. Fater's position at Coastal, in May 1995 he was named as one of several defendants in a stockholder class-action lawsuit filed in the United States District Court for the Middle District of North Carolina, Friedland v. Coastal Healthcare. The complaint, as amended, alleges that the defendants violated federal securities laws through misrepresentations and omissions of material facts concerning the Company's operations and financial condition. The defendants have filed an answer to the complaint, denying the principal allegations contained therein.

     David 'Deke' K. Ellwanger became Senior Vice President of Operations in July 1997. From July 1994 to July 1997, Mr. Ellwanger was the Vice President of Managed Care for MedPartners/InPhyNet Medical Management Inc. From August 1985 to June 1994, Mr. Ellwanger worked for Aetna Health Plans/PARTNERS National Health Plans managing various HMO's and HMO acquisitions.

     Sheldon Lutz became Senior Vice President of Corporate Development in November 1997. From February 1992 until 1997, Mr. Lutz was the Vice President of Development for Columbia/HCA Healthcare Corporation responsible for acquisitions and joint ventures and development of a marketwide joint venture model.

     Tony Anderson became Treasurer in May 1997. From May 1995 to April 1997, Mr. Anderson was the Vice President and Chief Financial Officer of Florida Physician Services. From September 1993 to April 1995, he was Vice President and Director of Internal Audit for Coastal. From February 1989 to August 1993, Mr. Anderson was Controller for AKZO Coatings, Inc.

     Lawrence S. Burke became Controller in January 1998. From January 1997 to October 1997 Mr. Burke was the Assistant Corporate Controller for IVAX Corporation. From August 1994 to December 1996, he was Controller for BCT International, Inc. From August 1991 to July 1994 Mr. Burke was an auditor with Kenneth Leventhal & Company.

     Sherry Pulliam became Director of Financial Operations and Assistant Treasurer in November 1996. From February 1985 to December 1995, Ms. Pulliam functioned in several different positions for Coastal such as, Financial Operations Manager (from June 1994 to December 1995), Assistant Treasurer (from July 1993 to May 1994), Vice President of Mergers and Acquisitions (from April 1992 to June 1993) and Vice President and Controller for Coastal Emergency Services, Inc., the largest subsidiary of Coastal (from May 1988 to March 1992). From March 1996 to October 1996 Ms. Pulliam was engaged as a Consultant in Corporate Development for Community Care of America, Inc.


     Glenn Cozen joined the Company in March 1997 and is the Vice President of Development in the Western Region. Since November 1986, Mr. Cozen has been the Chief Financial Officer at SCOI.

     Joanna Robben joined the Company in June 1997 and is a Vice President of Development in the Central Region. From 1995 to May 1997, Ms. Robben was Vice President of Network Strategy & Management and Executive Director of Government Programs for CIGNA Healthcare. From 1990 to 1995 Ms. Robben worked with First Health Strategies, Inc. (formerly ALTA Health Strategies, Inc.), most recently as Vice President, Provider Networks. From 1985 to 1990, Ms. Robben was Director, Network Marketing for Partners National Health Plans. Ms. Robben is also a registered physical therapist in private practice from 1982 to 1994.

     Keith Bolton became Vice President of Ancillary Services in April 1997. Mr. Bolton was the Vice President of Corporate Development from April 1995 to March 1997, for Onecare Health Industries, Inc. From July 1993 to March 1995, he was the Regional Vice President for Surgical Health Corporation. From March 1992 to June 1993, Mr. Bolton was the President and Chief Executive Officer of Southern California Surgery Centers, a small consulting firm.

     Beth A. Landel became Vice President of Ancillary Services in July 1997. From June 1995 to July 1997,
Ms. Landel was with HealthSouth Corporation where she was a Regional Director of Corporate Development for the State of Florida and Maryland through Maine. From May 1994 to June 1995, Ms. Landel was with Surgical Health Corporation and Physicians Health Corporation, a PPM, as Regional Marketing and Managed Care

Manager for the State of Florida. From August 1992 to May 1994, Ms. Landel was Director of Managed Care for Wellington Regional Medical Center, an acute hospital in the Universal Health Services system.

     Lee Bodendorfer joined the Company in April 1997 and is the Vice President of Operations in the Eastern Region. Mr. Bodendorfer was the Executive Vice President of Intellex Medical Management Systems, Inc. from February 1995 to April 1997. From October 1993 to February 1995, he acted as Regional Practice Administrator for Columbia/HCA. From June 1989 to October 1993, Mr. Bodendorfer was the Managing Director for Melbourne Neurologic, P.A., a neurosurgical and neurological group medical practice ('Melbourne'). During this period he also served as President and Board Chairman for Partners in Rehabilitation, Inc., an industrial rehabilitation and chronic pain management company and an affiliate of Melbourne. During this time he also served as General Manager of South Brevard Imaging, Ltd., a limited partnership MRI.

     Randolph Farber joined the Company in September 1997 and is the Vice President of Operations in the Western Region. From 1994 to 1997, Mr. Farber was an Executive Director for American Oncology Resources. From 1993 to 1994, Mr. Farber was Assistant Vice President, Provider Relations for Lifeguard Group Health Care. From 1982 to 1993, Mr. Farber was the Assistant Director, Provider Relations for CIGNA Healthplans of California.


     Randal J. Farwell joined the Company in December 1996 and is the Vice President of Development for the Eastern Region. From February 1996 to December 1996, Mr. Farwell was the Vice President of Marketing for PhyMatrix Corporation. He was Vice President of Development for MedPartners from March 1995 to February 1996. From August 1993 to March 1995, Mr. Farwell was the Executive Director of Marketing and Network Development for Florida Specialty Care Network, Ltd. Prior to that, Mr. Farwell was the Director of Advertising and Promotions for Industry Publishers Inc., a southern Florida medical business publication.

     Brent E. Mellecker joined the Company in April 1997 and is a Vice President of Development for the Central Region. From June 1995 to March 1997, Mr. Mellecker was Vice President of Sales and Marketing for Combined Orthopaedic Specialists. He was a Practice Consultant at Health Directions from December 1993 to June 1995. Prior to that, Mr. Mellecker was the Director of Business Development at Same Day Surgery.

     Andrea Seratte joined the Company in February 1997 and is the Vice President of Operations for the Southwest Region. From February 1995 to March 1997, Ms. Seratte was the sole proprietor of SHARP Consulting, a healthcare consulting firm. From September 1993 to February 1995, Ms. Seratte was the Vice president of Operations for the Rehab Managed Care division of NovaCare, a managed care company. From March 1993 to September 1993, she was the Vice President of Finance for the Hospital Division of NovaCare.

     Georges Daou became a director in September 1997. Mr. Daou is a founder of DAOU Systems, Inc. and has served as Chairman of the Board and Chief Executive Officer of such company since 1987. Mr. Daou sits on the boards of various healthcare and community organizations, including the College of Healthcare Management Executives and the Healthcare Information Managers Association.

     Stewart G. Eidelson, M.D. became a director in October 1997. Dr. Eidelson is a shareholder of, and since 1990 has been an orthopaedic surgeon at, OSA.

     James M. Fox, M.D. became a director in November 1996. Dr. Fox was a founding partner of, and since 1992 has been an orthopaedic surgeon at, SCOI.

     Ann H. Lamont became a director in May 1996. Ms. Lamont is a managing member of each of the general partner of Oak Investment Partners VI, Limited Partnership ('Oak Partners') and Oak VI Affiliates Fund, Limited Partnership ('Oak VI'). Since September 1983, Ms. Lamont has been a general partner or managing member of the general partner of four other venture capital partnerships affiliated with Oak Partners and Oak VI. Ms. Lamont currently serves as a director on the board of ViroPharma, Incorporated.

     Donald J. Lothrop became a director in May 1996. Since July 1994, Mr. Lothrop has been a General Partner of Delphi Ventures, a privately held venture capital firm. From January 1991 to July 1994, Mr. Lothrop was a Partner at Marquette Venture Partners, Inc., a privately held venture capital partnership. Mr. Lothrop currently serves as a director on the boards of Accordant Health Services, Inc., Affiliated Research Centers, Inc., EXOGEN, Inc., Kelson Physician Partners, Inc., Pacific Dental Benefits, Presidium Inc. and PriCare, Inc.

NATIONAL PHYSICIAN ADVISORY BOARD

     The Company has established a National Physician Advisory Board (the 'Advisory Board') which will provide oversight of certain matters including responsibility for all patient care and clinical issues. The Advisory Board will also have responsibility for providing guidance to the Company regarding the development of its disease management system and protocols as well as all professional issues. The Advisory Board will consist of seven to nine musculoskeletal physicians from various parts of the country, including physicians who are not affiliated with the Company.

     The initial members of the Advisory Board are:

PHYSICIAN                                                                             PRACTICE
-----------------------------------------------------------------------------------   --------
James Esch, M.D....................................................................   Tri-City
Gilbert R. Meadows, M.D............................................................     STSC
Ranjan Sachdev, M.D................................................................    LVBMJ
Martin Silverstein, M.D............................................................     LOS
Donald Wiss, M.D...................................................................     SCOI

DIRECTOR COMPENSATION AND COMMITTEES

     The directors currently receive $10,000 annual compensation for their service on the Board of Directors, $2,000 for each meeting attended in person and $1,000 for each meeting attended telephonically and are reimbursed for their out-of-pocket expenses. Under the Company's Option Plan, non-employee directors are eligible to receive option grants. See '--Stock Option Plan.'

     The Board of Directors currently includes a Compensation Committee composed of two directors, Ms. Lamont and Dr. Fox, and an Audit Committee composed of two directors, Messrs. Daou and Lothrop. The Compensation Committee determines compensation for executive officers of the Company and administers the Company's Option Plan. The Audit Committee reviews the scope and results of audits and internal accounting controls and all other tasks performed by the independent public accountants of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the establishment of the Compensation Committee in February 1997, the Board of Directors determined the compensation payable to the Company's executive officers. Stock options have been granted to employees of the Company and, at the end of fiscal 1996, the Board of Directors approved an incentive bonus for Dr. Nagpal.

EXECUTIVE COMPENSATION


     The following table sets forth certain information concerning the compensation paid by the Company to the President and Chief Executive Officer of the Company during the fiscal year ended December 31, 1996 (the only executive officer of the Company during such year) and to the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company during the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE


    LONG-TERM
                                                                                         COMPENSATION
                                                          ANNUAL COMPENSATION               AWARDS
                                                   ----------------------------------    ------------
                                                                            OTHER         SECURITIES
                                      FISCAL                                ANNUAL        UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION         YEAR        SALARY      BONUS     COMPENSATION    OPTIONS/SARS    COMPENSATION
---------------------------------   -----------    -------    --------   ------------    ------------    ------------
                                                     ($)        ($)          ($)             (#)             ($)
Naresh Nagpal, M.D. .............       1996       225,000     67,500        --              --              --
  President and Chief Executive         1997       300,000     90,000        --              --              --
     Officer

David H. Fater ..................       1997       194,615     50,000        --              --              --
  Executive Vice President and
     Chief Financial Officer

                                 OPTION GRANTS

     There were no options granted to the President and Chief Executive Officer during the fiscal years ended December 31, 1996 and 1997, and options to purchase 100,000 shares of Common Stock were granted to the Executive Vice President and Chief Financial Officer during the fiscal year ended December 31, 1997.

STOCK OPTION PLAN

     In order to attract and motivate employees, consultants and directors to use their best efforts on behalf of the Company, the Company may, pursuant to its Option Plan, grant to its employees, consultants, and directors options to purchase an aggregate of 2,000,000 shares of Common Stock (subject to adjustment in certain circumstances). If any options expire or are canceled or terminated without being exercised, the Company may, in accordance with the terms of the Option Plan, grant additional options with respect to those shares of Common Stock underlying the unexercised portion of such expired, canceled or terminated options.

     The Option Plan may be administered by the Board of Directors or by a committee of the Board of the Directors (the 'Committee,' and references to the Committee shall mean the Board of Directors, if a committee is not appointed). Grants of Common Stock may consist of (i) options intended to qualify as incentive stock options ('ISOs') or (ii) nonqualified stock options that are not intended so to qualify ('NSOs'). Except as set forth below, the term of any such option is ten years. Options may be granted to any employees (including officers and directors) of the Company, members of the Board of Directors who are not employees, and consultants and advisers who perform services to the Company or any of its subsidiaries.

     The option price of any ISO granted under the Option Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant; provided that the price of an ISO granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company must be at least equal to 110% of the fair market value of Common Stock on the date of grant and, in such case, the ISO's term may not exceed five years. The option price of an NSO will be determined by the Committee in its sole discretion, and may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant; provided that, subsequent to the initial public offering of the Company's Common Stock, the price of the underlying shares may not be less than fair market value. A grantee may pay the option price (i) in cash, (ii) by delivering shares of Common Stock already owned by the grantee or vested options held by the grantee, which, in either case, have a fair market value on the date of exercise equal to the option price or (iii) by any combination of (i) and (ii) above. With respect to any options, the Committee may impose such vesting and other conditions as the Committee may deem appropriate, all of which terms and conditions must be set forth in an option agreement between the Company and the grantee. Options may be exercised by the grantee at any time during his employment or retention by the Company or any subsidiary thereof and within a specified period after termination of the grantee's employment or retention.

     In the event of a change of control (as defined in the Option Plan), all grantees will be afforded an opportunity to exercise the portion of their respective options that are then vested and exercisable. Thereafter, any unexercised and any unvested portion of all outstanding options will be automatically terminated.

     All options issued under the Option Plan will be granted subject to any applicable federal, state and local withholding requirements. At the time of exercise, the grantee must remit to the Company an amount sufficient to satisfy the total amount of any such taxes required to be withheld by the Company with respect to such exercised options.

     The Board of Directors may amend or terminate the Option Plan at any time; provided that, under certain circumstances the approval of the stockholders of the Company may be required. As of December 31, 1997, the Company has granted options under the Option Plan to purchase an aggregate of 1,240,046 shares of Common Stock, of which 7,143 have been exercised, 64,285 have been canceled and 70,760 were issued to physicians. The Option Plan will terminate on May 6, 2006, unless earlier terminated by the Board of Directors or extended by the Board of

Directors with the approval of the stockholders.

EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement dated as of May 6, 1996, as amended, with Dr. Nagpal (the 'Nagpal Employment Agreement'). Base compensation under the Nagpal Employment Agreement is $300,000 per year, subject to increase by the Board of Directors. In addition, the Board of Directors may award an annual bonus to Dr. Nagpal in an amount of up to 30% of his base salary based on the attainment of certain benchmarks. The Company may terminate Dr. Nagpal's employment at any time and for any reason; provided that, if his employment is terminated without cause (as defined in such agreement) or as a result of his becoming permanently disabled, the Company must pay Dr. Nagpal a severance amount determined in accordance with a formula contained in the agreement.

     Under the Nagpal Employment Agreement, Dr. Nagpal is prohibited from directly or indirectly competing with the Company during the term of his employment with the Company and for an additional year thereafter or as long as the Company is making severance payments to him, however, there can be no assurance as to the enforceability of such Agreement. The restraint on competition by Dr. Nagpal is geographically limited to any state in the United States in which the Company or any of its subsidiaries conducts business or specifically plans to conduct business at the time of the termination of his employment with the Company. Under the terms of the Nagpal Employment Agreement, Dr. Nagpal acknowledges that any proprietary information (as defined in such agreement) that he may develop is the sole property of the Company and agrees not to disclose to, or use for the benefit of, any person or entity (other than the Company) any of such proprietary information whether or not developed by him.

                              CERTAIN TRANSACTIONS

     In connection with its initial capitalization, the Company sold shares of Common Stock and Series A Convertible Preferred Stock (the 'Series A Preferred Stock') to each of the following persons and entities at a per share purchase price of $0.014 and $1.00, respectively: (a) Oak Partners purchased 104,700 and 325,733 shares of Common Stock and Series A Preferred Stock, respectively; (b) Oak VI purchased 2,445 and 7,600 shares of Common Stock and Series A Preferred Stock, respectively; (c) Delphi Ventures purchased 105,250 and 327,438 shares of Common Stock and Series A Preferred Stock, respectively; (d) Delphi BioInvestments III, L.P. ('Delphi BioInvestments') purchased 1,895 and 5,895 shares of Common Stock and Series A Preferred Stock, respectively; (e) Dr. Nagpal purchased 607,145 and 333,333 shares of Common Stock and Series A Preferred Stock, respectively and (f) Scheer & Co. purchased 17,855 shares of Common Stock. Upon consummation of the Offering, each outstanding share of

Series A Preferred Stock will automatically convert into .7143 shares of Common Stock.

     During the period beginning November 1996 and ending in March 1997, the Company raised additional working capital funds by issuing additional shares of preferred stock. On November 12, 1996, the Company issued an aggregate of 2,000,001 shares of Series B Convertible Preferred Stock, $0.01 par value (the 'Series B Preferred Stock'), to the following persons and entities in the following amounts: Oak Partners, 651,467 shares; Oak VI, 15,200 shares; Delphi Ventures, 654,877 shares; Delphi BioInvestments, 11,790 shares; and Dr. Nagpal, 666,667 shares. The investors paid an aggregate purchase price of $6,000,003 for the Series B Preferred Stock. Upon consummation of the Offering, each outstanding share of Series B Preferred Stock will automatically convert into
 .7143 shares of Common Stock. An additional $764,997 was raised by the Company from the issuance of an aggregate of 254,999 shares of Series C Convertible Preferred Stock, $0.01 par value (the 'Series C Preferred Stock'), on January 22, 1997 and March 12, 1997 to certain of the SCOI physicians (including Dr. Fox, one of the Company's directors), key employees and legal counsel of SCOI, an employee of the Company, CGJR Health Care Private Equities, L.P., CGJR II, L.P. and CGJR/MF III, L.P. Upon consummation of the Offering, each outstanding share of Series C Preferred Stock will automatically convert into .7143 shares of Common Stock. On January 14, 1997, the Company obtained short-term loans in the aggregate amount of $999,999 from Delphi Ventures, Delphi BioInvestments, Oak Partners, Oak VI and Dr. Nagpal. In connection with such loans, the Company issued warrants to the lenders to purchase an aggregate of 23,810 shares of Common Stock, which warrants may be exercised at any time, in whole or in part, prior to January 14, 2002 at an exercise price of $4.20 per share. The Company borrowed an additional $866,667 (of which $130,000 has been repaid) from Dr. Nagpal on January 10, 1997 and January 14, 1997. Each of the foregoing loans bears interest at 14% per annum. On June 19, 1997, pursuant to a letter agreement, the Company issued an aggregate of 188,072 shares of Series D Convertible Preferred Stock, $0.01 par value (the 'Series D Preferred Stock'), to Oak VI, Oak Partners, Delphi Ventures, Delphi BioInvestments, and Dr. Nagpal in exchange for the cancellation of promissory notes in the aggregate principal amount of $999,999, plus accrued interest, previously issued by the Company to secure loans made by such investors to the Company. Upon consummation of the Offering, each outstanding share of Series D Preferred Stock will automatically convert into .7143 shares of Common Stock.

     On June 19, 1997, pursuant to a letter agreement, the Company issued an aggregate of 533,335 shares of Series E Convertible Preferred Stock, $0.01 par value (the 'Series E Preferred Stock'), to Oak VI, Oak Partners, Delphi Ventures, Delphi BioInvestments, Dr. Nagpal, CGJR Health Care, CGJR II, and CGJR/MF. The investors paid an aggregate purchase price of $3,200,010 for the Series E Preferred Stock. Upon consummation of the Offering, each outstanding share of Series E Preferred Stock will automatically convert into .7143 shares of Common Stock.

     From March 1997 to November 1997, the Company entered into the HCFP Loan Agreements with HCFP Funding. Each of the HCFP Loan Agreements is in the nature of a revolving line of credit, with each such loan to be made against a borrowing base equal to 85% of the qualified accounts receivable generated by the subject Practice. Each HCFP Loan had an initial term of two years, subject to renewals of one-year periods upon the mutual agreement of the parties, and bears interest at the Base Rate (defined as 1.75% above the prime rate designated by Fleet National Bank of Connecticut, N.A.), subject to increase upon the occurrence of an event of default. In addition, upon the occurrence and during the continuance of an event of default, the Company is prohibited from declaring or paying cash dividends on its Common Stock. As security for repayment of the

HCFP Loans, the Company granted HCFP Funding a first priority lien and security interest in its accounts receivable.

     On June 30, 1997, the Company issued a secured term note in the aggregate principal amount of $3,250,000 to HCFP Funding (the 'June HCFP Note'), which bears interest at the Base Rate (defined as the prime rate designated by Fleet National Bank of Connecticut plus 3.5%) (the 'Fleet Base Rate'), subject to increase upon the occurrence of an event of default, with interest payable on the last business day of each month for the first six months commencing July 31, 1997 through December 31, 1997. Commencing on January 31, 1998, the Company is required to make 36 equal monthly installments of principal, plus accrued interest at the Base Rate. The June HCFP Note is secured by a lien on substantially all of the assets of the Company and $1.5 million of the Company's obligations under the June HCFP Note are guaranteed by Dr. Nagpal, Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Oak Investment Partners VI, L.P. and Oak VI Affiliates Fund, L.P. In connection with such guarantees, the Company issued warrants to purchase an aggregate of 9,525 shares of Common Stock to such guarantors. In connection with the HCFP Note, the Company issued warrants to purchase 28,570 shares (subject to increase) of Common Stock to HCFP Funding at an exercise price of $0.01 per share. The warrants contain put rights which give the holder the right to receive payment, based on a minimum put price of $14.00 per share, for the value of such warrants at January 15, 1998.

     Pursuant to a Stock Purchase Agreement dated as of July 31, 1997, the Company issued 166,667 shares of Series E Preferred Stock to HIS Ventures, LLC for an aggregate purchase price of $1,000,000. Upon the consummation of the Offering, each outstanding share of Series E Preferred Stock will automatically convert into .7143 shares of Common Stock.

     On August 1, 1997, the Company entered into the Comdisco Loan Agreement pursuant to which Comdisco made the Comdisco Loan to the Company in the principal amount of $5,000,000. The Comdisco Loan Agreement was subsequently amended on November 14, 1997, to increase the amount of the Comdisco Loan to an aggregate of $6,000,000. To secure its obligations to Comdisco under the Comdisco Loan Agreement, the Company granted to Comdisco a secured lien on all of the Company's tangible and intangible personal property. The Comdisco Loan and the liens granted to Comdisco (the 'Comdisco Liens') are subordinated in all respects to the current and future indebtedness of the Company owing to HCFP Funding. The Comdisco Liens rank pari passu with the liens granted to Cedar. The Comdisco Loan initially bears interest at 15% per annum. The Comdisco Loan may be prepaid, in whole or in part, at any time, by the Company without penalty or premium. Within 45 days of the effective date of an initial public offering of the capital stock of the Company, the Company is obligated to prepay the

Comdisco Loan in full. The Comdisco Loan matures December 31, 2000. The Comdisco Loan Agreement prohibits the Company from making or declaring any cash dividends or making any distributions of any class of capital stock of the Company, except pursuant to an employee repurchase plan or with the consent of Comdisco. Further, in connection with the Comdisco Loan, the Company issued to Comdisco warrants to purchase up to 150,000 shares of the Company's Series E Preferred Stock at a price per share equal to $6.00; provided, however, that because an initial public offering of the Company's capital stock was not consummated on or prior to December 31, 1997, the number of shares of Series E Preferred Stock issuable upon exercise of the warrant increased to 160,000. Upon the completion of the Company's initial public offering, such warrant becomes exercisable for 114,286 shares of Common Stock. In addition, pursuant to a Stock Purchase Agreement dated as of August 18, 1997, the Company issued 41,667 shares of Series E Preferred Stock to Comdisco for an aggregate purchase price of $250,000. Upon the consummation of the Offering, each outstanding share of Series E Preferred Stock will automatically convert into .7143 shares of Common Stock.

     On August 1, 1997, the Company entered into an agreement (the 'Master Lease Agreement') with Comdisco pursuant to which Comdisco agreed to purchase and lease certain equipment to the Company on the terms and conditions contained in the Master Lease Agreement. In connection with the Master Lease Agreement, the Company issued to Comdisco a warrant to purchase up to 5,000 shares of the Company's Series E Preferred Stock at a price per share equal to $6.00. In November 1997, the Master Lease Agreement was increased and an additional 10,000 warrants were issued for the purchase of Series E Preferred Stock at a price per share equal to $6.00. Upon the completion of the Company's initial public offering, such warrants become exercisable for 10,714 shares of Common Stock.

     On August 22, 1997, the Company entered into the Cedar Loan Agreement with Galtney Corporate Services, Inc. which subsequently assigned to Cedar the loan in the principal amount of $1,500,000. To secure its obligations under the Cedar Loan Agreement, the Company granted to Cedar a secured lien on all of the Company's tangible and intangible personal property. The Cedar Loan and the liens granted to Cedar ('Cedar Liens') are subordinated in all respects to the current and future indebtedness of the Company owing to HCFP Funding. The Cedar Liens rank pari passu with the liens granted to Comdisco. The Cedar Loan bears interest at 15% per annum. The Cedar Loan may be prepaid, in whole or in part, at any time, by the Company without penalty or premium. Within 45 days of the effective date of an initial public offering of the capital stock of the Company, the Company is obligated to prepay the Cedar Loan in full. The Cedar Loan matures December 31, 2000. The Cedar Loan Agreement prohibits the Company from making or declaring any cash dividends or making any distributions of any class of capital stock of the Company, except pursuant to an employee dividends repurchase plan or with the consent of Cedar. Pursuant to the terms of the Cedar Loan Agreement, the outstanding amount of the Cedar Loan is convertible into shares of Preferred Stock of the Company at the option of Cedar after the Company completes a sale and issuance of any shares of its Preferred Stock in connection with an equity financing (an 'Equity Financing') at any time after the earlier to occur of (i) a payment default under the Cedar Loan Agreement or

(ii) the failure of the Company to consummate an initial public offering of its capital stock prior to December 31, 1997. Further, in connection with the Cedar Loan, the Company issued to Cedar a warrant to purchase up to 37,500 shares of the Company's Series E Preferred Stock at a price per share equal to $6.00; provided, however, that because an initial public offering of the Company's capital stock was not consummated on or prior to December 31, 1997, the number of shares of Series E Preferred Stock issuable upon exercise of the warrant increased to 40,000. Upon the completion of the Company's initial public offering, such warrant becomes exercisable for 28,571 shares of Common Stock.

     On September 9, 1997, the Company issued and sold $4,000,000 in aggregate principal amount of its subordinated convertible debentures due August 31, 2000 (the 'Debentures') pursuant to the Convertible Debenture Purchase Agreement, dated as of September 9, 1997 (the 'Debenture Purchase Agreement'). The Debentures were purchased by Dr. Nagpal, Delphi Ventures, Delphi BioInvestments, Oak Partners, Oak VI and Health Care Services-BMJ, LLC and H&Q Serv*is Ventures, L.P., affiliates of Hambrecht & Quist, LLC. Pursuant to the terms of the Debenture Purchase Agreement, the Debentures are subordinated in right of payment to all indebtedness owing by the Company to HCFP Funding, the Comdisco Loan and the Galtney Loan. The Debentures bear interest at 6% per annum and are payable semi-annually. The unpaid principal amount of the Debentures is due on August 31, 2000.

     Except in very limited instances, the Company may not prepay the Debentures prior to September 9, 1999. The Debentures are subject to prepayment at the option of the holders of the Debentures upon the consummation of (i) a sale of all or substantially all of the assets of the Company; (ii) a sale or transfer of all or a majority of the outstanding Common Stock of the Company in any one transaction or series of related transactions; or (iii) a merger or consolidation of the Company with or into another entity. The Debentures are convertible at any time at the option of the holders thereof into shares of Common Stock at a conversion price equal to $10.08 per share. Pursuant to the terms of the Debenture Purchase Agreement, the holders of the Debentures have rights of first offer on future issuances of capital stock of the Company or other securities convertible into capital stock of the Company. The Debenture Purchase Agreement places limitations on indebtedness and liens and prohibits the payment of dividends.

     On October 14, 1997, the Company issued a secured term note in the principal amount of $2,500,000 to HCFP Funding (the 'October HCFP Note'), which bears interest at the Fleet Base Rate, subject to increase upon the occurrence of an event of default, with interest payable on the last business day of each quarter through December 31, 1998. The entire principal sum is due and payable on January 1, 1999. Pursuant to the terms of the October HCFP Note, the Company is also obligated to pay a fee in the amount of $300,000 to HCFP Funding on the maturity date. The October HCFP Note is secured by a lien on substantially all of the assets of the Company.

     On October 15, 1997, the Company issued promissory notes (the 'October Notes') in the aggregate principal amount of $3,375,000 to Dr. Nagpal, Delphi Ventures, Delphi BioInvestments, Oak Partners, Oak IV and Dr. Fox (collectively, the 'October Note Holders'). The October Notes bear interest at the Fleet Base Rate, subject to increase upon the occurrence of an event of default. The entire principal sum is due and payable on

January 1, 1999. In connection with the October Notes, the Company issued warrants to purchase 48,215 shares of Common Stock to the October Note Holders. The warrants may be exercised at any time, in whole or in part, at an exercise price of $0.01 per share and expire on October 15, 2002. The warrants contain customary antidilution provisions. The Commission is of the view that the failure to register the October Notes and the warrants issued in connection therewith under the Securities Act was a technical violation of Section 5 thereof, giving rise to rescission rights on the part of the October Note Holders. The Company intends to repay the October Notes out of the proceeds of the Offering and, accordingly, has not recorded any additional contingent liability with respect to the October Notes in light of the Commission's position. See 'Use of Proceeds.'

     On November 21, 1997, the Company issued warrants to purchase 23,214 shares of Common Stock to Dr. Nagpal at an exercise price of $0.01 per share.

     On January 2, 1998, the Company obtained short-term financing in the form of a demand note from Dr. Nagpal in the amount of $1.0 million to repay certain of the Physician Notes. In connection with this loan, the Company issued warrants to Dr. Nagpal to purchase 14,286 shares of Common Stock at an exercise price of $0.01 per share. The demand note bears interest at 8% per annum.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of December 31, 1997 regarding the beneficial ownership of the Common Stock of the Company as of the date of this Prospectus and as adjusted to reflect the sale of the shares of Common Stock offered hereby with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; and (iii) all directors and officers as a group. Unless otherwise indicated, the address for each stockholder is c/o BMJ Medical Management, Inc., 4800 North Federal Highway, Suite 101E, Boca Raton, Florida 33431.


                                                                     SHARES BENEFICIALLY      SHARES BENEFICIALLY
                                                                            OWNED                    OWNED
                                                                     PRIOR TO OFFERING(1)      AFTER OFFERING(1)
                                                                     --------------------    ----------------------
NAME OF BENEFICIAL OWNER                                              NUMBER      PERCENT     NUMBER        PERCENT
------------------------------------------------------------------   ---------    -------    ---------      -------
Delphi Ventures III, L.P.(2) .....................................     132,540      1.44%    1,295,650(3)      8.00%

  3000 Sand Hill Road, Building One, Suite 135,
  Menlo Park, California 94025

Oak Investment Partners VI, L.P.(4) ..............................     132,540      1.44     1,295,650(5)     8.00
  One Gorham Island
  Westport, Connecticut 06880

Naresh Nagpal, M.D................................................     846,825(6)   9.06     1,752,940(6)(7) 10.73

David H. Fater....................................................     100,000(8)   1.09       100,000(8)        *

Georges Daou......................................................      17,855(9)      *        17,855(9)        *

Stewart G. Eidelson, M.D..........................................      10,020(10)     *        10,020(10)       *

James M. Fox, M.D.(11)............................................     421,592      4.59       433,288(12)    2.68

Ann H. Lamont(4)..................................................     132,540(13)  1.44     1,295,650(5)     8.00

Donald J. Lothrop(2)..............................................     132,540(14)  1.44     1,295,650(3)     8.00

All officers and directors as a group (7 persons) (15)............   1,567,622     16.81     4,811,653       29.15


------------------
*   Less than one percent.

 (1) Applicable percentage of ownership is based on 9,174,033 shares of Common Stock outstanding as of December 31, 1997 and 16,163,133 shares of Common Stock outstanding upon consummation of the Offering. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to securities. Securities subject to options or warrants currently exercisable or exercisable within 60 days of November 15, 1997 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

 (2) Includes (i) 1,895 shares of Common Stock owned by Delphi BioInvestments and (ii) warrants to purchase 24,945 shares of Common Stock owned by the stockholder and warrants to purchase 450 shares of Common Stock owned by Delphi BioInvestments.


 (3) Includes (i) 1,207,616 shares of Preferred Stock owned by the stockholder and 21,741 shares of Preferred Stock owned by Delphi BioInvestments which automatically convert into 862,585 and 15,530 shares of Common Stock, respectively, upon completion of the Offering and (ii) 285,000 shares of Common Stock expected to be purchased by the stockholder in the Offering.



 (4) Includes (i) 2,445 shares of Common Stock owned by Oak VI and (ii) warrants to purchase 24,820 shares of Common Stock owned by the stockholder and warrants to purchase 580 shares of Common Stock owned by Oak VI.

 (5) Includes (i) 1,201,329 shares of Preferred Stock owned by the stockholder and 28,029 shares of Preferred Stock owned by Oak VI all of which automatically convert into 858,090 and 20,020 shares of Common Stock, respectively, upon completion of the Offering and (ii) 285,000 shares of Common Stock expected to be purchased by the stockholder in the Offering.



 (6) Includes (i) 107,145 shares of Common Stock reserved for issuance upon exercise of presently exercisable stock options and (ii) warrants to purchase 62,895 shares of Common Stock. Dr. Nagpal's shares are held in two trusts for his children, the Prianker Nagpal Family Trust and the Zubin Nagpal Family Trust. Dr. Nagpal is the grantor of each trust and Dr. Nagpal's wife is the sole trustee of each trust.



 (7) Includes (i) 1,229,358 shares of Preferred Stock owned by the stockholder which automatically convert into 878,115 shares of Common Stock upon completion of the Offering and (ii) 28,000 shares of Common Stock expected to be purchased by the stockholder in the Offering.



 (8) Consists of 100,000 Common Stock options which vest immediately.



 (9) Consists of 17,855 Common Stock options which vest immediately.



(10) Consists of 10,020 shares of Common Stock issued pursuant to a Management Services Agreement.



(11) Includes warrants to purchase 5,355 shares of Common Stock owned by the stockholder.



(12) Includes 16,375 shares of Preferred Stock owned by the stockholder which automatically convert into 11,696 shares of Common Stock upon completion of the Offering.



(13) Ms. Lamont, a director of the Company, is a managing member of each of the general partner of Oak Investment and Oak VI. As such, Ms. Lamont may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act), in an indeterminate portion of the shares beneficially owned by Oak Investment and Oak VI. All of the shares indicated as owned by Ms. Lamont are owned beneficially by Oak Investment and Oak VI and are included because of the affiliation of Ms. Lamont with each of the partnerships. Ms. Lamont disclaims beneficial ownership of these shares to the extent permitted under Rule 13d-3 under the Exchange Act.



(14) Mr. Lothrop, a director of the Company, is a General Partner of Delphi Ventures. As such, Mr. Lothrop may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act), in an indeterminate portion of the shares beneficially owned by Delphi Ventures and Delphi BioInvestments. All of the shares indicated as owned by Mr. Lothrop are owned beneficially by Delphi Ventures and Delphi BioInvestments and are included because of the affiliation of Mr. Lothrop with each of the partnerships. Mr. Lothrop disclaims beneficial ownership of these shares to the extent permitted under Rule 13d-3 under the Exchange Act.



(15) Includes beneficial ownership of an aggregate of 265,080 shares of Common Stock and warrants to purchase Common Stock prior to the Offering and an aggregate of 2,591,300 shares of Common Stock and warrants to purchase Common Stock after the Offering attributable to the affiliation of Ms. Lamont and Mr. Lothrop with the entities described in footnotes (13) and
     (14) above.

                          DESCRIPTION OF CAPITAL STOCK

     Upon the consummation of the Offering, the authorized capital stock of the Company will consist of (i) 35,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the 'Preferred Stock'), which are subject to future issuance as determined by the Board of Directors of the Corporation.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and do not have any cumulative voting rights. Holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding class or series of preferred stock. The outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company hereby when issued will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the Preferred Stock currently outstanding and any series of Preferred Stock which the Company may issue in the future.

     Prior to the Offering, there has been no public market for the Common Stock. The Common Stock has been approved for quotation on Nasdaq under the symbol BONS, subject to official notice of issuance. The transfer agent and registrar for the Common Stock is Chase Mellon Shareholder Services.

PREFERRED STOCK

     As of November 1, 1997, the Company had five classes of authorized Preferred Stock: (i) the Series A Preferred Stock; (ii) the Series B Preferred Stock; (iii) the Series C Preferred Stock; (iv) the Series D Preferred Stock, and (v) the Series E Preferred Stock. Each holder of Preferred Stock has the right, at such holder's option, to convert any of his Preferred Stock into Common Stock at the conversion price set forth in the Certificate of Incorporation. Upon consummation of the Offering, each outstanding share of Preferred Stock automatically converts into .7143 shares of Common Stock without any action on the part of the holders of such stock. Upon such conversion, the holders of Preferred Stock are not entitled to payment of any accrued but unpaid dividends.

     The Board of Directors is authorized to provide for the issuance of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, redemption privileges, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders of the Company. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock. For example, the issuance of Preferred Stock could result in a series of securities outstanding that would have preferences over the Common Stock with respect to dividends and in liquidation and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock.

     The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy, consent or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue Preferred Stock without stockholder approval and with voting and conversion rights which could adversely affect the voting power of holders of Common Stock. There are no agreements or understandings for the issuance of

Preferred Stock, and the Board of Directors has no present intent to issue Preferred Stock.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

     Certain provisions of the Certificate of Incorporation and By-laws of the Company summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including an attempt that might result in the receipt of a premium over the market price for the shares held by stockholders.

  Classified Board of Directors

     The Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. Moreover, under Delaware Law, in the case of a corporation having a classified board, stockholders may remove a director only for cause. This provision, when coupled with the provision of the By-laws authorizing only the Board of Directors to fill vacant directorships, will preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with its own nominees.

  Special Meeting of Stockholders

     The Certificate of Incorporation provides that special meetings of stockholders of the Company may be called only by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. This provision will make it more difficult for stockholders to take actions opposed by the Board of Directors.

STOCKHOLDERS AGREEMENT

     The Company entered into a Second Amended and Restated Stockholders Agreement dated as of November 22, 1996, as amended (the 'Stockholders Agreement'), with certain of its stockholders, including Oak Partners, Oak VI, Delphi Ventures, Delphi BioInvestments, Dr. Nagpal and the SCOI physicians. Under the Stockholders Agreement, the stockholders party thereto agreed to vote their shares to appoint to the Company's Board of Directors certain designees of such stockholders. The stockholders (other than the SCOI physicians) also have the following rights and obligations under the Stockholders Agreement: (i) a right of first refusal with respect to issuances of the Company's capital stock or securities convertible into capital stock; and (ii) transfer restrictions. Under the terms of the Stockholders Agreement, 500,000 shares of Common Stock Dr. Nagpal received on May 6, 1996 are subject to vesting over a 40-month period; however, the vesting schedule is subject to acceleration in the following circumstances: (i) termination of Dr. Nagpal's employment without cause after December 31, 1996 but prior to January 1, 1998, 112,500 additional shares vest; (ii) termination of Dr. Nagpal's employment without cause after December 31, 1997 but prior to January 1, 1999, an additional 75,000 shares vest; (iii) termination of Dr. Nagpal's employment as a result of his death or permanent disability, 150,000 additional shares vest; (iv) simultaneously with the effectiveness of a registration statement filed under the Securities Act, 50% of the remaining unvested stock vests; and (v) simultaneously with any sale of a majority of the capital stock or at least 50% of the assets of the Company, all of the remaining unvested stock vests. In the event of the termination of Dr. Nagpal's employment with the Company for any reason, the Company has the right to repurchase from Dr. Nagpal all of the shares of unvested stock at a purchase price equal to $0.01 per share. The Stockholders Agreement terminates upon consummation of the Offering.

REGISTRATION RIGHTS

     The beneficial owners of 3,733,750 shares of Common Stock have the right to request that the Company effect the registration of any or all of such shares or to include any or all of such shares in any registration statement to be filed by the Company relating to the registration of Common Stock under the Securities Act (other than registration statements on Form S-4 or Form S-8). Upon such request, the Company is required to file a registration statement covering such shares or to include such shares in such registration statement, as applicable, except that, in the case of a requested registration, the Company is not obligated to file any registration statement initiated pursuant to a request by any such owner within 180 days of a prior registration by the Company and the Company's obligations to effect any such registration is subject to other limitations.

WARRANTS

     In connection with various financing transactions entered into by the Company to finance Affiliation Transactions and provide working capital, the Company issued to certain of its lenders warrants to purchase shares of Common Stock or warrants to purchase shares of Series E Preferred Stock. For a description of such transactions and such warrants, see 'Certain Transactions.'

DIRECTORS' LIABILITY

     The Certificate of Incorporation contains provisions that eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit. The Company's By-laws contain provisions requiring the indemnification of the Company's directors and officers to the fullest extent permitted by
Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

                        SHARES ELIGIBLE FOR FUTURE SALE

     After giving effect to the shares of Common Stock offered hereby, the Company will have outstanding 16,163,133 shares of Common Stock. Of these shares, all of the shares of Common Stock sold in the Offering will be freely tradeable without restriction under the Securities Act, except for any shares purchased by 'affiliates,' as that term is defined under the Securities Act, of the Company. The remaining 12,163,133 shares are 'restricted securities' within the meaning of Rule 144. Of such shares, 4,834,074 became eligible for sale under Rule 144 in December 1997 and the remaining 7,329,059 shares will be eligible for sale under Rule 144 at various times in 1998, subject to the lockup arrangements described in the following paragraph.


     The Company, its directors and officers and certain other stockholders of the Company, who own in the aggregate approximately 85% of the outstanding shares of Common Stock immediately prior to the Offering, have agreed that they will not, without the prior written consent of Hambrecht & Quist LLC, issue, sell, offer, contract to sell, make any short sale, pledge, issue or sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock, or securities exhangeable for or convertible into or exercisable for any rights to purchase or acquire any shares of Common Stock during the 180-day period following the date of this Prospectus, except that such stockholders may transfer securities pursuant to bona fide gifts, provided such shares are subject to the 180-day lock-up agreement and the Company may issue, and grant options to purchase, shares of Common Stock under its current stock option plan and may issue shares of Common Stock, in connection with certain affiliation transactions. See 'Underwriting.'


     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an 'affiliate' of the Company, is entitled to sell within any three month period 'restricted' shares beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or
(ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. Sales are also subject to certain requirements as to the manner of sale, notice and the availability of current public information regarding the Company. However, a person who has not been an 'affiliate' of the Company at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least two years have elapsed since such shares were acquired from the Company or an affiliate of the Company.

     In general, under Rule 701 as currently in effect, any employee, officer, director, consultant or advisor of the Company who purchased shares from the Company pursuant to a written compensatory benefit plan or written contract relating to compensation is eligible to resell such shares 90 days after the effective date of the Offering in reliance upon Rule 144, but without the requirement to comply with certain restrictions contained in such rule. Shares of Common Stock obtained pursuant to Rule 701 may be sold by non-affiliates without regard to the holding period, volume limitations, or information or notice requirements of Rule 144, and by affiliates without regard to the holding period requirements.

     The Company intends to file a registration statement on Form S-8 under the Securities Act to register all shares of Common Stock issuable under its Option Plan, as well as certain of the shares of Common Stock previously issued under its Option Plan. This registration statement is expected to be filed as soon as practicable after the date of this Prospectus and is expected to become effective immediately upon filing. Shares of Common Stock covered by this registration statement will be eligible for sale in the pubic market after the effective date of such registration statement, subject to Rule 144 limitations applicable to affiliates of the Company. See 'Management Stock Option Plan.'

     The Company has granted registration rights to certain of its stockholders. See 'Description of Capital Stock--Registration Rights.'

     Prior to the Offering, there has been no public market for the Common Stock and it is impossible to predict with certainty the effect, if any, that market sales of shares or the availability of such shares for sale will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of Common Stock in the public market may have an adverse impact on such market price and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, through their Representatives, Hambrecht & Quist LLC, Raymond James & Associates, Inc. and Volpe Brown Whelan & Company, LLC have severally agreed to purchase from the Company the following respective number of shares of Common Stock:


                                                                                                 NUMBER
UNDERWRITER                                                                                     OF SHARES
---------------------------------------------------------------------------------------------   ---------
Hambrecht & Quist LLC........................................................................   1,305,000
Raymond James & Associates, Inc..............................................................     797,500
Volpe Brown Whelan & Company, LLC............................................................     797,500
B.T. Alex Brown Incorporated.................................................................     100,000
Donaldson, Lufkin & Jenrette Securities Corporation..........................................     100,000
Lehman Brothers..............................................................................     100,000

Nationsbanc Montgomery Securities, Inc.......................................................     100,000
Charles Schwab & Co., Inc....................................................................     100,000
UBS Securities LLC...........................................................................     100,000
Joseph Charles & Associates..................................................................      50,000
Dain Rauscher Incorporated...................................................................      50,000
Suntrust Equitable Securities Corporation....................................................      50,000
Needham & Co., Inc...........................................................................      50,000
Pennsylvania Merchant Group Ltd..............................................................      50,000
Piper Jaffray Inc............................................................................      50,000
Rodman & Renshaw, Inc........................................................................      50,000
Sands Brothers & Co., Ltd....................................................................      50,000
Tucker Anthony Incorporated..................................................................      50,000
Wheat First Butcher Singer...................................................................      50,000
                                                                                                ---------
    Total....................................................................................   4,000,000
                                                                                                ---------
                                                                                                ---------


     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, including the absence of any material adverse change in the Company's business and the receipt of certain certificates, opinions and letters from the Company, its counsel and independent auditors. The nature of the Underwriters' obligation is such that they are committed to purchase all shares of Common Stock offered hereby if any of such shares are purchased.


     The Underwriters propose to offer the shares of Common Stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $.26 per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $.10 per share to certain other dealers. After the initial public offering of the shares, the offering price and other selling terms may be changed by the Representatives of the Underwriters. The Representatives have informed the Company that the Underwriters do not intend to conform sales to accounts over which they exercise discretionary authority.


     The Company has granted to the Underwriters an option, exercisable no later than 30 days after the date of this Prospectus, to purchase up to 600,000 additional shares of Common Stock at the initial public offering price, less the underwriting discount, set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise this option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the above table bears to the total number of shares of Common Stock offered hereby. The Company will be obligated, pursuant to the option, to sell shares to the Underwriters to the extent the option is exercised. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of Common Stock offered hereby.

     The offering of the shares is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The Underwriters reserve the right to reject an order for the purchase of shares in whole or in part.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect thereof.

     The Company has agreed to pay the Underwriters a non-accountable expense allowance of $100,000 upon completion of the Offering.



     Certain stockholders of the Company, including the executive officers and directors, who own in the aggregate approximately 85% of the outstanding shares of Common Stock immediately prior to the Offering, have agreed that they will not, without prior written consent of Hambrecht & Quist LLC, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock beneficially owned by them during the 180-day period following the date of this Prospectus other than transfers pursuant to bona fide gifts, provided such shares are subject to the 180-day lock-up agreement. In addition, the Company has agreed that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, during the 180-day period following the date of this Prospectus, except that the Company may issue, and grant options to purchase, shares of Common Stock under its current stock option plan and may issue shares of Common Stock in connection with certain affiliation transactions. Sales of such shares in the future could adversely affect the market price of the Common Stock. Hambrecht & Quist LLC may, in its sole discretion, release any of the shares subject to the lock-up agreements at any time without notice.



     The Company's two venture capital investors are each expected to purchase 285,000 shares in the Offering, and the Company's President and Chief Executive Officer is expected to purchase 28,000 shares in the Offering, in each case at the Price to Public set forth on the cover page of this Prospectus. See 'Principal Stockholders.'




     At the request of the Company, the Underwriters have reserved up to 200,000 shares of Common Stock for sale at the initial public offering price to directors, officers, employees and persons with business relationships with the Company, as well as others associated with such persons. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the Underwriters on the same basis as all other shares offered hereby.



     Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock was determined by negotiation between the Company and the Representatives. Among the factors considered in determining the initial public offering price are prevailing market and economic conditions, revenues and earnings of the Company, market valuations of other companies engaged in activities similar to the Company, estimates of the business potential and prospects of the Company, the present state of the Company's business operations, the Company's management and other factors deemed relevant.


     Certain persons participating in this offering may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of the Common Stock. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the Underwriters to reclaim a selling concession from a syndicate member in connection with the offering when shares of Common Stock sold by the syndicate member are purchased in syndicate covering transactions. Such transaction may be effected on the Nasdaq Stock Market, in the over-the-counter market, or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

     On September 9, 1997, Health Care Services-BMJ, LLC and H&Q Serv*is Ventures, L.P., affiliates of Hambrecht & Quist LLC, purchased $2.5 million aggregate principal amount of the Company's Debentures as part of a financing in which the Company sold $4.0 million aggregate principal amount of Debentures to seven investors. See 'Certain Transactions.'

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon by O'Sullivan Graev & Karabell, LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

     The financial statements of the following entities appearing in this Prospectus have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their reports thereon also appearing elsewhere in this Prospectus:

BMJ Medical Management, Inc.
Orthopaedic Associates of Bethlehem, Inc.
Southern California Orthopedic Institute Medical Group
South Texas Spinal Clinic, P.A.
Tri-City Orthopedic Surgery Medical Group, Inc.
Lauderdale Orthopaedic Surgeons
Fishman and Stashak, M.D.'s, P.A. d/b/a Gold Coast Orthopedics
Sun Valley Orthopaedic Surgeons
Orthopaedic Surgery Associates, P.A.
Broward Institute of Orthopedic Specialties, P.A.

     Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                    CONTENTS

FINANCIAL STATEMENTS OF BMJ MEDICAL MANAGEMENT, INC.
Report of Independent Certified Public Accountants........................................................     F-3
Balance Sheets at December 31, 1996 and September 30, 1997................................................     F-4
Statements of Operations for the Year Ended December 31, 1996 and the Nine Months Ended
  September 30, 1996 (Unaudited) and 1997.................................................................     F-5
Statements of Stockholders' Equity for the Year Ended December 31, 1996 and the Nine Months Ended
  September 30, 1997......................................................................................     F-6
Statements of Cash Flows for the Year Ended December 31, 1996 and the Nine Months Ended September 30, 1996
  (Unaudited) and 1997....................................................................................     F-7
Notes to Financial Statements.............................................................................     F-8

The following financial statements are presented to provide supplemental historical financial information about the significant physician practices with which BMJ Medical Management, Inc. (the Company) has entered into affiliation transactions since its inception. The Company does not own or control these practices. These financial statements should not be viewed as indicative of the future operating performance of the Company.

FINANCIAL STATEMENTS OF ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.
Report of Independent Auditors............................................................................    F-28
Balance Sheets at December 31, 1994 and 1995 and June 30, 1996............................................    F-29
Statements of Operations for the Years Ended December 31, 1994 and 1995 and the Six Months Ended June 30,
  1996....................................................................................................    F-30
Statements of Stockholders' Equity for the Years Ended December 31, 1994 and 1995 and
  the Six Months Ended June 30, 1996......................................................................    F-31
Statements of Cash Flows for the Years Ended December 31, 1994 and 1995 and the Six Months Ended June 30,
  1996....................................................................................................    F-32
Notes to Financial Statements.............................................................................    F-33

FINANCIAL STATEMENTS OF SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP
Report of Independent Auditors............................................................................    F-37
Balance Sheets at December 31, 1995 and October 31, 1996..................................................    F-38
Statements of Operations and Changes in Partners' Capital for the Years Ended December 31, 1994 and 1995
  and the Ten Months Ended October 31, 1996...............................................................    F-39
Statements of Cash Flows for the Years Ended December 31, 1994 and 1995 and the Ten Months Ended October
  31, 1996................................................................................................    F-40
Notes to Financial Statements.............................................................................    F-41


FINANCIAL STATEMENTS OF SOUTH TEXAS SPINAL CLINIC, P.A.
Report of Independent Auditors............................................................................    F-46
Balance Sheets at December 31, 1994 and 1995 and October 31, 1996.........................................    F-47
Statements of Operations for the Years Ended December 31, 1994 and 1995 and the Ten Months Ended October
  31, 1996................................................................................................    F-48
Statements of Stockholders' Equity for the Years Ended December 31, 1994 and 1995 and
  the Ten Months Ended October 31, 1996...................................................................    F-49
Statements of Cash Flows for the Years Ended December 31, 1994 and 1995 and the Ten Months Ended October
  31, 1996................................................................................................    F-50
Notes to Financial Statements.............................................................................    F-51

FINANCIAL STATEMENTS OF TRI-CITY ORTHOPEDIC SURGERY MEDICAL GROUP, INC.
Report of Independent Certified Public Accountants........................................................    F-54
Balance Sheets at December 31, 1995 and 1996..............................................................    F-55
Statements of Operations for the Years Ended December 31, 1995 and 1996...................................    F-56
Statements of Stockholders' Equity for the Years Ended December 31, 1995 and 1996.........................    F-57
Statements of Cash Flows for the Years Ended December 31, 1995 and 1996...................................    F-58
Notes to Financial Statements.............................................................................    F-59

FINANCIAL STATEMENTS OF LAUDERDALE ORTHOPAEDIC SURGEONS
Report of Independent Certified Public Accountants........................................................    F-63
Balance Sheets at December 31, 1995 and 1996..............................................................    F-64
Statements of Income and Change in Partners' Capital for the Years Ended December 31, 1995 and 1996.......    F-65
Statements of Cash Flows for the Years Ended December 31, 1995 and 1996...................................    F-66
Notes to Financial Statements.............................................................................    F-67

FINANCIAL STATEMENTS OF FISHMAN AND STASHAK, M.D.'S, P.A. D/B/A GOLD COAST ORTHOPEDICS
Report of Independent Certified Public Accountants........................................................    F-71
Balance Sheets at December 31, 1995 and 1996..............................................................    F-72
Statements of Income for the Years Ended December 31, 1995 and 1996.......................................    F-73
Statements of Stockholders' Equity for the Years Ended December 31, 1995 and 1996.........................    F-74
Statements of Cash Flows for the Years Ended December 31, 1995 and 1996...................................    F-75
Notes to Financial Statements.............................................................................    F-76

FINANCIAL STATEMENTS OF SUN VALLEY ORTHOPAEDIC SURGEONS
Report of Independent Certified Public Accountants........................................................    F-80
Balance Sheet at December 31, 1996........................................................................    F-81
Statement of Operations and Changes in Partners' Capital for the Year Ended
  December 31, 1996.......................................................................................    F-82
Statement of Cash Flows for the Year Ended December 31, 1996..............................................    F-83
Notes to Financial Statements.............................................................................    F-84

FINANCIAL STATEMENTS OF ORTHOPAEDIC SURGERY ASSOCIATES, P.A.
Report of Independent Certified Public Accountants........................................................    F-87
Balance Sheet at December 31, 1996........................................................................    F-88
Statement of Income for the Year Ended December 31, 1996..................................................    F-89
Statement of Stockholders' Equity for the Year Ended December 31, 1996....................................    F-90
Statement of Cash Flows for the Year Ended December 31, 1996..............................................    F-91
Notes to Financial Statements.............................................................................    F-92

FINANCIAL STATEMENTS OF BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.
Report of Independent Certified Public Accountants........................................................    F-96
Balance Sheet at December 31, 1996........................................................................    F-97
Statement of Income for the Year Ended December 31, 1996..................................................    F-98
Statement of Stockholders' Equity for the Year Ended December 31, 1996....................................    F-99
Statement of Cash Flows for the Year Ended December 31, 1996..............................................   F-100
Notes to Financial Statements.............................................................................   F-101

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
BMJ Medical Management, Inc.

We have audited the accompanying balance sheets of BMJ Medical Management Inc., (the Company) as of December 31, 1996 and September 30, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996 and the nine month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BMJ Medical Management, Inc. at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

West Palm Beach, Florida
November 11, 1997, except
for the 5th paragraph of Note 1,
as to which the date is December 23, 1997

                          BMJ MEDICAL MANAGEMENT, INC.

                                 BALANCE SHEETS

                                                                                      DECEMBER 31,    SEPTEMBER 30,
                                                                                          1996            1997
                                                                                      ------------    -------------
                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................   $  1,439,000     $  2,404,000
  Accounts receivable..............................................................      5,817,000       19,325,000
  Due from physician groups........................................................        426,000               --
  Prepaid expenses and other current assets........................................         29,000           42,000
                                                                                      ------------    -------------
       Total current assets........................................................      7,711,000       21,771,000

Furniture, fixtures and equipment, net.............................................      2,142,000        3,877,000
Management services agreements, net of accumulated amortization of $663,000 at
  December 31, 1996 and $4,716,000 at September 30, 1997...........................     15,447,000       32,485,000
Other assets.......................................................................         32,000        3,234,000
                                                                                      ------------    -------------
Total assets.......................................................................   $ 25,332,000     $ 61,367,000
                                                                                      ------------    -------------
                                                                                      ------------    -------------

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................   $    149,000     $    299,000
  Accrued expenses.................................................................        366,000        2,856,000
  Accrued salaries and benefits....................................................        383,000          946,000
  Due to physician groups..........................................................      4,936,000        3,990,000
  Shareholder notes payable........................................................         40,000          894,000
  Current portion of long-term debt and capital lease obligations..................         18,000        2,208,000
                                                                                      ------------    -------------
       Total current liabilities...................................................      5,892,000       11,193,000

Long-term debt and capital lease obligations, less current portion.................         59,000       16,480,000
Commitments and contingencies
Stockholders' equity:
  Convertible preferred stock......................................................         30,000           42,000

  Common stock, $0.001 par value--15,000,000 shares authorized, 4,786,782 shares issued and outstanding at December 31, 1996; 25,000,000 shares authorized,
     7,177,481 shares issued and outstanding at September 30, 1997.................          5,000            7,000
  Additional paid-in capital.......................................................     21,088,000       45,953,000
  Deferred compensation............................................................             --       (1,706,000)
Accumulated deficit................................................................     (1,742,000)     (10,602,000)
                                                                                      ------------    -------------
Total stockholders' equity.........................................................     19,381,000       33,694,000
                                                                                      ------------    -------------
Total liabilities and stockholders' equity.........................................   $ 25,332,000     $ 61,367,000
                                                                                      ------------    -------------
                                                                                      ------------    -------------

                            See accompanying notes.

                          BMJ MEDICAL MANAGEMENT, INC.

                            STATEMENTS OF OPERATIONS


                                                                                        NINE MONTHS
                                                              YEAR ENDED            ENDED SEPTEMBER 30,
                                                               DECEMBER        ------------------------------
                                                               31,  1996           1996                 1997
                                                              -----------      ------------      ------------
                                                                               (UNAUDITED)
Practice revenues, net...................................     $ 6,029,000      $    674,000      $ 38,325,000
Less: amounts retained by physician groups...............      (2,912,000)         (336,000)      (17,878,000)
                                                              -----------      ------------      ------------
Management fee revenue...................................       3,117,000           338,000        20,447,000

Costs and expenses:
  Medical support services...............................       2,844,000           343,000        17,934,000
  General and administrative.............................       1,299,000           675,000         5,962,000
  Depreciation and amortization..........................         737,000            83,000         4,489,000
  Interest expense (income), net.........................         (21,000)           (6,000)          922,000
                                                              -----------      ------------      ------------
     Total costs and expenses............................       4,859,000         1,095,000        29,307,000
                                                              -----------      ------------      ------------
Net loss.................................................     $(1,742,000)     $   (757,000)     $ (8,860,000)
                                                              -----------      ------------      ------------
                                                              -----------      ------------      ------------

  Net loss per share.....................................     $     (0.39)     $      (0.19)     $      (1.52)
                                                              -----------      ------------      ------------
                                                              -----------      ------------      ------------
Weighted average number of common shares outstanding.....       4,437,748         3,984,046         5,831,607
                                                              -----------      ------------      ------------
                                                              -----------      ------------      ------------


                            See accompanying notes.

                          BMJ MEDICAL MANAGEMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                   NUMBER    SERIES A   SERIES B   SERIES C   SERIES D   SERIES E              ADDITIONAL
                                     OF      PREFERRED  PREFERRED  PREFERRED  PREFERRED  PREFERRED   COMMON      PAID-IN
                                   SHARES      STOCK      STOCK      STOCK      STOCK      STOCK      STOCK      CAPITAL
                                 ----------  ---------  ---------  ---------  ---------  ---------   -------   -----------
Balance at inception (January
 16, 1996)......................              $    --    $    --    $    --    $    --    $    --    $   --    $        --
Initial issuance of convertible
 preferred stock................  3,000,000    10,000     20,000         --         --         --        --      6,970,000
Issuance of common stock........    839,285        --         --         --         --         --     1,000         11,000
Issuance of common stock
 in connection with
 practice affiliation
 agreement......................  3,947,497        --         --         --         --         --     4,000     14,107,000
Net loss........................                   --         --         --         --         --        --             --
                                             ---------  ---------  ---------  ---------  ---------   -------   -----------
Balance at December 31, 1996....               10,000     20,000         --         --         --     5,000     21,088,000
Issuance of convertible
 preferred
 stock..........................    846,245        --         --      3,000      2,000      7,000        --      6,237,000
Issuance of common stock in
 connection with practice
 affiliation agreements.........  2,313,913        --         --         --         --         --     2,000     13,751,000
Issuance of common stock in
 exchange for services..........     69,643        --         --         --         --         --        --        292,000
Issuance of options to purchase
 common stock...................                   --         --         --         --         --        --      3,871,000
Issuance of stock purchase
 warrants for 181,546 shares of
 common stock...................                   --         --         --         --         --        --        714,000
Exercise of stock options.......      7,145
Net loss........................                   --         --         --         --         --        --             --
                                             ---------  ---------  ---------  ---------  ---------   -------   -----------
Balance at September 30, 1997...              $10,000    $20,000    $ 3,000    $ 2,000    $ 7,000    $7,000    $45,953,000
                                             ---------  ---------  ---------  ---------  ---------   -------   -----------
                                             ---------  ---------  ---------  ---------  ---------   -------   -----------


                                    DEFERRED     ACCUMULATED
                                  COMPENSATION     DEFICIT         TOTAL
                                  ------------   ------------   -----------
                                 <
Balance at inception (January
 16, 1996)......................  $        --    $         --   $        --
Initial issuance of convertible

 preferred stock................           --              --     7,000,000
Issuance of common stock........           --              --        12,000
Issuance of common stock
 in connection with
 practice affiliation
 agreements.....................           --              --    14,111,000
Net loss........................           --      (1,742,000)   (1,742,000)
                                  ------------   ------------   -----------
Balance at December 31, 1996....           --      (1,742,000)   19,381,000
Issuance of convertible
 preferred
 stock..........................           --              --     6,249,000
Issuance of common stock in
 connection with practice
 affiliation agreements.........           --              --    13,753,000
Issuance of common stock in
 exchange for services..........           --              --       292,000
Issuance of options to purchase
 common stock...................   (1,706,000)             --     2,165,000
Issuance of stock purchase
 warrants for 181,546 shares of
 common stock...................           --              --       714,000
Exercise of stock options.......
Net loss........................           --      (8,860,000)   (8,860,000)
                                  ------------   ------------   -----------
Balance at September 30, 1997...  $(1,706,000)   $(10,602,000)  $33,694,000
                                  ------------   ------------   -----------
                                  ------------   ------------   -----------

                            See accompanying notes.

                          BMJ MEDICAL MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                NINE MONTHS
                                                                          YEAR ENDED        ENDED SEPTEMBER 30,
                                                                         DECEMBER 31,    -------------------------
                                                                             1996           1996          1997
                                                                         ------------    -----------   -----------
                                                                                         (UNAUDITED)
OPERATING ACTIVITIES
Net loss...............................................................  $ (1,742,000)   $ (757,000)   $(8,860,000)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation.........................................................        74,000         5,000        414,000

  Amortization of management services agreements and deferred financing
     costs.............................................................       663,000        78,000      4,196,000
  Interest expense converted to preferred stock........................            --            --         34,000
  Compensation expense related to issuance of common stock options.....            --            --      2,165,000
  Changes in operating assets and liabilities:
     Accounts receivable...............................................      (449,000)           --     (4,733,000)
     Due from physician groups.........................................      (426,000)     (415,000)       426,000
     Prepaid expenses and other current assets.........................         2,000       (27,000)        24,000
     Accounts payable..................................................       149,000       119,000        150,000
     Accrued expenses..................................................       366,000       211,000      2,090,000
     Accrued salaries and benefits.....................................       383,000       120,000        855,000
                                                                         ------------    ----------    -----------
Net cash used in operating activities..................................      (980,000)     (666,000)    (3,239,000)
INVESTING ACTIVITIES
Purchases of furniture, fixtures and equipment.........................      (697,000)      (93,000)      (559,000)
Payments for management services agreements............................      (206,000)           --     (7,455,000)
Payments for deferred offering costs...................................            --            --     (1,924,000)
Cash used for acquisition of non-cash assets of affiliated practices...    (3,707,000)           --    (10,406,000)
Payments for deposits and other assets.................................       (22,000)           --       (280,000)
                                                                         ------------    ----------    -----------
Net cash used in investing activities..................................    (4,632,000)      (93,000)   (20,624,000)
FINANCING ACTIVITIES
Proceeds from issuance of preferred stock..............................     7,000,000     1,000,000      5,215,000
Proceeds from debt issuance............................................            --            --     18,339,000
Payments on stockholder notes payable..................................            --            --       (130,000)
Proceeds from issuance of stockholder notes payable....................        40,000        40,000      1,984,000
Proceeds from issuance of common stock.................................        11,000        12,000             --
Payment on capital lease...............................................            --            --        (11,000)
Amounts due to physician groups........................................            --            --       (569,000)
                                                                         ------------    ----------    -----------
Net cash provided by financing activities..............................     7,051,000     1,052,000     24,828,000
                                                                         ------------    ----------    -----------
Net increase in cash and cash equivalents..............................     1,439,000       293,000        965,000
Cash and cash equivalents at beginning of period.......................            --            --      1,439,000
                                                                         ------------    ----------    -----------
Cash and cash equivalents at end of period.............................  $  1,439,000    $  293,000    $ 2,404,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................................................  $      9,000    $    4,000    $   633,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------
Value of stock issued upon execution of management services
  agreements...........................................................  $ 14,111,000    $  405,000    $13,753,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------
Note issued upon execution of management services agreements...........  $         --    $       --    $   284,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------
Noncash transactions from practice affiliations including accounts receivable, management services agreements and due to/from
  physicians...........................................................  $  4,905,000    $  806,000    $    93,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------

Equipment under capital lease obligations..............................  $     77,000    $       --    $        --
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------
Short-term loans converted to preferred stock..........................  $         --    $       --    $ 1,000,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------
Deferred financing cost related to the issuance of warrants............  $         --    $       --    $   714,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------
Deferred financing cost related to accrued liabilities.................  $         --    $       --    $   400,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------
Common stock issued in payment of accrued salaries.....................  $         --    $       --    $   292,000
                                                                         ------------    ----------    -----------
                                                                         ------------    ----------    -----------

                            See accompanying notes.

                          BMJ MEDICAL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

            (INFORMATION PERTAINING TO SEPTEMBER 30, 1996 AND TO THE
               NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

     BMJ Medical Management, Inc. (the Company), a Delaware corporation, is engaged in operating and managing physician groups focusing exclusively on musculoskeletal disease management, including ancillary services such as ambulatory surgery centers, magnetic resonance imaging and rehabilitative therapy. The Company manages physician groups under long-term management services agreements (Management Services Agreements) with affiliated physician groups located in various states. The Company may also acquire certain assets under Asset Purchase Agreements, primarily accounts receivable, and furniture, fixtures and equipment from these groups. The cost of these assets is determined based on their appraised or net realizable value. The Company was incorporated in Delaware in January 1996.

     Under the Management Services Agreements, the Company provides a full range of administrative services required for a physician group's day-to-day nonmedical operations and employs substantially all of the nonmedical personnel utilized by the group. The nonclinical services provided include, but are not limited to, practice administration, practice support, data processing, business office management including billing and collecting, marketing, accounting, the provision of office space and equipment and the arrangement of group purchasing discounts for medical and nonmedical supplies. The Company also assists the physician group in the recruitment of additional physicians and negotiates managed care contracts which must be approved by the group.

     The terms of the Management Services Agreements are 40 years and automatically renew for successive 5-year periods thereafter unless terminated by one of the parties. As compensation for services provided by the Company, the Company generally receives a percentage of the group's net collected revenue, reimbursement of all nonmedical expenses of the practice incurred by the Company in supporting the group, 66 2/3% of the cost savings the Company is able to achieve through its purchasing power and a percentage of the profits from new ancillary services.

     The laws of many states, including some of the states in which the Company presently has Management Services Agreements, prohibit business corporations from practicing medicine or exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements with physicians. The Company intends that, pursuant to the Management Services Agreements, it will not exercise any responsibility on behalf of affiliated physicians that could be construed as affecting the practice of medicine. Accordingly, the Company believes that its operations do not violate applicable state laws relating to the corporate practice of medicine.

     On December 23, 1997, the Board of Directors approved a five-for-seven reverse stock split of the Company's common stock. All common share and per share data presented herein give effect to such changes. Concurrent with the consummation of the Company's initial public offering, the Company's certificate of incorporation will be amended to increase the Company's authorized common stock from 25,000,000 shares to 35,000,000 shares.

BASIS OF PRESENTATION

     The Company does not consolidate the operating results and accounts of the physician groups since it does not own or control the groups it manages. The Company believes that the Management Services Agreements provide it with the preponderance of the net profits of the medical services furnished by the groups. Consequently, the Company presents physician groups' revenue less amounts retained by the physician groups as management fee revenue in the accompanying statements of operations ('display method').

                          BMJ MEDICAL MANAGEMENT, INC.

     On November 20, 1997, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board reached a consensus concerning certain matters relating to the physician practice management industry with respect to the requirements which must be met to consolidate a managed professional corporation and the accounting for business combinations involving professional corporations. In accordance with the EITF's guidance, the Company will discontinue use of the 'display method' to report revenues from management contracts in financial statements for periods ending after December 15, 1998. Thus, after December 15, 1998, fees from management contracts will be reported as a single line item in the Company's statement of operations.

PRACTICE REVENUES, NET

     Practice revenues, net, represent the gross revenue earned from patients by the physician groups and one ambulatory surgery center, net of contractual and other adjustments and uncollectible amounts. Contractual adjustments typically result from differences between the physician groups' established rates for services and the amounts paid by government sponsored health care programs and other insurers.

     There are no material claims, disputes, or other unsettled matters that exist to management's knowledge concerning third-party reimbursements. In addition, management believes there are no retroactive adjustments that would be material to the financial statements. The Company estimates that approximately 15% and 17% of practice revenues, net, were received under government sponsored health care programs (principally, the Medicare and Medicaid programs) during the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. The physician groups have numerous agreements with managed care and other organizations to provide physician services based on negotiated fee schedules.

     Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

MANAGEMENT FEE REVENUE

     Management fee revenue represents practice and ambulatory surgery center net revenue less amounts retained by the physician groups.

     The Company's management fee revenue is comprised of three components: (i) percentage of the physician groups' net collected revenue (generally ranging from 10%-15%), plus (ii) 100% of the non-physician affiliated practice expenses (generally ranging from 45%-55% of the physician groups' net collected revenue), plus (iii) 66 2/3% of the cost savings the Company is able to achieve through its purchasing power (generally related to medical malpractice insurance, property and liability insurance, group benefits and certain major medical supplies). The portion of the management fee revenue that represents a percentage of net collected revenue is dependent upon the physician groups' revenue which must be billed and collected.

                          BMJ MEDICAL MANAGEMENT, INC.

     Management fee revenue included in the accompanying statements of operations is comprised of the following:

                                                                             NINE MONTHS
                                                      YEAR ENDED         ENDED SEPTEMBER 30,
                                                     DECEMBER 31,    ---------------------------
                                                         1996            1996           1997
                                                     ------------    ------------    -----------
                                                                     (UNAUDITED)
Component based upon percentage of physician

  groups' net collected revenues..................    $1,079,000       $338,000      $ 3,547,000
Reimbursement of non-physician affiliated practice
  expenses........................................     2,038,000             --       16,900,000
                                                     ------------    ------------    -----------
Management fee revenue............................    $3,117,000       $338,000      $20,447,000
                                                     ------------    ------------    -----------
                                                     ------------    ------------    -----------

     For the year ended December 31, 1996, three affiliated practices; Southern California Orthopedic Institute Medical Group (SCOI), South Texas Spinal Clinic, P.A. (STSC) and Lehigh Valley Bone, Muscle and Joint Group, LLC (LVBMJ) comprised approximately 52%, 23%, and 25%, respectively, of management fee revenue. For the nine months ended September 30, 1997, SCOI, STSC and Lauderdale Orthopaedic Surgeons (LOS) comprised approximately 42%, 13%, and 11%, respectively, of management fee revenue.

COSTS AND EXPENSES

     Medical support services represent costs incurred by the Company relative to the operations of the physician groups including non-physician personnel salaries and benefits, medical supplies, malpractice insurance premiums, building and equipment rental expense, general and administrative expenses, supplies, maintenance and repairs, insurance, utilities and other indirect expenses.

     General and administrative expenses primarily represent the salaries of corporate headquarters personnel, rent, travel, and other administrative expenses.

CASH AND CASH EQUIVALENTS

     Cash in excess of daily requirements invested in short-term investments with maturities of three months or less is considered to be cash equivalents for financial statement purposes. Deposits in banks may exceed the amount of insurance provided on such deposits. The Company performs reviews of the credit worthiness of its depository banks. The Company has not experienced any losses on its deposits of cash.

ACCOUNTS RECEIVABLE

     Accounts receivable principally represent receivables purchased from the medical groups for medical services provided by the physician groups. Risk of collection is borne by the physician groups and any amounts paid by the Company for accounts receivable that are uncollected are reimbursed to the Company by the physician groups.

FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Routine maintenance and repairs are charged to expense as incurred and major renovations or improvements are capitalized.


MANAGEMENT SERVICES AGREEMENTS

     Management Services Agreements include consideration (cash, common stock or other consideration) paid to the physician groups for entering into Management Services Agreements, legal and accounting fees and other similar transaction costs. The Management Services Agreements are for a term of 40 years and eight agreements are subject to rescission by a physician group on the seventh anniversary. Under the terms of the related

                          BMJ MEDICAL MANAGEMENT, INC.

Restricted Stock Agreements, if a physician leaves the practice within four years the common stock issued is returned to the applicable practice. Therefore, the Company amortizes the costs of entering into Management Services Agreements over four years. The Company intends to amend its Restricted Stock Agreements during the first quarter of 1998 to eliminate the four-year vesting provisions. As a result, the Company will adjust the amortization of the Management Services Agreements to their estimated useful lives which range from 7 to 25 years. Had these revisions and the related Affiliation Transactions and Management Service Agreements been reflected as of January 1, 1996 and January 1, 1997 in the accompanying financial statements as of January 1, 1996 and January 1, 1997, amortization expense would have decreased by approximately $491,000 and $3,280,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. Shares issued to physician practices that are subject to performance criteria are accounted for as compensation.

     The Company periodically reviews its intangible assets to assess recoverability and a charge will be recognized in the statement of operations if a permanent impairment is determined to have occurred. Recoverability of intangibles is determined based on undiscounted future operating cash flows from the related business unit or activity. The amount of impairment, if any, would be measured based on discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of intangible assets will be affected if estimated future operating cash flows are not achieved. The Company does not believe that any impairment has occurred at December 31, 1996 or September 30, 1997.

DUE TO/FROM PHYSICIAN GROUPS

     Due from physician groups consists of non-interest bearing short-term advances due to the Company.

     Due to physician groups represents cash consideration related to the Management Services Agreements that is payable without interest at the earlier of the consummation of an Initial Public Offering of the Company's common stock or the one year anniversary of the execution of the Management Services Agreements as well as amounts due to the physician groups related to the ongoing monthly purchases of accounts receivable.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

     The interim financial statements as of September 30, 1996 and for the nine month period then ended and the related disclosures are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of the Company's financial position, results of operations and cash flows. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results of operations that may be expected for the entire year ending December 31, 1997.

ACCOUNTING FOR STOCK BASED COMPENSATION

     The Company grants stock options for a fixed number of shares to employees primarily with an exercise price equal to the fair value of the shares on the date of grant. The Company accounts for these stock option grants in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly, generally recognizes no compensation expense for stock options granted at fair value. The Company recognizes compensation expense for stock options granted with an exercise price below the fair value of the shares on the date of grant.

     Under the Company's stock option plans, the Company may grant stock options for a fixed number of shares to independent consultants and contractors primarily with an exercise price equal to the fair value of the shares on the date of grant. The Company accounts for these stock option grants using the fair value method of

                          BMJ MEDICAL MANAGEMENT, INC.

FASB Statement No. 123 Accounting for Stock-Based Compensation. The fair value for these options is estimated at the date of grant using a stock option pricing model and recognized as compensation cost.


NET LOSS PER SHARE

     For the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, pursuant to the Securities and Exchange Commission's Staff Accounting Bulletins, common shares and common equivalent shares issued at prices below the estimated public offering price during the 12 months immediately preceding the date of the proposed initial filing of the registration statement, using the treasury stock method, have been included in the calculation of common shares and common share equivalents as if they were outstanding for all periods presented even when the effect is antidilutive.

     In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share. SFAS No. 128, which applies to entities with publicly held common stock, simplifies the standards for computing earnings per share previously required in APB Opinion No. 15, Earnings per Share, and makes them comparable to international earnings per share standards. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier adoption is not permitted. Management is currently reviewing the provisions of SFAS No. 128, and does not believe that adoption of this new accounting pronouncement will have a material impact on the calculation and presentation of earnings per share due to the antidilutive effect of the Company's common stock equivalents.

FINANCIAL INSTRUMENTS

     The carrying amount of financial instruments including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value as of December 31, 1996 and September 30, 1997. The carrying amounts of the Company's borrowings approximate their fair value due to the recent issuance of such borrowings which represents current market value.

2. PRACTICE AFFILIATIONS

     Effective July 1, 1996, the Company entered into an affiliation transaction with Lehigh Valley Bone, Muscle and Joint Group, L.L.C. a Pennsylvania limited liability company (LVBMJ), under which the Company would receive as a management fee 50% of the net collected revenues of LVBMJ and would be responsible for all the clinic overhead expenses (medical support services). In connection with this transaction, on July 1, 1996, the Company issued 321,429 shares of common stock recorded at $1.26 per share. This agreement was amended on July 1, 1997. Under the terms of the Amended and Restated Management Services Agreement between LVBMJ and the Company, effective July 1, 1997 (the LVBMJ Management Services Agreement), the Company paid $320,000 in cash, issued an additional 48,594 shares of common stock (effective July 1, 1997) recorded at $7.56 per share representing total stock consideration of $772,367 in connection with this transaction. Effective July 1, 1997, the Company and LVBMJ amended and restated their agreement to adjust the management fee to 10% of net collected revenues plus reimbursement of clinic overhead expenses. The aggregate consideration of $1,106,916, including transaction costs of $14,549, has been allocated as follows: furniture, fixtures and equipment--$50,000, and Management Services Agreement--$1,056,916. The LVBMJ Management Services Agreement provides that the Company may be required to issue more shares of common stock as additional consideration during 1998. The total number of shares to be issued will depend on actual collections of the practice during a specified twelve month period. The value of any subsequently issued shares will increase the cost of the LVBMJ Management Services Agreement.

     On November 22, 1996, the Company entered into an Asset Purchase Agreement in exchange for $5,930,897 in cash and a Management Services Agreement, effective November 1, 1996, (SCOI Management Services Agreement) with Southern California Orthopedic Institute Medical Group, California general partnership
(SCOI), in exchange for the issuance of 2,857,140 shares of common stock recorded at $3.78 per

                          BMJ MEDICAL MANAGEMENT, INC.

share, representing consideration of $10,800,000. The SCOI Management Services Agreement calls for management fees to be earned by the Company equal to 3 1/3% of the net collected revenues until certain conditions are met at which time the management fee will increase to 6 2/3% of net collected revenues until the filing of a preliminary prospectus for the initial public offering of the Company's common stock with the Securities and Exchange Commission at which time the management fee will increase to 10% of the net collected revenues. For the period from November 1, 1996 through September 30, 1997, the Company recognized management fees for SCOI of 3 1/3% of net collected revenues. The number of shares issued in connection with this transaction which exceed 2,142,857, are subject to recalculation effective November 1, 1997 and payable at a future date upon review of the calculation by the SCOI physicians. On April 1, 1997, the Company entered into a Management Services Agreement with the Center for Orthopedic Surgery, Inc., a California corporation (COSI), owned by SCOI physicians, in exchange for 392,857 shares of common stock recorded at $3.78 per share, representing consideration of $1,485,000. The number of shares issued in connection with this transaction are also subject to recalculation at the later of the SCOI recalculation or January 1, 1998. The aggregate consideration of $18,336,999, including transaction costs of $121,102, has been allocated as follows: net accounts receivable--$4,448,000, furniture, fixtures and equipment--$1,441,920, supplies--$30,897, deposits--$10,080 and Management Services Agreements--$12,406,102. In accordance with the recalculation provisions, the Company expects to issue approximately 887,000 additional shares of common stock to SCOI physicians for both the SCOI and COSI recalculations, the exact amount of which will be determined in the fourth quarter of 1997. These shares and 714,286 of the original 2,857,140 shares issued in November 1996 in connection with the SCOI transaction represent consideration based upon performance and will be accounted for as non-cash compensation expense. Accordingly, the Company will incur a charge to earnings in the fourth quarter of 1997 ranging from $12,000,000 to $14,000,000 relating to the resolution of this contingency and the final settlement of the recalculation provisions.

     On December 23, 1996, the Company entered into an Asset Purchase Agreement and a Management Services Agreement, effective November 1, 1996, (STSC Management Services Agreement) with South Texas Spinal Clinic, P.A., a Texas professional association (STSC), in exchange for the issuance of 768,929 shares of common stock recorded at $3.78 per share, representing consideration of $2,906,553 and cash of $3,065,990. The aggregate consideration of $6,014,009, including transaction costs of $41,466 has been allocated as follows: net accounts receivable--$1,703,826, furniture, fixtures and equipment--$425,000, supplies--$21,328 and Management Services Agreement--$3,863,855. The STSC Management Services Agreement permits STSC and individual physicians to rescind the Affiliation Transaction on November 1, 2003. In the event of a rescission of the transaction, the transaction will be unwound, with the assets (other than the accounts receivable) acquired by the Company being returned to STSC, and the purchase price paid therefore being returned to the Company. In addition, the physician owners and the employed physicians, if any, who received common stock of the Company in connection with the transaction will be required to return 50% of such capital stock to the Company.

     Effective April 1, 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (Tri-City Management Services Agreement) with Tri-City Orthopedic Surgery Medical Group, Inc., a California corporation (Tri-City), and two of its affiliates in exchange for $948,200 in cash, the issuance of 287,659 shares of common stock recorded at $3.78 per share, representing consideration of $1,087,352. The aggregate consideration of $2,088,861, including transaction costs of $53,309, has been allocated as follows: net accounts receivable--$519,000, furniture, fixtures and equipment--$167,590, Management Services Agreement--$1,402,271.

     Effective April 1, 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (LOS Management Services Agreement) with Lauderdale Orthopaedic Surgeons, a Florida partnership, in exchange for $2,698,359 in cash and the issuance of 329,259 shares of common stock recorded at $3.78 per share, representing consideration of $1,244,598. The aggregate consideration of $4,154,824, including

                          BMJ MEDICAL MANAGEMENT, INC.

transaction costs of $211,867, has been allocated as follows: accounts receivable--$2,000,000, furniture, fixtures and equipment--$103,915 Management Services Agreement--$2,050,909.

     Effective June 1, 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (GCO Management Services Agreement) with Fishman and Stashak, M.D.'s, P.A. (GCO), a Florida professional association, (d/b/a Gold Coast Orthopedics), Clive Segil, M.D. (Segil), a California professional corporation, and H. Leon Brooks, M.D. (Brooks), a California professional corporation, in exchange for an aggregate amount of

$3,769,172 in cash, the issuance of 281,789 shares of common stock recorded at $6.93 per share, representing consideration of $1,952,796. The aggregate consideration of $6,092,016, including transaction costs of $370,048, has been allocated as follows: accounts receivable--$1,759,000, furniture, fixtures and equipment--$194,150, supplies--$3,650 and Management Services Agreement--$4,135,216. The GCO agreement provides that the Company may be required to issue more shares of common stock as additional consideration during 1998. The total number of shares to be issued will depend on actual collections of the practice during a specified twelve month period. The value of any subsequently issued shares will be allocated to the Management Service Agreements.

     Effective July 1, 1997, the Company entered into three separate Asset Purchase Agreements and Management Services Agreements with Swanson Orthopedic Medical Corporation, a professional corporation, Randy C. Watson, M.D., a professional corporation and Lake Tahoe Sports Medicine Center, a medical corporation, all located in South Lake Tahoe, California, in exchange for an aggregate amount of $986,000 in cash and the issuance of 107,648 shares of common stock recorded at $7.56 per share, representing consideration of $813,824. The aggregate consideration of $2,064,780, including transaction costs of $264,956, has been allocated as follows: accounts receivable--$726,000, furniture, fixtures and equipment--$67,200, supplies--$10,000, and Management Services Agreement--$1,261,580.

     Effective July 1, 1997, the Company entered into two separate Asset Purchase Agreements and Management Services Agreements with Sun Valley Orthopaedic Surgeons, an Arizona general partnership (Sun Valley) and Robert O. Wilson, M.D., P.C., an Arizona professional corporation, both located in Sun City, Arizona, in exchange for an aggregate amount of $616,125 in cash and the issuance of 141,332 shares of common stock recorded at $7.56 per share, representing consideration of $1,068,471. Sun Valley has the right to receive additional consideration if the fair market value of the Company's common stock, as determined on July 1, 1998, is less than $9.10. The additional consideration would be determined by multiplying the per share dollar amount below $9.10 by 36,318 shares and would be payable in full in cash no later than July 31, 1998. The aggregate consideration of $2,075,553, including transaction costs of $121,478, has been allocated as follows: accounts receivable--$457,000, furniture, fixtures and equipment--$67,500, supplies--$7,000, deposits--$4,564, and Management Services Agreement--$1,539,489 (including the additional consideration of $269,479).

     Effective July 1, 1997, the Company entered into two separate Asset Purchase Agreements and Management Services Agreements with Stockdale Podiatry Group, Inc., a California professional corporation, and John C. Zimmerman, D.P.M., both located in Bakersfield, California, in exchange for an aggregate amount of $1,032,842 in cash, a contractual obligation to pay John C. Zimmerman, M.D. $78,858 in cash at a future specified date and the issuance of 121,066 shares of common stock recorded at $7.56 per share, representing consideration of $915,263. The aggregate consideration of $2,111,337, including transaction costs of $84,374, has been allocated as follows: accounts receivable--$637,200, furniture, fixtures and equipment--$85,207, supplies--$10,000, and Management Services Agreement--$1,378,930.

     Effective July 1, 1997, the Company entered into an Asset Purchase

Agreement and a Management Services Agreement (Kramer Management Services Agreement) with Kramer & Maehrer, L.L.C., a Pennsylvania limited liability company, in exchange for $45,981 in cash and the issuance of 51,857 shares of common stock recorded at $7.56 per share, representing consideration of $392,040. The aggregate consideration of $441,047, including transaction costs of $3,026, has been allocated as follows: furniture, fixtures and equipment--$45,981, Management Services Agreement--$395,066.

                          BMJ MEDICAL MANAGEMENT, INC.

     Effective July 1, 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (SAB Management Services Agreement) with San Antonio Bone and Joint Clinic, P.A., a Texas professional association, in exchange for an aggregate amount of $288,978 in cash and the issuance of 27,306 shares of common stock recorded at $7.56 per share, representing consideration of $206,437. The aggregate consideration of $557,236, including transaction costs of $61,821, has been allocated as follows: accounts receivable--$92,289, furniture, fixtures and equipment--$175,801, supplies--$649, and Management Services Agreement--$288,497.

     Effective August 1, 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (PM & R Management Services Agreement) with Physical Medicine and Rehabilitation Associates, Inc., a Florida corporation, in exchange for $830,166 in cash and the issuance of 90,659 shares of common stock recorded at $7.56 per share, representing consideration of $685,384. The aggregate consideration of $1,651,063, including transaction costs of $135,513, has been allocated as follows: accounts receivable--$465,000, furniture, fixtures and equipment--$165,000, deposits--$5,166, and Management Services Agreement--$1,015,897.

     Effective August 1, 1997, the Company entered into separate Asset Purchase Agreements with Broward Orthopaedic Specialists, Inc., a Florida corporation (Broward), Terence Matthews, M.D. P.A., Wylie Scott, M.D. P.A. and Mitchell S. Seavey, M.D. and a Management Services Agreement with Broward (Broward Management Services Agreement), in exchange for $3,938,996 in cash, a promissory note issued to Dr. Seavey for $283,502 and the issuance of 446,977 shares of common stock recorded at $7.56 per share, representing consideration of $3,379,147. The aggregate consideration of $8,015,174, including transaction costs of $413,529, has been allocated as follows: accounts receivable--$1,685,000, furniture, fixtures and equipment--$420,000 and Management Services Agreement--$5,910,174.

     Effective August 1, 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (Abrahams Management Services Agreement) with Michael A. Abrahams, M.D. P.A., a Florida professional association, in exchange for $620,004 in cash and the issuance of 68,131 shares of common stock recorded at $7.56 per share, representing consideration of $515,074. The aggregate consideration of $1,181,694, including transaction costs of $46,616, has been allocated as follows: accounts receivable--$285,000, furniture, fixtures and equipment--$47,500, and Management Services Agreement--$849,194.

     Effective September 1, 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (Beitler Management Services Agreement) with Jeffrey Beitler, M.D. P.A., a Florida professional corporation, in exchange for $275,000 in cash and the issuance of 26,066 shares of common stock recorded at $8.40 per share, representing consideration of $218,952. The aggregate consideration of $513,952, including transaction costs of $20,000, has been allocated as follows: accounts receivable--$200,000, furniture, fixtures and equipment--$35,000, and Management Services Agreement--$278,952.

     In October 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (OSA Management Services Agreement) with Orthopaedic Surgery Associates, P.A., a Florida professional corporation (OSA) in exchange for $4,396,250 in cash, issuance of a promissory note for $2,377,701, bearing interest at 8.5%, and the issuance of 221,819 shares of common stock recorded at $8.40 per share, representing consideration of $1,863,276. The aggregate consideration of $9,059,944, including transaction costs of $422,717, has been allocated as follows: accounts receivable--$2,000,000, furniture, fixtures and equipment--$500,000, and Management Services Agreement--$6,559,944.

     In October 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (LOM Management Services Agreement) with Lighthouse Orthopaedic Management Group, Inc (LOM), a Florida corporation, in exchange for the issuance of promissory notes for $3,899,930, bearing interest at 8.5% and the issuance of 194,220 shares of common stock recorded at $8.40 per share, representing

                          BMJ MEDICAL MANAGEMENT, INC.

consideration of $1,631,448. The aggregate consideration of $5,808,421, including transaction costs of $277,043, has been allocated as follows: accounts receivable--$1,300,000 furniture, fixtures, and equipment--$250,000, and Management Services Agreement--$4,258,421.

     In October 1997, the Company entered into an Asset Purchase Agreement and a Management Services Agreement (BIOS Management Services Agreement) with Broward Institute of Orthopaedic Specialties, P.A., a Florida professional association
(BIOS), in exchange for $119,311 in cash, the issuance of promissory notes for $3,396,252, bearing interest at 8%, and the issuance of 182,312 shares of common stock recorded at $8.40 per share, representing consideration of $1,531,422. The aggregate consideration of $5,076,985, including transaction costs of $30,000, has been allocated as follows: advances--$800,000, furniture, fixtures, and equipment--$281,197, supplies--$61,189, deposits--$37,966 and Managements Services Agreement--$3,896,633.

     In October 1997, the Company entered into a Management Services Agreement (Valley Management Services Agreement) with Valley Sports & Arthritis Surgeons, P.C., a Pennsylvania professional corporation (Valley), in exchange for a promissory note of $897,727, bearing interest at 8.5% and the issuance of 359,464 shares of common stock recorded at $8.40 per share, representing consideration of $3,019,501. The aggregate consideration of $3,917,228 has been allocated as follows: accounts receivable--$630,000, furniture, fixtures, and equipment--$120,833, supplies--$35,000, and Managements Services Agreement--$3,131,395.

     In October 1997, the Company acquired Orthopaedic Management Network, Inc., an Arizona corporation, in exchange for $63,000 in cash, the assumption of $809,332 in accounts payable and accrued liabilities and the issuance of 40,740 shares of common stock recorded at $8.40 per share, representing consideration of $342,216. The aggregate purchase price of $1,214,548 has been allocated to certain assets and liabilities including a Management Services Agreement--$638,183.

     Effective November 1, 1997, the Company entered into a Management Services Agreement with New Jersey Orthopedic Associates, P.A., a New Jersey professional association. Additionally, the Company entered into an Asset Purchase Agreement with Orthopedic Associates of New Jersey, a New Jersey professional association. The aggregate consideration consisted of $1,029,194 in cash, issuance of a promissory note for $411,680, bearing interest at 8.0%, and the issuance of 67,859 shares of common stock recorded at $8.40 per share, representing consideration of $570,012. The aggregate consideration of $2,010,886 has been allocated as follows: furniture, fixtures and equipment--$75,000, and Management Services Agreement--$1,935,886.

     The Management Services Agreements are subject to termination in the event of (i) bankruptcy of the Company or the medical practice; (ii) default in any material respect in the performance of either parties' obligations under the Management Services Agreement; (iii) representations and warranties made by either party are untrue or misleading in any material respect; (iv) the medical practice is excluded from the Medicare or Medicaid programs; or (v) either party determines that the structure of the Management Services Agreement violates any state or federal laws or regulations existing at such time and that an amendment to the Management Services Agreement will be unable to correct such defect. Upon termination of the Management Services Agreement, the transaction will be unwound with the assets (other than accounts receivable) acquired by the Company being returned to the physician group and the purchase price paid, therefore, being returned to the Company.

                          BMJ MEDICAL MANAGEMENT, INC.

2. PRACTICE AFFILIATIONS--(CONTINUED)

     The cost to enter into the Management Services Agreements and acquire the assets, including transaction costs, was as follows:

                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      1996            1997
                                                                  ------------    -------------
Cost of acquiring the Management Services Agreements...........   $ 16,110,000     $ 37,201,000
Accounts receivable............................................      6,152,000       14,977,000
Furniture, fixtures and equipment..............................      1,867,000        3,492,000
Other..........................................................         62,000          103,000
                                                                  ------------    -------------
       Total...................................................   $ 24,191,000     $ 55,773,000
                                                                  ------------    -------------
                                                                  ------------    -------------

3. FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consist of the following:

                                                                   DECEMBER 31,    SEPTEMBER 30,
                                                                       1996            1997
                                                                   ------------    -------------
Office, computer, and telephone equipment.......................    $  999,000      $ 2,105,000
Medical equipment...............................................       659,000        1,265,000
Furniture and fixtures..........................................       558,000          806,000
Construction-in-progress, ambulatory surgery centers............            --          189,000
Less: accumulated depreciation..................................        74,000          488,000
                                                                   ------------    -------------
Furniture, fixtures and equipment, net..........................    $2,142,000      $ 3,877,000
                                                                   ------------    -------------
                                                                   ------------    -------------

4. AMOUNTS DUE TO PHYSICIAN GROUPS

     Amounts due to physician groups at December 31, 1996 and September 30, 1997 consists of the following:

                                                                   DECEMBER 31,     SEPTEMBER 30,
                                                                       1996             1997
                                                                   -------------    -------------

Amounts due for patient receivables, net........................    $ 1,064,000      $ 1,241,000
Amounts due as consideration for management services agreements, excluding promissory notes, due upon closing of initial public
  offering......................................................      3,872,000        2,749,000
                                                                   -------------    -------------
                                                                    $ 4,936,000      $ 3,990,000
                                                                   -------------    -------------
                                                                   -------------    -------------

5. PROFESSIONAL LIABILITY

     The Company and its affiliated physician practices are insured with respect to medical malpractice risks on either an occurrence-rate or a claims-made basis. Management is not aware of any claims against it or its affiliated physician practices which might have a material impact on the Company's financial position or results of operations.

6. LEASES

     The Company is obligated under operating and capital lease agreements for offices and certain equipment which have terms ranging from three to ten years and are considered reimbursable to the Company under the terms of the Agreements. In some circumstances, these lease arrangements are with entities owned or controlled

                          BMJ MEDICAL MANAGEMENT, INC.

by physician stockholders. Future minimum payments under noncancelable capital and operating leases with lease terms in excess of one year at September 30, 1997, are summarized as follows:

                                                                                      CAPITAL
                                                                       OPERATING     EQUIPMENT
                                                                         LEASES       LEASES
                                                                       ----------    ---------
1998................................................................   $1,485,000     $20,750
1999................................................................    1,305,000      20,750
2000................................................................    1,077,000      20,750
2001................................................................      947,000      20,750
2002................................................................      568,000       1,700
Thereafter..........................................................    3,477,000          --

                                                                       ----------    ---------
Total minimum lease obligations.....................................   $8,859,000      84,700
                                                                       ----------
                                                                       ----------
Less amount representing interest...................................                   19,000
                                                                                     ---------
Present value of minimum lease obligations..........................                  $65,700
                                                                                     ---------
                                                                                     ---------

     Rent expense for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 under all operating leases was approximately $602,000, $90,000 and $1,333,000, respectively.

     The Company has assumed leases between the affiliated medical practices and entities controlled by equity owners in the related practices. Amounts charged to expense for these leases were $193,000 for the year ended December 31, 1996, $73,000 and $894,000 for the nine months ended September 30, 1996 and 1997, respectively. The commitments under these leases are included above.

     On August 1, 1997, in connection with a $5,000,000 loan (see Note 10) the Company entered into an agreement (the Master Lease Agreement) with the lender pursuant to which the lender agreed to purchase and lease certain equipment to the Company on the terms and conditions contained in the Master Lease Agreement. No transactions have occurred with respect to the Master Lease Agreement. In connection with the Master Lease Agreement, the Company issued to the lender a warrant to purchase up to 5,000 shares of the Company's Series E Preferred Stock at a price per share equal to $6.00. This warrant is exercisable for a period of 7 years or 3 years from the effective date of the Company's initial public offering, whichever is longer. The fair value per share for this warrant based on the Black-Scholes valuation method is $4.29 using the assumptions described in Note 7 and the actual life of the warrant. In November 1997, the Master Lease Agreement was increased and an additional 10,000 warrants were issued for the purchase of Series E Preferred Stock at a price per share equal to $6.00.

7. STOCK OPTION PLAN

     On May 6, 1996, and subsequently amended on May 30, 1997, the Company's Board of Directors approved the 1996 Stock Option Plan (the Option Plan), which provides for the granting of options to purchase up to 1,250,000 shares of the Company's common stock. Both incentive stock options and nonqualified stock options may be issued under the provisions of the Option Plan. Employees of the Company and any future subsidiaries, members of the Board of Directors, independent consultants and contractors and the physicians employed by the medical groups with which the Company is affiliated through the Agreements are eligible to participate in the Option Plan, which will terminate no later than May 6, 2006. The granting and vesting of options under the Option Plan are authorized by the Company's Board of Directors or a committee of the Board of Directors. Under the terms of the Option Plan, incentive stock options vest pro rata over four years, except for options covering 10,715 shares which vest at the completion of an initial public offering of the Company's common stock and have an exercise price of $0.49 per share, and expire ten years from the date of grant. None of the incentive stock options were exercisable as of December 31,

1996.

                          BMJ MEDICAL MANAGEMENT, INC.

     During 1997, the Company granted stock options to employees at exercise prices ranging from $0.01 to $2.80 per share. In accordance with the provisions of the option plan, the options vest over a four year period. During August 1997, the Company modified the vesting terms of the options relating to 328,571 shares of common stock such that these options vested immediately. Total compensation expense related to the granting of options for the nine months ended September 30, 1997, based on a fair value ranging from $3.78 to $8.40 per share, amounted to $2,165,000 of which approximately $1,900,000 resulted from the acceleration of the vesting provisions.

     Pro forma information regarding net income and earnings per share has been determined as if the Company had accounted for its employee stock options under the fair value method of FASB Statement No. 123, Accounting for Stock-Based Compensation. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and the nine months ended September 30, 1997: risk-free interest rate of 6%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of .68; and a weighted-average expected option life of four years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Information regarding these option plans is as follows:

                                                                                      WEIGHTED
                                                                          NUMBER      AVERAGE
                                                                            OF        EXERCISE
                                                                          SHARES       PRICE
                                                                         ---------    --------
Options outstanding at inception......................................          --     $   --
  Granted.............................................................     110,715       0.27

  Exercised...........................................................          --         --
  Canceled............................................................          --         --
                                                                         ---------
Options outstanding at December 31, 1996..............................     110,715       0.27
  Granted.............................................................     841,430       0.59
  Exercised...........................................................      (7,143)      0.01
  Canceled............................................................     (64,285)      0.39
                                                                         ---------
Options outstanding at September 30, 1997.............................     880,713     $ 0.55
                                                                         ---------    --------
                                                                         ---------    --------
Exercisable at December 31, 1996......................................          --
                                                                         ---------
                                                                         ---------
Exercisable at September 30, 1997.....................................     334,820
                                                                         ---------
                                                                         ---------
Reserved for future option grants at September 30, 1997...............     297,855
                                                                         ---------
                                                                         ---------
Weighted average fair value of options granted during 1996............                 $ 2.20
                                                                                      --------
                                                                                      --------
Weighted average fair value of options granted during 1997............                 $ 4.62
                                                                                      --------
                                                                                      --------

                          BMJ MEDICAL MANAGEMENT, INC.

     The following table sets forth information about stock options outstanding at September 30, 1997:

                                              WEIGHTED
                                               AVERAGE        WEIGHTED
                      NUMBER OUTSTANDING      REMAINING        AVERAGE       NUMBER EXERCISABLE
RANGE OF EXERCISE      AS OF SEPTEMBER       CONTRACTUAL      EXERCISE        AS OF SEPTEMBER
      PRICES               30, 1997             LIFE            PRICE             30, 1997
------------------    ------------------     -----------     -----------     ------------------
$0.01      .......           110,715             9.0            $0.01              108,035
$0.35-$0.84.......           759,285             9.6            $0.62              226,785
$2.80      .......            10,715             9.9            $2.80                   --
                      ------------------         ---         -----------        ----------

   $0.01-$2.80               880,715             9.5            $0.55              334,820
                      ------------------                                        ----------
                      ------------------                                        ----------

     The pro forma effects of adopting SFAS No. 123's fair value based method for the nine months ended September 30, 1996 and the year ended December 31, 1996 were not materially different from the corresponding APB Opinion No. 25 intrinsic value methodology because the options granted in 1996 were primarily issued near year end and the fair value of the Company's stock, was $3.78 as of December 31, 1996. Accordingly, pro forma stock-based compensation in 1996 is substantially less than would result from a full year's compensation expense amortization and a higher valuation of the common stock. The effects of applying SFAS No. 123 during 1996 and the nine month period ended September 30, 1997 are not likely to be representative of the effects on pro forma net income for future years because the vesting of options will cause additional incremental expense to be recognized in future periods. Effects of applying SFAS No. 123 during the year ended December 31, 1996 is not materially different from the APB No. 25 methodology. The Company's pro forma information for the nine months ended September 30, 1997 follows:


Pro forma net loss..........................................   $9,278,000
                                                               ----------
                                                               ----------
Pro forma net loss per share................................   $     1.59
                                                               ----------
                                                               ----------


     Additionally, the FASB has added to its agenda a project regarding certain APB No. 25 issues, including such things as incorporating the SFAS No. 123 grant date definition into APB No. 25, readdressing the criteria under broad-based plans qualifying for noncompensatory accounting and defining what constitutes employees. The resolution of these issues could result in modification in the Company's accounting for stock-based compensation arrangements.

     Shares of common stock reserved for future issuance at September 30, 1997 is as follows:

Options.....................................................    1,178,572
Convertible preferred stock.................................    2,989,100
Warrants....................................................      181,545
Convertible debentures......................................      396,825
                                                               ----------
                                                                4,746,042
                                                               ----------
                                                               ----------

                          BMJ MEDICAL MANAGEMENT, INC.

8. STOCKHOLDERS' EQUITY

     Stockholders' equity consists of the following:

                                                                             DECEMBER       SEPTEMBER
                                                                                31,            30,
                                                                               1996            1997
                                                                            -----------    ------------
Convertible preferred stock--Series A, $0.01 par value--999,999 shares
  authorized, issued and outstanding.....................................   $    10,000    $     10,000
Convertible preferred stock--Series B, $0.01 par value--2,000,001 shares
  authorized, issued and outstanding.....................................        20,000          20,000
Convertible preferred stock--Series C, $0.01 par value--254,999 shares
  authorized, issued and outstanding.....................................            --           3,000
Convertible preferred stock--Series D, $0.01 par value--189,000 shares
  authorized, 188,072 shares issued and outstanding......................            --           2,000
Convertible preferred stock--Series E, $0.01 par value--1,300,025 shares
  authorized, 741,669 shares issued and outstanding......................            --           7,000
Convertible preferred stock--Series A-1, B-1, D-1 and E-1, $0.01 par
  value--4,489,025 shares authorized; none issued and outstanding........            --              --
Common stock, $0.001 par value--15,000,000 shares authorized; 4,786,782 shares issued and outstanding at December 31, 1996, 25,000,000 shares authorized; 7,177,481 shares issued and oustanding at September 30,
  1997...................................................................         5,000           7,000
Additional paid-in capital...............................................    21,088,000      45,953,000
Deferred compensation....................................................            --      (1,706,000)
Accumulated deficit......................................................    (1,742,000)    (10,602,000)
                                                                            -----------    ------------
                                                                            $19,381,000    $ 33,694,000
                                                                            -----------    ------------
                                                                            -----------    ------------

     On May 6, 1996, the Company issued 839,285 shares of $.001 par value common stock for cash consideration of $0.014 per share, which resulted in proceeds to the Company of approximately $12,000.

     On May 6, 1996, the Company issued 999,999 shares of Series A convertible preferred stock with a par value of $0.01 for $1.00 per share, which resulted in proceeds to the Company of $999,999. On November 12, 1996, the Company issued 2,000,001 shares of Series B convertible preferred stock with a par value of $0.01 for $3.00 per share, which resulted in proceeds to the Company of

$6,000,003.

     On January 29, 1997 and March 12, 1997, the Company raised approximately $765,000 in connection with the issuance of an aggregate of 254,999 shares of Series C convertible preferred stock, with a par value of $0.01 per share.

     On June 19, 1997, the Company issued 188,072 shares of Series D convertible preferred stock with a par value of $0.01 for $5.50 per share as repayment of a $1,000,000 loan plus accrued interest that had been made to the Company by certain stockholders on January 14, 1997. In connection with the original loan, the stockholders received warrants to purchase 23,810 shares of the Company's common stock at a price of $4.20 per share, exercisable through January 14, 2002, resulting in deferred financing costs of approximately $2,400 based on the Black-Scholes valuation method. The unamortized portion of this amount was charged to interest expense when the loan was converted.

     On June 19, July 31 and August 18, 1997, the Company issued an aggregate of 741,669 shares of Series E convertible preferred stock with a par value of $0.01 for $6.00 per share in exchange for $4,450,000.

     All classes of convertible preferred stock have the right to share in any dividends declared and paid or set aside for the common stock of the Company, pro rata, in accordance with the number of shares of common stock into which such shares of preferred stock are then convertible; liquidation preference of the original issuance price per share; and voting rights equal to the number of shares of common stock into which the preferred stock is then convertible. All classes of preferred shares are convertible into common shares at a ratio of 7:5 and are

                          BMJ MEDICAL MANAGEMENT, INC.

automatically convertible upon the occurrence of a fully underwritten public offering of shares of the Company's common stock. Upon such automatic conversion, the holders of the convertible preferred stock are not entitled to payment of any accrued but unpaid dividends. As more fully described in Note 10, certain of the Company's debt agreements prohibit the Company from declaring or paying dividends.

     The Company is a party to a stockholders agreement dated as of November 22, 1996 (the Stockholders Agreement), with its President, certain stockholders and the SCOI physicians. Under the Stockholders Agreement, the stockholders agreed to vote their shares to appoint to the Company's board of directors certain designees of such stockholders. The stockholders (other than the SCOI physicians) also have the right of first refusal with respect to issuances of the Company's capital stock or securities convertible into capital stock and are subject to various restrictions on transfers of the Company's securities. Under the terms of the Stockholders Agreement, 500,000 shares of the common stock that the Company's President acquired for cash on May 6, 1996, are subject to vesting over a 40-month period subject to acceleration in certain circumstances. In the event of the termination of the President's employment with the Company for any reason, the Company has the right to repurchase from the President all of the shares of unvested stock at a purchase price equal to $0.01 per share. The Stockholders Agreement terminates at the completion of an initial public offering of the Company's common stock.

9. INCOME TAXES

     The Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows:

                                                             DECEMBER 31,       SEPTEMBER 30,
                                                                 1996               1997
                                                             ------------    -------------------
Deferred tax assets:
  Net operating loss carryforwards........................    $  319,000         $ 1,899,000
  Accrued compensation....................................       174,000             876,000
  Amortization of intangible assets.......................       188,000           1,347,000
  Deferred revenue........................................            --             120,000
  Other...................................................            --              30,000
                                                             ------------    -------------------
Deferred tax assets.......................................       681,000           4,272,000
Less valuation allowance..................................       670,000           4,079,000
                                                             ------------    -------------------
Total deferred tax assets.................................        11,000             193,000
Deferred tax liabilities:
  Tax over book depreciation..............................       (11,000)           (193,000)
                                                             ------------    -------------------
Total deferred tax liabilities............................       (11,000)           (193,000)
                                                             ------------    -------------------
Net deferred taxes........................................    $       --         $        --
                                                             ------------    -------------------
                                                             ------------    -------------------

     SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $670,000 and $4,079,000 valuation allowance at December

31, 1996 and September 30, 1997, respectively, is necessary to reduce the deferred tax assets to the amount that will more than likely not be realized. The change in

                          BMJ MEDICAL MANAGEMENT, INC.

the valuation allowance for the current period is $3,409,000. On November 11, 1996, the Company had an ownership change as defined by Internal Revenue code section 382 which caused the utilization of the net operating loss and tax credits, at that time, to be limited to approximately $415,000 per year relating to approximately $690,000 of the net operating losses at December 31, 1996. At December 31, 1996 and September 30, 1997, the Company has available net operating loss carryforwards of $826,000 and $4,917,000, which expire in the years 2011 and 2012, respectively.

     The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense is as follows:

                                                                                                NINE MONTHS ENDED
                                                                          YEAR ENDED              SEPTEMBER 30,
                                                                         DECEMBER 31,       --------------------------
                                                                             1996              1996           1997
                                                                       -----------------    -----------    -----------
     (UNAUDITED)
Tax at U.S. statutory rate..........................................         (34.00%)          (34.00%)       (34.00%)
State taxes, net of federal benefit.................................          (4.60%)           (2.82%)        (4.54%)
Non-deductible items................................................           0.16%             0.25%          0.06%
Change in valuation allowance.......................................          38.44%            38.92%         38.48%
Other...............................................................             --             (2.35%)           --
                                                                            -------         -----------    -----------
                                                                               0.00%             0.00%          0.00%
                                                                            -------         -----------    -----------
                                                                            -------         -----------    -----------

10. BORROWINGS

     Borrowings consist of the following:

                                                                                    SEPTEMBER
                                                                   DECEMBER 31,        30,

                                                                       1996            1997
                                                                   ------------    ------------
Borrowing under senior revolving lines of credit................     $     --      $  4,589,000
Senior secured term note, payable in monthly installments of
  $90,000 through December 2000, plus interest at prime plus
  3.5% (12% at September 30, 1997)..............................           --         3,250,000
Subordinated debt, payable in monthly installments of $229,000 through December 2000, including interest at 14% until January
  1, 1998, increasing to 15% thereafter.........................           --         6,500,000
Subordinated convertible debentures, due August 31, 2000, plus
  interest, payable semiannually at 6%..........................           --         4,000,000
Promissory notes to physician due January 31, 1999, plus
  interest at 9%................................................           --           283,000
Shareholder notes payable.......................................       40,000           894,000
Obligation under capital lease..................................       77,000            66,000
                                                                   ------------    ------------
                                                                      117,000        19,582,000
Less current portion............................................       58,000         3,102,000
                                                                   ------------    ------------
                                                                     $ 59,000      $ 16,480,000
                                                                   ------------    ------------
                                                                   ------------    ------------

     In January 1997, the Company obtained short-term loans in the aggregate amount of $999,999 from certain stockholders, including its President. In connection with such loans, the Company issued warrants to such stockholders to purchase an aggregate of 23,810 shares of Common Stock at an exercise price of $4.20 per share, and are immediately exercisable for a period of five years. The fair value of the warrants based on the Black-Scholes valuation method is $2.30 per share using the assumptions described in Note 7 and the actual life of the warrant. In June 1997, such loans and related accrued interest were converted into 188,072 shares of Series D Preferred Stock. Also, in January 1997, the Company issued two promissory notes to the Company's

                          BMJ MEDICAL MANAGEMENT, INC.

President totaling $867,000. The notes bear interest at a rate of 14% and are due on December 31, 1997. At September 30, 1997, the balance outstanding was $894,000, plus accrued interest of $92,000.

     From March 1997 to September 30, 1997, the Company entered into a series of credit agreements with its senior lender secured by the accounts receivable acquired from each of the affiliated physician groups. The Company may borrow up to an aggregate limit of $14,000,000, subject to a borrowing base of 85% of eligible accounts receivable. Outstanding loans bear interest at the prime rate plus 1.75% (10 1/4% at September 30, 1997) and mature at various dates ranging from March 1999 to July 1999. The credit agreements require the Company to maintain a prescribed level of tangible net worth and place limitations on indebtedness, liens and investments, and prohibit the payment of dividends. At September 30, 1997, $4,589,000 was outstanding under these agreements, the maximum allowable under the borrowing base restriction. In October 1997, the Company entered into additional credit agreements with its senior lender to increase its aggregate borrowing limit to $17,000,000, subject to the same terms. The $3,000,000 increase in the credit agreement matures in October 1999.

     On June 30, 1997, the Company obtained a senior credit facility to fund practice affiliations with its senior lender secured by a lien on substantially all of the assets of the Company. The Company may borrow up to $3,250,000 for practice affiliations, of which $3,250,000 is outstanding as of September 30, 1997. The loan bears interest at the prime rate plus 3.5% (12% at September 30, 1997). Interest only is payable through December 31, 1997, at which time the loan converts to a term loan repayable in 36 monthly installments. In addition, in September 1997 the Company issued the senior lender warrants to purchase 28,570 shares of the Company's common stock for nominal cash consideration. The warrants contain put rights which give the holders the right to receive payment, based on a minimum put price of $14 per share, for the value of these stock warrants at the earlier of the effective date of the Company's initial public offering or January 15, 1998. The warrants are exercisable for 10 years. Under this facility, $1,500,000 of the Company's obligations are guaranteed by the Company's President and other stockholders, and in connection therewith the Company issued warrants to purchase an aggregate of 9,525 shares of common stock for nominal cash consideration which are exercisable for a period of five years. The fair value per warrant based on the Black-Scholes valuation method is $8.39 per share using the assumptions described in Note 7 and the actual life of the warrant.

     On August 1, 1997 and August 22, 1997, the Company entered into subordinated loan agreements, with two different lenders, in the principal amounts of $5,000,000 (the $5 million loan) and $1,500,000 (the $1.5 million loan). The loans are secured by liens on all of the Company's tangible and intangible personal property. The loans mature on December 31, 2000, however, within 45 days subsequent to the effective date of an initial public offering of the Company's common stock, the Company is obligated to prepay the loans in full. These loans and the liens granted to the respective lenders are subordinated in all respects to the current and future indebtedness of the Company under the senior credit facility described above. The loans initially bear interest at 14% per annum, provided, however, that if an initial public offering of the Company's capital stock is not consummated on or prior to December 31, 1997, the loans will, commencing January 1, 1998, bear interest at 15% per annum.

     In connection with the $5 million and $1.5 million loans the Company issued warrants to purchase up to 125,000 and 37,500 shares, respectively, of the Company's Series E Preferred Stock at a price per share equal to $6.00; provided, however, if an initial public offering of the Company's stock is not consummated on or prior to December 31, 1997, the number of shares of Series E Preferred Stock issuable upon exercise of the warrants increases to 133,333 and 40,000, respectively. These warrants are immediately exercisable for a period of

10 years or 5 years, respectively from the effective date of the Company's initial public offering whichever is earlier. The fair value per warrant based on the Black-Scholes valuation method is $3.77 per share using the assumptions described in Note 7 and the actual life of the warrant. In addition, pursuant to stock purchase agreements dated as of July 31, 1997 and August 18, 1997, the Company issued 166,667 and 41,667 shares, respectively, of Series E Preferred Stock to the lenders for an aggregate purchase price of $1,250,000.

     The $1.5 million loan is convertible into shares of preferred stock of the Company at the option of the lender after the Company completes a sale and issuance of any shares of its preferred stock in connection with an equity

                          BMJ MEDICAL MANAGEMENT, INC.

financing at any time after the earlier to occur of (i) a payment default under the loan agreement or (ii) the failure of the Company to consummate an initial public offering of its capital stock prior to December 31, 1997. The conversion price will be equal to the purchase price per share paid by the purchasers in such equity financings.

     On September 9, 1997, the Company issued and sold $4,000,000 in aggregate principal amount of its subordinated convertible debentures due August 31, 2000 (the 'Debentures') pursuant to the Convertible Debenture Purchase Agreement, dated as of September 9, 1997 (the 'Debenture Purchase Agreement'). The Debentures were purchased by the Company's President, certain stockholders and certain of the Company's underwriters. Pursuant to the terms of the Debenture Purchase Agreement, the Debentures are subordinated in right of payment to all indebtedness of the Company under the loans described above. The Debentures bear interest at 6% per annum and are payable semi-annually. The unpaid principal amount of the Debentures is due on August 31, 2000.

     Except in very limited instances, the Company may not prepay the Debentures prior to September 9, 1999. The Debentures are subject to prepayment at the option of the holders of the Debentures upon the consummation of (i) a sale of all or substantially all of the assets of the Company; (ii) a sale or transfer of all or a majority of the outstanding common stock of the Company in any one transaction or series of related transactions: or (iii) a merger or consolidation of the Company with or into another entity. The Debentures are convertible at any time at the option of the holders thereof into shares of common stock at an initial conversion price equal to $10.08 per share subject to reduction in the event that the Company sells its common stock for a price less than $10.08 per share. Should such sale occur, the initial conversion price will be reduced to the lower sale price. Pursuant to the terms of the Debenture Purchase Agreement, the holders of the Debentures have rights of first offer on future issuances of capital stock of the Company or other securities convertible into capital stock of the Company (except with respect to a public offering of shares of the Company's common stock). The Debenture Purchase Agreement places limitations on indebtedness and liens and prohibits the payment of dividends.

     On October 14, 1997, the Company obtained short-term financing in the form of a secured term note from its senior lender, to fund practice affiliations in an aggregate amount of $2,500,000. The note is secured by a lien on substantially all of the assets of the Company. Outstanding loans bear interest at the prime rate plus 3.5% (12% at October 31, 1997). Interest only is payable through December 31, 1997 and the entire principal amount is due and payable on January 10, 1998. In connection with this loan agreement, the Company will pay to the lender a fee in the amount of $300,000 on the maturity date which was recorded on October 14, 1997 as debt-issuance cost and is being amortized over the term of the debt.

     On October 15, 1997, the Company obtained short-term bridge financing in the aggregate amount of $3,375,000 from certain stockholders, including its President, to fund practice affiliations. In connection with these loans, the Company issued warrants to such stockholders to purchase an aggregate of 48,215 shares of Common Stock at an exercise price of $0.01 per share which are immediately exercisable for a period of 5 years. The fair value per warrant based on the Black-Scholes valuation method is $8.39 per share using the assumptions described in Note 7 and the actual life of the warrant. Outstanding loans bear interest at the prime rate plus 3.5%. (12% at October 31, 1997). The principal amounts and accrued interest are due and payable on January 10, 1998.

     During October and November 1997, in connection with several practice affiliations, the Company issued promissory notes that in the aggregate total $11,314,197 (Physician Notes). These outstanding promissory notes bear interest ranging from 6% to 11%. Substantially all of these promissory notes are due and payable either on the date of the Company's completion of an initial public offering or at various maturity dates ranging from December 31, 1997 to March 31, 1998.

     Under the terms of all the credit agreements and credit facilities with the senior lender, the subordinated loan agreements and the subordinated convertible debentures, the Company is prohibited from declaring or paying any cash dividend or making any distribution on any class of stock, except pursuant to an employee repurchase plan or with the consent of the lender.

                          BMJ MEDICAL MANAGEMENT, INC.

  Unaudited Information

     On November 14, 1997, the Company entered into an additional subordinated loan agreement in the principal amount of $1,000,000 (the $1 million loan) with the lender of the $5 million loan. The $1 million loan is due on December 1,

2000 and contains the same terms as the $5 million loan. A warrant to purchase 25,000 shares of the Company's Series E Preferred Stock, that increases to 26,667 shares if an initial public offering of the Company's stock is not consummated on or prior to December 31, 1997, was issued to the lender. The warrant is immediately exercisable, at an exercise price of $.01 per share, for a period of five years. The fair value of the warrant based on the Black-Scholes valuation method is $4.82 per share using the assumptions described in Note 7 and the actual life of the warrant at an exercise price of $.01 per share. The warrant is immediately exercisable for a period of 5 years. The fair value of the warrant based on the Black-Scholes valuation method is $8.39 per share using the assumptions described in Note 7 and the actual life of the warrant.

     On November 21, 1997, the Company issued to its President a warrant to purchase 23,214 shares of common stock at an exercise price of $.01 per share. The warrant is exercisable for a period of five years. The fair value of the warrant based on the Black-Scholes valuation method is $8.39 per share using the assumptions described in Note 7 and the actual life of the warrant.

     On January 2, 1998, the Company obtained short-term financing in the form of a demand note from its President in the amount of $1.0 million to repay certain of the Physician Notes. In connection with this loan, the Company issued a warrant to the President to purchase 14,286 shares of common stock at an exercise price of $0.01 per share. The demand note bears interest at 8% per annum. The fair value of the warrants based on the Black-Scholes valuation method is $8.39 per share using the assumptions described in Note 7 and the actual life of the warrant. The warrant is immediately exercisable for a period of 5 years.


     On January 26, 1998, the Company borrowed an additional $1,050,000 under its senior credit facility.


11. COMMITMENTS AND CONTINGENCIES

     The Company has an employment agreement dated as of May 6, 1996, as amended, with its President (the Employment Agreement). Base compensation under the Employment Agreement is $300,000 per year, subject to increase by the Board of Directors. In addition, the Board of Directors may award an annual bonus to the President in an amount of up to 30% of his base salary based on the attainment of certain benchmarks. The Company may terminate the President's employment at any time and for any reason; provided that, if his employment is terminated without cause (as defined in such agreement) or as a result of his becoming permanently disabled, the Company must pay the President a severance amount determined in accordance with a formula contained in the agreement.

     The Company is a defendant in an action entitled John Finlay v. Bone, Muscle & Joint, Inc., which is currently pending in the United States District Court for the Southern District of Texas. The action asserts claims for breach of contract arising out of an alleged employment agreement and alleged non-qualified stock option agreement. The action seeks compensatory damages pursuant to the alleged employment agreement as well as specific performance for the delivery of 16,071 shares of the Company's common stock. The Company believes that the ultimate resolution of this matter will not have a material impact on the Company's financial position, results of operations or cash flows.

     The Company is a defendant in an action entitled Robert P. Lehmann, M.D. et al. v. Bone, Muscle & Joint, Inc., et al. which has been filed in the United States District Court for the Southern District of Texas. The action asserts claims for breach of contract, common law fraud and promissory estoppel arising from an alleged restricted stock purchase agreement. The action seeks compensatory and exemplary damages as well as specific performance for the delivery of 117,860 shares of the common stock. The Company believes that the ultimate resolution of this matter will not have a material impact on the Company's financial position, results of operations or cash flows.

                          BMJ MEDICAL MANAGEMENT, INC.

     The Company is subject to legal proceedings in the ordinary course of its business including certain claims resulting from the result of successor liability in connection with the assumption of certain liabilities of the physician practices. The Company does not believe that any of such legal proceedings, after consideration of professional and other liability insurance, will have a material adverse effect on the Company's financial position, results of operations or cash flows.


  Unaudited Information



     In December 1997, the Company entered into commitments totaling $2.4 million for construction of two ambulatory surgery centers.


12. CERTAIN RISKS AND UNCERTAINTIES

     As explained in Notes 2 and 10, the Company affiliated with five additional physician practices subsequent to September 30, 1997. In connection with these affiliation transactions, the Company issued promissory notes to certain physicians aggregating approximately $11,314,000 and borrowed approximately $5,875,000 from certain stockholders and its senior lender. These notes and borrowings are due in varying amounts from December 31, 1997 through March 31, 1998.

     On September 16, 1997, the Company filed a registration statement with the Securities and Exchange Commission to offer 4,000,000 authorized and unissued shares of Common Stock to the public. The proceeds of this offering are anticipated to be used to repay the indebtedness when it matures. In the event the offering is not completed, management of the Company has developed a plan which will enable it to meet its obligations as they come due. This plan includes the following:

          (i) $3,900,000 of the indebtedness due to certain stockholders will be converted into additional shares of preferred stock:

          (ii) The senior lender has agreed to postpone payment of the $2,800,000 note (including the $300,000 fee due at maturity) until January 1, 1999 for a quarterly financing fee of $300,000;

          (iii) Commitments have been obtained from certain stockholders to provide additional capital sufficient to pay the physician notes as they mature;

          (iv) Additional borrowing capacity has been obtained in the aggregate amount of approximately $1,650,000 and,

          (v) Curtailment of development activities including a restructuring of operational activities.


     In addition, the Company continues to pursue negotiations to obtain additional debt or equity capital and believes it has obtained sufficient financing commitments through January 1, 1999.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Orthopaedic Associates of Bethlehem, Inc.

We have audited the accompanying balance sheets of Orthopaedic Associates of Bethlehem, Inc. (OAB) as of December 31, 1994 and 1995 and June 30, 1996 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1994 and 1995 and for the six months ended June 30, 1996. These financial statements are the responsibility of OAB's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OAB at December 31, 1994 and 1995 and June 30, 1996 and the results of its operations and cash flows for the years ended December 31, 1994 and 1995, and the six months ended June 30, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
May 28, 1997, except for Note 13,
  as to which the date is August 14, 1997

                   ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.

                                 BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                                --------------------    JUNE 30,
                                                                                  1994        1995        1996
                                                                                --------    --------    --------
                                   ASSETS
Current assets:
  Cash.......................................................................   $ 47,854    $  3,698    $119,572
  Accounts receivable, net...................................................    366,831     377,416     412,186
  Other current assets.......................................................    131,411     160,354     110,934
                                                                                --------    --------    --------
Total current assets.........................................................    546,096     541,468     642,692
Deferred tax asset...........................................................     15,000      54,100      16,800
Furniture and equipment, net.................................................    172,391     153,908     132,963
Other assets.................................................................    190,014     190,014     190,014
                                                                                --------    --------    --------
Total assets.................................................................   $923,501    $939,490    $982,469
                                                                                --------    --------    --------
                                                                                --------    --------    --------


                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable...............................................................   $     --    $173,000    $203,000
  Capital lease obligations, current portion.................................     33,989      36,332      37,101
  Accounts payable...........................................................     29,027      66,158      48,780
  Accrued expenses...........................................................    125,383      44,684      45,166
  Deferred tax liability, current portion....................................    135,000     171,200     169,000
                                                                                --------    --------    --------
Total current liabilities....................................................    323,399     491,374     503,047

Capital lease obligation, noncurrent portion.................................    114,225      78,068      59,591

Commitments and contingencies
Stockholders' equity:
  Common stock, $1 par value, 30,000 shares authorized; 4,166 shares
     issued..................................................................      4,166       4,166       4,166
  Additional paid-in capital.................................................    112,079     112,079     112,079
  Retained earnings..........................................................    369,632     375,364     425,147
  Treasury stock, 1996 and 1995--833 shares at cost..........................         --    (121,561)   (121,561)
                                                                                --------    --------    --------
Total stockholders' equity...................................................    485,877     370,048     419,831
                                                                                --------    --------    --------
Total liabilities and stockholders' equity...................................   $923,501    $939,490    $982,469
                                                                                --------    --------    --------
                                                                                --------    --------    --------


                            See accompanying notes.

                   ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.

                            STATEMENTS OF OPERATIONS

                                                                          YEAR ENDED DECEMBER 31,      SIX MONTHS
                                                                          ------------------------        ENDED
                                                                             1994          1995       JUNE 30, 1996
                                                                          ----------    ----------    -------------
Practice revenues, net.................................................   $2,527,957    $2,992,950     $ 1,540,205
Other income...........................................................       34,342        47,372          87,779
                                                                          ----------    ----------    -------------
Total revenues.........................................................    2,562,299     3,040,322       1,627,984
Costs and expenses:
  Physician and other provider services................................    1,553,725     1,639,675         720,358
  Medical support services.............................................      893,595     1,012,713         577,503
  Depreciation and amortization........................................       42,183        42,049          20,945
  Interest.............................................................       11,122        11,848          11,767
  Rent.................................................................       28,575        39,353          66,602
  Rent-related party...................................................      291,852       291,852         145,926
                                                                          ----------    ----------    -------------
Total costs and expenses...............................................    2,821,052     3,037,490       1,543,101
                                                                          ----------    ----------    -------------
(Loss) income before income taxes......................................     (258,753)        2,832          84,883
Income tax benefit (expense)...........................................      100,900         2,900         (35,100)
                                                                          ----------    ----------    -------------
Net (loss) income......................................................   $ (157,853)   $    5,732     $    49,783
                                                                          ----------    ----------    -------------
                                                                          ----------    ----------    -------------

                            See accompanying notes.

                   ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                 ADDITIONAL

                                                       COMMON     PAID-IN      RETAINED     TREASURY
                                                       STOCK      CAPITAL      EARNINGS       STOCK        TOTAL
                                                       ------    ----------    ---------    ---------    ---------
Balance, December 31, 1993..........................   $3,333     $  49,167    $ 527,485    $      --    $ 579,985
  Issuance of common stock..........................      833        62,912           --           --       63,745
  Net loss..........................................       --            --     (157,853)          --     (157,853)
                                                       ------    ----------    ---------    ---------    ---------
Balance, December 31, 1994..........................    4,166       112,079      369,632           --      485,877
  Net income........................................       --            --        5,732           --        5,732
  Treasury stock acquired...........................       --            --           --     (121,561)    (121,561)
                                                       ------    ----------    ---------    ---------    ---------
Balance, December 31, 1995..........................    4,166       112,079      375,364     (121,561)     370,048
  Net income........................................       --            --       49,783           --       49,783
                                                       ------    ----------    ---------    ---------    ---------
Balance, June 30, 1996..............................   $4,166     $ 112,079    $ 425,147    $(121,561)   $ 419,831
                                                       ------    ----------    ---------    ---------    ---------
                                                       ------    ----------    ---------    ---------    ---------

                            See accompanying notes.

                   ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED          SIX MONTHS
                                                                                   DECEMBER 31,           ENDED
                                                                              ----------------------     JUNE 30,
                                                                                1994         1995          1996
                                                                              ---------    ---------    ----------
OPERATING ACTIVITIES:
Net (loss) income..........................................................   $(157,853)   $   5,732     $ 49,783
Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
  Depreciation and amortization............................................      42,183       42,049       20,945
  Loss on disposal of equipment............................................       5,115           --           --
  Provision for deferred taxes.............................................    (100,900)      (2,900)      35,100
  Changes in operating assets and liabilities:
     Receivables...........................................................      78,537      (10,585)     (34,770)
     Other assets..........................................................       7,357      (28,943)      49,420
     Accounts payable......................................................      17,787       37,131      (17,378)
     Accrued expenses......................................................      76,954      (80,699)         482
                                                                              ---------    ---------    ----------
Net cash (used in) provided by operating activities........................     (30,820)     (38,215)     103,582

INVESTING ACTIVITIES:

Purchases of furniture and equipment, net..................................     (23,898)     (23,566)          --
Collection of advances to shareholders.....................................      68,950           --           --
                                                                              ---------    ---------    ----------
Net cash provided by (used in) investing activities........................      45,052      (23,566)          --

FINANCING ACTIVITIES:
Issuance of common stock...................................................      63,745           --           --
Purchase of treasury stock.................................................          --     (121,561)          --
Borrowings on line of credit...............................................          --      173,000       30,000
Payment on capital lease...................................................     (31,786)     (33,814)     (17,708)
                                                                              ---------    ---------    ----------
Net cash provided by financing activities..................................      31,959       17,625       12,292
                                                                              ---------    ---------    ----------
Net increase (decrease) in cash............................................      46,191      (44,156)     115,874

Cash, beginning of period..................................................       1,663       47,854        3,698
                                                                              ---------    ---------    ----------
Cash, end of period........................................................   $  47,854    $   3,698     $119,572
                                                                              ---------    ---------    ----------
                                                                              ---------    ---------    ----------

SUPPLEMENTARY DISCLOSURES:
Interest paid..............................................................   $  11,122    $  11,848     $ 11,767
Income taxes paid..........................................................   $      --    $      --     $     --

                            See accompanying notes.

                   ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995
                               AND JUNE 30, 1996

1. DESCRIPTION OF THE BUSINESS

     Orthopaedic Associates of Bethlehem, Inc. (OAB) is an orthopedic physician practice which serves the Bethlehem, Pennsylvania area. OAB was organized as a professional corporation under the laws of the Commonwealth of Pennsylvania (See
Note 13). All of OAB's issued and outstanding stock are owned by its practicing orthopedic physicians.

     The financial statements of OAB have been prepared as supplemental information about the affiliated practices to which BMJ Medical Management, Inc.
(BMJ) provides management services. OAB previously operated as a separate corporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Practice Revenues, Net

     Practice revenues, net is recorded as services are rendered at established rates net of provision for bad debts and contractual adjustments. Contractual adjustments arise due to the terms of certain reimbursement and managed care contracts. Such adjustments represent the difference between charges at established rates and estimated amounts to be reimbursed to OAB and are recognized when the services are rendered.

     Revenues from the Medicare and Medicaid programs accounted for approximately 35% and 5%, respectively, of OAB's net operating revenues. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. OAB believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

  Furniture and Equipment

     Furniture and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 7 years. Equipment under capital lease obligations is amortized on the straight-line method over the shorter period of the lease term or the estimated useful life of the equipment. Such amortization is included in depreciation and amortization in the financial statements.

  Concentration of Credit Risk


     OAB grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. Management believes credit risk associated with accounts receivable is minimal.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Costs and Expenses

     Physician and other provider services costs are comprised primarily of compensation and fees paid to physician and other health care providers.

     Medical support services costs include all indirect costs associated with the management and operations of the practice and all direct costs associated with medical supplies and pharmaceuticals expenses.

                   ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.

3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net consist of the following:

                                                                          DECEMBER 31,
                                                                      --------------------    JUNE 30,
                                                                        1994        1995        1996
                                                                      --------    --------    --------
Accounts receivable................................................   $619,647    $671,558    $717,865
Less allowances for contractual adjustments and uncollectibles.....    252,816     294,142     305,679
                                                                      --------    --------    --------
Accounts receivable, net...........................................   $366,831    $377,416    $412,186
                                                                      --------    --------    --------
                                                                      --------    --------    --------

4. FURNITURE AND EQUIPMENT

     Furniture and equipment consist of the following:


                                                                          DECEMBER 31,
                                                                      --------------------    JUNE 30,
                                                                        1994        1995        1996
                                                                      --------    --------    --------
Furniture and equipment............................................   $229,438    $253,003    $253,003
Furniture and equipment--capital leases............................    180,000     180,000     180,000
                                                                      --------    --------    --------
                                                                       409,438     433,003     433,003
Less: Accumulated depreciation.....................................    201,047     207,095     210,040
     Accumulated amortization......................................     36,000      72,000      90,000
                                                                      --------    --------    --------
                                                                      $172,391    $153,908    $132,963
                                                                      --------    --------    --------
                                                                      --------    --------    --------

5. OTHER ASSETS

     Other assets consist of the amount advanced by OAB to three shareholders for the purchase of life insurance. OAB is not the beneficiary of these policies; however, the proceeds have been assigned to OAB to the extent of these premiums paid. No interest is accrued on these loans.

6. NOTES PAYABLE

     OAB has an unsecured $250,000 line of credit arrangement with a bank. At June 30, 1996 and December 31, 1995, $203,000 and $173,000, respectively, was outstanding under the line of credit. Interest is payable monthly at a variable rate of interest (8.25% and 8.50% at June 30, 1996 and December 31, 1995, respectively). Principal is payable upon demand. Repayment of the line of credit is unconditionally guaranteed by the stockholders of OAB.

7. CAPITAL LEASE

     OAB has a capital lease obligation, collateralized by the leased equipment, with scheduled payments as of June 30, 1996 as follows:

1996........................................................................................     $21,024
1997........................................................................................      42,048
1998........................................................................................      42,048
                                                                                               ---------
                                                                                                 105,120
Less amount representing interest...........................................................     (8,428)
                                                                                               ---------
                                                                                                 $96,692
                                                                                               ---------
                                                                                               ---------

                   ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.

8. RELATED PARTY TRANSACTIONS

  A. Lease Agreement

     In June 1989, OAB entered into a ten-year sublease lease agreement with Shoenersville Road Realty for the rental of office space. Under the lease agreement OAB has the option to lease the office space for an additional term of ten years. Rental payments required under the lease are subject to a fair market rental value adjustment. The partners of Shoenersville Road Realty are also the stockholders of OAB. Rental expense totaled $145,926 for the six months ended June 30, 1996 and $291,852 for both of the years ended December 31, 1995 and 1994.

     Future minimum rental payments under this operating lease as of June 30, 1996 are as follows:

1996........................................................................................    $145,926
1997........................................................................................     291,852
1998........................................................................................     291,852
1999........................................................................................     145,926
                                                                                               ---------
                                                                                                $875,556
                                                                                               ---------
                                                                                               ---------

  B. Stock Redemption

     In 1995, OAB agreed to pay one of its physician stockholders $121,561 for 833 shares of common stock. This redemption represented approximately 20% of the then outstanding shares and 20% of the stockholders' equity at the date of the redemption.

9. INCOME TAXES

     Significant components of deferred tax assets and liabilities are as follows:

                                                                                   DECEMBER 31,
                                                                              ----------------------    JUNE 30,
                                                                                1994         1995         1996
                                                                              ---------    ---------    ---------
Deferred tax liabilities:

  Cash to accrual adjustment...............................................   $ 263,100    $ 269,700    $ 254,400
                                                                              ---------    ---------    ---------
                                                                              ---------    ---------    ---------
Deferred tax assets:
  Net operating loss carryforwards.........................................   $  26,500    $  66,700    $  29,400
  Cash to accrual adjustment...............................................     116,600       85,900       72,800
                                                                              ---------    ---------    ---------
Total deferred tax assets..................................................   $ 143,100    $ 152,600    $ 102,200
                                                                              ---------    ---------    ---------
                                                                              ---------    ---------    ---------
Net deferred taxes.........................................................   $(120,000)   $(117,100)   $(152,200)
                                                                              ---------    ---------    ---------
                                                                              ---------    ---------    ---------

     Significant components of income tax (expense) benefit attributable to continuing operations are as follows:

                                                                          YEAR ENDED
                                                                         DECEMBER 31,        SIX MONTHS
                                                                      ------------------        ENDED
                                                                        1994       1995     JUNE 30, 1996
                                                                      --------    ------    -------------
Current............................................................   $     --    $   --      $      --
Deferred...........................................................    100,900     2,900        (35,100)
                                                                      --------    ------    -------------
Income tax (expense) benefit.......................................   $100,900    $2,900      $ (35,100)
                                                                      --------    ------    -------------
                                                                      --------    ------    -------------

     OAB's tax rate differs from the expected tax rate due principally to state income taxes. State income tax (expense) benefits were $11,000, $4,400 and $(5,400) for the years ended December 31, 1994 and 1995 and the six months ended June 30, 1996, respectively.

                   ORTHOPAEDIC ASSOCIATES OF BETHLEHEM, INC.

     For the six months ended June 30, 1996 OAB has estimated income tax (expense) benefit and net deferred taxes assuming that they have utilized $78,000 and $65,000 in operating loss carryforwards for federal and state income reporting purposes. At June 30, 1996 OAB has available federal and state operating loss carryforwards of $73,000 and $60,000, respectively, which expire in 2010 and 1998, respectively.

10. BENEFIT PLANS

     OAB sponsors a defined contribution profit-sharing plan covering all employees who meet prescribed eligibility requirements. Expenses amounted to $165,000 and $129,000 in 1995 and 1994, respectively. This plan was terminated effective December 31, 1995.

     Effective January 1, 1996, OAB established a 401(k) plan for which OAB matches a percentage of employee contributions. Expenses for the 401(k) plan amounted to $25,818 for the six months ended June 30, 1996.

11. CONTINGENCIES

     OAB is involved in various legal proceedings in the ordinary course of business. OAB does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position and results of operation of OAB.

12. MALPRACTICE INSURANCE

     OAB maintains professional liability coverage on behalf of its physicians on an occurrence basis.

13. SUBSEQUENT EVENTS

     Effective July 1, 1996, the physician stockholders of OAB transferred substantially all operations of OAB to Lehigh Valley Bone, Muscle and Joint Group, LLC (LVBMJ). LVBMJ is a limited liability company owned by the physician stockholders of OAB, formed specifically to operate the transferred medical practice. Additionally, on July 1, 1996, OAB changed its legal structure from a professional corporation to a general purpose corporation and continues to perform limited medical advisory services.

     Effective July 1, 1996, the Company entered into an Affiliation Transaction with LVBMJ. Under the terms of the Amended and Restated Management Services Agreement between LVBMJ and the Company effective July 1, 1997 (the LVBMJ Management Services Agreement), BMJ issued an aggregate of 370,023 shares of common stock and options to purchase 21,429 shares of common stock.

     On September 5, 1997, OAB sold to BMJ (a related party) its furniture and equipment and transferred its rights and interest under equipment and office space leases for $254,000. Proceeds of the sale were used to repay OAB's line of credit. Based on the collection of accounts receivable balances and the realization of other assets available, OAB has discharged substantially all its other remaining liabilities. OAB has distributed substantially all of its remaining stockholders' equity in the form of dividends and compensation.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Southern California Orthopedic Institute Medical Group, a California General Partnership

We have audited the accompanying balance sheets of Southern California Orthopedic Institute Medical Group, a California General Partnership (SCOI) as of December 31, 1995 and October 31, 1996, and the related statements of operations and changes in partners' capital, and cash flows for each of the two years in the period ended December 31, 1995 and for the ten months ended October 31, 1996. These financial statements are the responsibility of SCOI's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCOI at December 31, 1995 and October 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 and for the ten months ended October 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

Los Angeles, California
May 23, 1997

            SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP,
                        A CALIFORNIA GENERAL PARTNERSHIP

                                 BALANCE SHEETS

                                                                                        DECEMBER 31,    OCTOBER 31,
                                                                                            1995           1996
                                                                                        ------------    -----------
                                       ASSETS
Current assets:
Cash and cash equivalents............................................................    $  251,345     $   720,158
  Patient accounts receivable, net...................................................     4,558,438       4,778,825
  Due from partners and affiliates, net..............................................        41,231              --
  Prepaid expenses and other current assets..........................................       140,523         266,826
                                                                                        ------------    -----------
Total current assets.................................................................     4,991,537       5,765,809

Furniture, fixtures and equipment, net                                                      709,814         586,997
Other assets.........................................................................       337,038         310,080
                                                                                        ------------    -----------
Total assets.........................................................................    $6,038,389     $ 6,662,886
                                                                                        ------------    -----------
                                                                                        ------------    -----------

                          LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable...................................................................    $  120,398     $   125,022
  Due to partners and affiliates, net................................................            --         284,773
  Accrued expenses and other current liabilities.....................................       287,204         284,229
  Current portion of long-term debt..................................................       228,627              --
  Deferred income....................................................................        85,090          85,090
                                                                                        ------------    -----------
Total current liabilities............................................................       721,319         779,114
Deferred income......................................................................       219,820         134,733
Accrued malpractice insurance claims.................................................     1,500,000       1,917,000
                                                                                        ------------    -----------
                                                                                          2,441,139       2,830,847

Commitments and contingencies
Partners' capital....................................................................     3,597,250       3,832,039
                                                                                        ------------    -----------
Total liabilities and partners' capital..............................................    $6,038,389     $ 6,662,886
                                                                                        ------------    -----------
                                                                                        ------------    -----------

                            See accompanying notes.

            SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP,
                        A CALIFORNIA GENERAL PARTNERSHIP

           STATEMENTS OF OPERATIONS AND CHANGES IN PARTNERS' CAPITAL

                                                                                                     TEN MONTHS
                                                                        YEAR ENDED DECEMBER 31,         ENDED
                                                                       --------------------------    OCTOBER 31,
                                                                          1994           1995           1996
                                                                       -----------    -----------    -----------
Practice revenues, net..............................................   $19,230,632    $20,025,718    $17,907,084
Other income........................................................       149,318        153,923        162,512
                                                                       -----------    -----------    -----------
Total revenues......................................................    19,379,950     20,179,641     18,069,596

Costs and expenses:
  Physician and other provider services.............................    10,008,410     11,307,996      9,069,544
  Medical support services..........................................     7,406,706      7,621,997      6,846,899
  Depreciation......................................................       313,595        308,826        253,500
  Interest..........................................................        70,511         39,126          8,462
  Rent..............................................................       275,077        261,906        204,511
  Rent--related party...............................................     1,615,678      1,666,243      1,451,891
                                                                       -----------    -----------    -----------
Total costs and expenses............................................    19,689,977     21,206,094     17,834,807
                                                                       -----------    -----------    -----------
Net (loss) income...................................................      (310,027)    (1,026,453)       234,789

Beginning partners' capital.........................................     4,739,090      4,429,063      3,597,250
Capital contributions...............................................            --        194,640             --
                                                                       -----------    -----------    -----------
Ending partners' capital............................................   $ 4,429,063    $ 3,597,250    $ 3,832,039
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                            See accompanying notes.

            SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP,
                        A CALIFORNIA GENERAL PARTNERSHIP

                            STATEMENTS OF CASH FLOWS


                                                                                                     TEN MONTHS
                                                                        YEAR ENDED DECEMBER 31,         ENDED
                                                                       --------------------------    OCTOBER 31,
                                                                          1994           1995           1996
                                                                       -----------    -----------    -----------
OPERATING ACTIVITIES:
Net (loss) income...................................................   $  (310,027)   $(1,026,453)   $   234,789
Adjustments to reconcile net (loss) income to net cash provided by
  (used in) operating activities:
  Depreciation......................................................       313,595        308,826        253,500
  Amortization of deferred income...................................            --        (93,432)       (85,087)
  Changes in operating assets and liabilities:
     Patient accounts receivable....................................      (142,784)       287,667       (220,387)
     Prepaid expenses and other assets..............................       (58,197)       (17,215)       (99,345)
     Accounts payable...............................................         1,262        (85,930)         4,624
     Accrued expenses and other current liabilities.................       441,688        518,480        414,025
                                                                       -----------    -----------    -----------
Net cash provided by (used in) operating activities.................       245,537       (108,057)       502,119

INVESTING ACTIVITIES:
Changes in due to/from partners and affiliates......................       166,056       (171,832)       326,004
Purchases of furniture, fixtures and equipment......................       (85,220)       (39,331)      (130,683)
                                                                       -----------    -----------    -----------
Net cash provided by (used in) investing activities.................        80,836       (211,163)       195,321

FINANCING ACTIVITIES:
Payments on long-term debt..........................................      (287,386)      (316,503)      (228,627)
Proceeds received for covenant not to compete.......................            --        398,342             --
Capital contributions...............................................            --        194,640             --
                                                                       -----------    -----------    -----------
Net cash (used in) provided by financing activities.................      (287,386)       276,479       (228,627)
                                                                       -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents................        38,987        (42,741)       468,813
Cash and cash equivalents at beginning of period....................       255,099        294,086        251,345
                                                                       -----------    -----------    -----------
Cash and cash equivalents at end of period..........................   $   294,086    $   251,345    $   720,158
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                            See accompanying notes.

            SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP,
                        A CALIFORNIA GENERAL PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1996


1. DESCRIPTION OF THE BUSINESS

     Southern California Orthopedic Institute Medical Group, a California General Partnership (SCOI), is an orthopedic physician practice which serves patients in Southern California. SCOI is organized as a general partnership comprising individuals and professional corporations under the laws of the State of California.

     On November 1, 1996, SCOI agreed in principle to sell substantially all of its assets (primarily patient accounts receivable and furniture, fixtures and equipment) to BMJ Medical Management, Inc. (BMJ) and concurrent therewith entered into a management services agreement (see Note 12 'Subsequent Event').

     The financial statements of SCOI have been prepared as supplemental information about the affiliated practices to which BMJ provides management services. SCOI previously operated as a separate partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Practice revenues, net consist of fees for services provided by the medical group under contracts with health maintenance organizations and for services rendered to patients covered under Medicare, Medi-Cal and private insurance. Revenue is reported on the accrual basis in the period in which services are provided at the amounts expected to be realized from Medicare, Medi-Cal, managed care and other insurance programs.

     Laws and regulations governing the Medicare and Medi-Cal programs are complex and subject to interpretation. SCOI believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medi-Cal programs.

  Costs and Expenses

     Physician and other provider services costs primarily comprise compensation and fees paid to physicians and other health care providers and include medical supplies and pharmaceutical expenses.

     Medical support services costs include all indirect costs associated with the management and operations of the practice.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment, including leasehold improvements, are stated at cost, and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from five to seven years.

  Health and Dental Insurance


     SCOI maintains a self-insured medical and dental plan for its employees. Unpaid claims accruals, including claims incurred but not reported, are based on the estimated ultimate cost of settlement, including claim settlement expense, in accordance with SCOI's past experience. SCOI has a stop-loss insurance contract to cover employee health claims in excess of an annual aggregate limit based on monthly aggregate factors determined by the insurance company and the number of employees covered ($430,062; $349,894, and $250,304 for the years ended December 31, 1994 and 1995 and the ten months ended October 31, 1996, respectively). Effective October 1, 1996, SCOI purchased commercial coverage for employee health claims. At December 31, 1995 and October 31, 1996, SCOI did not have significant claims outstanding.

            SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP,
                        A CALIFORNIA GENERAL PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Cash Equivalents

     Cash equivalents include money market funds and certificates of deposit with a maturity of three months or less when purchased.

  Allocations to Partners

     Income and distributions to physician partners are made based upon a formula as defined in Schedule 4.1 of the SCOI partnership agreement. The formula generally allocates income based on net cash collections attributable to each physician partner, net of allocated and direct expenses. Notwithstanding the formula, physician partners receive a guaranteed minimum based on a percentage of total collections. Distributions to partners totaling $7,575,129, $9,745,019 and $7,692,077 for the two years ended December 31, 1995 and the ten months ended October 31, 1996, respectively, were included in physician and other provider services in the statements of operations and changes in partners' capital.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Financial Instruments

     The carrying amounts of financial instruments as reported in the accompanying balance sheets approximate their fair value primarily due to the short-term nature of such financial instruments.

  Concentrations of Credit Risk

     Financial instruments which potentially subject SCOI to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Concentration of credit risk with respect to accounts receivable are limited, except with respect to programs under contract with the federal and state governments, due to the large number of payors comprising SCOI's customer base. As of October 31, 1996, SCOI had no significant concentrations of credit risk.

3. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following at:

                                                                              DECEMBER 31,    OCTOBER 31,
                                                                                  1995           1996
                                                                              ------------    -----------
Gross patient accounts receivable..........................................    $7,723,438     $ 8,099,825
Less allowances for contractual adjustments and uncollectible accounts.....     3,165,000       3,321,000
                                                                              ------------    -----------
                                                                               $4,558,438     $ 4,778,825
                                                                              ------------    -----------
                                                                              ------------    -----------

            SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP,
                        A CALIFORNIA GENERAL PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consist of the following at:

                                                                              DECEMBER 31,    OCTOBER 31,
                                                                                  1995           1996
                                                                              ------------    -----------
Furniture, fixtures and equipment..........................................    $2,193,237     $ 2,137,488
Less accumulated depreciation..............................................     1,483,423       1,550,491
                                                                              ------------    -----------
                                                                               $  709,814     $   586,997
                                                                              ------------    -----------

                                                                              ------------    -----------

5. LONG-TERM DEBT

     Long-term debt comprises two loans for the purchase of furniture, fixtures and equipment. The loans bear interest at 9.69% and are payable in 60 monthly installments of $29,627 with final maturity in August 1996. The loans were secured by SCOI's property and equipment.

     Interest costs paid during the years ended December 31, 1994 and 1995 and the ten months ended October 31, 1996, totaled $70,511, $39,126, and $8,462, respectively.

6. LEASE COMMITMENTS

     SCOI leases various equipment, clinic and office space under non-cancelable operating leases expiring between 1997 and 2006 with related and independent parties (see Note 11 'Related Parties'). Certain leases contain renewal options and annual escalation clauses. Obligations under equipment and facility leases with unrelated parties were assumed by BMJ in connection with the sale of SCOI's assets on November 1, 1996 (see Note 12 'Subsequent Event'). At October 31, 1996, future minimum lease payments are as follows:

1997.....................................................................................     $1,805,636
1998.....................................................................................      1,790,849
1999.....................................................................................      1,718,358
2000.....................................................................................      1,599,342
2001.....................................................................................      1,599,342
Therafter................................................................................      8,297,649
                                                                                            ------------
Total minimum lease payments.............................................................    $16,811,176
                                                                                            ------------
                                                                                            ------------

7. INCOME TAXES

     SCOI is organized as a partnership under the Internal Revenue Code and applicable California Franchise Tax Code. As a result, in lieu of corporate income tax, SCOI's taxable income is passed through to the partners and taxed at the partner level. Accordingly, no provision or liability for income tax has been reflected in the financial statements.

8. BENEFIT PLANS

     SCOI sponsors a defined contribution plan (the Plan) for employees who meet the minimum length of service and age requirements. The Plan was adopted on January 1, 1996. Eligible employees may contribute up to 19% of their compensation in the Plan year. SCOI may, at its discretion, match a portion of employee contributions up to 4% of an employee's compensation. SCOI is responsible for the administration of the Plan as the Plan administrator and trustee. SCOI's contributions totaled $9,831 for the ten months ended October 1996.

            SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP,
                        A CALIFORNIA GENERAL PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

9. CONTINGENCIES

     SCOI is involved in various legal proceedings in the ordinary course of business. SCOI does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position and results of operations of SCOI.

     SCOI procures professional liability coverage on behalf of its physicians on a claims made basis up to $1,000,000 per claim and $3,000,000 annual aggregate per physician. The insurance contracts specify that coverage is available only during the term of each insurance contract and cover only those claims reported while the policies are in force. An estimate of losses for incurred but unreported claims is recorded based upon historical experience. Management of SCOI intends to renew the existing claims made policy annually and expects to be able to obtain such coverage. If coverage is not renewed, SCOI intends to purchase extended reporting period endorsements to provide professional liability coverage for losses incurred prior to, but reported subsequent to, the termination of the claims made policies. SCOI's policy has been renewed through December 31, 1997.

10. DEFERRED INCOME

     In July 1992, SCOI sold its rehabilitation and therapy business to HealthSouth Rehabilitation Center of Van Nuys Limited Partnership (HealthSouth) for cash. In connection with the sale, the Partnership and its physicians entered into a covenant-not-to-compete for seven years ending July 31, 1999 for $700,000, payable in 84 equal monthly installments. Consideration received is recorded as revenue over the term of the agreement. On January 20, 1995, HealthSouth elected to prepay its remaining obligations under the covenant totaling $390,000. This amount has been recorded as deferred income on SCOI's balance sheets and is amortized over the remaining term of the covenant.

11. RELATED PARTIES

     Due to partners and affiliates includes undistributed guaranteed payments totaling $162,699 and $475,000 at December 31, 1995 and October 31, 1996, respectively. SCOI has notes receivable from several partners for capital contributions. Such notes bear interest at prime rate plus one percent and totaled $191,618 and $102,810, at December 31, 1995 and October 31, 1996,
respectively. SCOI also made advances to the Center for Orthopedic Surgery, Inc.
(COSI), an affiliated organization owned by certain physician partners. COSI is an outpatient surgery center due to begin operations in May 1997. Amounts outstanding at December 31, 1995 and October 31, 1996 were $12,312 and $87,417, respectively.

     SCOI leases its main facility and office space under a non-cancelable operating lease from FDP Development, Inc. (FDP), an affiliate owned by the partners of SCOI. The lease expires in July 2006 and provides for annual adjustments based on the increases in the Consumer Price Index. Rental costs paid to FDP totaled $1,615,678, $1,666,243, and $1,451,891, for the years ended December 31, 1994 and 1995, and the ten months ended October 31, 1996, respectively. SCOI maintains a security deposit with FDP in the amount of $300,000 at December 31, 1995 and October 31, 1996.

12. SUBSEQUENT EVENTS

     On November 1, 1996, SCOI sold its patient accounts receivable balances, furniture, fixtures and equipment, and other minor assets to BMJ, a Delaware corporation engaged in operating and financing physician groups focused exclusively on musculoskeletal disease management. The carrying value of the patient accounts receivable balances and property and equipment was $4,778,825 and $583,755, respectively. BMJ also assumed certain equipment and office lease obligations with total future minimum lease payments of $553,460 at November 1, 1996, which are in turn subleased to SCOI. Total consideration for the sale was $5,930,897 based on a preliminary estimate of the carrying values of the assets sold at October 31, 1996, and is subject to purchase

            SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP,
                        A CALIFORNIA GENERAL PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

12. SUBSEQUENT EVENTS--(CONTINUED)

price adjustments. $3,706,897 (the sales price of property and equipment and 50% of the estimated carrying value of the receivable balances) was received in cash. The balance of the consideration is based on actual collections of the receivable balances and is due upon the earlier of an initial offering of BMJ's common stock or November 1, 1997. SCOI realized a gain of $858,165 on the sale of property and equipment.

     Concurrent with the sale, SCOI entered into a 40 year management services agreement (the Agreement) with BMJ on November 1, 1996. After the initial term, the Agreement renews automatically for successive additional five year terms, unless terminated by either party with 6 months written notice. As an incentive for entering into the Agreement, the physician owners of the Company received 2,857,143 common shares in BMJ with an estimated fair value of $1,400,000. At the earlier of an initial public offering of BMJ's common shares or November 1, 1998, the number of shares will be adjusted in accordance with a prescribed formula based in part on SCOI's net cash collections in relation to other medical groups managed by BMJ. Under the Agreement, BMJ will provide financial management, information systems, marketing and public relations, risk management, and administrative support for claims processing, utilization review and quality control services. As compensation for these services, SCOI will reimburse BMJ for the costs of such services in addition to a management fee based on a percentage of collections of patient revenues generated after November 1, 1996 (reduced by the medical equipment master lease payments) and 66-2/3% of professional practice cost savings as defined in the Agreement.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
South Texas Spinal Clinic, P.A.

We have audited the accompanying balance sheets of South Texas Spinal Clinic, P.A. (STSC) as of December 31, 1994 and 1995 and October 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1994 and 1995 and the ten months ended October 31, 1996. These financial statements are the responsibility of STSC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STSC at December 31, 1994 and 1995 and the ten months ended October 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

San Antonio, Texas
June 5, 1997

                        SOUTH TEXAS SPINAL CLINIC, P.A.

                                 BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                       --------------------------    OCTOBER 31,
                                                                          1994           1995           1996
                                                                       -----------    -----------    -----------
                               ASSETS
Current assets:
  Cash..............................................................   $    56,205    $    41,642    $   430,452
  Accounts receivable, net..........................................     2,497,993      2,535,945      1,688,980
  Prepaid expenses and other current assets.........................        18,680         23,705         21,809
                                                                       -----------    -----------    -----------
Total current assets................................................     2,572,878      2,601,292      2,141,241
Furniture, fixtures, and equipment, net.............................       554,099        476,263        416,047
Other assets........................................................        31,016         55,200         32,925
                                                                       -----------    -----------    -----------
Total assets........................................................   $ 3,157,993    $ 3,132,755    $ 2,590,213
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................................   $   125,000    $   125,000    $   104,166
  Capital lease obligation, current portion.........................            --          3,153          3,464
  Accounts payable..................................................       132,733         91,904        515,287
  Accounts payable--related party...................................            --          5,372             --
  Accrued expenses and other current liabilities....................        11,531         13,312         17,490
                                                                       -----------    -----------    -----------
Total current liabilities...........................................       269,264        238,741        640,407
Long-term debt, less current portion................................       208,333         83,333             --
Capital lease obligation, less current portion......................            --          6,442          3,530

Stockholders' equity:
  Common stock, no par; 100,000 shares authorized; 2,500 shares
     issued and outstanding.........................................         1,000          1,000          1,000
  Retained earnings.................................................     2,679,396      2,803,239      1,945,276
                                                                       -----------    -----------    -----------
Total stockholders' equity..........................................     2,680,396      2,804,239      1,946,276
                                                                       -----------    -----------    -----------
Total liabilities and stockholders' equity..........................   $ 3,157,993    $ 3,132,755    $ 2,590,213
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                            See accompanying notes.

                        SOUTH TEXAS SPINAL CLINIC, P.A.

                            STATEMENTS OF OPERATIONS

                                                                                           TEN MONTHS
                                                                     YEAR ENDED              ENDED
                                                                    DECEMBER 31,          OCTOBER 31,
                                                              ------------------------    ------------
                                                                 1994          1995           1996
                                                              ----------    ----------    ------------
Practice revenues, net.....................................   $6,973,761    $7,748,203     $6,027,164
Costs and expenses:
  Physician and other provider services....................    4,681,361     5,578,510      5,257,398
  Medical support services.................................      971,812     1,060,037      1,073,446
  Depreciation.............................................       88,065        90,012         74,914
  Interest.................................................       36,956        27,529         13,375
  Rent.....................................................      125,770       150,168        118,491
  Rent-related party.......................................      711,892       718,104        347,503
                                                              ----------    ----------    ------------
Total costs and expenses...................................    6,615,856     7,624,360      6,885,127
                                                              ----------    ----------    ------------
Net income (loss)..........................................   $  357,905    $  123,843     $ (857,963)
                                                              ----------    ----------    ------------
                                                              ----------    ----------    ------------

                            See accompanying notes.

                        SOUTH TEXAS SPINAL CLINIC, P.A.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                           COMMON STOCK
                                                        -------------------
                                                         NUMBER                ADDITIONAL     RETAINED
                                                        OF SHARES    AMOUNT     PAID-IN       EARNINGS       TOTAL
                                                        ---------    ------    ----------    ----------    ----------
Balance at December 31, 1993.........................     2,500      $1,000      $   --      $2,321,491    $2,322,491
  Repurchase and retirement of common stock..........        --         --           --              --            --
  Issuance of common stock...........................        --         --           --              --            --
  Net income.........................................        --         --           --         357,905       357,905
                                                        ---------    ------    ----------    ----------    ----------

Balance at December 31, 1994.........................     2,500      1,000           --       2,679,396     2,680,396
  Repurchase and retirement of common stock..........        --         --           --              --            --
  Issuance of common stock...........................        --         --           --              --            --
  Net income.........................................        --         --           --         123,843       123,843
                                                        ---------    ------    ----------    ----------    ----------
Balance at December 31, 1995.........................     2,500      1,000           --       2,803,239     2,804,239
  Repurchase and retirement of common stock..........        --         --           --              --            --
  Issuance of common stock...........................        --         --           --              --            --
  Net loss...........................................        --         --           --        (857,963)     (857,963)
                                                        ---------    ------    ----------    ----------    ----------
Balance at October 31, 1996..........................     2,500      $1,000      $   --      $1,945,276    $1,946,276
                                                        ---------    ------    ----------    ----------    ----------
                                                        ---------    ------    ----------    ----------    ----------

                            See accompanying notes.

                        SOUTH TEXAS SPINAL CLINIC, P.A.

                            STATEMENTS OF CASH FLOWS

                                                                                                       TEN MONTHS
                                                                                  YEAR ENDED             ENDED
                                                                                 DECEMBER 31,         OCTOBER 31,
                                                                            ----------------------    ------------
                                                                              1994         1995           1996
                                                                            ---------    ---------    ------------
OPERATING ACTIVITIES
Net income (loss)........................................................   $ 357,905    $ 123,843     $ (857,963)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation...........................................................      88,065       90,012         74,914
  Changes in operating assets and liabilities:
     Accounts receivable.................................................    (214,029)     (37,952)       846,965
     Deferred charges and other assets...................................     (52,734)     (29,209)        24,171
     Accounts payable....................................................      96,391      (40,829)       423,383
     Accrued expenses and other liabilities..............................       4,363        7,153         (1,194)
                                                                            ---------    ---------    ------------
Net cash provided by operating activities................................     279,961      113,018        510,276

INVESTING ACTIVITIES
Purchases of property and equipment......................................      (5,608)     (12,176)       (14,698)
Property and equipment under capital lease...............................          --        9,595         (2,601)
                                                                            ---------    ---------    ------------
Net cash used in investing activities....................................      (5,608)      (2,581)       (17,299)

FINANCING ACTIVITY

Payments on notes payable to banks.......................................    (245,000)    (125,000)      (104,167)
                                                                            ---------    ---------    ------------
Net cash used in financing activity......................................    (245,000)    (125,000)      (104,167)
                                                                            ---------    ---------    ------------
Net increase (decrease) in cash..........................................      29,353      (14,563)       388,810

Cash and cash equivalents at beginning of year...........................      26,852       56,205         41,642
                                                                            ---------    ---------    ------------
Cash and cash equivalents at end of year.................................   $  56,205    $  41,642     $  430,452
                                                                            ---------    ---------    ------------
                                                                            ---------    ---------    ------------

                            See accompanying notes.

                        SOUTH TEXAS SPINAL CLINIC, P.A.

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                       TEN MONTHS ENDED OCTOBER 31, 1996

1. DESCRIPTION OF THE BUSINESS

     South Texas Spinal Clinic, P.A. (STSC) is an orthopedic physician practice which services San Antonio, Texas, and the surrounding communities. STSC is organized as a professional corporation (S corporation) under the laws of the state of Texas.

     Effective November 1, 1996, STSC entered into an agreement to sell substantially all of the assets of STSC and enter into a management services agreement with BMJ Medical Management, Inc. (BMJ).

     The financial statements of STSC have been prepared as supplemental information about the affiliated practices to which BMJ provides management services. STSC previously operated as a separate professional association.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third-party payors and others for services rendered.

     Laws and regulations governing the Medicare program are complex and subject to interpretation. STSC believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare program.

     Furniture, Fixtures, and Equipment

     Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from five (5) to twenty (20) years.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Presentation of Expenses

     Physician and other provider services costs are composed primarily of compensation and fees paid to physician and other health care providers and include medical supplies and pharmaceutical expenses.

     Medical support services costs include all indirect costs associated with the management and operations of the practice.

                        SOUTH TEXAS SPINAL CLINIC, P.A.

3. ACCOUNTS RECEIVABLE AND NET REVENUE

     Accounts receivable consists of the following:

                                                                     DECEMBER 31,          OCTOBER 31,
                                                               ------------------------    -----------
                                                                  1994          1995          1996
                                                               ----------    ----------    -----------
Gross patient accounts receivable...........................   $3,122,491    $3,169,931    $ 2,711,718
Less allowances for contractual adjustments and
  uncollectibles............................................      624,498       633,986      1,022,738
                                                               ----------    ----------    -----------
                                                               $2,497,993    $2,535,945    $ 1,688,980
                                                               ----------    ----------    -----------
                                                               ----------    ----------    -----------
Net revenue consists of the following:

                                                                     DECEMBER 31,          OCTOBER 31,
                                                               ------------------------    -----------
                                                                  1994          1995          1996
                                                               ----------    ----------    -----------
Gross patient revenue.......................................   $8,717,201    $9,685,260    $10,045,273
Less contractual adjustments and uncollectibles.............    1,743,440     1,937,052      4,018,109
                                                               ----------    ----------    -----------
                                                               $6,973,761    $7,748,208    $ 6,027,164
                                                               ----------    ----------    -----------
                                                               ----------    ----------    -----------

4. FURNITURE, FIXTURES, AND EQUIPMENT


     Furniture, fixtures, and equipment consist of the following:

                                                                          DECEMBER 31,        OCTOBER 31,
                                                                      --------------------    -----------
                                                                        1994        1995         1996
                                                                      --------    --------    -----------
Furniture, fixtures, and equipment.................................   $674,272    $676,117     $ 690,815
Equipment under capital leases.....................................         --      10,330        10,330
                                                                      --------    --------    -----------
                                                                       674,272     686,447       701,145
Less accumulated depreciation and amortization.....................    120,173     210,184       285,098
                                                                      --------    --------    -----------
                                                                      $554,099    $476,263     $ 416,047
                                                                      --------    --------    -----------
                                                                      --------    --------    -----------

5. NOTES PAYABLE

     Notes payable consists of the following:

                                                                          DECEMBER 31,        OCTOBER 31,
                                                                      --------------------    -----------
                                                                        1994        1995         1996
                                                                      --------    --------    -----------
Note payable to bank with maturity date of August 26, 1997, with a variable interest rate based upon the Prime rate as described in the note agreement at each monthly payment date. (effective rate of 8.5%, 9.5% and 9.25%, at December 31, 1994 and 1995 and
  October 31, 1996, respectively)..................................   $333,333    $208,333     $ 104,166
Less current maturities............................................    125,000     125,000       104,166
                                                                      --------    --------    -----------
                                                                      $208,333    $ 83,333     $      --
                                                                      --------    --------    -----------
                                                                      --------    --------    -----------

     The note payable to the bank is collateralized by the assets of STSC. The note payable requires STSC to comply with certain covenants. Actual interest payments were $36,956, $27,246, and $12,583 during the years ended December 31, 1994, 1995, and the ten months ended October 31, 1996, respectively.

6. LEASE COMMITMENTS

     STSC leases various equipment, clinic and office space, and office buildings under operating leases and certain computer and medical equipment under capital leases. Rent expenses charged to operations totaled approximately $837,662, $868,272, and $460,623 during the years ended December 31, 1994, 1995, and the ten months ended October 31, 1996, respectively.

                        SOUTH TEXAS SPINAL CLINIC, P.A.

     The lease commitments for the two months ending December 31, 1996 and for the next five years ending December 31 are as follows:

                                                                OPERATING    CAPITAL LEASES    CAPITAL LEASES
                                                                 LEASES        PRINCIPAL          INTEREST
                                                                ---------    --------------    --------------
1996.........................................................   $  77,778        $  550             $129
1997.........................................................     471,963         3,526              547
1998.........................................................     442,126         2,916              138
1999.........................................................     419,015            --               --
2000.........................................................     402,237            --               --
2001.........................................................     388,524            --               --

7. INCOME TAXES

     STSC has historically not incurred significant tax liabilities for federal income taxes. STSC has been organized as an S corporation and, accordingly, income tax liabilities are the responsibility of the respective owners.

8. BENEFIT PLANS

     STSC maintains a defined contribution plan for employees who meet the minimum length of service and age requirements. Under the plan, STSC makes contributions equal to 50% up to a maximum of 5% of the employee's contribution. STSC is responsible for the administration of the plan as the plan administrator and trustee. STSC's contributions totaled $216,660, $21,329, and $15,177 in the years ended December 31, 1994, 1995, and the ten-month period ended October 31, 1996, respectively.

9. CONTINGENCIES

     STSC is involved in various legal proceedings in the ordinary course of business. STSC does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position and results of operations of STSC.

     STSC procures professional liability coverage on behalf of its physicians on a claims-made basis. The insurance contracts specify that coverage is available only during the term of each insurance contract. Management of STSC intends to renew the existing claims-made policy annually and expects to be able to obtain such coverage. Whenever coverage is not renewed, STSC purchases an extended reporting period endorsement to provide professional liability coverage for losses incurred prior to, but reported subsequent to, the termination of the claims-made policies.

10. RELATED PARTY TRANSACTIONS

     STSC leases office space from Meadows Enterprises, an entity under common ownership. Monthly rental expense is $29,498. Rental expenses for the periods ending December 31, 1994, December 31, 1995, and October 31, 1996 were $294,842, $361,104, and $311,653, respectively.

     Meadows, Dennis, Denno, G.P., an entity under common ownership, provides certain furniture, fixtures, and equipment for use in STSC's operations. STSC pays rents to Meadows, Dennis, Denno, G.P. in excess of fair market value. Total payments made during the years ended December 31, 1994, 1995, and the ten-month period ended October 31, 1996 were $417,050, $357,000, and $35,850, respectively.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Tri-City Orthopedic Surgery
     Medical Group, Inc.

We have audited the accompanying balance sheets of Tri-City Orthopedic Surgery Medical Group, Inc. (Tri-City) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of Tri-City's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-City at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

West Palm Beach, Florida
May 17, 1997

                          TRI-CITY ORTHOPEDIC SURGERY
                              MEDICAL GROUP, INC.

                                 BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1995        1996
                                                                                             --------    --------
                                          ASSETS
Current assets:
  Cash and cash equivalents...............................................................   $ 65,569    $     --
  Accounts receivable, net................................................................    544,056     538,503
  Prepaid expenses and other current assets...............................................     31,520      30,976
                                                                                             --------    --------
Total current assets......................................................................    641,145     569,479
Furniture, fixtures and equipment, net....................................................    182,010     160,418
                                                                                             --------    --------
Total assets..............................................................................   $823,155    $729,897
                                                                                             --------    --------
                                                                                             --------    --------

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................................................   $ 50,703    $ 56,967
  Accrued shareholders' salaries..........................................................    245,398     182,159
  Accrued expenses and other current liabilities..........................................    183,404     222,960
  Current portion of notes payable........................................................     32,369      19,150
  Deferred income taxes...................................................................     98,546      83,324
                                                                                             --------    --------
Total current liabilities.................................................................    610,420     564,560

Notes payable, less current portion.......................................................     22,058       2,908

Stockholders' equity:
  Common stock, $10 par value--2,500 shares authorized, 360 shares issued and outstanding
     in 1995 and 1996.....................................................................      3,600       3,600
  Retained earnings.......................................................................    187,077     158,829
                                                                                             --------    --------
Total stockholders' equity................................................................    190,677     162,429
                                                                                             --------    --------
Total liabilities and stockholders' equity................................................   $823,155    $729,897
                                                                                             --------    --------
                                                                                             --------    --------

                             See accompanying notes

                          TRI-CITY ORTHOPEDIC SURGERY
                              MEDICAL GROUP, INC.

                            STATEMENTS OF OPERATIONS

                                                                                            YEAR ENDED
                                                                                           DECEMBER 31,
                                                                                   ----------------------------
                                                                                      1995             1996
                                                                                   -----------      -----------
Practice revenues, net........................................................     $ 3,643,823      $ 3,477,532

Costs and expenses:
  Physician and other provider services.......................................       2,084,397        1,701,682
  Medical support services....................................................       1,546,366        1,460,504
  Depreciation................................................................          39,604           31,867
  Interest....................................................................           4,827            2,884
  Rent--related party.........................................................         323,959          324,065
                                                                                   -----------      -----------
Total costs and expenses......................................................       3,999,153        3,521,002
                                                                                   -----------      -----------
  Loss before income taxes....................................................        (355,330)         (43,470)
  Income tax benefit..........................................................         150,005           15,222
                                                                                   -----------      -----------

Net loss......................................................................     $  (205,325)     $   (28,248)
                                                                                   -----------      -----------
                                                                                   -----------      -----------

                            See accompanying notes.

                          TRI-CITY ORTHOPEDIC SURGERY
                              MEDICAL GROUP, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                       COMMON STOCK
                                                                   --------------------                     TOTAL
                                                                     NUMBER                RETAINED     STOCKHOLDERS'
                                                                   OF SHARES     AMOUNT    EARNINGS        EQUITY
                                                                   ----------    ------    ---------    -------------

Balance at January 1, 1995......................................       360       $3,600    $ 392,402      $ 396,002
  Net loss......................................................        --          --      (205,325)      (205,325)
                                                                       ---       ------    ---------    -------------
Balance at December 31, 1995....................................       360       3,600       187,077        190,677
  Net loss......................................................        --          --       (28,248)       (28,248)
                                                                       ---       ------    ---------    -------------
Balance at December 31, 1996....................................       360       3,600       158,829        162,429
                                                                       ---       ------    ---------    -------------
                                                                       ---       ------    ---------    -------------

                            See accompanying notes.

                          TRI-CITY ORTHOPEDIC SURGERY
                              MEDICAL GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1995        1996
                                                                                             ---------   --------
OPERATING ACTIVITIES:
Net loss...................................................................................  $(205,325)  $(28,248)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
  Depreciation.............................................................................     39,604     31,867
  Income tax benefit.......................................................................   (150,005)   (15,222)
  Changes in operating assets and liabilities:
     Accounts receivable...................................................................    351,843      5,553
     Prepaid expenses and other current assets.............................................     (5,921)       544
     Accounts payable......................................................................      1,664      6,264
     Accrued expenses and other current liabilities........................................     43,761    (23,683)
                                                                                             ---------   --------
Net cash provided by (used in) operating activities........................................     75,621    (22,925)

INVESTING ACTIVITY:
Purchases of furniture, fixtures and equipment.............................................    (11,288)   (10,275)
                                                                                             ---------   --------
Net cash used in investing activity........................................................    (11,288)   (10,275)

FINANCING ACTIVITIES:
Payments on notes payable..................................................................    (30,178)   (32,369)
                                                                                             ---------   --------
Net cash used in financing activities......................................................    (30,178)   (32,369)
                                                                                             ---------   --------


Net increase (decrease) in cash and
  cash equivalents.........................................................................     34,155    (65,569)
Cash and cash equivalents at beginning of year.............................................     31,414     65,569
                                                                                             ---------   --------
Cash and cash equivalents at end of year...................................................  $  65,569   $     --
                                                                                             ---------   --------
                                                                                             ---------   --------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest.....................................................................  $   4,827   $  2,884
                                                                                             ---------   --------
                                                                                             ---------   --------

                            See accompanying notes.

                          TRI-CITY ORTHOPEDIC SURGERY
                              MEDICAL GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1996

1. DESCRIPTION OF THE BUSINESS

     Tri-City Orthopedic Surgery Medical Group, Inc. (Tri-City) was incorporated as a C corporation on October 26, 1972 under the laws of the State of California. Tri-City specializes in providing orthopedic medical and surgical services and related medical and ancillary services in San Diego County. Tri-City receives payment for patient services from the federal government primarily under the Medicare program, state governments under their respective Medicaid programs, health maintenance organizations, preferred provider organizations and other private insurers, and directly from patients.

     On April 1, 1997, Tri-City entered into a management services agreement with BMJ Medical Management, Inc. (BMJ) and agreed to sell substantially all of its assets.

     The financial statements of Tri-City have been prepared as supplemental information about the affiliated practices to which BMJ provides management services. Tri-City previously operated as a separate corporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third party payors and others for services rendered.

     Laws and regulations governing the Medicare and Medi-Cal programs are complex and subject to interpretation. Tri-City believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medi-Cal programs.

     Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from five to ten years.

     Income Taxes

     Tri-City accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax losses of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Costs and Expenses

     Physician and other provider services costs are comprised primarily of compensation and fees paid to physicians and other health care providers.

                          TRI-CITY ORTHOPEDIC SURGERY
                              MEDICAL GROUP, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Medical support services costs include all indirect costs associated with the management and operations of the practice and all direct costs associated with medical supplies and pharmaceutical expenses.

3. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  -----------------------
                                                                                     1995        1996
                                                                                   --------    --------
Gross patient accounts receivable...............................................   $942,225    $889,189
Less allowances for contractual adjustments and uncollectibles..................    398,169     350,686
                                                                                   --------    --------
                                                                                   $544,056    $538,503
                                                                                   --------    --------
                                                                                   --------    --------

4. FURNITURE, FIXTURES AND EQUIPMENT


     Furniture, fixtures and equipment consist of the following:

                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1995        1996
                                                                                   --------    --------
Furniture, fixtures and equipment...............................................   $211,229    $221,403
Automobiles.....................................................................    224,819     224,819
Leasehold improvements..........................................................     15,331      15,432
                                                                                   --------    --------
                                                                                    451,379     461,654
Less accumulated depreciation and amortization..................................    269,369     301,236
                                                                                   --------    --------
                                                                                   $182,010    $160,418
                                                                                   --------    --------
                                                                                   --------    --------

5. NOTES PAYABLE

     Notes payable consist of the following:

                                                                                        DECEMBER 31,
                                                                                     ------------------
                                                                                      1995       1996
                                                                                     -------    -------
Bank promissory note, secured by an automobile, bearing interest at 4.90%,
  principal and interest payable monthly at $734.50 through April 9, 1998.........   $19,396    $11,354
Bank promissory note, secured by an automobile, bearing interest at 7.75%,
  principal and interest payable monthly at $2,182.44 through May 31, 1997........    35,031     10,704
                                                                                     -------    -------
                                                                                      54,427     22,058
Less current portion..............................................................    32,369     19,150
                                                                                     -------    -------
                                                                                     $22,058    $ 2,908
                                                                                     -------    -------
                                                                                     -------    -------

                          TRI-CITY ORTHOPEDIC SURGERY
                              MEDICAL GROUP, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


5. NOTES PAYABLE--(CONTINUED)

     At December 31, 1996, annual principal payments on notes payable are as follows:

1997...............................................................................   $19,150
1998...............................................................................     2,908
                                                                                      -------
                                                                                      $22,058
                                                                                      -------
                                                                                      -------

     On December 23, 1996, Tri-City entered into an unsecured line of credit arrangement with a bank which matures on March 30, 1998. The line of credit permits borrowings up to $150,000 and is guaranteed by the shareholders of Tri-City. Interest on the line of credit is payable monthly at prime plus 1%, with the entire principal due at maturity. As of December 31, 1996, Tri-City had not drawn against the line of credit. On January 3, 1997 and January 17, 1997, Tri-City drew $100,000 and $50,000, respectively, on the line of credit.

6. LEASE COMMITMENTS

     Tri-City leases various equipment, clinic and office space under operating leases with a related party, Tri-City Orthopedic Building Partners (TCOBP), on a month to month basis. Rent expense charged to operations totaled approximately $324,000 during both 1995 and 1996.

     Tri-City also leases an office building under a noncancelable lease with TCOBP with future minimum rental commitments at December 31, 1996 as follows:

1997............................................................................   $  228,936
1998............................................................................      228,000
1999............................................................................      228,000
2000............................................................................      228,000
2001............................................................................      228,000
Thereafter......................................................................    3,021,000
                                                                                   ----------
                                                                                   $4,161,936
                                                                                   ----------
                                                                                   ----------

7. INCOME TAXES

     The components of the income tax provision (benefit) are as follows:

                                                                                      DECEMBER 31,

                                                                                  ---------------------
                                                                                    1995         1996
                                                                                  ---------    --------
Current........................................................................   $      --    $     --
Deferred.......................................................................    (150,005)    (15,222)
                                                                                  ---------    --------
Total..........................................................................   $(150,005)   $(15,222)
                                                                                  ---------    --------
                                                                                  ---------    --------

                          TRI-CITY ORTHOPEDIC SURGERY
                              MEDICAL GROUP, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. INCOME TAXES--(CONTINUED)

     Deferred income taxes reflected the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Tri-City's net deferred income taxes are as follows:

                                                                                      DECEMBER 31,
                                                                                  ---------------------
                                                                                    1995         1996
                                                                                  ---------    --------
Deferred tax assets:
  Depreciation.................................................................   $     241    $  1,978
  Charitable contributions.....................................................       2,304       2,943
  NOL carryforward.............................................................       7,477       3,371
                                                                                  ---------    --------
  Deferred tax assets..........................................................      10,022       8,292
  Less valuation allowance.....................................................          --          --
                                                                                  ---------    --------
Total deferred tax assets......................................................      10,022       8,292

Deferred tax liabilities:
Net cash to accrual conversion.................................................    (108,568)    (91,616)
                                                                                  ---------    --------
Total deferred tax liabilities.................................................    (108,568)    (91,616)
                                                                                  ---------    --------
Total net deferred taxes.......................................................   $ (98,546)   $(83,324)
                                                                                  ---------    --------
                                                                                  ---------    --------


     At December 31, 1996, Tri-City has available net operating loss carryforwards of $8,212, which expire in the years 2009 and 2011.

8. BENEFIT PLANS

     Tri-City maintains a defined contribution plan under the provisions of
Section 401(k) of the Internal Revenue Code. Employees who meet the minimum length of service and age requirements are eligible for participation. Tri-City is responsible for the administration of the plan as the plan administrator and trustee. Under the provisions of the plan, contributions by Tri-City are discretionary. Tri-City did not make any contributions to the plan in 1995 or 1996.

9. CONTINGENCIES

     Tri-City procures professional liability coverage on behalf of its physicians on a claims made basis. The insurance contracts specify that coverage is available only during the term of each insurance contract and cover only those claims reported while the policies are in force. An estimate of losses for incurred but unreported claims is recorded based upon historical experience. Management of Tri-City intends to renew the existing claims made policy annually and expects to be able to obtain such coverage. If coverage is not renewed, Tri-City intends to purchase extended reporting period endorsements to provide professional liability coverage for losses incurred prior to, but reported subsequent to, the termination of the claims made policies.

10. SUBSEQUENT EVENT

     In March 1997, Tri-City issued 60 shares of common stock to an orthopedic physician who joined the practice.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Partners
Lauderdale Orthopaedic Surgeons

We have audited the accompanying balance sheets of Lauderdale Orthopaedic Surgeons (LOS) as of December 31, 1995 and 1996, and the related statements of income and changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of LOS' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LOS at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

West Palm Beach, Florida
May 21, 1997

                        LAUDERDALE ORTHOPAEDIC SURGEONS

                                 BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1995          1996
                                                                                         ----------    ----------
                                        ASSETS
Current assets:
  Cash................................................................................   $   35,426    $  108,900
  Investments available for sale......................................................       55,929        77,796
  Accounts receivable, net............................................................    2,134,318     2,354,577
  Prepaid expenses and other current assets...........................................       30,214        25,650
                                                                                         ----------    ----------
Total current assets..................................................................    2,255,887     2,566,923

Furniture, fixtures and equipment, net................................................      177,058       143,695
Other assets..........................................................................          877           585
                                                                                         ----------    ----------
Total assets..........................................................................   $2,433,822    $2,711,203
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                          LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Patients refunds....................................................................   $  402,073    $  471,328
  Accounts payable....................................................................      138,328        78,645
  Accrued expenses and other current liabilities......................................      344,285       295,831
  Current portion of long-term debt...................................................      100,000       100,000
                                                                                         ----------    ----------
Total current liabilities.............................................................      984,686       945,804

Long-term debt, less current portion..................................................      150,000        50,000
Commitments and contingencies.........................................................

Partners' capital.....................................................................    1,299,136     1,715,399
                                                                                         ----------    ----------
Total liabilities and partners' capital...............................................   $2,433,822    $2,711,203
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                            See accompanying notes.

                        LAUDERDALE ORTHOPAEDIC SURGEONS

             STATEMENTS OF INCOME AND CHANGES IN PARTNERS' CAPITAL

                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                     --------------------------
                                                                                        1995            1996
                                                                                     ----------      ----------
Practice revenues, net..........................................................     $5,980,594      $6,365,320
Other income....................................................................         11,610          39,555
                                                                                     ----------      ----------
Total revenue...................................................................      5,992,204       6,404,875

Costs and expenses:
  Physician and other provider services.........................................      3,458,807       3,696,522
  Medical support services......................................................      1,606,300       1,771,864
  Medical support services--related party.......................................        100,015          96,761
  Depreciation..................................................................         68,279          58,930
  Interest......................................................................         30,666          18,253
  Rent..........................................................................        135,042         151,053
  Rent--related party...........................................................        206,000         212,867
                                                                                     ----------      ----------

Total costs and expenses........................................................      5,605,109       6,006,250
                                                                                     ----------      ----------

Net income......................................................................        387,095         398,625
                                                                                     ----------      ----------

Partners' capital, beginning of year............................................        894,995       1,299,136
Increase in unrealized gain on available for sale investments...................         17,046          17,638
                                                                                     ----------      ----------
Partners' capital, end of year..................................................     $1,299,136      $1,715,399
                                                                                     ----------      ----------
                                                                                     ----------      ----------

                            See accompanying notes.

                        LAUDERDALE ORTHOPAEDIC SURGEONS

                            STATEMENTS OF CASH FLOWS


                                                                                                 YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                            ---------------------
                                                                                              1995        1996
                                                                                            ---------   ---------
OPERATING ACTIVITIES:
Net income................................................................................  $ 387,095   $ 398,625
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation............................................................................     68,279      58,930
  Changes in operating assets and liabilities:
     Accounts receivable..................................................................   (794,618)   (220,259)
     Prepaid expenses and other current assets............................................     (2,557)      4,564
     Patients refunds.....................................................................    402,073      69,255
     Accounts payable.....................................................................     35,895     (59,683)
     Accrued expenses and other current
       liabilities........................................................................     45,950     (48,452)
                                                                                            ---------   ---------
Net cash provided by operating activities.................................................    142,117     202,980

INVESTING ACTIVITIES:
Purchases of furniture, fixtures and equipment............................................     (7,174)    (25,274)
Purchases of investments available for sale...............................................     (7,605)     (4,232)
                                                                                            ---------   ---------
Net cash used in investing activities.....................................................    (14,779)    (29,506)

FINANCING ACTIVITIES
Payments on note payable to bank..........................................................   (100,000)   (100,000)
                                                                                            ---------   ---------
Net cash used in financing activities.....................................................   (100,000)   (100,000)
                                                                                            ---------   ---------

Net increase in cash......................................................................     27,338      73,474
Cash at beginning of year.................................................................      8,088      35,426
                                                                                            ---------   ---------
Cash at end of year.......................................................................  $  35,426   $ 108,900
                                                                                            ---------   ---------
                                                                                            ---------   ---------

                            See accompanying notes.

                        LAUDERDALE ORTHOPAEDIC SURGEONS

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1996

1. DESCRIPTION OF THE BUSINESS


     Lauderdale Orthopaedic Surgeons (LOS) is an orthopedic physician practice which serves patients in Broward County, Florida. LOS is organized as a partnership under the laws of the state of Florida.

     On April 1, 1997, LOS agreed in principle to a management services agreement with BMJ Medical Management, Inc. (BMJ) and agreed to sell substantially all of its assets.

     The financial statements of LOS have been prepared as supplemental information about the affiliated practices to which BMJ provides management services. LOS previously operated as a separate partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third party payors and others for services rendered.

     Laws and regulations governing the Medicare program are complex and subject to interpretation. LOS believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare program.

  Investments Available for Sale

     Investments available for sale are carried at fair market value, with resulting unrealized holding gains and losses reported as a separate component of partners' capital. Realized gains and losses and declines in value judged to be other-than-temporary on investments available for sale are included in other income. The cost of securities sold is based on the specific identification method. Interest and dividends on investments classified as available-for-sale are included in other income.

  Concentration of Credit Risk

     LOS grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. Management believes credit risk associated with accounts receivable is minimal.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment, including leasehold improvements, are stated at cost, less accumulated depreciation, and are depreciated using the straight line method over the estimated useful lives of the assets, ranging from 5 to 20 years.

  Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        LAUDERDALE ORTHOPAEDIC SURGEONS

  Costs and Expenses

     Physician and other provider services costs are comprised primarily of compensation and fees paid to physicians and other health care providers.

     Medical support services costs include all indirect costs associated with the management and operations of the practice and all direct costs associated with medical supplies and pharmaceutical expenses.

  Financial Instruments

     The carrying amounts of financial instruments as reported in the accompanying balance sheets approximate their fair value primarily due to the short-term nature of such financial instruments.

3. INVESTMENTS AVAILABLE FOR SALE

     Investments available for sale consist of the following:

                                                                                    GROSS
                                                                                  UNREALIZED     FAIR
                                                                        COST        GAINS        VALUE
                                                                       -------    ----------    -------
December 31, 1995:
Corporate equities..................................................   $31,273     $ 24,656     $55,929
                                                                       -------    ----------    -------
                                                                       -------    ----------    -------

December 31, 1996:
Corporate equities..................................................   $35,505     $ 42,291     $77,796
                                                                       -------    ----------    -------
                                                                       -------    ----------    -------


     In accordance with Statement of Financial Accounting Standard No. 115, Accounting for Certain Investments in Debt and Equity Securities, unrealized holding gains on available-for-sale securities of $24,656 and $42,291 are included as a separate component of partners' capital at December 31, 1995 and 1996, respectively.

     Gross realized gains and losses from the sale of investments available for sale were not material for the years ended December 31, 1995 and 1996.

4. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                                      DECEMBER 31,
                                                               --------------------------
                                                                  1995           1996
                                                               -----------    -----------
Gross patient accounts receivable...........................   $ 4,662,946    $ 5,300,172
Less allowances for contractual adjustments and
  uncollectibles............................................     2,528,628      2,945,595
                                                               -----------    -----------
                                                               $ 2,134,318    $ 2,354,577
                                                               -----------    -----------
                                                               -----------    -----------

                        LAUDERDALE ORTHOPAEDIC SURGEONS

5. FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consist of the following:

                                                                        DECEMBER 31,
                                                                   ----------------------
                                                                     1995         1996
                                                                   ---------    ---------
Furniture, fixtures and equipment...............................   $ 487,241    $ 462,847
Leasehold improvements..........................................     522,678      527,179
Less accumulated depreciation and amortization..................     832,861      846,331
                                                                   ---------    ---------
                                                                   $ 177,058    $ 143,695
                                                                   ---------    ---------

                                                                   ---------    ---------

6. LONG TERM DEBT

     Long term debt consists of a note payable to a bank bearing interest at the bank's prime lending rate plus 1.25% (9.75% and 9.5% as of December 31, 1995 and 1996, respectively), with monthly payments of $8,333 plus interest, maturing June 30, 1998. Maturities of the note are $100,000 for 1997 and $50,000 for 1998. The note is secured by substantially all of the assets of LOS and is guaranteed by three of the partners. The note was paid in full in May 1997. LOS paid approximately $31,000 and $18,000 of interest in 1995 and 1996, respectively.

7. LEASE COMMITMENTS

     LOS leases various equipment, clinic and office space under operating leases. Future minimum rental commitments under noncancelable operating leases (with an initial or remaining term in excess of one year) at December 31, 1996 are approximately as follows (including leases with related parties):

                        YEARS ENDING
                        DECEMBER 31,
------------------------------------------------------------
1997........................................................    $  335,000
1998........................................................       296,000
1999........................................................       218,000
2000........................................................       218,000
2001........................................................       145,000
                                                               ------------
                                                                $1,212,000
                                                               ------------
                                                               ------------

8. INCOME TAXES

     LOS was formed as a partnership under the Federal Internal Revenue Code. As a result, in lieu of corporate income tax, LOS' taxable income is passed through to the partners and taxed at the partner level. Accordingly, no provision or liability for income tax has been reflected in the financial statements.

9. CONTINGENCIES

     LOS procures professional liability coverage on behalf of its physicians on a claims made basis. The insurance contracts specify that coverage is available only during the term of each insurance contract and cover only those claims reported while the policies are in force. An estimate of losses for incurred but unreported claims is recorded based upon historical experience. Management of LOS intends to renew the existing claims made policy annually and expects to be able to obtain such coverage. If coverage is not renewed, LOS intends to purchase extended reporting period endorsements to provide professional liability coverage for losses incurred prior to, but reported subsequent to, the termination of the claims made policies.

                        LAUDERDALE ORTHOPAEDIC SURGEONS

10. RELATED PARTY TRANSACTIONS

     LOS leases medical office space from an entity controlled by one of the partners. The lease expires in 2001 and contains renewal options. Rent expense incurred under the lease was approximately $206,000 and $213,000 for the years ended December 31, 1995 and 1996, respectively.

     Under the terms of a management agreement, LOS incurs expenses to an entity controlled by the partners for diagnostic equipment rental and other overhead charges. Expenses incurred under this contract were approximately $100,000 and $97,000 for the years ended December 31, 1995 and 1996, respectively.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Fishman and Stashak, M.D.'s, P.A.
  d/b/a Gold Coast Orthopedics

We have audited the accompanying balance sheets of Fishman and Stashak, M.D.'s, P.A. d/b/a Gold Coast Orthopedics (Gold Coast) as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of Gold Coast's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Coast at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

West Palm Beach, Florida
July 9, 1997

                       FISHMAN AND STASHAK, M.D.'S, P.A.
                          D/B/A GOLD COAST ORTHOPEDICS

                                 BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1995          1996
                                                                                         ----------    ----------
                                        ASSETS
Current assets:
  Cash and cash equivalents...........................................................   $       --    $       --
  Accounts receivable, net............................................................    1,586,752     1,756,545
  Advance to stockholder..............................................................        4,606            --
  Prepaid expenses....................................................................       43,606        74,748
                                                                                         ----------    ----------
Total current assets..................................................................    1,634,964     1,831,293
Furniture, fixtures and equipment, net................................................      171,194       141,298
                                                                                         ----------    ----------
Total assets..........................................................................   $1,806,158    $1,972,591
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................   $   24,935    $   33,605
  Accrued consulting fee..............................................................           --            --
  Due to BMJ Medical Management, Inc..................................................           --            --
  Due to stockholder..................................................................       18,893            --
  Accrued compensation................................................................      130,732       101,209
  Accrued professional liability insurance............................................      130,271       166,131
  Accrued profit sharing plan contribution............................................       50,000            --
  Current portion of long-term debt...................................................      141,118       146,080
                                                                                         ----------    ----------
Total current liabilities.............................................................      495,949       447,025

Long-term debt........................................................................      279,232       230,357


Stockholders' equity:
  Common stock, $1 par value--1,000 shares authorized, 600 shares issued and outstanding
     in 1995, 1996 and 1997...........................................................          600           600
  Retained earnings...................................................................    1,030,377     1,294,609
                                                                                         ----------    ----------
Total stockholders' equity............................................................    1,030,977     1,295,209
                                                                                         ----------    ----------
Total liabilities and stockholders' equity............................................   $1,806,158    $1,972,591
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                            See accompanying notes.

                       FISHMAN AND STASHAK, M.D.'S, P.A.
                          D/B/A GOLD COAST ORTHOPEDICS

                              STATEMENTS OF INCOME

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                         ------------------------
                                                                                            1995          1996
                                                                                         ----------    ----------
Practice revenues, net................................................................   $3,236,573    $3,433,831
Costs and expenses:
  Physician and other provider services...............................................    1,414,343     1,785,478
  Medical support services............................................................    1,290,412     1,204,912
  Management service fee..............................................................           --            --
  Depreciation........................................................................       40,823        33,163
  Interest............................................................................       44,821        30,940
  Rent................................................................................      121,454       115,106
                                                                                         ----------    ----------
Total costs and expenses..............................................................    2,911,853     3,169,599
                                                                                         ----------    ----------
Net income............................................................................   $  324,720    $  264,232
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                            See accompanying notes.

                       FISHMAN AND STASHAK, M.D.'S, P.A.
                          D/B/A GOLD COAST ORTHOPEDICS

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      COMMON STOCK
                                                                   -------------------                      TOTAL
                                                                    NUMBER                 RETAINED     STOCKHOLDERS'
                                                                   OF SHARES    AMOUNT     EARNINGS        EQUITY
                                                                   ---------    ------    ----------    -------------
Balance at January 1, 1995......................................       600       $600     $  705,657     $   706,257
  Net income....................................................        --         --        324,720         324,720
                                                                   ---------    ------    ----------    -------------
Balance at December 31, 1995....................................       600        600      1,030,377       1,030,977
  Net income....................................................        --         --        264,232         264,232
                                                                   ---------    ------    ----------    -------------
Balance at December 31, 1996....................................       600       $600     $1,294,609     $ 1,295,209
                                                                   ---------    ------    ----------    -------------
                                                                   ---------    ------    ----------    -------------

                            See accompanying notes.

                       FISHMAN AND STASHAK, M.D.'S, P.A.
                          D/B/A GOLD COAST ORTHOPEDICS

                            STATEMENTS OF CASH FLOWS

                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                             ---------------------
                                                                                               1995        1996
                                                                                             ---------   ---------
OPERATING ACTIVITIES
Net income.................................................................................  $ 324,720   $ 264,232
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation.............................................................................     40,823      33,163
  Bonus paid with note payable.............................................................    200,000          --
  Changes in operating assets and liabilities:
     Accounts receivable...................................................................   (179,258)   (169,793)
     Prepaid expenses......................................................................    (38,835)    (31,142)
     Accounts payable......................................................................    (32,127)      8,670
     Accrued consulting fee................................................................         --          --
     Due to BMJ Medical Management, Inc. ..................................................         --          --
     Accrued compensation..................................................................    119,270     (29,523)
     Accrued professional liability insurance..............................................   (157,201)     35,860
     Accrued profit sharing plan contribution..............................................     50,000     (50,000)
                                                                                             ---------   ---------
Net cash provided by operating activities..................................................    327,392      61,467

INVESTING ACTIVITIES
Advance to stockholder.....................................................................     (8,000)         --
Payments received on advance to stockholder................................................      3,394       4,606
Purchases of furniture, fixtures and equipment.............................................    (73,269)     (3,267)
                                                                                             ---------   ---------
Net cash (used in) provided by investing activities........................................    (77,875)      1,339

FINANCING ACTIVITIES
Distributions to stockholders..............................................................         --          --
Payments on due to stockholder.............................................................    (75,000)   (100,893)
Proceeds of loan from stockholder..........................................................                 82,000
Proceeds of related party advance..........................................................                 55,000
Payments on related party advance..........................................................                (55,000)
Proceeds from long-term debt...............................................................    100,000     157,500
Payments on long-term debt.................................................................   (274,517)   (201,413)
                                                                                             ---------   ---------
Net cash used in financing activities......................................................   (249,517)    (62,806)
                                                                                             ---------   ---------

Net change in cash and cash equivalents....................................................         --          --
Cash and cash equivalents at beginning of period...........................................         --          --
                                                                                             ---------   ---------

Cash and cash equivalents at end of period.................................................  $      --   $      --
                                                                                             ---------   ---------
                                                                                             ---------   ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest.....................................................................  $  46,932   $  30,940
                                                                                             ---------   ---------
                                                                                             ---------   ---------

                            See accompanying notes.

                       FISHMAN AND STASHAK, M.D.'S, P.A.
                          D/B/A GOLD COAST ORTHOPEDICS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1996 AND JUNE 30, 1997 (UNAUDITED)

1. DESCRIPTION OF THE BUSINESS

     Fishman and Stashak, M.D.'s, P.A. d/b/a Gold Coast Orthopedics (Gold Coast) was organized on April 16, 1990 under the laws of the State of Florida. Gold Coast specializes in providing orthopedic medical and surgical services and related medical and ancillary services in Palm Beach County. Gold Coast receives payment for patient services primarily from private insurers, health maintenance organizations, preferred provider organizations, the federal government primarily under the Medicare program, state governments under their respective Medicaid programs, and directly from patients.

     Effective June 1, 1997, Gold Coast and BMJ Medical Management, Inc. (BMJ) executed a Management Services Agreement (the Agreement). The Agreement provides that BMJ will be the exclusive provider of all management and administrative services utilized by Gold Coast through June 1, 2037, in exchange for a management fee based on 15% of Gold Coast's net collected revenue.

     In July 1997, Gold Coast entered into an Asset Purchase Agreement with BMJ whereby Gold Coast sold all of its accounts receivable, diagnostic and therapeutic medical equipment, and office equipment to BMJ for approximately $2.9 million. Furthermore, BMJ will pay Gold Coast for amounts received in excess of $950,000 on Gold Coast's June 1, 1997 accounts receivable through June 30, 1998.

     The financial statements of Gold Coast have been prepared as supplemental information about the affiliated practices to which BMJ provides management services. Gold Coast previously operated as a separate professional association.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     Gold Coast considers highly liquid investments with original maturities of three months or less to be cash equivalents.

  Concentration of Credit Risk

     Gold Coast grants credit without collateral to its patients, most of whom are local residents that are insured under third-party payor agreements. Management believes the credit risk associated with accounts receivable is minimal.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from four to fifteen years.

  Financial Instruments

     The fair value of Gold Coast's financial instruments (primarily long-term debt) are estimated using discounted cash flow analyses, based on Gold Coast's current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of financial instruments as reported in the accompanying balance sheets approximate their fair value.

  Revenue Recognition

     Revenue is recorded at estimated net amounts to be received from third-party payors and others for services rendered.

     Revenues from the Medicare program accounted for approximately 10% of Gold Coast's net practice revenues, net for the years ended December 31, 1995 and 1996. Laws and regulations governing the Medicare program are complex and subject to interpretation. Gold Coast believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare program.

                       FISHMAN AND STASHAK, M.D.'S, P.A.
                          D/B/A GOLD COAST ORTHOPEDICS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Costs and Expenses

     Physician and other provider services costs are comprised primarily of compensation and fees paid to physicians and other health care providers.

     Medical support services costs include all indirect costs associated with the management and operations of the practice and all direct costs associated with medical supplies and pharmaceutical expenses.

  Income Taxes

     Gold Coast is taxed under the provisions of Subchapter S of the Internal Revenue Code, which generally provides that in lieu of corporate taxes, the stockholders shall be taxed on Gold Coast's taxable income in accordance with their ownership interests. As a result, the accompanying financial statements include no provision for income taxes.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                                       DECEMBER 31,
                                                                 ------------------------
                                                                    1995          1996
                                                                 ----------    ----------
Gross patient accounts receivable.............................   $3,783,563    $3,992,148
Less allowances for contractual adjustments and
  uncollectibles..............................................    2,196,811     2,235,603
                                                                 ----------    ----------
                                                                 $1,586,752    $1,756,545
                                                                 ----------    ----------
                                                                 ----------    ----------

4. FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consist of the following:

                                                                         DECEMBER 31,
                                                                     --------------------
                                                                       1995        1996
                                                                     --------    --------
Furniture and fixtures............................................   $ 91,924    $ 91,924
Equipment.........................................................    138,918     141,940
Automobiles.......................................................     10,441      10,441
Leasehold improvements............................................     96,489      96,489
                                                                     --------    --------
                                                                      337,772     340,794
Less accumulated depreciation and amortization....................    166,578     199,496
                                                                     --------    --------
                                                                     $171,194    $141,298
                                                                     --------    --------
                                                                     --------    --------

                       FISHMAN AND STASHAK, M.D.'S, P.A.
                          D/B/A GOLD COAST ORTHOPEDICS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. LONG-TERM DEBT

     Long-Term debt is comprised of the following:

                                                                                       DECEMBER 31,
                                                                                  ----------------------
                                                                                     1995        1996
                                                                                  ----------  ----------
$350,000 promissory note payable to a bank, bearing interest at a fixed rate of
  8.50%, principal and interest payable monthly through December 1998, secured by substantially all of the assets of Gold Coast..............................  $  286,514  $  199,373

$142,988 promissory note payable to a bank, bearing interest at a fixed rate of
  9.75%, principal and interest payable monthly through November 1998, secured
  by substantially all of the assets of Gold Coast..............................     115,654      79,859

$100,000 revolving line-of-credit arrangement with a bank, bearing interest at prime plus 1% (9.25% at December 31, 1996), interest payable monthly, principal due in 24 monthly installments commencing thirty days following the cancellation of the arrangement, secured by substantially all of the assets of
  Gold Coast, the arrangement requires Gold Coast to maintain its primary
  operating account at the bank.................................................          --      97,205

$200,000 noninterest bearing promissory note payable to a former stockholder, principal due in monthly installments through January 1996, secured by the accounts receivable of Gold Coast, guaranteed by the stockholders of Gold
  Coast.........................................................................      18,182          --
                                                                                  ----------  ----------
                                                                                     420,350     376,437

Less current portion............................................................     141,118     146,080
                                                                                  ----------  ----------

                                                                                  $  279,232  $  230,357
                                                                                  ----------  ----------
                                                                                  ----------  ----------

     At December 31, 1996, annual principal payments on long-term debt are as follows:


1997..........................................................   $146,080
1998..........................................................    133,152
Thereafter....................................................     97,205
                                                                 --------
                                                                 $376,437
                                                                 --------
                                                                 --------

     In July 1997, Gold Coast repaid the outstanding balance on the revolving line-of-credit arrangement.

6. DUE TO STOCKHOLDER

     The President of Gold Coast, who is also a 50% stockholder, advanced approximately $94,000 to Gold Coast prior to January 1, 1994. The amount was payable to the stockholder on demand, was unsecured and bore interest at 8%. Gold Coast repaid approximately $75,000 and $19,000 in 1995 and 1996, respectively.

     The Treasurer of Gold Coast, who is also a 50% stockholder, made unsecured advances totaling approximately $82,000 to Gold Coast during 1996 which bore interest at 6.25% and were due on demand. Gold Coast repaid these advances during 1996.

7. LEASE COMMITMENTS

     Gold Coast leases office space under a noncancelable operating lease, which contains an escalation clause. Rent expense charged to operations totalled approximately $95,000 during both 1995 and 1996.

                       FISHMAN AND STASHAK, M.D.'S, P.A.
                          D/B/A GOLD COAST ORTHOPEDICS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. LEASE COMMITMENTS--(CONTINUED)

     Future minimum rental commitments at December 31, 1996 are as follows:

1997..........................................................   $ 94,714
1998..........................................................     94,714
1999..........................................................     94,714
2000..........................................................     94,714
2001..........................................................     94,714
Thereafter....................................................    426,213

                                                                 --------
                                                                 $899,783
                                                                 --------
                                                                 --------

8. RELATED PARTY TRANSACTIONS

     In February 1995, a physician employee and then stockholder of Gold Coast terminated his employment with Gold Coast. In connection with this termination, Gold Coast agreed to pay the physician a final bonus of $200,000, pursuant to the physician's employment agreement. This bonus is included in physician and other provider services expense in the 1995 statement of income and was paid over an eleven-month period pursuant to a noninterest bearing promissory note. At December 31, 1995, approximately $18,000 of this note was outstanding and the balance was repaid in full during 1996.

9. BENEFIT PLANS

     Gold Coast maintains a defined contribution plan under the provisions of
Section 401(k) of the Internal Revenue Code. Employees who meet the minimum length of service and age requirements are eligible for participation. Gold Coast is responsible for the administration of the plan as the plan administrator and trustee. Under the provisions of the plan, contributions by Gold Coast are discretionary. Gold Coast made contributions of $50,000 and $45,000 to the plan in 1995 and 1996, respectively.

10. CONTINGENCIES

     Gold Coast is involved in various legal proceedings in the ordinary course of business. Gold Coast does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position or results of operations of Gold Coast. Gold Coast procures professional liability coverage on behalf of its physicians on a claims-made basis. The insurance contracts specify that coverage is available only during the term of each insurance contract and cover only those claims reported while the policies are in force. An estimate of losses for incurred but unreported claims is recorded based upon historical experience. Management of Gold Coast intends to renew the existing claims-made policy annually and expects to be able to obtain such coverage.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Partners
Sun Valley Orthopaedic Surgeons,
an Arizona General Partnership

We have audited the accompanying balance sheet of Sun Valley Orthopaedic Surgeons, an Arizona General Partnership (Sun Valley) as of December 31, 1996, and the related statements of operations and changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of Sun Valley's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun Valley at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

Orlando, Florida
July 18, 1997

                        SUN VALLEY ORTHOPAEDIC SURGEONS,
                         AN ARIZONA GENERAL PARTNERSHIP

                                 BALANCE SHEET

                                                                                                       DECEMBER 31,
                                                                                                           1996
                                                                                                       ------------
                                               ASSETS
Current assets:
  Cash..............................................................................................     $137,982
  Accounts receivable, net..........................................................................      512,267
  Due from related parties..........................................................................      183,062
  Inventories.......................................................................................        9,500
  Prepaid expenses and other current assets.........................................................       24,949
                                                                                                       ------------
Total current assets................................................................................      867,760
Furniture, fixtures and equipment, net..............................................................       34,935
Other assets........................................................................................        7,515
Due from related parties............................................................................       48,781
                                                                                                       ------------
Total assets........................................................................................     $958,991
                                                                                                       ------------
                                                                                                       ------------

                                 LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable..................................................................................     $ 23,665
  Accrued expenses and other current liabilities....................................................       14,273
  Due to bank under line of credit..................................................................      100,000
                                                                                                       ------------
Total current liabilities...........................................................................      137,938
Due to related parties..............................................................................       31,174
Commitments and contingencies.......................................................................
Partners' capital...................................................................................      789,879
                                                                                                       ------------
Total liabilities and partners' capital.............................................................     $958,991
                                                                                                       ------------
                                                                                                       ------------

                            See accompanying notes.

                        SUN VALLEY ORTHOPAEDIC SURGEONS,
                         AN ARIZONA GENERAL PARTNERSHIP


            STATEMENT OF OPERATIONS AND CHANGES IN PARTNERS' CAPITAL

                                                                                                        YEAR ENDED
                                                                                                       DECEMBER 31,
                                                                                                           1996
                                                                                                       ------------
Practice revenues,net...............................................................................    $2,467,989
Other revenue.......................................................................................        22,798
Other revenue from related party....................................................................        12,005
                                                                                                       ------------
Total revenue.......................................................................................     2,502,792

Costs and expenses:
  Physician and other provider services.............................................................     1,456,127
  Medical support services..........................................................................     1,044,879
  Depreciation......................................................................................        26,912
  Interest..........................................................................................        10,873
  Other.............................................................................................         1,452
                                                                                                       ------------
Total costs and expenses............................................................................     2,540,243
                                                                                                       ------------
Net loss............................................................................................       (37,451)

Beginning partners' capital.........................................................................       827,330
                                                                                                       ------------
Ending partners' capital............................................................................    $  789,879
                                                                                                       ------------
                                                                                                       ------------

                            See accompanying notes.

                        SUN VALLEY ORTHOPAEDIC SURGEONS,
                         AN ARIZONA GENERAL PARTNERSHIP

                            STATEMENT OF CASH FLOWS

                                                                                                        YEAR ENDED
                                                                                                       DECEMBER 31,
                                                                                                           1996
                                                                                                       ------------
OPERATING ACTIVITIES
Net loss............................................................................................    $  (37,451)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
  Depreciation......................................................................................        26,912
  Changes in operating assets and liabilities:
     Accounts receivable, net.......................................................................        14,298
     Due from related parties.......................................................................        18,518
     Inventories....................................................................................          (500)
     Prepaid expenses and other current assets......................................................        (8,658)
     Accounts payable...............................................................................         2,393
     Accrued expenses and other current liabilities.................................................           819
                                                                                                       ------------
Net cash provided by (used in) operating activities.................................................        16,331

INVESTING ACTIVITIES
Purchases of furniture, fixtures and equipment......................................................        (7,404)
Repayments of amounts due from partners and affiliates..............................................        48,492
                                                                                                       ------------
Net cash provided by investing activities...........................................................        41,088

FINANCING ACTIVITIES
Amounts received on line of credit..................................................................        25,000
Repayments of line of credit........................................................................       (44,000)
Repayments of amounts due to related parties........................................................       (39,500)
                                                                                                       ------------
Net cash (used in) provided by financing activities.................................................       (58,500)
                                                                                                       ------------
(Decrease) increase in cash.........................................................................        (1,081)
Cash, beginning of period...........................................................................       139,063
                                                                                                       ------------
Cash, end of period.................................................................................    $  137,982
                                                                                                       ------------
                                                                                                       ------------

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid.......................................................................................    $   10,873
                                                                                                       ------------
                                                                                                       ------------

                            See accompanying notes.

                        SUN VALLEY ORTHOPAEDIC SURGEONS,
                         AN ARIZONA GENERAL PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. DESCRIPTION OF THE BUSINESS

     Sun Valley Orthopaedic Surgeons, an Arizona General Partnership, (Sun

Valley) is a general partnership of individual physicians and an Arizona professional corporation, and is engaged in the business of providing orthopedic medical and surgical services and related medical and ancillary services to patients in Maricopa County, Arizona. Sun Valley is organized as a general partnership under the laws of the State of Arizona.

     On July 1, 1997, Sun Valley agreed in principle to sell substantially all of its assets to and enter into a management services agreement with BMJ Medical Management, Inc. (BMJ).

     The financial statements of Sun Valley have been prepared as supplemental information about the affiliated practices to which BMJ provides management services. Sun Valley previously operated as a separate partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Net Patient Service Revenue

     Practice revenues, net are reported at the estimated realizable amounts due from patients, third-party payors and others for medical services rendered. During 1996, approximately 60% of practice revenues, net were received under Medicare and Medicare-related programs.

     Laws and regulations governing the Medicare program are complex and subject to interpretation. Sun Valley believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subjecct to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare program.

  Inventories

     Inventories, which consist of medical and office supplies are stated at current cost, which approximates market value, utilizing the first-in, first-out method.

  Concentration of Credit Risk

     Sun Valley grants credit without collateral to its patients, most of whom are local residents, who are insured under third-party payor agreements. Management believes the credit risk associated with accounts receivable is minimal.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment, including leasehold improvements, are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 10 years.

  Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        SUN VALLEY ORTHOPAEDIC SURGEONS,
                         AN ARIZONA GENERAL PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Costs and Expenses

     Physician and other provider services costs are comprised primarily of compensation and fees paid to physicians and other health care providers.

     Medical support services costs include all indirect costs associated with the management and operations of the practice and all direct costs associated with medical supplies and pharmaceutical expenses.

3. ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following as of December 31, 1996:

Gross patient accounts receivable..........................................................   $ 613,880
Less allowances for contractual adjustments and uncollectibles.............................     101,613
                                                                                              ---------
                                                                                              $ 512,267
                                                                                              ---------
                                                                                              ---------

4. FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consists of the following as of December 31, 1996:

Furniture, fixtures and equipment..........................................................   $ 176,784
Leasehold improvements.....................................................................      40,025
Less accumulated depreciation..............................................................     181,874
                                                                                              ---------
                                                                                              $  34,935
                                                                                              ---------

                                                                                              ---------

5. LINE OF CREDIT

     As of December 31, 1996, Sun Valley has a line of credit with a bank in the amount of $100,000. The line of credit bears interest at the bank's prime rate plus 1.5% (the bank's prime rate was 8.5% at December 31, 1996). Sun Valley paid approximately $11,000 in interest during 1996. There was no unused amount available under the line-of-credit as of December 31, 1996.

6. LEASE COMMITMENTS

     Sun Valley leases various equipment, clinic and office space under operating leases. Future minimum rental commitments under noncancelable operating leases (with an initial or remaining term in excess of one year) at December 31, 1996 are as follows:

Year ending December 31,
  1997......................................................................................   $152,961
  1998......................................................................................    153,626
  1999......................................................................................     70,364
  2000......................................................................................     41,296
                                                                                               --------
                                                                                               $418,247
                                                                                               --------
                                                                                               --------

                        SUN VALLEY ORTHOPAEDIC SURGEONS,
                         AN ARIZONA GENERAL PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. INCOME TAXES

     Sun Valley is organized as a partnership pursuant to Subchapter K of the Internal Revenue Code. As a result, in lieu of corporate income tax, Sun Valley's taxable income is passed through to the partners and taxed at the partner level. Accordingly, no provision or liability for income tax has been reflected in the financial statements.

8. CONTINGENCIES

     Sun Valley is a general partnership organized under the laws of the State of Arizona. Each of the individual physicians in Sun Valley is personally responsible for and has obtained insurance coverage for professional liability. Accordingly, no provision or liability for incurred but not reported claims has been reflected in the financial statements of Sun Valley.

9. RELATED PARTY TRANSACTIONS

     As of December 31, 1996, one physician partner had been paid $135,743 in excess of the amounts due to him for the physician services provided. This amount is included in due from related parties as of December 31, 1996.

     Sun Valley has advanced amounts to a professional corporation that specializes in osteoporosis and epidurals that is wholly-owned by a physician partner. Interest on the advance accrues at 8%. As of December 31, 1996, the amount due Sun Valley, including accrued interest, is $43,485. Sun Valley recorded interest income for the year ended December 31, 1996 in the amount of $12,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Orthopaedic Surgery Associates, P.A.

We have audited the accompanying balance sheet of Orthopaedic Surgery Associates, P.A. (OSA) as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of OSA's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthopaedic Surgery Associates, P.A. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

West Palm Beach, Florida
October 10, 1997

                      ORTHOPAEDIC SURGERY ASSOCIATES, P.A.

                                 BALANCE SHEETS

                                                                                       DECEMBER 31,    SEPTEMBER 30,
                                                                                           1996            1997
                                                                                       ------------    -------------
       (UNAUDITED)
                                       ASSETS
Current assets:
  Cash..............................................................................    $   26,590      $        --
  Accounts receivable, net..........................................................     1,382,082        1,503,826
  Prepaid expenses..................................................................        34,216           61,305
                                                                                       ------------    -------------
Total current assets................................................................     1,442,888        1,565,131
Furniture, fixtures and equipment, net..............................................     1,792,079        1,712,627
  Loan receivable--OSA Investments, PA, net of discount of $265,176 and $255,232 as
     of September 30, 1997..........................................................        64,488           74,432
Other...............................................................................         5,000            5,000
                                                                                       ------------    -------------
Total assets........................................................................    $3,304,455      $ 3,357,190
                                                                                       ------------    -------------
                                                                                       ------------    -------------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses..................................................................    $  150,427      $   108,370
  Due to BMJ Medical Management, Inc................................................            --           55,893
  Note payable......................................................................       500,000          500,000
  Current portion of capital lease obligations......................................        66,901           72,465
                                                                                       ------------    -------------
Total current liabilities...........................................................       717,328          736,728
Long-term capital lease obligations, less current portion...........................     1,318,957        1,263,889

Stockholders' equity:
  Common stock, $1 par value--500 shares authorized, issued and outstanding.........           500              500
  Additional paid-in capital........................................................     1,090,450        1,090,450
  Retained earnings.................................................................       177,220          265,623
                                                                                       ------------    -------------
Total stockholders' equity..........................................................     1,268,170        1,356,573
                                                                                       ------------    -------------
Total liabilities and stockholders' equity..........................................    $3,304,455      $ 3,357,190
                                                                                       ------------    -------------
                                                                                       ------------    -------------

                            See accompanying notes.

                      ORTHOPAEDIC SURGERY ASSOCIATES, P.A.

                              STATEMENTS OF INCOME

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                        YEAR ENDED        ------------------------
                                                                     DECEMBER 31, 1996       1996          1997
                                                                     -----------------    ----------    ----------
                                                                                                (UNAUDITED)
Practice revenues, net............................................      $ 7,520,949       $6,210,772    $7,356,636
Other income......................................................           12,107           12,107        89,284
                                                                     -----------------    ----------    ----------
Total revenue.....................................................        7,533,056        6,222,879     7,445,920

Costs and expenses:
  Physician and other provider services...........................        3,175,685        2,532,582     2,417,162
  Medical support services........................................        3,489,020        2,824,749     4,297,136
  Management service fee..........................................               --               --        55,893
  Depreciation....................................................           90,369           62,892        97,234
  Interest........................................................           91,458           22,433       123,216
  Rent............................................................          244,128          219,055       366,876
  Amortization of discount on loan receivable.....................          265,176          265,176            --
                                                                     -----------------    ----------    ----------
Total costs and expenses..........................................        7,355,836        5,926,887     7,357,517
                                                                     -----------------    ----------    ----------
Net income........................................................      $   177,220       $  295,992    $   88,403
                                                                     -----------------    ----------    ----------
                                                                     -----------------    ----------    ----------

                            See accompanying notes.

                      ORTHOPAEDIC SURGERY ASSOCIATES, P.A.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       COMMON STOCK
                                                    -------------------    ADDITIONAL                      TOTAL
                                                     NUMBER                 PAID-IN       RETAINED     STOCKHOLDERS'
                                                    OF SHARES    AMOUNT     CAPITAL       EARNINGS         EQUITY
                                                    ---------    ------    ----------    ----------    --------------
Balance at January 1, 1996.......................      500        $500     $       --    $       --      $      500
  Contribution of capital........................       --          --      1,090,450            --       1,090,450
  Net income.....................................       --          --             --       177,220         177,220
                                                       ---       ------    ----------    ----------    --------------
Balance at December 31, 1996.....................      500        $500     $1,090,450    $  177,220      $1,268,170
Net income (Unaudited)...........................       --          --             --        88,403          88,403
                                                       ---       ------    ----------    ----------    --------------
Balance at September 30, 1997 (Unaudited)........      500        $500     $1,090,450    $  265,623      $1,356,573
                                                       ---       ------    ----------    ----------    --------------
                                                       ---       ------    ----------    ----------    --------------

                            See accompanying notes.

                      ORTHOPAEDIC SURGERY ASSOCIATES, P.A.

                            STATEMENTS OF CASH FLOWS

                                                                                             NINE MONTHS ENDED
                                                                           YEAR ENDED          SEPTEMBER 30,
                                                                          DECEMBER 31,    ------------------------
                                                                              1996           1996          1997
                                                                          ------------    -----------    ---------
                                                                                                (UNAUDITED)
OPERATING ACTIVITIES
Net income.............................................................   $    177,220    $   295,992    $  88,403
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Amortization of discount on loan receivable..........................        265,176        265,176           --
  Depreciation.........................................................         90,369         62,892       97,234
  Changes in operating assets and liabilities:
     Accounts receivable...............................................     (1,382,082)    (1,715,768)    (121,744)
     Prepaid expenses..................................................        (39,216)       (34,768)     (27,089)
     Due to BMJ Medical Management, Inc................................             --             --       55,893
     Accrued liabilities...............................................        998,864      1,107,034      (42,057)
                                                                          ------------    -----------    ---------
Net cash provided by (used in) operating activities....................        110,331        (24,442)      50,640
INVESTING ACTIVITIES
Purchases of furniture, fixtures and equipment.........................       (277,649)      (117,594)     (17,782)
Loan receivable........................................................       (306,592)      (329,664)      (9,944)
                                                                          ------------    -----------    ---------
Net cash used in investing activities..................................       (584,241)      (447,258)     (27,726)
FINANCING ACTIVITIES
Contribution of capital................................................            500            500           --
Proceeds from borrowing under notes payable............................        500,000        500,000           --
Payments on capital leases payable.....................................             --             --      (49,504)
                                                                          ------------    -----------    ---------
Net cash provided by (used in) financing activities....................        500,500        500,500      (49,504)
                                                                          ------------    -----------    ---------
Net increase (decrease) in cash........................................         26,590         28,800      (26,590)
Cash at beginning of period............................................             --             --       26,590
                                                                          ------------    -----------    ---------
Cash at end of period..................................................   $     26,590    $    28,800           --
                                                                          ------------    -----------    ---------
                                                                          ------------    -----------    ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest.................................................   $     91,458    $    22,433    $ 123,216
                                                                          ------------    -----------    ---------
                                                                          ------------    -----------    ---------
Noncash transactions:
Equipment under capital lease obligations..............................   $  1,331,000    $ 1,318,813    $      --
                                                                          ------------    -----------    ---------
                                                                          ------------    -----------    ---------

Equipment financed by loan payable-related party.......................   $    250,650    $   150,650    $      --
                                                                          ------------    -----------    ---------
                                                                          ------------    -----------    ---------
Conversion of debt to equity...........................................   $  1,090,450    $ 1,090,450    $      --
                                                                          ------------    -----------    ---------
                                                                          ------------    -----------    ---------

                            See accompanying notes.

                      ORTHOPAEDIC SURGERY ASSOCIATES, P.A.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. DESCRIPTION OF THE BUSINESS

     Orthopaedic Surgery Associates, P.A. (OSA) was organized under the laws of the State of Florida and specializes in providing orthopedic medical and surgical services and related medical and ancillary services in Palm Beach County, Florida. OSA receives payment for patient services primarily from private insurers, health maintenance organizations, preferred provider organizations, the federal government primarily under the Medicare program, state governments under their respective Medicaid programs, and directly from patients.

     On October 16, 1997, certain assets and liabilities of OSA were acquired by BMJ Medical Management, Inc. (BMJ) in exchange for 221,819 shares of BMJ common stock, cash of $4,496,250 and a promissory note for $2,450,465. In connection therewith, OSA entered into a 40-year management service agreement with BMJ, whereby BMJ will provide substantially all nonmedical services to the practice in exchange for a management fee based on 12.5% of OSA's net collected revenue.

     On March 1, 1997, OSA changed its name to Orthopaedic Surgery Associates, Inc.

     The financial statements of OSA have been prepared as supplemental information about the affiliated practices to which BMJ provides management services. OSA previously operated as a separate professional association.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     OSA's accounting records are maintained on the basis of cash receipts and cash disbursements for income-tax purposes. The accompanying financial statements have been prepared on the accrual basis and thus reflect accounts receivable, prepaid expenses, and liabilities that are not recorded in the accounting records.

  Concentration of Credit Risk

     OSA grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. Management believes credit risk associated with accounts receivable is minimal.

  Furniture,Fixtures and Equipment

     Furniture, fixtures and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 40 years. Amortization expense for assets under capital leases is included in accumulated depreciation.

  Financial Instruments

     The fair value of OSA's financial instruments (primarily long and short-term capital lease obligations and debt) are estimated using discount cash flow analyses, based on OSA's current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of financial instruments as reported in the accompanying balance sheet approximate their fair value.

  Revenue Recognition

     Practice revenues, net are based on established billing rates, less allowances for contractual adjustments for patients covered by Medicare, Medicaid and various other discount arrangements. Payments received under these programs and arrangements, which generally are based on predetermined rates, are generally less than OSA's customary charges, and the differences are recorded as contractual adjustments or policy discounts at the time the related service is rendered.

     Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and exclusion from the Medicare and Medicaid programs. OSA believes that it is in compliance with all applicable laws and regulations. OSA is not aware of any pending or threatened investigations involving allegations of potential wrongdoing.

                      ORTHOPAEDIC SURGERY ASSOCIATES, P.A.

  Costs and Expenses

     Physician and other provider services costs are comprised primarily of compensation and fees paid to physicians and other health care providers.

  Income Taxes

     OSA is taxed under the provisions of Subchapter S of the Internal Revenue Code (IRC), which generally provides that in lieu of corporate taxes, the stockholders shall be taxed on OSA's taxable income in accordance with their ownership interests. As a result, the accompanying financial statements include no provision for income taxes.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Interim Financial Statements

     The interim financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of OSA's financial position, results of operations and cash flows. The interim data disclosed in these notes to the financial statements is also unaudited. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results of operations that may be expected for the entire year ending December 31, 1997.

3. FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consist of the following at December 31, 1996:

Assets under capital leases:
  Land......................................................   $  372,300
  Building and leasehold improvements.......................    1,119,350
  Furniture, fixtures and office equipment..................       39,905
  Medical equipment.........................................      142,985
                                                               ----------
                                                                1,674,540
                                                               ----------
                                                               ----------
Owned assets:
  Building and leasehold improvements.......................       96,657
  Furniture, fixtures and offfice equipment.................       45,997
  Medical equipment.........................................       62,437
                                                               ----------
                                                                1,879,631
Less accumulated depreciation...............................      (87,552)
                                                               ----------
                                                               $1,792,079
                                                               ----------
                                                               ----------

4. NOTE PAYABLE

     The note payable is a $500,000 line of credit which was due on August 22, 1997 bearing interest at the prime rate, 8.5% at December 31, 1996. The line of credit is secured by substantially all of the assets of OSA. Effective August 22, 1997, OSA extended the $500,000 line of credit maturity date to November 22, 1997.


     In October 1997, OSA repaid the outstanding balance on the line of credit.

                      ORTHOPAEDIC SURGERY ASSOCIATES, P.A.

5. COMMITMENTS AND CONTINGENCIES

     OSA has employment agreements with four physician-stockholders which provide for, among other things, various insurance coverages and base pay for one physician-stockholder. Future payments required to be made to physicians approximate $360,000 in 1997 and $100,000 in 1998, subject to certain adjustments. Management cannot estimate future adjustments under these provisions.

     Effective July 1, 1997, OSA entered into an employment agreement with a physician for the payment of a base salary. Future payments required to be made to the physician approximate: 1997--$80,000, 1998--$160,000, 1999--$160,000,
2000--$80,000, subject to certain adjustments. Management cannot estimate the number of hours of service to be performed during the contract term, future adjustments under these provisions. Effective August 1, 1997, OSA entered into a 12-month physician employment agreement for the payment of $200 for each documented hour of service performed on behalf of OSA. Management cannot estimate future adjustments under these provisions. These contracts are for various time periods and may be terminated by mutual agreement or upon the occurrence of other specified events such as death and disability.

     OSA leases office space and equipment under noncancelable operating leases, two of which contain an escalation clause. Rent expense charged to operations totaled approximately $244,000 during 1996.

     Future minimum rental commitments under noncancelable operating leases at December 31, 1996 are as follows:

1997............................................................................   $  215,839
1998............................................................................      218,890
1999............................................................................      229,835
2000............................................................................      241,327
2001............................................................................      223,833
                                                                                   ----------
                                                                                   $1,129,724
                                                                                   ----------
                                                                                   ----------

     Future minimum capital lease obligations at December 31, 1996 are as follows:


1997............................................................................   $  187,918
1998............................................................................      189,916
1999............................................................................      186,691
2000............................................................................      176,073
2001............................................................................      160,363
Thereafter......................................................................    1,583,399
                                                                                   ----------
                                                                                    2,484,360
Interest........................................................................   (1,098,502)
Less current amount.............................................................      (66,901)
                                                                                   ----------
                                                                                   $1,318,957
                                                                                   ----------
                                                                                   ----------

     Effective June 1996, OSA entered into a medical office building capital lease with OSA Investments, PA, (OSAI), a related party. The lease payment is equal to OSAI's mortgage payment for the building and the term of the lease is concurrent with the mortgage term.

     Effective August 1, 1997, OSA entered into an equipment lease for $228,000 for a 12-month period.

     OSA procures professional liability coverage on behalf of its physicians on a claims made basis. The insurance contracts specify that coverage is available only during the term of each insurance contract and cover only those claims reported while the policies are in force. An estimate of losses for incurred but unreported claims is recorded based upon historical experience. Management of OSA intends to renew the existing claims made policy annually and expects to be able to obtain such coverage. If coverage is not renewed, OSA intends to

                      ORTHOPAEDIC SURGERY ASSOCIATES, P.A.

purchase extended reporting period endorsements to provide professional liability coverage for losses incurred prior to, but reported subsequent to, the termination of the claims made policies.

     OSA is involved in litigation regarding a medical malpractice dispute. Legal counsel and management are unable to reasonably predict the ultimate outcome of the dispute at this time; however, the estimated range of potential loss is $200,000 to $2,000,000. At the time the claim was made, OSA had malpractice insurance coverage of $500,000. OSA has not recorded any liability related to this matter.

6. PROFIT SHARING PLAN

     OSA maintains a profit sharing plan (the Plan) under the provisions of
Section 401(k) of the IRC. Employees who meet the minimum length of service and age requirements are eligible for participation. OSA is responsible for the administration of the Plan as the plan administrator and OSA's stockholders are trustees. Under the provisions of the Plan, contributions by OSA are discretionary. OSA made contributions of approximately $83,000 to the Plan in 1996.

7. LOAN RECEIVABLE - OSA INVESTMENTS, P.A.

     During 1996 OSA recorded a loan receivable from OSAI for $329,664. The loan receivable is non-interest bearing and is expected to be repaid from the proceeds of the future sale of the medical office building owned by OSAI and leased to OSA. The loan has been discounted to reflect an imputed interest rate of 8% per annum over the life of the lease, which is 20 years.

8. SUBSEQUENT EVENTS

     In October 1997, OSA declared and distributed stockholders' distributions of approximately $1,000,000.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Broward Institute of Orthopaedic
  Specialties, P.A.

We have audited the accompanying balance sheet of Broward Institute of Orthopaedic Specialties, P.A. (BIOS) as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of BIOS' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broward Institute of Orthopaedic Specialties, P.A. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG, LLP

West Palm Beach, Florida
September 5, 1997

               BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.

                                 BALANCE SHEETS

                                                                                       DECEMBER 31,    SEPTEMBER 30,
                                                                                           1996            1997
                                                                                       ------------    -------------
                                                                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash..............................................................................    $  428,530      $   260,236
  Accounts receivable, net..........................................................     1,875,907        2,233,546
  Prepaid expenses..................................................................        41,845            7,822
                                                                                       ------------    -------------
Total current assets................................................................     2,346,282        2,501,604
Furniture, fixtures and equipment, net..............................................        49,301          141,690
Other, net..........................................................................        13,338           11,453
                                                                                       ------------    -------------
Total assets........................................................................    $2,408,921      $ 2,654,747
                                                                                       ------------    -------------
                                                                                       ------------    -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................................    $  187,555      $   102,304
  Due to stockholders...............................................................        80,000               --
  Accrued liabilities...............................................................       619,197          131,412
  Current portion of notes payable..................................................       267,000          305,117
                                                                                       ------------    -------------
Total current liabilities...........................................................     1,153,752          538,833

Notes payable, less current portion.................................................       249,871               --

Stockholders' equity:
  Common stock, $0.01 par value--1,000 shares authorized,
       80 shares issued and outstanding.............................................             1                1
  Additional paid-in capital........................................................        23,999           23,999
  Retained earnings.................................................................       981,298        2,091,914
                                                                                       ------------    -------------
Total stockholders' equity..........................................................     1,005,298        2,115,914
                                                                                       ------------    -------------
Total liabilities and stockholders' equity..........................................    $2,408,921      $ 2,654,747
                                                                                       ------------    -------------
                                                                                       ------------    -------------

                            See accompanying notes.

               BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.

                              STATEMENTS OF INCOME

                                                                                             NINE MONTHS ENDED
                                                                           YEAR ENDED          SEPTEMBER 30,
                                                                          DECEMBER 31,    ------------------------
                                                                              1996           1996          1997
                                                                          ------------    ----------    ----------
                                                                                                (UNAUDITED)

Practice revenues, net.................................................    $8,325,413     $6,435,529    $6,538,068
Other income...........................................................        37,164         34,486        16,528
                                                                          ------------    ----------    ----------
Total revenue..........................................................     8,362,577      6,470,015     6,554,596

Costs and expenses:
  Physician and other provider services................................     3,823,617      3,081,265     2,467,566
  Medical support services.............................................     3,892,487      2,513,944     2,589,578
  Depreciation and amortization........................................        13,259          7,774         8,346
  Interest.............................................................        68,129         52,001        24,958
  Rent.................................................................       397,094        287,361       353,532
                                                                          ------------    ----------    ----------
Total costs and expenses...............................................     8,194,586      6,342,345     5,443,980
                                                                          ------------    ----------    ----------
Net income.............................................................    $  167,991     $  127,670    $1,110,616
                                                                          ------------    ----------    ----------
                                                                          ------------    ----------    ----------

                            See accompanying notes.

               BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                          COMMON STOCK
                                                       -------------------    ADDITIONAL                      TOTAL
                                                        NUMBER                 PAID IN       RETAINED     STOCKHOLDERS'
                                                       OF SHARES    AMOUNT     CAPITAL       EARNINGS         EQUITY
                                                       ---------    ------    ----------    ----------    --------------
Balance at December 31, 1995........................       80         $1       $ 23,999     $  813,307      $  837,307
Net income..........................................       --         --             --        167,991         167,991
                                                           --         --      ----------    ----------    --------------

Balance at December 31, 1996........................       80         $1       $ 23,999     $  981,298      $1,005,298
Net income (Unaudited)..............................       --         --             --      1,110,616       1,110,616
                                                           --         --      ----------    ----------    --------------

Balance at September 30, 1997 (Unaudited)...........       80         $1       $ 23,999     $2,091,914      $2,115,914
                                                           --         --      ----------    ----------    --------------
                                                           --         --      ----------    ----------    --------------

                            See accompanying notes.

               BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.

                            STATEMENT OF CASH FLOWS

                                                                           YEAR ENDED         NINE MONTHS ENDED
                                                                          DECEMBER 31,          SEPTEMBER 30,
                                                                          ------------    --------------------------
                                                                              1996           1996           1997
                                                                          ------------    ----------    ------------
OPERATING ACTIVITIES
Net income.............................................................    $  167,991     $  127,670     $1,110,616
Adjustments to reconcile net income to net cash provided by operating activites:
  Depreciation.........................................................         9,297          4,803          5,377
  Amortization.........................................................         3,962          2,971          2,969
  Changes in operating assets and liabilities:
     Accounts receivable...............................................      (411,504)      (437,792)      (357,639)
     Deposits..........................................................        (3,435)         3,057         30,588
     Accounts payable..................................................       114,599         78,271        (85,251)
     Accrued expenses..................................................       220,303       (170,751)      (487,785)
                                                                          ------------    ----------    ------------
Net cash provided by (used in) operating activities....................       101,213        (50,269)       218,875

INVESTING ACTIVITIES
Purchases of furniture, fixtures and equipment.........................       (31,210)       (31,210)       (95,415)
                                                                          ------------    ----------    ------------
Net cash used in investing activities..................................       (31,210)       (31,210)       (95,415)

FINANCING ACTIVITIES
Payments on borrowings from stockholder debt...........................            --        (80,000)            --
Additional borrowings on notes payable.................................      (167,139)       129,250       (291,754)
                                                                          ------------    ----------    ------------
Net cash provided by (used in) financing activities....................      (167,139)        49,250       (291,754)
                                                                          ------------    ----------    ------------
Net decrease in cash...................................................       (97,136)       (32,229)      (168,294)
Cash at beginning of period............................................       525,666        525,666        428,530
                                                                          ------------    ----------    ------------
Cash at end of period..................................................    $  428,530     $  493,437     $  260,236
                                                                          ------------    ----------    ------------
                                                                          ------------    ----------    ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest.................................................    $   68,127     $   52,001     $   24,958
                                                                          ------------    ----------    ------------
                                                                          ------------    ----------    ------------

                            See accompanying notes.

               BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.

                        NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. DESCRIPTION OF THE BUSINESS

     Broward Institute of Orthopedic Specialties, P.A. (BIOS) was organized under the laws of the State of Florida and specializes in providing orthopedic medical and surgical services and related medical and ancillary services in Broward County. BIOS receives payment for patient services primarily from private insurers, health maintenance organizations, preferred provider organizations, the federal government primarily under the Medicare program, state governments under their respective Medicaid programs, and directly from patients.

     On October 31, 1997, certain assets and liabilities of BIOS were acquired by BMJ Medical Management, Inc. (BMJ) in exchange for 182,312 shares of BMJ common stock, cash of $119,311 and promissory notes for $3,396,252. In connection therewith, BIOS entered into a 40-year management services agreement with BMJ, whereby BMJ will provide substantially all nonmedical services to the practice.

     The financial statements of BIOS have been prepared as supplemental information about the affiliated practices to which BMJ provides management services. BIOS previously operated as a separate professional association.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     BIOS' accounting records are maintained on the basis of cash receipts and cash disbursments for income-tax purposes. The accompanying financial statements have been prepared on the accrual basis and thus reflect accounts receiveable, prepaid expenses, and liabilities that are not recorded in the accounting records.

  Concentration of Credit Risk

     BIOS grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. Management believes credit risk associated with accounts receivable is minimal.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from five to seven years.

  Financial Instruments


     The fair value of BIOS' financial instruments (primarily long and short-term debt) are estimated using discounted cash flow analyses, based on BIOS' current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of financial instruments as reported in the accompanying balance sheet approximate their fair value.

  Revenue Recognition

     Practice revenues, net are based on established billing rates, less allowances for contractual adjustments for patients covered by Medicare, Medicaid and various other discount arrangements. Payments received under these programs and arrangements, which generally are based on predetermined rates, are less than BIOS' customary charges, and the differences are recorded as contractual adjustments or policy discounts at the time the related service is rendered.

     Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare

               BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.

                               DECEMBER 31, 1996


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

and Medicaid programs. BIOS believes that it is in compliance with all applicable laws and regulations. BIOS is not aware of any pending or threatened investigations involving allegations of potential wrongdoing.

  Costs and Expenses

     Physician and other provider services costs are comprised primarily of compensation and fees paid to phyisicians and other health care providers.

  Income Taxes

     BIOS is taxed under the provisions of Subchapter S of the Internal Revenue Code, which generally provides that in lieu of corporate taxes, the stockholders shall be taxed on BIOS' taxable income in accordance with their ownership interests. As a result, the accompanying financial statements include no provision for income taxes.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates.

  Interim Financial Statements

     The interim financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of BIOS financial position, results of operations and cash flows. The interim data disclosed in these notes to the financial statements is also unaudited. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results of operations that may be expected for the entire year ending December 31, 1997.

3. FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consist of the following at December 31, 1996:

Furniture and fixtures.............................................................   $25,203
Equipments.........................................................................    33,934
                                                                                      -------
Less accumulated depreciation......................................................    59,137
                                                                                       (9,836)
                                                                                      -------
                                                                                      $49,301
                                                                                      -------
                                                                                      -------

               BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.

                               DECEMBER 31, 1996

4. NOTES PAYABLE

     Notes payable consits of the following at December 31, 1996:


$800,000 promissory note payable, bearing interest at a variable rate of prime plus .25% (8.75% at December 31, 1996), principal payments of $267,000 during each of the first two years and interest payable monthly through October 1999,
  secured by substantially all of the assets of BIOS..............................   $516,871

Less current portion..............................................................   (267,000)
                                                                                     --------

                                                                                     $249,871
                                                                                     --------
                                                                                     --------

     On July 9, 1997, BIOS borrowed $25,740 under a promissory note with a bank, at a variable interest rate of prime plus .25%, interest payable monthly, principal due November 1, 1999, secured by substantially all of the assets of BIOS.

5. DUE TO STOCKHOLDERS

     The stockholders of BIOS, advanced $80,000 to BIOS prior to January 1, 1996, due on demand, unsecured and bearing interest at 8%. BIOS repaid $80,000 in 1997.

6. LEASE COMMITMENT

     BIOS leases office space and equipment under non-cancelable operating leases, two of which contain an escalation clause. Rent expense charged to operation totaled approximately $397,000 during 1996.

     Furniture minimum rental commitments at December 31, 1996 are as follows:

1997..............................................................................   $ 94,714
1998..............................................................................     94,714
1999..............................................................................     94,714
2000..............................................................................     94,714
2001..............................................................................     94,714
Thereafter........................................................................    424,213
                                                                                     --------
                                                                                     $899,783
                                                                                     --------
                                                                                     --------

7. BENEFIT PLANS

     BIOS maintains a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code. Employees who meet the minimum length of service and age requirements are eligible for participation. BIOS is responsible for the administration of the plan as the plan administrator and BIOS'

stockholders are trustees of the plan. Under the provision of the plan, contributions by BIOS are discretionary. BIOS made no contributions to the plan in 1996.

8. COMMITMENTS AND CONTINGENCIES

     BIOS features professional liability coverage on behalf of its physicians on a claims made basis. The insurance contracts specify that coverage is available only during the term of each insurance contract and cover only those claims reported while the policies are in force. An estimate of losses of incurred but unreported claims is recorded based upon historical experience. Management of BIOS intends to renew the existing claims made policy annually and expects to be able to obtain such coverage. If coverage is not renewed, BIOS intends to purchase extended reporting period endorsements to provide professional liability coverage for losses incurred prior to, but reported subsequent to, the termination of the claims made policies.

         ------------------------------------------------------------
         ------------------------------------------------------------

        NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Additional Information........................     2
Prospectus Summary............................     3
Risk Factors..................................     6
The Company...................................    15
Use of Proceeds...............................    20
Dividend Policy...............................    20
Capitalization................................    21
Dilution......................................    22
Pro Forma Financial Information...............    23
Selected Financial Information................    31
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................    32
Business......................................    37
Management....................................    58
Certain Transactions..........................    64
Principal Stockholders........................    68
Description of Capital Stock..................    70
Shares Eligible for Future Sale...............    73
Underwriting..................................    74
Legal Matters.................................    76
Experts.......................................    76
Index to Financial Statements.................   F-1

                               ------------------



        UNTIL MARCH 1, 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


         ------------------------------------------------------------
         ------------------------------------------------------------

         ------------------------------------------------------------
         ------------------------------------------------------------

                               4,000,000 SHARES

                                    [LOGO]

                                  COMMON STOCK

                            -----------------------

                                   PROSPECTUS

                            -----------------------

                               HAMBRECHT & QUIST

                                RAYMOND JAMES &
                                ASSOCIATES, INC.

                          VOLPE BROWN WHELAN & COMPANY


                                FEBRUARY 4, 1998

         ------------------------------------------------------------
         ------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the National Association of Security Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

SEC registration fee................................................................................   $   15,682
NASD filing fee.....................................................................................        5,675
Nasdaq National Market listing fee..................................................................       50,000
Blue sky fees and expenses..........................................................................        1,000
Printing and engraving expenses.....................................................................      350,000
Legal fees and expenses.............................................................................      675,000
Accounting fees and expenses........................................................................      500,000
Transfer agent and registrar fees...................................................................       15,000
Miscellaneous.......................................................................................       87,643
                                                                                                       ----------
     Total..........................................................................................   $1,700,000
                                                                                                       ----------
                                                                                                       ----------

------------------
* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the 'DGCL'), Article VI of the BMJ Medical Management, Inc. (the 'Company' or the 'Registrant') Restated Certificate of Incorporation (the 'Certificate of Incorporation') (filed as Exhibit 3.1 to this Registration Statement) eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article IX, Section 1 of the Company's By-laws (filed as Exhibit 3.2 to this Registration Statement) requires the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors (a form of which is filed as Exhibit
10.1 to this Registration Statement) which obligate the Company to indemnify such directors to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

     Reference is made to the form of Underwriting Agreement filed as Exhibit
1.1 to this Registration Statement, which provides for indemnification of the directors and officers of the Company signing the Registration Statement and certain controlling persons of the Company against certain liabilities, including those arising under the Securities Act, in certain instances by the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since May 1996, the Company has issued unregistered securities to investors and to physicians and certain other individuals in connection with the affiliation transactions with the medical practices (the 'Affiliation Transactions'). Each such issuance was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) of the Securities Act or Rule 701 promulgated under the Securities Act on the basis that such transactions did not involve a public offering.

     1. On May 6, 1996, pursuant to a Stock Purchase Agreement, the Company issued an aggregate of 1,175,000 shares of Common Stock, $0.001 par value per share (the 'Common Stock') and 999,999 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value (the 'Series A Preferred Stock'), for an aggregate purchase price of $1,011,749 to Naresh Nagpal, M.D. ('Dr. Nagpal'), Oak VI Affiliates Fund, Limited Partnership ('Oak VI'), Oak Investment Partners VI, Limited Partnership ('Oak Partners'), Delphi Ventures III, L.P. ('Delphi Ventures'), Delphi BioInvestments III, L.P. ('Delphi BioInvestments') and Scheer & Company, Inc. ('Scheer').

     2. On June 1, 1996, pursuant to the terms of an Incentive Stock Option Agreement, the Company granted Scott Cielewich an option to purchase 35,715 shares of Common Stock, with an exercise price of $0.01 per share.

     3. On June 10, 1996, pursuant to an Incentive Stock Option Agreement, the Company granted Caridad LaPlace an option to purchase 3,570 shares of Common Stock with an exercise price of $0.01 per share.

     4. On July 1, 1996, the Company issued 321,430 shares of Common Stock pursuant to a Management Services Agreement and Restricted Stock Agreements to Lehigh Valley Bone, Muscle and Joint ('LVBMJ') and the following physicians affiliated with LVBMJ: Thomas Sauer, M.D., Ranjan Sachdev, M.D., Joseph Garbarino, M.D., John Williams, M.D. and Peter W. Kozicky, M.D.

     5. On September 23, 1996, pursuant to an Incentive Stock Option Agreement, the Company granted Ronald Garey an option to purchase 21,430 shares of Common Stock with an exercise price of $0.35 per share.


     6. On November 1, 1996, pursuant to an Incentive Stock Option Agreement, the Company granted Deborah Flytuta an option to purchase 3,570 shares of Common Stock with an exercise price of $0.35 per share.

     7. On November 4, 1996, pursuant to an Incentive Stock Option Agreement, the Company granted Sherry Pulliam an option to purchase 17,855 shares of Common Stock with an exercise price of $0.35 per share.

     8. On November 12, 1996, pursuant to a Stock Purchase Agreement, the Company issued 2,000,001 shares of its Series B Convertible Preferred Stock, $0.01 par value (the 'Series B Preferred Stock'), for an aggregate purchase price of $6,000,003 to Dr. Nagpal, Oak VI, Oak Partners, Delphi Ventures, and Delphi BioInvestments.

     9. On November 22, 1996, pursuant to a Management Services Agreement and Restricted Stock Agreements, the Company issued 2,857,140 shares of Common Stock to the following physicians (or their respective corporations) and employees affiliated with Southern California Orthopedic Institute Medical Group ('SCOI'):
Pamela Westlin, Glenn Cozen, James M. Fox, M.D., Inc., the Friedman Family Trust, Wilson Del Pizzo, M.D., Inc., Stephen Snyder, M.D., Richard Ferkel, M.D., Todd Moldawer, M.D., Gregory Hanker, M.D., Herbert Dennis Huddleston, M.D., Inc., A. Elizabeth Bloze, M.D., Todd Molnar, M.D., Trevor P. Lynch, M.D., a medical corporation, Saul M. Bernstein, M.D., Inc., Steven Schopler, M.D., Ronald Karzel, M.D., Hrair Darakjian, M.D., Jonathan Jaivan, M.D., Donald Wiss, M.D., Patricia McKeever, M.D., and David Auerbach, M.D.

     10. On December 2, 1996, pursuant to an Incentive Stock Option Agreement, the Company granted Randal Farwell an option to purchase 28,570 shares of Common Stock with an exercise price of $0.49 per share.

     11. On December 23, 1996, the Company issued 768,929 shares of Common Stock to physicians affiliated with South Texas Spinal Clinic ('STSC') in accordance with the terms of a Management Services Agreement and Restricted Stock Agreements.

     12. On January 1, 1997, pursuant to a Non-qualified Stock Option Agreement, the Company granted Dr. Nagpal an option to purchase 107,145 shares of Common Stock with an exercise price of $0.01 per share.

     13. On January 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted G. Steven Ensinger an option to purchase 17,855 shares of Common Stock with an exercise price of $0.49 per share.

     14. On January 2, 1997, the Company issued 7,145 shares of Common Stock to Scott Cielewich upon exercise of the vested portion of his option (which was granted on June 1, 1996).

     15. On January 14, 1997, the Company issued warrants to purchase an aggregate of 23,810 shares of Common Stock at an exercise price of $4.20 per share to Dr. Nagpal, Delphi BioInvestments, Delphi Ventures, Oak VI and Oak Partners in connection with a bridge loan from such persons to the Company.

     16. On January 29, 1997, pursuant to a Stock Purchase Agreement, the Company issued 183,332 shares of Series C Convertible Preferred Stock, $0.01 par value (the 'Series C Preferred Stock'), for an aggregate purchase price of $549,996 to certain of the SCOI physicians, Glenn Cozen and the Saphier and Heller Retirement Trust.

     17. On January 30, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Pamela Westlin an option to purchase 15,715 shares of Common Stock with an exercise price of $0.49 per share.

     18. On January 30, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Cindy Lesonsky an option to purchase 5,715 shares of Common Stock with an exercise price of $0.49 per share.

     19. On February 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted David Fater an option to purchase 100,000 shares of Common Stock with an exercise price of $0.49 per share.

     20. On February 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Andrea Seratte an option to purchase 28,570 shares of Common Stock with an exercise price of $0.49 per share.

     21. On March 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Glenn Cozen an option to purchase 53,570 shares of Common Stock with an exercise price of $0.49 per share.

     22. On March 7, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Caridad LaPlace an option to purchase 1,430 shares of Common Stock with an exercise price of $0.70 per share.

     23. On March 12, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Robert Cox an option to purchase 28,570 shares of Common Stock with an exercise price of $0.70 per share.

     24. On March 12, 1997, pursuant to a Stock Purchase Agreement, the Company issued an aggregate of 71,667 shares of Series C Preferred Stock for an aggregate purchase price of $215,001 to the following persons and entities:
Andrea Seratte, CGJR Health Care Services Private Equities, L.P. ('CGJR Health Care'), CGJR II, L.P. ('CGJR II'), and CGJR MF/III, L.P. ('CGJR/MF').

     25. On April 1, 1997, the Company issued 392,857 shares of Common Stock to the SCOI physicians who collectively own Center for Orthopedic Surgery, Inc. ('COSI').

     26. On April 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Brent Mellecker an option to purchase 28,570 shares of Common Stock with an exercise price of $0.70 per share.

     27. On April 1, 1997, the Company issued 287,659 shares of Common Stock to the following physicians affiliated with Tri-City Orthopaedic Surgery Medical Group, Inc. ('Tri-City'): Neville Alleyne, M.D., James Esch, M.D., James Helgager, M.D., Norman Kane, M.D., Richard Muir, M.D., Leonard Ozerkis, M.D., and Jacob Sharp, M.D.

     28. On April 14, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Keith Bolton an option to purchase 35,715 shares of Common Stock with an exercise price of $0.70 per share.

     29. On April 14, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Lee Bodendorfer an option to purchase 21,430 shares of Common Stock with an exercise price of $0.70 per share.

     30. On April 15, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Pamela Montgomery an option to purchase 14,285 shares of Common Stock with an exercise price of $0.70 per share.

     31. On April 30, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted M. Anthony Anderson an option to purchase 17,855 shares of Common Stock with an exercise price of $0.70 per share.

     32. On May 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Meg Finnegan an option to purchase 14,285 shares of Common Stock with an exercise price of $0.70 per share.

     33. On May 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Norman Lapin an option to purchase 28,570 shares of Common Stock with an exercise price of $0.70 per share.

     34. On May 6, 1997 pursuant to a Management Services Agreement and Restricted Stock Agreements, the Company issued an aggregate of 352,394 shares of Common Stock. Such stock was issued in accordance with the following: (a) an aggregate of 329,259 shares to the following physicians affiliated with Lauderdale Orthopaedic Surgeons ('LOS'): Martin Silverstein, M.D., Michael Weiss, M.D., Michael Ruddy, M.D., Raul Aparicio, M.D., Verano Hermida, M.D. and Paul Greenman, D.P.M., Practice Solutions, (b) an aggregate of 19,725 shares to LOS' broker and attorney and (c) 3,410 shares to LOS' accountant, Kenneth A. Ortner, P.A.

     35. On May 6, 1997, pursuant to Restricted Stock Agreements, the Company issued 3,570 shares of Common Stock to each of the following physicians affiliated with LOS: Martin Silverstein, M.D., Michael Weiss, M.D., Michael Ruddy, M.D., and Raul Aparicio, M.D.

     36. On June 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Sandra Britton an option to purchase 4,285 shares of Common Stock with an exercise price of $0.70 per share.


     37. On June 1, 1997, the Company issued 42,640 shares of Common Stock to Clive Segil, M.D., under the terms of a Management Services Agreement and Restricted Stock Agreement.

     38. On June 1, 1997, pursuant to a Management Services Agreement and Restricted Stock Agreement, the Company issued 60,140 shares of Common Stock to
H. Leon Brooks, M.D, a sole practitioner.

     39. On June 1, 1997, pursuant to a Non-qualified Stock Option Agreement, the Company granted James Hofmann, M.D. an option to purchase 14,285 shares of Common Stock with an exercise price of $0.35 per share.

     40. On June 1, 1997, pursuant to a Non-qualified Stock Option Agreement, the Company granted Christopher Dankmeyer, M.D. an option to purchase 7,145 shares of Common Stock with an exercise price of $0.35 per share.

     41. On June 2, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Dana Reynolds an option to purchase 21,430 shares of Common Stock with an exercise price of $0.70 per share.

     42. On June 19, 1997, pursuant to a Stock Purchase Agreement, the Company issued 188,072 shares of Series D Convertible Preferred Stock, $0.01 par value (the 'Series D Preferred Stock') to Oak VI, Oak Partners, Delphi Ventures, Delphi BioInvestments and Dr. Nagpal in exchange for promissory notes in the principal amount of $999,999 plus accrued interest previously delivered by the Company to the foregoing.

     43. On June 19, 1997, the Company issued an aggregate of 533,335 shares of its Series E Convertible Preferred Stock, $0.01 par value (the 'Series E Preferred Stock'), for an aggregate purchase price of $3,200,010 to Dr. Nagpal, Oak VI, Oak Partners, Delphi Ventures, Delphi BioInvestments, CGJR Health Care, CGJR II and CGJR/MF.

     44. On June 23, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Joanna Robben an option to purchase 53,570 shares of Common Stock with an exercise price of $0.70 per share.

     45. On June 30, 1997, the Company issued warrants to purchase 28,570 shares of Common Stock to HCFP Funding, Inc. ('HCFP Funding') in connection with a senior secured loan in the aggregate principal amount of $3,250,000 from HCFP Funding to the Company and issued warrants to purchase an aggregate of 9,525 shares of Common Stock to the following persons in connection with the guarantee of the loan by such persons: Dr. Nagpal, Delphi Ventures, Delphi BioInvestments, Oak Partners and Oak VI.

     46. On July 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Denise Truese an option to purchase 3,570 shares of Common Stock with an exercise price of $0.70 per share.

     47. On July 1, 1997, the Company issued 32,220 shares of Common Stock to John Zimmerman, D.P.M. under the terms of a Management Services Agreement and Restricted Stock Agreement.

     48. On July 1, 1997, the Company issued 69,645 shares of Common Stock to Dr. Nagpal upon conversion of his 1996 accrued compensation and cash bonus for the fiscal year ended December 31, 1996, payable by the Company to him.

     49. On July 1, 1997, the Company issued a total of 107,650 shares of Common Stock to Randy C. Watson, M.D., Keith R. Swanson, M.D. and Stephen P. Abelow, M.D., who are affiliated with Surgical Associates of Lake Tahoe, L.P. under the terms of three Management Services Agreements and three Restricted Stock Agreements.

     50. On July 1, 1997, pursuant to the terms of a Management Services Agreement and Restricted Stock Agreements, the Company issued an aggregate of 88,846 shares of Common Stock to the following physicians affiliated with Stockdale Podiatry Group, Inc.: Michelle Kraft, D.P.M., Lee Marek, D.P.M., Mark
L. Hamilton, D.P.M. and Mark F. Miller, D.P.M.

     51. On July 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Irene Skau an option to purchase 714 shares of Common Stock with an exercise price of $1.68 per share.

     52. On July 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Mary Valdez an option to purchase 714 shares of Common Stock with an exercise price of $1.68 per share.

     53. On July 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Tamara Adinolfi an option to purchase 714 shares of Common Stock with an exercise price of $1.68 per share.

     54. On July 3, 1997, pursuant to a Management Services Agreement and Restricted Stock Agreements, the Company issued 186,354 shares of Common Stock to the following physicians, one broker and one attorney affiliated with Fishman & Stashak, M.D.'s, P.A. (dba Gold Coast Orthopedics), Eric S. Fishman, M.D., Gerald T. Stashak, M.D., Mark A. Rubenstein, M.D., Chaim Arlosoroff, M.D., David
J. Menkhaus and Les S. Alt.

     55. On July 8, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Nancy Strayer an option to purchase 7,145 shares of Common Stock with an exercise price of $0.70 per share.

     56. On July 14, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted David Ellwanger an option to purchase 89,285 shares of Common Stock with an exercise price of $0.70 per share.

     57. On July 21, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Beth Landel an option to purchase 25,000 shares of Common Stock with an exercise price of $0.70 per share.

     58. On July 21, 1997, pursuant to a Non-Qualified Stock Option Agreement, the Company granted Scott Kazden, M.D. an option to purchase 14,285 shares of

Common Stock with an exercise price of $0.70 per share.

     59. On July 22, 1997, pursuant to a Non-Qualified Stock Option Agreement, the Company granted Scott Dunn an option to purchase 7,143 shares of Common Stock with an exercise price of $0.70 per share.

     60. On July 24, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted David Coffler an option to purchase 5,715 shares of Common Stock with an exercise price of $0.70 per share.

     61. On July 31, 1997, the Company issued 166,667 shares of Series E Preferred Stock to Cedar Ventures, LLC (f/k/a HIS Ventures, LLC), an affiliate of Galtney Corporate Services, Inc. ('Galtney'), for an aggregate purchase price of $1,000,000.

     62. On August 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Randy Farber an option to purchase 21,430 shares of Common Stock with an exercise price of $0.70 per share.

     63. On August 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Steven Ensinger an option to purchase 10,715 shares of Common Stock with an exercise price of $0.84 per share.

     64. On August 1, 1997, the Company issued 28,615 shares of Common Stock to Robert Wilson, M.D. under the terms of a Management Services Agreement and Restricted Stock Agreement.

     65. On August 1, 1997, the Company issued warrants to purchase an aggregate of 92,855 shares of Series E Preferred Stock, to Comdisco, Inc. ('Comdisco') in connection with the execution of a (i) Master Lease

Agreement and (ii) Subordinated Loan and Security Agreement pursuant to which Comdisco made a subordinated loan to the Company in the aggregate principal amount of $5,000,000.

     66. On August 1, 1997, the Company issued 112,719 shares of Common Stock to the following physicians affiliated with Sun Valley Orthopaedic Surgeons under the terms of a Management Services Agreement and Restricted Stock Agreements:
Jon Gelsey, M.D., Martin Sterusky, M.D. and Robert Waldrip, M.D.

     67. On August 4, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Helen Arnzen an option to purchase 3,570 shares of Common Stock with an exercise price of $0.70 per share.

     68. On August 18, 1997, pursuant to a Stock Purchase Agreement, the Company issued 41,667 shares of Series E Preferred Stock to Comdisco for an aggregate purchase price of $250,000.


     69. On August 21, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Lisa Arnold an option to purchase 3,570 shares of Common Stock with an exercise price of $0.84 per share.

     70. On August 21, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Marc Guthart an option to purchase 5,000 shares of Common Stock with an exercise price of $0.84 per share.

     71. On August 22, 1997, the Company issued warrants to purchase an aggregate of 37,500 shares of Series E Preferred Stock to Galtney in connection with a Subordinated Loan from Galtney to the Company.

     72. On August 26, 1997, pursuant to a Management Services Agreement and Restricted Stock Agreements, the Company issued 469,225 shares of Common Stock to the following physicians, one attorney and one broker affiliated with Broward Orthopedic Specialists, Inc.: Kalman Blumberg, M.D., Michael Reilly, M.D., Alan Routman, M.D., Jeffrey Cantor, M.D., John Fernandez, M.D., Terence Matthews, M.D., Steven Naide, M.D., Mitchell Seavey, M.D., David Menkhaus and Les Alt.

     73. On August 26, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Andrew Heeman an option to purchase 3,570 shares of Common Stock with an exercise price of $2.80 per share.

     74. On September 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Rick Pakan an option to purchase 7,143 shares of Common Stock with an exercise price of $3.15 per share.

     75. On September 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Sheldon Lutz an option to purchase 62,500 shares of Common Stock with an exercise price of $4.69 per share.

     76. On September 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Billie Remsa an option to purchase 4,285 shares of Common Stock with an exercise price of $3.15 per share.


     77. On September 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Jim Foley an option to purchase 8,108 shares of Common Stock with an exercise price of $3.15 per share.


     78. On September 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Melissa Reed an option to purchase 3,571 shares of Common Stock with an exercise price of $2.80 per share.

     79. On September 4, 1997, the Company issued 27,305 shares of Common Stock to Eradio Arredondo, M.D. under the terms of a Management Services Agreement and Restricted Stock Agreement.

     80. On September 5, 1997, the Company issued 51,855 shares of Common Stock to Kramer & Maehrer, LLC under the terms of a Management Services Agreement and Restricted Stock Agreement.

     81. On September 9, 1997, pursuant to an Amended and Restated Management

Services Agreement and Restricted Stock Agreements, the Company issued 48,595 shares of Common Stock to the following physicians affiliated with LVBMJ: Thomas Sauer, M.D., Ranjan Sachdev, M.D., Joseph Garbarino, M.D., John Williams, M.D. and Peter W. Kozicky, M.D.

     82. On September 9, 1997, the Company issued and sold $4,000,000 in aggregate principal amount of its subordinated convertible debentures due 2000 to the following: Dr. Nagpal, Delphi Ventures, Delphi BioInvestments, Oak Partners, Oak VI, and Health Care Services-BMJ, LLC and HGQ Serv*is Ventures, L.P.

affiliates of Hambrecht & Quist, LLC. which are convertible into shares of Common Stock at an initial conversion price equal to $10.08 per share.

     83. On September 9, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Georges Daou, director, an option to purchase 35,714 shares of Common Stock with an exercise price of $2.80 per share.

     84. On September 9, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Greg Wood an option to purchase 3,571 shares of Common Stock with an exercise price of $2.80 per share.

     85. On September 11, 1997, the Company issued 26,065 shares of Common Stock to Jeffrey Beitler, M.D. under the terms of a Management Services Agreement and Restricted Stock Agreement.

     86. On September 12, 1997, pursuant to the terms of a Management Services Agreement and Restricted Stock Agreements, the Company issued an aggregate of 93,380 shares of Common Stock to the following physicians, one attorney and one broker affiliated with Physical Medicine and Rehabilitation Associates, Inc.:
Marc Levinson, M.D., Joseph Alshon, M.D., Daniel Picard, M.D., Jonathan Tarrash, M.D., Max Gilbert, M.D., Les S. Alt and David J. Menkhaus.

     87. On September 17, 1997, the Company issued 69,836 shares of Common Stock to Michael Abrahams, M.D. under the terms of a Management Services Agreement and Restricted Stock Agreement.

     88. On October 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Gary DiBlasio an option to purchase 3,571 shares of Common Stock with an exercise price of $4.69 per share.

     89. On October 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Mayra Ridder an option to purchase 7,143 shares of Common Stock with an exercise price of $4.69 per share.

     90. On October 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Roel Gonzalez an option to purchase 1,785 shares of Common Stock with an exercise price of $4.69 per share.


     91. On October 3, 1997, pursuant to the terms of a Restricted Stock Agreement, the Company issued an aggregate of 359,464 shares of Common Stock to the following physicians affiliated with Valley Sports and Arthritis Surgeons:
George Arangio, M.D., Thomas DiBenedetto, M.D., Neal Stansbury, M.D., David Sussman, M.D. and Prodromos Ververeli, M.D.

     92. On October 10, 1997, pursuant to the terms of Restricted Stock Agreements, the Company issued an aggregate of 40,740 shares of Common Stock to the following physicians affiliated with Orthopaedic Management Network, Inc.:
Gustavo Armendariz, M.D., Philip Bowman, M.D., Roberto Carreon, M.D., Thomas Carter, M.D., Richard Collins, M.D., Dennis Crandall, M.D., Jody Daggett, M.D., Richard Daley, J.D., Jack Davis, M.D., Sherwood Duhon, M.D., Thomas Erickson, M.D., Norman Fee, M.D., Jonathan Fox, M.D., Charles Gauntt, M.D., Lawrence Green, M.D., Mark Greenfield, M.D., Dan Heller, M.D., Peter Herwick, M.D., Robert Johnson, M.D., Robert Kasa, M.D., Douglas Kelly, M.D., Stuart Kozinn, M.D., Richard Lane, M.D., John Mahon, M.D., Bruce Mallin, M.D., Bert McKinnon, M.D., Stephen Milliner, M.D., Gerald Moczynski, M.D., Neil Motzkin, M.D., Paul Palmer, M.D., William Quinlan, M.D., Vincent Russo, M.D., Ronald Sandler, M.D., Saul Schreiber, M.D., Irwin Shapiro, M.D., Victor Tseng, M.D., Larry Verhulst, M.D., John Whisler, M.D., Robert White, M.D., Ralph Wilson, M.D., Mark Zachary, M.D. and Jon Zoltan, M.D.

     93. On October 15, 1997, pursuant to the terms of a Note Agreement, as amended, the Company issued warrants to purchase an aggregate of 48,215 shares of the Company's Common Stock to the following: Dr. Nagpal, Delphi Ventures, Delphi Bio Investments, Oak Partners, Oak VI and Dr. Fox.

     94. On October 16, 1997, pursuant to the terms of a Management Services Agreement and Restricted Stock Agreements, the Company issued an aggregate of 256,693 shares of Common Stock to the following physicians, one attorney and two brokers affiliated with OSA: Dr. Eidelson, John VanHouten, M.D., Robert Zann, M.D., Eric Shapiro, M.D., Edgar Handal, M.D., Brandon Luskin, M.D., Les S. Alt, David J. Menkhaus and Jeffrey L. Cohen.

     95. On October 16, 1997, pursuant to a Non-Qualified Stock Option Agreement, the Company granted Edgar Handal, M.D. an option to purchase 10,154 shares of Common Stock with an exercise price of $3.15 per share.

     96. On October 16, 1997, pursuant to a Non-Qualified Stock Option Agreement, the Company granted Brandon Luskin, M.D. an option to purchase 3,877 shares of Common Stock with an exercise price of $3.15 per share.

     97. On October 27, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Rena Coady an option to purchase 8,215 shares of Common Stock with an exercise price of $4.69 per share.



     98. On October 28, 1997, pursuant to a Non-Qualified Stock Option Agreement, the Company granted George Kolettis, M.D. an option to purchase 17,442 shares of Common Stock with an exercise price of $3.15 per share.

     99. On October 28, 1997, pursuant to the terms of a Management Services Agreement and Restricted Stock Agreements, the Company issued an aggregate of 210,055 shares of Common Stock to the following physicians, one attorney and one broker affiliated with LOAS: Bruce Young, M.D., Dominic Kleinhenz, M.D., William McKay, M.D., George Kolettis, M.D., Thomas Goberville, M.D., Les S. Alt and David J. Menkhaus.

     100. On October 31, 1997, pursuant to the terms of a Management Services Agreement and Restricted stock Agreements, the Company issued an aggregate of 182,312 shares of Common Stock to the following physicians and one professional associate affiliated with BIOS: David A. Krant, M.D., Jeffrey B. Worth, M.D., Jeffrey A. Crastnopol, M.D., Marc Z. Hammerman, M.D., Gary B. Schwartz, M.D., Marshall E. Stauber, M.D., Thomas A. Hoffeld, M.D., Phillip E. Greenbarg, M.D., and Peed, Koros, Finkelstein & Crain, P.A.

     101. On November 1, 1997, the Company issued warrants to purchase 10,000 shares of Series E Preferred Stock to Comdisco.


     102. On November 10, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Stefanie Frank an option to purchase 5,143 shares of Common Stock with an exercise price of $4.69 per share.


     103. On November 14, 1997, the Company issued warrants to purchase 25,000 shares of Series E Preferred Stock to Comdisco.

     104. On November 21, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Stewart Edelson, M.D., director, an option to purchase 35,714 shares of Common Stock with an exercise price of $4.69 per share.

     105. On November 21, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Jim Douglas an option to purchase 7,143 shares of Common Stock with an exercise price of $4.69 per share.

     106. On November 21, 1997, the Company issued warrants to purchase 23,214 shares of Common Stock to Dr. Nagpal.

     107. On November 26, 1997, pursuant to the terms of a Management Services Agreement and a Restricted Stock Agreement, the Company issued an aggregate of 67,859 shares of Common Stock to the following physicians affiliated with NJOA:
Cary Skolnick, M.D., Manuael T. Banzon, M.D. and Gregg S. Berkowitz, M.D.

     108. On December 1, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Jim Foley an option to purchase 12,143 shares of Common Stock with an exercise price of $4.90 per share.

     109. On December 1, 1997, pursuant to a Non-Qualified Stock Option Agreement, the Company granted Gabriel Nabil, consultant, an option to purchase

1,785 shares of Common Stock with an exercise price of $4.90 per share.

     110. On December 1, 1997, pursuant to a Non-Qualified Stock Option Agreement, the Company granted Zoltan Jan, consultant, an option to purchase 7,143 shares of Common Stock with an exercise price of $4.90 per share.


     111. On December 31, 1997, pursuant to an Incentive Stock Option Agreement, the Company granted Larry Burke an option to purchase 22,500 shares of Common Stock with an exercise price of $4.98 per share.



     112. On January 2, 1998, the Company issued warrants to purchase 14,286 shares of Common Stock to Dr. Nagpal.



     113. On January 26, 1998, pursuant to an Incentive Stock Option Agreement, the Company granted Gina Klatman an option to purchase 6,000 shares of Common Stock with an exercise price of $4.98 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (a) Exhibits


EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         -------------------------------------------------------------------------------------------------
     *1.1      --   Form of Underwriting Agreement.
     *3.1      --   Form of Amended and Restated Certificate of Incorporation of the Registrant.
     *3.2      --   By-laws of the Registrant.
     *4.1      --   Bone, Muscle and Joint, Inc. 1996 Stock Option Plan.
     *5        --   Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding legality of securities being offered.
    *10.1      --   Stock Purchase Agreement dated as of May 6, 1996 among the Company, Dr. Nagpal, Oak VI, Oak
                    Partners, Delphi Ventures and Delphi BioInvestments.
    *10.2      --   Stock Purchase Agreement dated November 12, 1996 among the Company, Dr. Nagpal, Oak VI, Oak
                    Partners, Delphi Ventures, and Delphi BioInvestments.
    *10.3      --   Stock Purchase Agreement dated January 29, 1997 among the Company, certain physicians affiliated with SCOI, Glenn Cozen and the Saphier and Heller Law Corporation Retirement Trust.
    *10.4      --   Stock Purchase Agreement dated March 12, 1997, among the Company, Andrea Seratte, CGJR Health
                    Care, CGJR II and CGJR/MF.
    *10.5      --   Stock Purchase Agreement dated June 19, 1997, among the Company, Dr. Nagpal, Oak VI, Oak
                    Partners, Delphi Ventures, Delphi BioInvestments, CGJR Health Care, CGJR II and CGJR/MF.

    *10.6      --   Stock Purchase Agreement dated July 31, 1997, between the Company and Cedar Ventures, LLC (f/k/a
                    HIS Ventures, LLC).
    *10.7      --   Stock Purchase Agreement dated August 18, 1997, between the Company and Comdisco.
    *10.8      --   Second Term Note dated June 30, 1997, issued by the Company to HCFP Funding.
    *10.9      --   Form of Loan and Security Agreement dated March 28, 1997, between the Company and HCFP Funding.
    *10.10     --   Subordinated Loan and Security Agreement dated as of August 1, 1997, as amended, between the
                    Company and Comdisco.
    *10.11     --   Master Lease Agreement dated August 1, 1997 between Comdisco and the Company.
    *10.12     --   Subordinated Loan and Security Agreement dated as of August 22, 1997 between the Company and
                    Galtney.
    *10.13     --   Convertible Debenture Purchase Agreement dated as of September 9, 1997 among the Company, Dr.
                    Nagpal, Delphi Ventures, Delphi BioInvestments, Oak VI, Oak Partners, Health Care Services--BMJ,
                    LLC and HGQ Serv*is Ventures, L.P.
    *10.14     --   8% Promissory Note in the aggregate principal amount of $700,000 issued by the Company and payable to the order of Dr. Nagpal, dated January 10, 1997.
    *10.15     --   8% Promissory Note in the aggregate principal amount of $167,000 issued by the Company and payable to the order of Dr. Nagpal, dated January 10, 1997.
    *10.16     --   Second Amended and Restated Stockholders Agreement, dated as of November 22, 1996, among the
                    Company, Dr. Nagpal, Delphi Ventures, Delphi BioInvestments, Oak Partners, Oak VI, Scheer and the
                    stockholders named therein.
    *10.17     --   Employment Agreement between the Company and Dr. Nagpal, dated May 6, 1996.
    *10.18     --   Amended and Restated Management Services Agreement, effective as of July 1, 1997, among the
                    Company, LVBMJ amd certain physicians affiliated with LVBMJ.
    *10.19     --   Asset Purchase Agreement, effective as of July 1, 1997, between the Company and OAB.
    *10.20     --   Amended and Restated Restricted Stock Agreement, dated as of September 9, 1997, among the
                    Company, LVBMJ and certain physicians affiliated with LVBMJ.
    *10.21     --   Management Services Agreement, effective as of November 1, 1996, as amended, between the Company and STSC.
    *10.22     --   Asset Purchase Agreement, dated as of November 1, 1996, between the Company and STSC.

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         -------------------------------------------------------------------------------------------------
    *10.23     --   Restricted Stock Agreement, dated as of December 23, 1996, between the Company, STSC and certain physicians affiliated with STSC.
    *10.24     --   Stockholder Non-Competition Agreement, dated as of December 23, 1996, among the Company, STSC and the STSC physicians.
    *10.25     --   Management Services Agreement, effective as of April 1, 1997, as amended, among the Company,
                    Tri-City and the indemnifying persons identified therein.
    *10.26     --   Asset Purchase Agreement, dated as of April 1, 1997, between the Company and Tri-City.
    *10.27     --   Restricted Stock Agreement, dated as of April 1, 1997, as amended, among the Company, Tri-City and certain physicians affiliated with Tri-City.
    *10.28     --   Stockholder Non-Competition Agreement, dated as of April 1, 1997, among the Company, Tri-City and certain physicians affiliated with Tri-City.
    *10.29     --   Management Services Agreement, effective as of November 1, 1996, as amended, between the Company and SCOI.
    *10.30     --   Asset Purchase Agreement, effective as of November 1, 1996, between the Company and SCOI.
    *10.31     --   Restricted Stock Agreement, effective as of November 1, 1996, as amended, among the Company,
                    SCOI, certain physicians affiliated with SCOI, Delphi Ventures, Delphi BioInvestments, Oak VI and
                    Oak Partners.
    *10.32     --   Stockholder Non-Competition Agreement, effective November 1, 1996, among the Company, SCOI and certain physicians affiliated with SCOI.
    *10.33     --   Management Services Agreement, effective April 1, 1997, as amended, among the Company, LOS and certain physicians affiliated with LOS.
    *10.34     --   Asset Purchase Agreement, effective as of April 1, 1997, between the Company and LOS.
    *10.35     --   Restricted Stock Agreement, dated as of May 6, 1997, as amended, among the Company, LOS and certain physicians affiliated with LOS.
    *10.36     --   Stockholder Non-Competition Agreement effective as of April 1, 1997, among the Company, LOS and certain physicians affiliated with LOS.
    *10.37     --   Management Services Agreement, effective as of July 1, 1997, as amended, among the Company, Sun
                    Valley and the indemnifying persons thereto.
    *10.38     --   Asset Purchase Agreement, effective as of July 1, 1997, between the Company and Sun Valley.
    *10.39     --   Restricted Stock Agreement, dated as of July 1, 1997, among the Company, Sun Valley and certain physicians affiliated with Sun Valley.
    *10.40     --   Stockholder Non-Competition Agreement, dated as of July 1, 1997, among the Company, Sun Valley and certain physicians affiliated with Sun Valley.
    *10.41     --   Management Services Agreement, effective as of June 1, 1997, as amended, among the Company, Gold
                    Coast and the physicians affiliated with Gold Coast.
    *10.42     --   Asset Purchase Agreement, effective as of June 1, 1997, as amended, between the Company and Gold
                    Coast.
    *10.43     --   Restricted Stock Agreement, effective June 1, 1997, as amended, among the Company and certain physicians affiliated with Gold Coast.
    *10.44     --   Stockholder Non-Competition Agreement, dated August 8, 1997, among the Company and certain physicians affiliated with Gold Coast.
    *10.45     --   Amendatory Agreement dated as of July 3, 1997, between the Company and Gold Coast.
    *10.46     --   Note Purchase Agreement dated as of October 15, 1997, among the Company, Dr. Nagpal, Dr. Fox,
                    Delphi Ventures, Delphi Bio Investments, Oak Partners and Oak VI.
    *10.47     --   Management Services Agreement, effective as of September 1, 1997, between the Company and OSA.
    *10.48     --   Asset Purchase Agreement, effective as of September 1, 1997, between the Company and OSA.

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         -------------------------------------------------------------------------------------------------
    *10.49     --   Restricted Stock Agreement dated as of October 16, 1997, among the Company, OSA and certain physicians affiliated with OSA.
    *10.50     --   Stockholder Non-Competition Agreement dated as of October 16, 1997, among the Company and certain physicians affiliated with OSA.

    *10.51     --   Management Services Agreement, effective as of September 1, 1997, as amended, between the Company and BIOS.
    *10.52     --   Asset Purchase Agreement, effective as of September 1, 1997, between the Company and BIOS.
    *10.53     --   Restricted Stock Agreement dated as of October 31, 1997, among the Company, BIOS and certain physicians affiliated with BIOS.
    *10.54     --   Stockholder Non-Competition Agreement dated as of October 31, 1997, among the Company and certain physicians affiliated with BIOS.
    *10.55     --   Management Services Agreement effective as of September 1, 1997, between the Company and LOAS.
    *10.56     --   Asset Purchase Agreements effective as of September 1, 1997, between the Company and certain affiliates of LOAS.
    *10.57     --   Restricted Stock Agreement dated as of October 28, 1997, among the Company, LOAS and certain physicians affiliated with LOAS.
    *10.58     --   Amended and Restated Practice Management Services Agreement dated as of September 26, 1997, among the Company and certain physicians affiliated with Orthopaedic Management Network, Inc.
    *10.59     --   Restricted Stock Agreement dated as of September 26, 1997, among the Company and certain physicians affiliated with Orthopaedic Management Network, Inc.
    *10.60     --   Agreement and Plan of Reorganization and Merger dated as of October 6, 1997, among the Company,
                    OMNI Acquisition Corporation, Orthopaedic Management Network, Inc. and the shareholders'
                    representative named therein.
    *10.61     --   Tri-Party Agreement dated as of December 31, 1996, between the Company and SCOI.
    *10.62     --   Management Services Agreement effective as of September 1, 1997, among the Company, VSI and VSAS.
    *10.63     --   Asset Purchase Agreement effective as of October 3, 1997, between the Company and VSI.
    *10.64     --   Restricted Stock Agreement dated as of October 3, 1997, among the Company, VSI and certain physicians affiliated with VSI.
    *10.65     --   Stockholder Non-Competition Agreement dated as of October 3, 1997, among the Company and certain physicians affiliated with VSAS.
    *10.66     --   Stock Purchase Agreement dated as of October 3, 1997, among the Company, VSI and the stockholders listed therein.
    *10.67     --   Registration Rights Agreement dated as of August 1, 1997, among the Company, Comdisco and
                    Galtney.
    *10.68     --   Registration Rights Agreement dated as of September 9, 1997, among the Company, Health Care
                    Services-BMJ, LLC and H&Q Serv*is Ventures L.P.
    *10.69     --   Registration Rights Agreement dated as of September 15, 1997, between the Company and Healthcare
                    Financial Partners, Inc.
    *10.70     --   Third Amended and Restate Registration Rights Agreement dated as of September 30, 1997, among the
                    Company, Dr. Nagpal, Delphi Ventures III, L.P., Delphi Bioinvestments III, L.P., Oak Investment
                    Partners VI, Limited Partnership, Oak VI Affiliated Fund, Limited Partnership, L.P., CGJR Health
                    Care Services Private Equities, L.P., CGJR II, L.P., CGJR/MF III, L.P. and HIS Ventures, LLC.
    *10.71     --   Management Services Agreement effective as of November 1, 1997, between the Company and NJOA.
    *10.72     --   Asset Purchase Agreement effective November 1, 1997, between the Company and Orthopedic
                    Associates of New Jersey, an affiliate of NJOA.

EXHIBIT NO.         DESCRIPTION OF EXHIBIT

-----------         -------------------------------------------------------------------------------------------------
    *10.73     --   Restricted Stock Agreement dated as of November 26, 1997, between the Company and certain physicians affiliated with NJOA.
    *10.74     --   Stockholder Non-Compeitition Agreement dated as of November 26, 1997, among the Company and certain physicians affiliated with NJOA.
   **11.1      --   Schedule of Calculation of Earnings Per Share.
    *21        --   List of Subsidiaries.
    *23.1      --   Consent of O'Sullivan Graev & Karabell, LLP (to be included as part of its opinion to be filed as
                    Exhibit 5 hereto).
   **23.2      --   Consent of Ernst & Young LLP, independent certified public accountants.
    *24        --   Powers of Attorney.
    *27        --   Financial Data Schedule.


------------------------
 * Previously filed.

** Filed herewith.


(b) Financial Statement Schedules


             All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements or related notes.

ITEM 17. UNDERTAKINGS.

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:


          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOCA RATON, STATE OF FLORIDA ON THE 4TH DAY OF FEBRUARY, 1998.


                                          BMJ MEDICAL MANAGEMENT, INC.

                                          By:          /s/ NARESH NAGPAL
                                              ----------------------------------
                                              NAME:  NARESH NAGPAL, M.D.
                                              TITLE: President and Chief
                                                       Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 4TH DAY OF FEBRUARY, 1998, BY THE FOLLOWING PERSONS IN THE CAPACITIES
INDICATED:


                SIGNATURE                                      TITLE
------------------------------------------  -------------------------------------------

            /s/ NARESH NAGPAL               President, Chief Executive Officer and
------------------------------------------  Director (Principal Executive Officer)
           Naresh Nagpal, M.D.


            /s/ DAVID H. FATER              Executive Vice President, Chief Financial
------------------------------------------  Officer and Director (Principal Financial
              David H. Fater                and Accounting Officer)


                                            Director
------------------------------------------
               Georges Daou


                    *                       Director
------------------------------------------
        Stewart G. Eidelson, M.D.



                    *                       Director
------------------------------------------
              Ann H. Lamont


                    *                       Director
------------------------------------------
            Donald J. Lothrop


                    *                       Director
------------------------------------------
            James M. Fox, M.D.


*By:         /s/ DAVID H. FATER
     -------------------------------------
       DAVID H. FATER, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


                                                                                                            SEQUENTIAL
EXHIBIT NO.   DESCRIPTION                                                                                    PAGE NO.
-----------   --------------------------------------------------------------------------------------------- -----------
     *1.1      --   Form of Underwriting Agreement.
     *3.1      --   Form of Amended and Restated Certificate of Incorporation of the Registrant.
     *3.2      --   By-laws of the Registrant.
     *4.1      --   Bone, Muscle and Joint, Inc. 1996 Stock Option Plan.
     *5        --   Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm)
                    regarding legality of securities being offered.
    *10.1      --   Stock Purchase Agreement dated as of May 6, 1996 among the Company, Dr. Nagpal, Oak VI,
                    Oak Partners, Delphi Ventures and Delphi BioInvestments.
    *10.2      --   Stock Purchase Agreement dated November 12, 1996 among the Company, Dr. Nagpal, Oak VI,
                    Oak Partners, Delphi Ventures, and Delphi BioInvestments.
    *10.3      --   Stock Purchase Agreement dated January 29, 1997 among the Company, certain physicians affiliated with SCOI, Glenn Cozen and the Saphier and Heller Law Corporation Retirement
                    Trust.
    *10.4      --   Stock Purchase Agreement dated March 12, 1997, among the Company, Andrea Seratte, CGJR
                    Health Care, CGJR II and CGJR/MF.
    *10.5      --   Stock Purchase Agreement dated June 19, 1997, among the Company, Dr. Nagpal, Oak VI,
                    Oak Partners, Delphi Ventures, Delphi BioInvestments, CGJR Health Care, CGJR II and
                    CGJR/MF.
    *10.6      --   Stock Purchase Agreement dated July 31, 1997, between the Company and HIS Ventures,
                    LLC.
    *10.7      --   Stock Purchase Agreement dated August 18, 1997, between the Company and Comdisco.
    *10.8      --   Second Term Note dated June 30, 1997, issued by the Company to HCFP Funding.
    *10.9      --   Form of Loan and Security Agreement dated March 28, 1997, between the Company and HCFP
                    Funding.
    *10.10     --   Subordinated Loan and Security Agreement dated as of August 1, 1997, as amended, between the Company and Comdisco.
    *10.11     --   Master Lease Agreement dated August 1, 1997 between Comdisco and the Company.
    *10.12     --   Subordinated Loan and Security Agreement dated as of August 22, 1997 between the
                    Company and Galtney.
    *10.13     --   Convertible Debenture Purchase Agreement dated as of September 9, 1997 among the
                    Company, Dr. Nagpal, Delphi Ventures, Delphi BioInvestments, Oak VI, Oak Partners,
                    Health Care Services--BMJ, LLC and HGQ Serv*is Ventures, L.P.
    *10.14     --   8% Promissory Note in the aggregate principal amount of $700,000 issued by the Company and payable to the order of Dr. Nagpal, dated January 10, 1997.
    *10.15     --   8% Promissory Note in the aggregate principal amount of $167,000 issued by the Company and payable to the order of Dr. Nagpal, dated January 10, 1997.
    *10.16     --   Second Amended and Restated Stockholders Agreement, dated as of November 22, 1996, among the Company, Dr. Nagpal, Delphi Ventures, Delphi BioInvestments, Oak Partners,
                    Oak VI, Scheer and the stockholders named therein.
    *10.17     --   Employment Agreement between the Company and Dr. Nagpal, dated May 6, 1996.
    *10.18     --   Amended and Restated Management Services Agreement, effective as of July 1, 1997, among the Company, LVBMJ and certain physicians affiliated with LVBMJ.
    *10.19     --   Asset Purchase Agreement, effective as of July 1, 1997, between the Company and OAB.

    *10.20     --   Amended and Restated Restricted Stock Agreement, dated as of September 9, 1997, among the Company, LVBMJ and certain physicians affiliated with LVBMJ.
    *10.21     --   Management Services Agreement, effective as of November 1, 1996, as amended, between the Company and STSC.
    *10.22     --   Asset Purchase Agreement, dated as of November 1, 1996, between the Company and STSC.
    *10.23     --   Restricted Stock Agreement, dated as of December 23, 1996, between the Company, STSC and certain physicians affiliated with STSC.
    *10.24     --   Stockholder Non-Competition Agreement, dated as of December 23, 1996, among the
                    Company, STSC and the STSC physicians.

                                                                                                            SEQUENTIAL
EXHIBIT NO.   DESCRIPTION                                                                                    PAGE NO.
-----------   --------------------------------------------------------------------------------------------- -----------
    *10.25     --   Management Services Agreement, effective as of April 1, 1997, as amended, among the
                    Company, Tri-City and the indemnifying persons identified therein.
    *10.26     --   Asset Purchase Agreement, dated as of April 1, 1997, between the Company and Tri-City.
    *10.27     --   Restricted Stock Agreement, dated as of April 1, 1997, as amended, among the Company,
                    Tri-City and certain physicians affiliated with Tri-City.
    *10.28     --   Stockholder Non-Competition Agreement, dated as of April 1, 1997, among the Company,
                    Tri-City and certain physicians affiliated with Tri-City.
    *10.29     --   Management Services Agreement, effective as of November 1, 1996, as amended, between the Company and SCOI.
    *10.30     --   Asset Purchase Agreement, effective as of November 1, 1996, between the Company and
                    SCOI.
    *10.31     --   Restricted Stock Agreement, effective as of November 1, 1996, as amended, among the
                    Company, SCOI, certain physicians affiliated with SCOI, Delphi Ventures, Delphi
                    BioInvestments, Oak VI and Oak Partners.
    *10.32     --   Stockholder Non-Competition Agreement, effective November 1, 1996, among the Company,
                    SCOI and certain physicians affiliated with SCOI.
    *10.33     --   Management Services Agreement, effective April 1, 1997, as amended, among the Company,
                    LOS and certain physicians affiliated with LOS.
    *10.34     --   Asset Purchase Agreement, effective as of April 1, 1997, between the Company and LOS.
    *10.35     --   Restricted Stock Agreement, dated as of May 6, 1997, as amended, among the Company, LOS and certain physicians affiliated with LOS.
    *10.36     --   Stockholder Non-Competition Agreement effective as of April 1, 1997, among the Company,
                    LOS and certain physicians affiliated with LOS.
    *10.37     --   Management Services Agreement, effective as of July 1, 1997, as amended, among the
                    Company, Sun Valley and the indemnifying persons thereto.
    *10.38     --   Asset Purchase Agreement, effective as of July 1, 1997, between the Company and Sun
                    Valley.
    *10.39     --   Restricted Stock Agreement, dated as of July 1, 1997, among the Company, Sun Valley and certain physicians affiliated with Sun Valley.
    *10.40     --   Stockholder Non-Competition Agreement, dated as of July 1, 1997, among the Company, Sun
                    Valley and certain physicians affiliated with Sun Valley.
    *10.41     --   Management Services Agreement, effective as of June 1, 1997, as amended, among the
                    Company, Gold Coast and the physicians affiliated with Gold Coast.
    *10.42     --   Asset Purchase Agreement, effective as of June 1, 1997, as amended, between the Company and Gold Coast.
    *10.43     --   Restricted Stock Agreement, effective June 1, 1997, as amended, among the Company and certain physicians affiliated with Gold Coast.
    *10.44     --   Stockholder Non-Competition Agreement, dated August 8, 1997, among the Company and certain physicians affiliated with Gold Coast.
    *10.45     --   Amendatory Agreement dated as of July 3, 1997, between the Company and Gold Coast.
    *10.46     --   Note Purchase Agreement dated as of October 15, 1997, among the Company, Dr. Nagpal,
                    Dr. Fox, Delphi Ventures, Delphi Bio Investments, Oak Partners and Oak VI.
    *10.47     --   Management Services Agreement, effective as of September 1, 1997, between the Company and OSA.
    *10.48     --   Asset Purchase Agreement, effective as of September 1, 1997, between the Company and
                    OSA.
    *10.49     --   Restricted Stock Agreement,dated as of October 16, 1997, among the Company, OSA and certain physicians affiliated with OSA.
    *10.50     --   Stockholder Non-Competition Agreement dated as of October 16, 1997, among the Company and certain physicians affiliated with OSA.
    *10.51     --   Management Services Agreement, effective as of September 1, 1997, as amended, between the Company and BIOS.
    *10.52     --   Asset Purchase Agreement, effective as of September 1, 1997, between the Company and
                    BIOS.

                                                                                                            SEQUENTIAL
EXHIBIT NO.   DESCRIPTION                                                                                    PAGE NO.
-----------   --------------------------------------------------------------------------------------------- -----------
    *10.53     --   Restricted Stock Agreement dated as of October 31, 1997, among the Company, BIOS and certain physicians affiliated with BIOS.
    *10.54     --   Stockholder Non-Competition Agreement dated as of October 31, 1997, among the Company and certain physicians affiliated with BIOS.
    *10.55     --   Management Services Agreement effective as of September 1, 1997, between the Company and LOAS.
    *10.56     --   Asset Purchase Agreements effective as of September 1, 1997, between the Company and certain affiliates of LOAS.
    *10.57     --   Restricted Stock Agreement dated as of October 28, 1997, among the Company, LOAS and certain physicians affiliated with LOAS.
    *10.58     --   Form of Amended and Restated Practice Management Services Agreement dated as of
                    September 26, 1997, among the Company and certain physicians affiliated with
                    Orthopaedic Management Network, Inc.
    *10.59     --   Restricted Stock Agreement dated as of September 26, 1997, among the Company and certain physicians affiliated with Orthopaedic Management Network, Inc.
    *10.60     --   Agreement and Plan of Reorganization and Merger dated as of October 6, 1997, among the
                    Company, OMNI Acquisition Corporation, Orthopaedic Management Network, Inc. and the
                    shareholders' representative named therein.
    *10.61     --   Tri-Party Agreement dated as of December 31, 1996, between the Company and SCOI.
    *10.62     --   Management Services Agreement effective as of September 1, 1997, among the Company, VSI and VSAS.
    *10.63     --   Asset Purchase Agreement effective as of October 3, 1997, between the Company and VSI.

    *10.64     --   Restricted Stock Agreement dated as of October 3, 1997, among the Company, VSI and certain affiliated with VSI.
    *10.65     --   Stockholder Non-Competition Agreement dated as of October 3, 1997, among the Company and certain physicians affiliated with VSAS.
    *10.66     --   Stock Purchase Agreement dated as of August 3, 1997, among the Company, VSI and the stockholders listed therein.
    *10.67     --   Registration Rights Agreement dated as of August 1, 1997, among the Company, Comdisco and Galtney.
    *10.68     --   Registration Rights Agreement dated as of September 9, 1997, among the Company, Health
                    Care Services-BMJ, LLC and H&Q Serv*is Ventures L.P.
    *10.69     --   Registration Rights Agreement dated as of September 15, 1997, between the Company and
                    Healthcare Financial Partners, Inc.
    *10.70     --   Third Amended and Restate Registration Rights Agreement dated as of September 30, 1997, among the Company, Dr. Nagpal, Delphi Ventures III, L.P., Delphi Bioinvestments III,
                    L.P., Oak Investment Partners VI, Limited Partnership, Oak VI Affiliated Fund, Limited
                    Partnership, L.P., CGJR Health Care Services Private Equities, L.P., CGJR II, L.P.,
                    CGJR/MF III, L.P. and HIS Ventures, LLC.
    *10.71     --   Management Services Agreement effective as of November 1, 1997, between the Company and
                    NJOA.
    *10.72     --   Asset Purchase Agreement effective November 1, 1997, between the Company and Orthopedic
                    Associates of New Jersey, an affiliate of NJOA.
    *10.73     --   Restricted Stock Agreement dated as of November 26, 1997, between the Company and certain physicians affiliated with NJOA.
    *10.74     --   Stockholder Non-Competition Agreement dated as of November 26, 1997, among the Company and certain physicians affiliated with NJOA.
   **11.1      --   Schedule of Calculation of Earnings Per Share.
    *21        --   List of Subsidiaries.
    *23.1      --   Consent of O'Sullivan Graev & Karabell, LLP (to be included as part of its opinion to be filed as Exhibit 5 hereto).
   **23.2      --   Consent of Ernst & Young LLP, independent certified public accountants.
    *24        --   Powers of Attorney.
    *27        --   Financial Data Schedule.


------------------------

 * Previously filed.


** Filed herewith.